UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KNOWBE4, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

KNOWBE4, INC.

33 N. GARDEN AVENUE, SUITE 1200

CLEARWATER, FL 33755

To the Stockholders of KnowBe4, Inc.:

You are cordially invited to attend a special meeting of stockholders (together with any adjournment, postponement, or other delay thereof, the “Special Meeting”) of KnowBe4, Inc., a Delaware corporation (“KnowBe4”). The Special Meeting will be held on [●], at [●], Eastern time. You may attend the Special Meeting via a live interactive webcast at http://www.virtualshareholdermeeting.com/KNBE2023SM. You will be able to listen to the Special Meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of October 11, 2022 (the “Merger Agreement”), between Oranje Holdco, LLC (“Parent”), Oranje Merger Sub, Inc. (“Merger Sub”) and KnowBe4. Parent and Merger Sub are affiliates of Vista Equity Partners Management, LLC (“Vista”), a leading private equity firm focused on investments in software, data and technology-enabled companies. Pursuant to the Merger Agreement, Merger Sub will merge with and into KnowBe4, with KnowBe4 surviving such merger as a wholly owned subsidiary of Parent (the “Merger”). At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger, and a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement.

If the Merger is completed, at the effective time of the Merger, each issued and outstanding share of KnowBe4’s Class A common stock and each issued and outstanding share of KnowBe4’s Class B common stock (together, the “KnowBe4 common stock”), subject to certain exceptions specified in the Merger Agreement, will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $24.90 per share, without interest and subject to any applicable withholding taxes. This amount represents a 44 percent premium to the unaffected closing price on September 16, 2022 of $17.30 per share of KnowBe4’s Class A common stock, the last full trading day before Vista publicly disclosed its initial non-binding acquisition proposal.

The proposed Merger is a “going-private transaction” under the rules of the Securities and Exchange Commission. If the Merger is completed, KnowBe4 will become a privately held company, wholly owned by Parent.

KnowBe4’s Board of Directors (the “KnowBe4 Board”) formed a Special Committee of the KnowBe4 Board comprised solely of independent and disinterested directors (the “Special Committee”) to engage with Vista, to consider other potential value creation opportunities and to take other actions that the Special Committee deemed appropriate. The Special Committee, as more fully described in the enclosed proxy statement, evaluated the Merger, with the assistance of its own independent financial and legal advisors. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement, including the Merger, is advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders (as defined below); and (2) recommended that the KnowBe4 Board approve the Merger Agreement, including the

Merger, and determine that the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders. In addition, the Special Committee believes that the Merger is fair to KnowBe4’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The KnowBe4 Board, acting upon the recommendation of the Special Committee, (1) determined that the Merger Agreement, including the Merger, is advisable, fair to and in the best interests of KnowBe4 and its stockholders, including the Unaffiliated Stockholders; and (2) approved and declared advisable the Merger Agreement, including the Merger. In addition, the KnowBe4 Board, on behalf of KnowBe4, believes that the Merger is fair to KnowBe4’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

The KnowBe4 Board unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger; and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares you own. The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) entitled to vote on the Merger Agreement; (2) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Stockholders (as defined below) and entitled to vote on the Merger Agreement; (3) the holders of at least a majority of the outstanding shares of KnowBe4 Class A common stock entitled to vote in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); and (4) the holders of at least a majority of the outstanding shares of KnowBe4 Class B common stock entitled to vote in accordance with the DGCL. The “Unaffiliated Stockholders” means the holders of KnowBe4 common stock, excluding those shares of KnowBe4 common stock held, directly or indirectly, by or on behalf of (1) Vista, its investment fund affiliates and its portfolio companies majority owned by such investment fund affiliates, (2) KKR & Co. Inc. (“KKR & Co.”), its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates and those members of the KnowBe4 Board who are employees of KKR & Co. or one of its investment fund affiliates, (3) the Elephant Funds, their investment fund affiliates, the portfolio companies majority owned by such investment fund affiliates and those members of the KnowBe4 Board who are employees of the Elephant Funds or one of their investment fund affiliates, and (4) any person that KnowBe4 has determined to be an “officer” of KnowBe4 within the meaning of Rule 16a-1(f) of the Exchange Act. Each record holder of KnowBe4 Class A common stock is entitled to one (1) vote for each share of KnowBe4 Class A common stock owned of record as of the close of business on [●] (the “Record Date”) and each record holder of KnowBe4 Class B common stock is entitled to ten (10) votes for each share of KnowBe4 Class B common stock owned of record as of the close of business on the Record Date. If you fail to vote on the proposal to adopt the Merger Agreement, the effect will be the same as a vote against such proposal.

The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger, and the other proposals to be considered at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The accompanying proxy statement also describes the actions and determinations of the KnowBe4 Board and the Special Committee in connection with their evaluation of, among other things, the Merger Agreement and the Merger. Please read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

In connection with execution of the Merger Agreement, certain of KnowBe4’s existing stockholders entered into support agreements, pursuant to which the applicable stockholders agreed to vote all of their respective shares of KnowBe4 common stock in favor of the adoption of the Merger Agreement, subject to certain terms and conditions contained in the support agreements. In addition, certain of such stockholders have agreed to “roll over” a portion of their existing equity in KnowBe4 into an ownership interest in the parent company of Parent or purchase equity in Parent. Copies of the support agreements are attached as Annex C, Annex D, Annex E, Annex F and Annex G to the accompanying proxy statement.

Even if you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the adoption of the Merger Agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote against the adoption of the Merger Agreement.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 750-8312 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

On behalf of KnowBe4’s Board of Directors, thank you for your support.

Very truly yours,

Sjoerd Sjouwerman

Chief Executive Officer and Chairperson of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

KNOWBE4, INC.

33 N. GARDEN AVENUE, SUITE 1200

CLEARWATER, FL 33755

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●]

Notice is given that a special meeting of stockholders (together with any adjournment, postponement or other delay thereof, the “Special Meeting”) of KnowBe4, Inc., a Delaware corporation (“KnowBe4”), will be held on [●], at [●], Eastern time, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of October 11, 2022, among Oranje Holdco, LLC, Oranje Merger Sub, Inc., and KnowBe4 (the “Merger Proposal”);

2.

To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the merger (the “Merger”) of Oranje Merger Sub, Inc., a wholly owned subsidiary of Oranje Holdco, LLC, with and into KnowBe4 (the “Compensation Proposal”);

3.

To consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”); and

4.	To transact any other business that may properly come before the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) entitled to vote on the Merger Agreement; (2) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Stockholders (as defined below) and entitled to vote on the Merger Agreement; (3) the holders of at least a majority of the voting power of the outstanding shares of KnowBe4 Class A common stock entitled to vote in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); and (4) the holders of at least a majority of the outstanding shares of KnowBe4 Class B common stock entitled to vote in accordance with the DGCL. The “Unaffiliated Stockholders” means the holders of KnowBe4 common stock, excluding those shares of KnowBe4 common stock held, directly or indirectly, by or on behalf of (1) Vista, its investment fund affiliates and its portfolio companies majority owned by such investment fund affiliates, (2) KKR & Co. Inc. (“KKR & Co.”), its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates and those members of the KnowBe4 Board who are employees of KKR & Co. or one of its investment fund affiliates, (3) the Elephant Funds, their investment fund affiliates, the portfolio companies majority owned by such investment fund affiliates and those members of the KnowBe4 Board who are employees of the Elephant Funds or one of their investment fund affiliates, and (4) any person that KnowBe4 has determined to be an “officer” of KnowBe4 within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended. Approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively for such proposal.

The Special Meeting will be held by means of a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/KNBE2023SM. The Special Meeting will begin promptly at [●],

Eastern time. Online check-in will begin a few minutes prior to the Special Meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).

Only KnowBe4’s stockholders as of the close of business on [●] are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available at KnowBe4’s corporate offices located at 33 N. Garden Avenue, Clearwater, Florida 33755, during regular business hours for a period of no less than 10 days before the Special Meeting and on the virtual meeting website during the Special Meeting.

KnowBe4’s Board of Directors unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger; and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

KnowBe4’s stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and otherwise comply with the requirements under Section 262 of the DGCL will have the right to seek appraisal of the “fair value” of their shares of our common stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $24.90 per share in cash if the Merger is completed, as determined in accordance with Section 262 of the DGCL. To do so, a KnowBe4 stockholder must properly demand appraisal before the vote is taken on the Merger Agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated in this notice by reference.

Even if you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the Merger Proposal.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote against the Merger Proposal.

By Order of the Board of Directors,

Sjoerd Sjouwerman

Chief Executive Officer and Chairperson of the

Board of Directors

Dated: [●]

Clearwater, Florida

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

KNOWBE4, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●]

This proxy statement is dated [●] and, together with the enclosed form of proxy card,

is first being sent to stockholders on or about [●].

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

i

DEFINED TERMS

Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:

Adjournment Proposal means the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Compensation Proposal means the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger.

Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.

Code means the Internal Revenue Code of 1986, as amended.

Debt Commitment Letter means the amended and restated commitment letter, dated October 14, 2022, pursuant to which the lenders party to that letter committed to provide Parent, at or prior to the closing of the Merger, with debt financing of $1.125 billion.

DGCL means the General Corporation Law of the State of Delaware.

DOJ means the Antitrust Division of the Department of Justice.

Elephant Filing Parties means the Elephant Funds, Elephant Partners II-B, L.P., and Jeremiah Daly, as further described in the section of this proxy statement captioned “Important Information Regarding the Purchaser Filing Entities—Elephant Filing Parties.”

Elephant Funds means, collectively, Elephant Partners I, L.P., Elephant Partners II, L.P. for itself and as nominee for Elephant Partners II-B, L.P. and Elephant Partners 2019 SPV-A, L.P.

Equity Commitment Letters mean, collectively, the KKR Equity Commitment Letter and the Vista Equity Commitment Letter.

ESPP means KnowBe4’s 2021 Employee Stock Purchase Plan, as amended.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Excluded Shares means, collectively, the shares of KnowBe4 common stock (1) held by KnowBe4 as treasury stock; (2) owned by Parent or Merger Sub; (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub; or (4) held by stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly demanded appraisal of such shares of KnowBe4 common stock pursuant to, and in accordance with, Section 262 of the DGCL, if any.

FTC means the Federal Trade Commission.

Founder means, collectively, Sjouwerman Enterprises Limited Partnership and Sjoerd Sjouwerman.

GAAP means U.S. generally accepted accounting principles.

Guarantors means, collectively, Vista Equity Partners Fund VII, L.P. and Vista Equity Partners Fund VIII, L.P.

HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

IRS means the Internal Revenue Service.

KKR means Kohlberg Kravis Roberts & Co. L.P., together with its affiliates.

KKR & Co. means KKR & Co. Inc.

KKR Equity Commitment Letter means the equity commitment letter by and between KnowBe4 and the KKR Investor, dated as of October 11, 2022.

KKR Investor means KKR Knowledge Investors L.P.

KKR Filing Parties means KKR Investor and Stephen Shanley, as further described in the section of this proxy statement captioned “Important Information Regarding the Purchaser Filing Parties—KKR Filing Parties.”

KKR Related Entities means KKR and its majority-controlled affiliates and portfolio companies.

KnowBe4 means KnowBe4, Inc.

KnowBe4 Board means the board of directors of KnowBe4, Inc.

KnowBe4 Class A common stock means KnowBe4’s Class A common stock, par value $0.00001 per share.

KnowBe4 Class B common stock means KnowBe4’s Class B common stock, par value $0.00001 per share.

KnowBe4 common stock means, collectively, the KnowBe4 Class A common stock and the KnowBe4 Class B common stock.

KnowBe4 Option Award means a stock option award issued under KnowBe4’s Amended and Restated 2016 Equity Incentive Plan or KnowBe4’s 2021 Equity Incentive Plan, as applicable, exercisable for shares of KnowBe4 Class B common stock.

KnowBe4 RSU Award means an award of restricted stock units that is subject only to time-based vesting issued under KnowBe4’s 2021 Equity Incentive Plan covering shares of KnowBe4 Class A common stock.

KnowBe4 PSU Award means an award of restricted stock units that is subject to performance-based vesting conditions issued under KnowBe4’s 2021 Equity Incentive Plan covering shares of KnowBe4 Class A common stock.

Limited Guarantees means the Limited Guarantees, dated as of October 11, 2022, entered into by each of the Guarantors in favor of KnowBe4.

Merger means the merger of Merger Sub with and into KnowBe4 pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with KnowBe4 surviving the Merger as a direct, wholly owned subsidiary of Parent.

Merger Agreement means the Agreement and Plan of Merger, dated as of October 11, 2022, by and among KnowBe4, Parent, and Merger Sub, as it may be amended from time to time.

Merger Proposal means the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into KnowBe4, with KnowBe4 continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent.

Merger Sub means Oranje Merger Sub, Inc., a wholly owned subsidiary of Parent.

v

Mitnick Shares means the shares of KnowBe4 Class A common stock and KnowBe4 Class B common stock beneficially owned by Kevin Mitnick as trustee of the Mitnick Trust.

Mitnick Support Agreement means the support agreement, dated December 8, 2022 by and between KnowBe4 and Kevin Mitnick, as trustee of the Mitnick Trust, by and on behalf of such trust.

Mitnick Trust means the Kevin Mitnick Family Trust dated 8/31/20.

Morgan Stanley means Morgan Stanley & Co. LLC, the Special Committee’s financial advisor.

Nasdaq means the NASDAQ Global Select Market.

Parent means Oranje Holdco, LLC.

Parent Entities means Merger Sub and Parent.

Per Share Price means $24.90 in cash per share of KnowBe4 common stock.

Purchaser Filing Parties means (1) the Parent Entities, (2) the Vista Filing Parties, (3) the Elephant Filing Parties, (4) the KKR Filing Parties, and (5) the Sjouwerman Filing Parties.

Record Date means [●].

Rollover Shares means the shares contributed to Parent by the Rollover Stockholders pursuant to the Rollover Stockholder Support Agreements.

Rollover Stockholder Support Agreements means, collectively, the support agreements, dated October 11, 2022, entered into in connection with the Merger Agreement (1) by Parent and KnowBe4 with each of the Founder, KKR Investor and the Elephant Funds, respectively, and (2) by KnowBe4 with the VEPF Funds.

Rollover Stockholders means the VEPF Funds, the Elephant Funds, the KKR Investor and the Founder.

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Sjouwerman Filing Parties means (1) Sjouwerman Enterprises Limited Partnership, a Florida limited partnership, (2) Sjouwerman Management, LLC, a Florida limited liability company and the sole general manager of Sjouwerman Enterprises Limited Partnership, and (3) Sjoerd Sjouwerman and Rebecca Weiss Sjouwerman, managers of Sjouwerman Management, LLC., as further described in the section of this proxy statement captioned “Important Information Regarding the Purchaser Filing Parties—Sjouwerman Filing Parties.”

Special Committee means a committee established by the KnowBe4 Board comprised solely of independent and disinterested members of the KnowBe4 Board.

Special Meeting means the special meeting of the stockholders of KnowBe4 to be held on [●] at [●], Eastern time, and any adjournment, postponement or other delay thereof.

Support Agreements means, collectively, the Mitnick Support Agreement and the Rollover Stockholder Support Agreements.

Unaffiliated Stockholders means the holders of KnowBe4 common stock, excluding those shares of KnowBe4 common stock held, directly or indirectly, by or on behalf of (1) Vista, its investment fund affiliates and its portfolio companies majority owned by such investment fund affiliates, (2) KKR & Co., its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates and those members of the KnowBe4 Board who are employees of KKR & Co. or one of its investment fund affiliates, (3) the Elephant Funds, their investment fund affiliates, the portfolio companies majority owned by such investment fund affiliates and those members of the KnowBe4 Board who are employees of the Elephant Funds or one of their investment fund affiliates, and (4) any person that KnowBe4 has determined to be an “officer” of KnowBe4 within the meaning of Rule 16a-1(f) of the Exchange Act.

VEPF Funds means, collectively, VEPF VII SPV I, L.P. and VEPF VII SPV I Holdings, L.P., funds affiliated with Vista.

Vista means Vista Equity Partners Management, LLC.

Vista Equity Commitment Letter means the equity commitment letter by and among KnowBe4 and the Guarantors, dated as of October 11, 2022.

Vista Filing Parties means the VEPF Funds, Vista Equity Partners Fund VII GP, L.P., VEPF VII GP, Ltd., and Robert F. Smith, as further described in the section of this proxy statement captioned “Important Information Regarding the Purchaser Filing Entities—Vista Filing Parties.”

Vista Related Entities means Vista and its majority-controlled affiliates and portfolio companies.

SUMMARY TERM SHEET

This summary term sheet discusses the material terms contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.

Introduction

On October 11, 2022, KnowBe4 entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into KnowBe4, with KnowBe4 surviving the Merger as a wholly owned subsidiary of Parent. Parent is an affiliate of Vista, a leading private equity firm focused on investments in software, data and technology-enabled companies. If the Merger is completed, each outstanding share of KnowBe4 common stock (other than as described below) will be converted into the right to receive the Per Share Price, without interest and subject to any applicable withholding taxes, and KnowBe4 will become a privately held company. KnowBe4 is asking its stockholders to consider and vote on the adoption of the Merger Agreement.

The KnowBe4 Board formed the Special Committee to engage with Vista, to consider other potential value creation opportunities and to take other actions that the Special Committee deemed appropriate. As more fully described below, the Special Committee evaluated among other things, the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, KnowBe4 management and KnowBe4’s outside legal advisor. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement, including the Merger, is advisable, fair to and in the best interests of KnowBe4 and the Unaffiliated Stockholders; and (2) recommended that the KnowBe4 Board approve the Merger Agreement, including the Merger, and determine that the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders. The KnowBe4 Board, acting upon the recommendation of the Special Committee, (1) determined that the Merger Agreement, including the Merger, is advisable, fair to and in the best interests of KnowBe4 and its stockholders, including the Unaffiliated Stockholders; and (2) approved and declared advisable the Merger Agreement, including the Merger.

Because the transactions contemplated by the Merger Agreement constitute a “going private” transaction under the rules of the SEC, the Purchaser Filing Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to such transactions. You may obtain additional information about the Schedule 13E-3 under the caption “Where You Can Find Additional Information.”

The Parties to the Merger

•

KnowBe4. KnowBe4 was formed as a limited liability company in Delaware in August 2010 under the name SEQRIT, LLC and subsequently changed its name to KnowBe4, LLC. KnowBe4 then converted into a Delaware corporation under the name KnowBe4, Inc. in January 2016. KnowBe4 has developed the leading security awareness platform enabling organizations to assess, monitor and minimize the ongoing cybersecurity threat of social engineering attacks. KnowBe4 is pioneering an integrated approach to security awareness that incorporates cloud-based software, machine learning, artificial intelligence, advanced analytics and insights with engaging content. KnowBe4’s platform is purpose-built to drive awareness, change human behavior and enable a security-minded culture that results in a reduction of social engineering risks. The KnowBe4 Class A common stock is listed on Nasdaq under the symbol “KNBE.” KnowBe4’s corporate offices are located at 33 N. Garden Avenue, Suite 1200, Clearwater, FL 33755. For more information about KnowBe4, see the sections of this proxy statement captioned “The Parties to the Merger—KnowBe4” and “Important Information Regarding KnowBe4.”

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Parent. Oranje Holdco, LLC was formed on September 30, 2022 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and the debt financing in connection with the Merger. Parent is an affiliate of Vista. Parent’s address is c/o Vista Equity Partners Management, LLC, Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500. For more information about Parent, see the sections of this proxy statement captioned “The Parties to the Merger—Parent Entities” and “Important Information Regarding the Purchaser Filing Parties—Parent Entities.”

•

Merger Sub. Oranje Merger Sub, Inc. is a wholly owned subsidiary of Parent and was formed on September 30, 2022 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Merger Sub is affiliated with Vista. Merger Sub’s address is c/o Vista Equity Partners Management, LLC, Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500. For more information about Merger Sub, see the sections of this proxy statement captioned “The Parties to the Merger—Parent Entities” and “Important Information Regarding the Purchaser Filing Parties—Parent Entities.”

•

Parent and Merger Sub are each affiliated with the Guarantors. In connection with the transactions contemplated by the Merger Agreement, the Guarantors have committed to provide Parent, at or prior to the closing of the Merger, with an aggregate equity contribution of up to approximately $2.18 billion, on the terms and subject to the conditions set forth in the Equity Commitment Letters. This amount will be used to fund a portion of the aggregate purchase price and the other payments contemplated by the Merger Agreement (in each case, pursuant to certain terms and conditions as described further in this proxy statement under the caption “Special Factors—Financing of the Merger”).

The Special Meeting

•

Date, Time and Place. The Special Meeting will be held on [●] at [●], Eastern time. You may attend the Special Meeting solely via a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/KNBE2023SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). KnowBe4 believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.

•	Purpose. At the Special Meeting, KnowBe4 will ask stockholders to vote on the following proposals:

o

The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into KnowBe4, with KnowBe4 continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent;

o

The Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger; and

o

The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

•	Record Date; Shares Entitled to Vote; Quorum. You are entitled to vote at the Special Meeting if you owned shares of KnowBe4 common stock as of the close of business on the Record Date. As of the

Record Date, there were [●] shares of KnowBe4 Class A common stock and [●] shares of KnowBe4 Class B common stock outstanding and entitled to vote at the Special Meeting. For each share of KnowBe4 Class A common stock that you owned as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting. For each share of KnowBe4 Class B common stock that you owned as of the close of business on the Record Date, you will have ten votes on each matter submitted for a vote at the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of KnowBe4’s capital stock issued and outstanding and entitled to vote will constitute a quorum for the Special Meeting. For the separate vote by holders of KnowBe4 Class A common stock and holders of KnowBe4 Class B common stock, a majority of the voting power of the outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum with respect to that vote.

Votes Required

•

The Merger Proposal. Approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) entitled to vote on the Merger Agreement; (2) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Stockholders and entitled to vote on the Merger Agreement; (3) the holders of at least a majority of the outstanding shares of KnowBe4 Class A common stock entitled to vote in accordance with the DGCL; and (4) the holders of at least a majority of the outstanding shares of KnowBe4 Class B common stock entitled to vote in accordance with the DGCL.

•

The Compensation Proposal. Approval of the Compensation Proposal requires the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively on such proposal. This vote will be on a non-binding, advisory basis.

•	The Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively on such proposal.

Intent of KnowBe4’s Directors and Executive Officers and Certain Stockholders to Vote in Favor of the Merger

•

Intent of KnowBe4’s Directors and Executive Officers to Vote in Favor of the Merger. KnowBe4’s directors and executive officers have informed KnowBe4 that, as of the date of this proxy statement, they intend to vote all of the shares of KnowBe4 common stock owned directly by them in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. As of the Record Date, KnowBe4’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately [●] percent of the voting power of the shares of KnowBe4 common stock outstanding as of the Record Date. For more information, see the section of this proxy statement captioned “Special Factors—Intent of KnowBe4’s Directors and Executive Officers to Vote in Favor of the Merger.”

•

Intent of Certain Stockholders to Vote in Favor of the Merger. Kevin Mitnick, as trustee of the Mitnick Trust, who beneficially owned approximately [●] percent of the voting power of the outstanding shares of KnowBe4 common stock as of the Record Date, entered into the Mitnick Support Agreement, pursuant to which he agreed, by and on behalf of the Mitnick Trust, to vote all of the Mitnick Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Mitnick Support Agreement. In addition, the Rollover Stockholders, who beneficially owned, in the aggregate, approximately [●] percent of the voting power of the outstanding shares of KnowBe4 common stock as of the Record Date, entered into the Rollover Stockholder Support Agreements pursuant to which they agreed to vote all of their shares of KnowBe4 common stock in favor of the Merger Proposal, subject to certain terms and conditions contained in the Rollover Stockholder Support Agreements. However, approval of the Merger Proposal also requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Stockholders and entitled to vote on the Merger Agreement (the “Unaffiliated Stockholder Vote”), which excludes all of the shares of KnowBe4 common stock held (1) by the Rollover Stockholders and certain of their affiliates and (2) KnowBe4’s officers, but does not exclude the Mitnick Shares. For more information, see the sections of this proxy statement captioned “Special Factors—Intent of KnowBe4’s Directors and Executive Officers to Vote in Favor of the Merger” and “The Support Agreements,” as well as the full text of the Support Agreements, attached as Annex C, Annex D, Annex E, Annex F and Annex G, which are incorporated by reference in this proxy statement in their entirety.

Reasons for the Merger; Recommendations of the Special Committee and the KnowBe4 Board

•

Special Committee’s Recommendation. The Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on October 11, 2022, unanimously (1) determined that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders; and (2) recommended that the KnowBe4 Board approve the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, and determine that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders. The Special Committee also recommended that, subject to approval by the KnowBe4 Board, the KnowBe4 Board submit the Merger Agreement to the stockholders of KnowBe4 for their adoption and approval and recommend that KnowBe4’s stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL. In reviewing the Merger, the Special Committee consulted with its independent financial and legal advisors and, where appropriate, with KnowBe4 management and KnowBe4’s outside legal advisor and considered other potential value creation opportunities. In addition, the Special Committee believes that the Merger is fair to KnowBe4’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 of the Exchange Act. For a description of the reasons considered by the Special Committee, see the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendations of the Special Committee and the KnowBe4 Board.”

•

KnowBe4 Board’s Recommendation. The KnowBe4 Board, acting upon the recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of KnowBe4 and its stockholders, including the Unaffiliated Stockholders; (2) approved and declared advisable the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger; (3) directed that the adoption of the Merger Agreement be submitted to a vote of KnowBe4’s stockholders at a meeting of KnowBe4’s stockholders; and (4) recommended that KnowBe4’s stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL. In addition, the KnowBe4 Board, on behalf of KnowBe4, believes that the Merger is fair to KnowBe4’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. For a description of the reasons considered by the KnowBe4 Board, see the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendations of the Special Committee and the KnowBe4 Board.”

The KnowBe4 Board unanimously recommends that you vote: (1) “FOR” the approval of the Merger Proposal; (2) “FOR” the approval of the Compensation Proposal; and (3) “FOR” the approval of the Adjournment Proposal.

Opinion of Morgan Stanley & Co. LLC

•

In connection with the Merger, Morgan Stanley rendered to the Special Committee its oral opinion, subsequently confirmed in writing, that as of October 11, 2022, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth in the written opinion, the Per Share Price to be received by the holders of shares of KnowBe4 common stock (other than the holders of the Excluded Shares and the Rollover Stockholders) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of KnowBe4’s common stock, as set forth in such opinion as more fully described in the section of this proxy statement captioned “Special Factors—Opinion of Morgan Stanley & Co. LLC.”

•

The full text of the written opinion of Morgan Stanley, dated as of October 11, 2022, which sets forth, among other things, the various matters, limitations, qualifications and assumptions, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was rendered to the Special Committee, in its capacity as such, and addresses only the fairness, from a financial point of view, of the Per Share Price to be received by the holders of shares of KnowBe4 common stock (other than the holders of the Excluded Shares and the Rollover Stockholders) in the Merger pursuant to the Merger Agreement as of the date of the opinion and does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how KnowBe4’s stockholders should vote at the Special Meeting.

•	For more information, see the section of this proxy statement captioned “Special Factors—Opinion of Morgan Stanley & Co. LLC.”

Position of the Purchaser Filing Parties as to the Fairness of the Merger

•

The Purchaser Filing Parties believe that the Merger is substantively and procedurally fair to KnowBe4’s “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act. However, none of the Purchaser Filing Parties has undertaken any formal evaluation of the fairness of the Merger to KnowBe4’s unaffiliated security holders or engaged a financial advisor for such purpose. Moreover, none of the Purchaser Filing Parties participated in the deliberation of the Special Committee or received advice from the Special Committee’s or KnowBe4’s respective legal or financial advisors in connection with the Merger. The belief of the Purchaser Filing Parties as to the procedural and substantive fairness of the Merger is based on the factors discussed in the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendations of the Special Committee and the KnowBe4 Board.”

Certain Effects of the Merger

•

If the conditions to the completion of the Merger are either satisfied or waived, at the effective time of the Merger: (1) Merger Sub will merge with and into KnowBe4; (2) the separate existence of Merger Sub will cease; and (3) KnowBe4 will continue as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. As a result of the Merger, KnowBe4 will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the Merger.

•

The time at which the Merger becomes effective will occur upon the filing of the Certificate of Merger with, and its acceptance by, the Secretary of State of the State of Delaware (or at a later time as KnowBe4, Parent and Merger Sub may agree and specify in the Certificate of Merger).

Treatment of Shares and Equity Awards

•	Common Stock. The Merger Agreement provides for the following treatment of shares of KnowBe4 common stock in connection with the Merger:

o

At the effective time of the Merger, each share of KnowBe4 common stock issued and outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares and the Rollover Shares) will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Per Share Price, without interest and subject to any applicable withholding taxes. This amount constitutes a premium of approximately 44 percent to the unaffected closing price of KnowBe4 Class A common stock on September 16, 2022 of $17.30 per share, the last full trading day before Vista publicly disclosed its initial non-binding acquisition proposal. For more information, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger” and “The Merger Agreement—Treatment of Shares and Equity Awards.”

o

At or prior to the closing date of the Merger, a sufficient amount of cash will be deposited with a designated payment agent to pay the aggregate Per Share Price. Once a stockholder has provided the payment agent with any documentation required by the payment agent, the payment agent will pay the stockholder the appropriate portion of the aggregate Per Share Price in exchange for the shares of KnowBe4 common stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

o

After the Merger is completed, you will have the right to receive the Per Share Price for each share of KnowBe4 common stock that you own, but you will no longer have any rights as a stockholder (except that KnowBe4’s stockholders who have neither voted in favor of the Merger nor consented thereto in writing, properly demanded appraisal of such shares of KnowBe4 common stock pursuant to, and in accordance with, Section 262 of the DGCL, and do not validly withdraw or otherwise lose, their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “Appraisal Rights”).

•	Treatment of KnowBe4 RSU Awards and KnowBe4 PSU Awards. The Merger Agreement provides for the following treatment of KnowBe4 RSU Awards and KnowBe4 PSU Awards in connection with the Merger:

o

KnowBe4 RSU Awards and PSU Awards Vested, Not Settled. Each KnowBe4 RSU Award and each KnowBe4 PSU Award, to the extent vested but not yet settled as of the effective time of the Merger (or which vests upon the consummation of the Merger), will automatically be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock then subject to the then-vested portion of such award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the Merger.

o

Unvested KnowBe4 RSU Awards. At the effective time of the Merger, each outstanding KnowBe4 RSU Award, to the extent not then vested, will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 RSU Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment) as applied to the KnowBe4 RSU Award immediately prior to the effective time of the Merger.

o

Unvested KnowBe4 PSU Awards. At the effective time of the Merger, each KnowBe4 PSU Award, to the extent not then vested, will be deemed to have the performance metrics achieved at 100 percent of target, and will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 PSU Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment conditions but excluding performance vesting conditions) as applied to the KnowBe4 PSU Award immediately prior to the effective time of the Merger.

o

For more information about the treatment of KnowBe4 RSU Awards and KnowBe4 PSU Awards, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger,” “The Merger Agreement—Treatment of Shares and Equity Awards” and “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger.”

•	Treatment of KnowBe4 Option Awards. The Merger Agreement provides for the following treatment of KnowBe4 Option Awards in connection with the Merger:

o

Vested KnowBe4 Option Awards. At the effective time of the Merger, each outstanding KnowBe4 Option Award, to the extent then vested, will automatically be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 common stock then issuable upon exercise in full of such vested KnowBe4 Option Award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the Merger.

o

Unvested KnowBe4 Option Awards. At the effective time of the Merger, each outstanding KnowBe4 Option Award, to the extent not then vested, will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 common stock then issuable upon exercise in full of the unvested portion of such KnowBe4 Option Award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 Option Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment) as applied to the KnowBe4 Option Award immediately prior to the effective time of the Merger.

o

For more information about the treatment of KnowBe4 Option Awards, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger,” “The Merger Agreement—Treatment of Shares and Equity Awards” and “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger.”

•	Treatment of the ESPP. The Merger Agreement provides for the following treatment of the ESPP in connection with the Merger:

o

From and after the date of the Merger Agreement, (1) no further offering period or purchase period will commence pursuant to the ESPP and (2) no further contributions will be made to the ESPP by payroll deductions or other methods.

o

No later than November 21, 2022, KnowBe4 will apply any funds within each ESPP participant’s account to the purchase of whole shares of KnowBe4 Class A common stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will be treated in the same manner as any other outstanding share of KnowBe4 Class A common stock in connection with the consummation of the Merger. Any amounts not used for the purchase of shares of KnowBe4 Class A common stock will be refunded.

o

For more information about the treatment of the ESPP, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger,” “The Merger Agreement—Treatment of Shares and Equity Awards” and “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger.”

Certain Effects on KnowBe4 if the Merger is Not Completed

•

If the Merger Agreement is not adopted by the requisite votes of KnowBe4’s stockholders, or if the Merger is not completed for any other reason, KnowBe4’s stockholders will not receive any payment for their shares of KnowBe4 common stock in connection with the Merger. Instead, (1) KnowBe4 will remain an independent public company; (2) the KnowBe4 Class A common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) KnowBe4 will continue to file periodic reports with the SEC. For more information, see the section of this proxy statement captioned “Special Factors—Certain Effects on KnowBe4 if the Merger is Not Completed.”

Interests of KnowBe4’s Directors and Executive Officers in the Merger

•

In considering the recommendations of the Special Committee and the KnowBe4 Board with respect to the Merger, you should be aware that, aside from their interests as holders of KnowBe4 common stock and equity awards, KnowBe4’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In particular:

o

Stu Sjouwerman, KnowBe4’s Chief Executive Officer and Chairman of the KnowBe4 Board, is a Rollover Stockholder in his personal capacity as a holder of Rollover Shares and in his capacity as co-manager of the Sjouwerman Enterprises Limited Partnership;

o

Jeremiah Daly, a member of the KnowBe4 Board, is an affiliate of, and has a financial interest in, the shares of KnowBe4 common stock held by the Elephant Funds, each of which is a Rollover Stockholder, and

o	Stephen Shanley, a member of the KnowBe4 Board, is a partner at KKR, which is an affiliate of the KKR Investor, a Rollover Stockholder.

•

In addition to the foregoing, other interests of KnowBe4’s directors and executive officers that may be different from or in addition to your interests as a stockholder include, but are not limited to, the following:

o	members of the Special Committee are entitled to receive a fee in connection with their service on the Special Committee;

o

KnowBe4’s directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and KnowBe4;

o

pursuant to KnowBe4’s director compensation policy and the terms of the applicable equity award agreements between KnowBe4 and certain directors, vesting of unvested KnowBe4 RSU Awards, KnowBe4 PSU Awards and KnowBe4 Option Awards held by KnowBe4’s non-employee directors will accelerate upon the effectiveness of the Merger;

o

KnowBe4’s executive officers have entered into employment agreements and equity award agreements that provide for the acceleration of vesting of their respective KnowBe4 RSU Awards and KnowBe4 PSU Awards (as well as certain severance benefits) upon an involuntary termination (as defined in the section of this proxy statement captioned “Interests of KnowBe4’s

Directors and Executive Officers in the Merger—Change in Control and Severance Benefits under Existing Agreements”) following the Merger;

o

Lars Letonoff, KnowBe4’s Co-President and Chief Revenue Officer, and Robert Reich, KnowBe4’s Chief Financial Officer, received awards of cash retention bonuses, 50 percent of which will vest and become payable upon the closing of the Merger, and 50 percent of which will vest and become payable 90 days following the closing of the Merger, subject to certain conditions, including, but not limited to, their respective continued employment through each such date (as further described in the section of this proxy statement captioned Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger—Retention Bonuses”); and

o	KnowBe4’s executive officers as of the effective time of the Merger will be the executive officers of the surviving corporation as of the consummation of the Merger.

•

For a more detailed description of the interests of KnowBe4’s executive officers and directors in the Merger, see “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger.”

The Support Agreements

•

In connection with entering into the Merger Agreement, on October 11, 2022, Parent, KnowBe4 and the Rollover Stockholders, who beneficially owned, in the aggregate, approximately [●] percent of the voting power of the outstanding shares of KnowBe4 common stock as of the Record Date, entered into the Rollover Stockholder Support Agreements, pursuant to which the Rollover Stockholders agreed to vote all of their shares of KnowBe4 common stock in favor of the transaction, subject to certain terms and conditions contained in the Rollover Stockholder Support Agreements. In addition, the Founder and the Elephant Funds agreed to “roll over” a portion of their existing equity in KnowBe4 into an ownership interest in the parent company of Parent. Pursuant to its Rollover Stockholder Support Agreement, the KKR Investor has the ability to “roll over” a portion of its existing equity in KnowBe4 into an ownership interest in the parent company of Parent. If the KKR Investor “rolls over” a portion of its equity, then the amount of the KKR Investor’s equity contribution to Parent pursuant to the KKR Equity Commitment Letter will be reduced dollar-for-dollar.

•

On December 8, 2022, Kevin Mitnick, as trustee of the Mitnick Trust, who beneficially owned approximately [●] percent of the voting power of the outstanding shares of KnowBe4 common stock as of the Record Date, entered into the Mitnick Support Agreement, pursuant to which he agreed, by and on behalf of the Mitnick Trust, to vote all of the Mitnick Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Mitnick Support Agreement.

•

For more information, see the section of this proxy statement captioned “The Support Agreements” and the full text of the Support Agreements, attached as Annex C, Annex D, Annex E, Annex F and Annex G, which are incorporated by reference in this proxy statement in their entirety.

Material U.S. Federal Income Tax Consequences of the Merger

•

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of KnowBe4 common stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of KnowBe4 common stock surrendered in the Merger.

•

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of KnowBe4 common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

•

For more information, see the section of this proxy statement captioned “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any territory, state, local or non-U.S. taxing jurisdiction.

Restrictions on Solicitation of Other Acquisition Offers

•

Upon the execution of the Merger Agreement, KnowBe4 became subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives), except as permitted by the Merger Agreement, to, among other things, (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any alternative acquisition proposals from third parties; (2) furnish any non-public information relating to KnowBe4 or any of its subsidiaries or afford to any third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of KnowBe4 or any of its subsidiaries, (3) participate or engage in discussions or negotiations with any third party with respect to any alternative acquisition proposal or with respect to any inquiries from third parties relating to any offer, indication of interest or proposal relating to any alternative acquisition proposal; (4) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably be expected to lead to, any alternative acquisition proposal; (5) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract (whether written, oral, binding or non-binding) relating to any alternative acquisition proposal); or (6) authorize or commit to do any of the foregoing. For more information about the restrictions on KnowBe4’s solicitation of alternative acquisition proposals, see the section of this proxy statement captioned “The Merger Agreement—Restrictions on Solicitation of Other Acquisition Offers.”

•

However, prior to the adoption of the Merger Agreement by KnowBe4’s stockholders, KnowBe4 and the KnowBe4 Board (or a committee thereof, including the Special Committee) may, directly or indirectly through one or more of their respective representatives (including a financial advisor), following the execution of an acceptable confidentiality agreement, participate or engage in discussions or negotiations with, furnish non-public information about KnowBe4 to, and afford access to KnowBe4’s books, records and personnel to, any person or its representatives that has made, renewed or delivered to KnowBe4 a bona fide written acquisition proposal after the date of the Merger Agreement that did not result from a breach in any material respect of the applicable restrictions under the Merger Agreement. KnowBe4 and the KnowBe4 Board (or a committee thereof, including the Special Committee) may only take such actions if the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee has determined in good faith, and after consultation with its financial advisor and outside legal counsel, that (1) such acquisition proposal either constitutes a superior proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Restrictions on Solicitation of Other Acquisition Offers”) or is reasonably likely to lead to a superior proposal; and (2) the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law. For more information, see the section of this proxy statement captioned “The Merger Agreement—Restrictions on Solicitation of Other Acquisition Offers.”

•

KnowBe4 is not entitled to terminate the Merger Agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If KnowBe4 terminates the Merger Agreement in order to accept a superior proposal from a third party, it must pay a termination fee to

Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement—The KnowBe4 Board’s Recommendation; Board Recommendation Change.”

Change in the KnowBe4 Board’s Recommendation

•

The KnowBe4 Board (or a committee thereof, including the Special Committee) may not amend, modify or withdraw its recommendation that KnowBe4’s stockholders adopt the Merger Agreement or take certain similar actions other than, under certain circumstances, if the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law and the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee complies with the terms of the Merger Agreement.

•

Moreover, the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee cannot withdraw the KnowBe4 Board’s recommendation that KnowBe4’s stockholders adopt the Merger Agreement or take certain similar actions unless the KnowBe4 Board complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If KnowBe4 or Parent terminates the Merger Agreement under certain circumstances, including because the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee, amends, modifies or withdraws the KnowBe4 Board’s recommendation that KnowBe4’s stockholders adopt the Merger Agreement, then KnowBe4 must pay to Parent a termination fee.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—The KnowBe4 Board’s Recommendation; Board Recommendation Change.”

Limited Guarantees

•

Pursuant to the Limited Guarantees and subject to the terms and conditions set forth therein, each Guarantor agreed to guarantee a pro rata share of the payment of the termination fee if and when payable by Parent to KnowBe4 pursuant to the terms of the Merger Agreement and certain other liabilities and obligations of Parent and Merger Sub under the Merger Agreement an aggregate limit of up to $281 million for both Limited Guarantees. For more information, please see the section of this proxy statement captioned “Special Factors—Limited Guarantees.”

Financing of the Merger

•

The transactions contemplated by the Merger Agreement, including the payment of consideration due to KnowBe4’s stockholders and the holders of equity awards under the Merger Agreement, the repayment of all obligations under KnowBe4’s existing credit agreement and the payment of all related fees and expenses, will be funded with the proceeds of committed equity and debt financing, together with cash on hand at KnowBe4. The equity and debt financing commitments will be funded through a combination of the following:

o

Equity Commitment Letters. Pursuant to the Equity Commitment Letters and subject to the terms and conditions set forth therein, each of (1) the Guarantors committed to provide Parent, at or prior to the closing date of the Merger, with an equity contribution of up to approximately $2.18 billion and (2) the KKR Investor committed to provide Parent, at or prior to the closing date of the Merger, with an equity contribution of up to approximately $300 million (which commitment may be assigned to affiliates of the KKR Investor, and which amount may be reduced dollar-for-dollar by the value of any Rollover Shares contributed by the KKR Investor pursuant to its Rollover Stockholder Support Agreement). For more information, please see the section of this proxy statement captioned “Special Factors—Financing of the Merger—Equity Commitment.”

o

Debt Commitment Letter. Pursuant to the Debt Commitment Letter, the financial institutions party thereto (the “debt financing sources”) have severally and not jointly committed (1) to provide to Parent (or one or more of its direct or indirect wholly-owned subsidiaries) on the closing date of the Merger a senior secured term facility in an aggregate principal amount of approximately $1 billion; and (2) to make available to Parent and its restricted subsidiaries a senior secured revolving credit facility in an aggregate principal amount of approximately $125 million, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter. For more information, please see the section of this proxy statement captioned “Special Factors—Financing of the Merger—Debt Commitment.”

Conditions to the Closing of the Merger

•

Obligations of Parent, Merger Sub and KnowBe4. The obligations of Parent, Merger Sub and KnowBe4, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including:

o	the adoption of the Merger Agreement by the requisite approvals of KnowBe4’s stockholders;

o	the expiration or termination of the waiting periods, if any, applicable to the Merger pursuant to the HSR Act (which waiting period expired at 11:59 p.m., Eastern time, on November 25, 2022); and

o

the absence of any temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other order, legal or regulatory restraint or prohibition preventing the consummation of the Merger, any action taken by any governmental authority of competent jurisdiction, and any law enacted, entered, enforced or deemed applicable to the Merger, that, in each case, prevents, materially restrains or materially impairs the consummation of the Merger.

•

Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of each of the following additional conditions, any of which may be waived by Parent:

o

the accuracy of the representations and warranties of KnowBe4 in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the effective time of the Merger or to the extent that any such representation and warranty expressly speaks as of an earlier date;

o	KnowBe4 having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by it at or prior to the closing of the Merger;

o	receipt by Parent and Merger Sub of a customary closing certificate of KnowBe4;

o

the absence of any Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after the date of the Merger Agreement that is continuing; and

o	receipt by Parent and Merger Sub of a certificate, dated as of the effective time of the Merger, satisfying the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3).

•

Obligations of KnowBe4. The obligations of KnowBe4 to consummate the Merger are subject to the satisfaction or waiver of each of the following additional conditions, any of which may be waived by KnowBe4:

o	the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the effective time of the

Merger or to the extent that any such representation and warranty expressly speaks as of an earlier date;

o

Parent and Merger Sub having performed and complied in all material respects with all obligations under the Merger Agreement required to be performed and complied by Parent and Merger Sub prior to the effective time of the Merger; and

o	the receipt by KnowBe4 of a customary closing certificate of Parent and Merger Sub.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

•	The Merger Agreement may be terminated at any time prior to the effective time of the Merger under certain circumstances, including, but not limited to, the following:

o

KnowBe4 or Parent may terminate the Merger Agreement if, subject to the terms and conditions of the Merger Agreement, (1) the merger is not consummated by 11:59 p.m. Eastern time on August 11, 2023; (2) a regulatory restraint has become final and non-appealable, and (3) KnowBe4 fails to receive all of the requisite stockholder votes on the Merger Agreement.

o

KnowBe4 may terminate the Merger Agreement if, subject to the terms and conditions of the Merger Agreement, (1) subject to a cure period, Parent or Merger Sub has breached or failed to perform any of its representations, warranties or covenants contained in the Merger Agreement such that the related closing condition would not be satisfied; (2) the KnowBe4 Board, acting upon the recommendation of the Special Committee, authorizes KnowBe4 to enter into any alternative acquisition agreement to consummate any alternative acquisition transaction contemplated by a superior proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Restrictions on Solicitation of Other Acquisition Offers”) in compliance with the terms of the Merger Agreement and pays the applicable termination fee; or (3) Parent and Merger Sub fail to consummate the Merger as required, subject to certain conditions.

o

Parent may terminate the Merger Agreement if, subject to the terms and conditions of the Merger Agreement, (1) subject to a cure period, KnowBe4 has breached or failed to perform any of its representations, warranties or covenants contained in the Merger Agreement such that the related closing condition would not be satisfied; or (2) the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee effects a change to the KnowBe4 Board’s recommendation that the stockholders adopt the Merger Agreement or taking certain similar actions.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement.”

Termination Fees and Remedies

•

Payment of Termination Fee by KnowBe4. Pursuant to the Merger Agreement, upon valid termination of the Merger Agreement under specified circumstances, KnowBe4 will be required to pay Parent a termination fee of $138 million. Specifically, this termination fee will be payable by KnowBe4 to Parent if the Merger Agreement is terminated:

o

(1) by Parent or KnowBe4 upon the failure to obtain the requisite stockholder approvals of the Merger Proposal, or (2) by Parent, if KnowBe4 has breached or failed to perform any of its representations, warranties or covenants under the Merger Agreement, resulting in the failure of a closing condition and, if in the case of each of the foregoing clauses (1) and (2), an alternative acquisition has been publicly announced following the date of the Merger Agreement but prior to such termination and within one year of such termination, KnowBe4 consummates or enters into a definitive agreement for an alternative acquisition,

o

by Parent, following the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee effecting a change to the KnowBe4 Board’s recommendation that the stockholders adopt the Merger Agreement or taking certain similar actions, or

o

by KnowBe4, following the decision by the KnowBe4 Board, acting upon the recommendation of the Special Committee, to authorize KnowBe4 to enter into an alternative acquisition to consummate the acquisition contemplated by a superior proposal.

In addition, if the Merger Agreement is terminated by Parent or KnowBe4 upon KnowBe4’s failure to obtain the requisite stockholder approvals of the Merger Proposal, KnowBe4 will be required to reimburse Parent for its reasonable and documented third party transaction expenses incurred in connection with the negotiation of the transactions contemplated by the Merger Agreement, up to $15 million.

•

Payment of Termination Fee by Parent. Pursuant to the Merger Agreement, upon valid termination of the Merger Agreement under other specified circumstances, Parent will be required to pay KnowBe4 a termination fee of $276 million, the payment of which has been guaranteed pursuant to, and subject to the terms and conditions of, the Limited Guarantees. Specifically, this termination fee is payable by Parent to KnowBe4 if the Merger Agreement is terminated by KnowBe4:

o	following Parent or Merger Sub’s material breach of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied; or

o

once all of the conditions to closing are satisfied (other than those conditions that by their terms are to be satisfied at closing), following Parent’s failure to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement.

•

Specific Performance. The Merger Agreement also provides that KnowBe4, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, except that KnowBe4 may only cause Parent and Merger Sub to consummate the Merger, and the Guarantors and the KKR Investor to cause the equity financing to be funded pursuant to the Equity Commitment Letters (or, in the case of the KKR Investor, satisfied with Rollover Shares pursuant to the Rollover Stockholder Support Agreement entered into by the KKR Investor), if certain conditions are satisfied, including the funding or availability of the debt financing.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”

Appraisal Rights

•

If the Merger is consummated, holders of record or beneficial owners of KnowBe4 common stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of KnowBe4 common stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by

Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

•

This means that these holders of record and beneficial owners may be entitled to have their shares of KnowBe4 common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of KnowBe4 common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights—Determination of Fair Value.”

•

To exercise appraisal rights, a holder of record or a beneficial owner of KnowBe4 common stock must (1) submit a written demand for appraisal of such holder’s or owner’s shares of KnowBe4 common stock to KnowBe4 before the vote is taken on the Merger Proposal; (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal); (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of KnowBe4 common stock through the effective date of the Merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. If you are a beneficial owner of shares of KnowBe4 common stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of KnowBe4 common stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the surviving corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Litigation Relating to the Merger

•

As of December 16, 2022, one complaint has been filed by a purported KnowBe4 stockholder against KnowBe4 and the members of the KnowBe4 Board, seeking to enjoin the Merger and other relief. The complaint asserts claims against all defendants under Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder for issuing allegedly false and misleading statements in KnowBe4’s preliminary proxy statement and against the individual defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false or misleading statements.

•

The defendants believe the claims are without merit. For a more detailed description of litigation relating to the Merger, see the section of this proxy statement captioned “Special Factors—Litigation Relating to the Merger.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. KnowBe4 encourages you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which KnowBe4 refers in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:	Why am I receiving these materials?

A:

On October 11, 2022, KnowBe4 entered into the Merger Agreement. Under the Merger Agreement, Parent will acquire KnowBe4 for the Per Share Price. In order to complete the Merger, KnowBe4’s stockholders must vote to approve the adoption of the Merger Agreement at the Special Meeting pursuant to the requisite stockholder votes. This approval is a condition to the consummation of the Merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The KnowBe4 Board is furnishing this proxy statement and form of proxy card to the holders of shares of KnowBe4 common stock in connection with the solicitation of proxies of KnowBe4’s stockholders to be voted at the Special Meeting.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of KnowBe4 common stock without attending the Special Meeting and to ensure that your shares of KnowBe4 common stock are represented and voted at the Special Meeting.

Your vote is very important. Even if you plan to attend the Special Meeting, KnowBe4 encourages you to submit a proxy as soon as possible.

Q:	What is the Merger and what effects will it have on KnowBe4?

A:

The Merger is the acquisition of KnowBe4 by Parent. If the Merger Proposal is approved by KnowBe4’s stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into KnowBe4, with KnowBe4 continuing as the surviving corporation. As a result of the Merger, KnowBe4 will become a wholly owned subsidiary of Parent, and KnowBe4 Class A common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, KnowBe4 Class A common stock will be deregistered under the Exchange Act, and KnowBe4 will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Per Share Price, without interest and less any applicable withholding taxes, for each share of KnowBe4 common stock that you own (other than the Excluded Shares and the Rollover Shares), unless you have properly perfected and exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of KnowBe4 common stock, you will receive $2,490.00 in cash in exchange for your shares of KnowBe4 common stock, without interest and less any applicable withholding taxes.

Q:	How does the Per Share Price compare to the market price of the KnowBe4 Class A common stock?

A:

This amount constitutes a premium of approximately 44 percent to the unaffected closing price of KnowBe4 Class A common stock of $17.30 per share on September 16, 2022, the last full trading day before Vista publicly disclosed its initial non-binding acquisition proposal.

Q:	What will happen to KnowBe4 RSU Awards, KnowBe4 PSU Awards and KnowBe4 Option Awards?

A:	Generally speaking, KnowBe4 RSU Awards, KnowBe4 PSU Awards and KnowBe4 Option Awards will be treated as follows:

•

At the effective time of the Merger each KnowBe4 RSU Award and each KnowBe4 PSU Award, to the extent vested but not yet settled as of the effective time of the Merger (or which vests upon the consummation of the Merger), will automatically be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock then subject to the then-vested portion of such award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the Merger.

•

At the effective time of the Merger, each outstanding KnowBe4 RSU Award, to the extent not then vested, will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 RSU Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment) as applied to the KnowBe4 RSU Award immediately prior to the effective time of the Merger.

•

At the effective time of the Merger, each KnowBe4 PSU Award, to the extent not then vested, will be deemed to have the performance metrics achieved at 100 percent of target, and will be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 PSU Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment conditions but excluding performance vesting conditions) as applied to the KnowBe4 PSU Award immediately prior to the effective time of the Merger.

•

At the effective time of the Merger, each outstanding KnowBe4 Option Award, to the extent then vested, will be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 common stock then issuable upon exercise in full of such vested KnowBe4 Option Award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the Merger.

•

At the effective time of the Merger, each outstanding KnowBe4 Option Award, to the extent not then vested, will be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 common stock then issuable upon exercise in full of the unvested portion of such KnowBe4 Option Award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 Option Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment) as applied to the KnowBe4 Option Award immediately prior to the effective time of the Merger.

Q:	What will happen to the ESPP?

A:	Generally speaking, the ESPP will be treated as follows:

•

From and after the date of the Merger Agreement, (1) no further offering period or purchase period will commence pursuant to the ESPP and (2) no further contributions will be made to the ESPP by payroll deductions or other methods.

•

No later than November 21, 2022, KnowBe4 will apply any funds within each ESPP participant’s account to the purchase of whole shares of KnowBe4 Class A common stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will be treated in the same manner as any other outstanding share of KnowBe4 Class A common stock in connection with the consummation of the Merger. Any amounts not used for the purchase of shares of KnowBe4 Class A common stock will be refunded.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

•

The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into KnowBe4, with KnowBe4 continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent;

•

The Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger; and

•

The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will take place virtually on [●] at [●] Eastern time. You may attend the Special Meeting solely via a live interactive webcast on the Internet at http://www.virtualshareholdermeeting.com/KNBE2023SM. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).

Q:	Who is entitled to vote at the Special Meeting?

A:

All of KnowBe4’s stockholders as of the close of business on [●], which is the Record Date for the Special Meeting, are entitled to vote their shares of KnowBe4 common stock at the Special Meeting. As of the Record Date, there were [●] shares of KnowBe4 Class A common stock and [●] shares of KnowBe4 Class B common stock outstanding and entitled to vote at the Special Meeting. For each share of KnowBe4 Class A common stock that you owned as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting. For each share of KnowBe4 Class B common stock that you owned as of the close of business on the Record Date, you will have ten votes on each matter submitted for a vote at the Special Meeting.

Q:	What vote is required to approve the Merger Proposal?

A:

Approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) entitled to vote on the Merger Agreement; (2) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Stockholders and entitled to vote on the Merger Agreement; (3) the holders of at least a majority of the outstanding shares of KnowBe4 Class A common stock entitled to vote in accordance with the DGCL; and (4) the holders of at least a majority of the outstanding shares of KnowBe4 Class B common stock entitled to vote in accordance with the DGCL.

Q:	What vote is required to approve each of (1) the Compensation Proposal and (2) the Adjournment Proposal?

A:

Approval of the Compensation Proposal requires the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively on such proposal. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively on such proposal.

Q:	What happens if I fail to vote or abstain from voting on a proposal?

A:

If you (1) are a stockholder of record and fail to submit a signed proxy card, grant a proxy over the internet or by telephone, or vote your shares at the Special Meeting, or if you (2) hold in “street name” and you fail to instruct your broker, bank or other nominee on how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and such failure to vote will have the same effect as voting “AGAINST” the Merger Proposal, but will not have any effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal (assuming a quorum is present).

With respect to the Merger Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will have the same effect as voting “AGAINST” the Merger Proposal. With respect to the Compensation Proposal and the Adjournment Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but abstentions are not considered votes cast affirmatively or negatively and therefore will not have any effect on the outcome of such proposals.

Q:	How will KnowBe4’s directors and executive officers and certain other stockholders vote on the Merger Proposal?

A:

KnowBe4’s directors and executive officers have informed KnowBe4 that, as of the date of this proxy statement, they intend to vote all of the shares of KnowBe4 common stock owned directly by them in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. As of the Record Date, KnowBe4’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately [●] percent of the voting power of the shares of KnowBe4 common stock outstanding as of the Record Date. For more information, see the section of this proxy statement captioned “Special Factors—Intent of KnowBe4’s Directors and Executive Officers to Vote in Favor of the Merger.”

Kevin Mitnick, as trustee of the Mitnick Trust, who beneficially owned approximately [●] percent of the voting power of the outstanding shares of KnowBe4 common stock as of the Record Date, entered into the Mitnick Support Agreement, pursuant to which he agreed, by and on behalf of the Mitnick Trust, to vote all of the Mitnick Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Mitnick Support Agreement. In addition, the Rollover Stockholders, who beneficially owned, in the aggregate, approximately [●] percent of the voting power of the outstanding shares of KnowBe4 common stock as of the Record Date, entered into the Rollover Stockholder Support Agreements pursuant to which they agreed to vote all of their shares of KnowBe4 common stock in favor of the Merger Proposal, subject to certain terms and conditions contained in the Rollover Stockholder Support Agreements. However, approval of the Merger Proposal also requires the Unaffiliated Stockholder Vote, which excludes all of the shares of KnowBe4 common stock held (1) by the Rollover Stockholders and certain of their affiliates and (2) KnowBe4’s officers, but does not exclude the Mitnick Shares. For more information, see the sections of this proxy statement captioned “Special Factors—Intent of Certain Stockholders to Vote in Favor of the Merger” and “The Support Agreements,” as well as the full text of the Support Agreements, attached as Annex C, Annex D, Annex E, Annex F and Annex G, which are incorporated by reference in this proxy statement in their entirety.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that KnowBe4 refers to in this proxy statement carefully and consider how the Merger affects you. Then, even if you expect to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	What is the Special Committee, and what role did it play in evaluating the Merger?

A:

In July 2022, the KnowBe4 Board formed the Special Committee to engage with Vista, to consider other potential value creation opportunities, and to take other actions that the Special Committee deemed appropriate. As more fully described in the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the KnowBe4 Board,” the Special Committee evaluated the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, KnowBe4 management and KnowBe4’s outside legal advisor. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders; and (2) recommended that the KnowBe4 Board approve the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, and determine that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders. The KnowBe4 Board, acting upon the recommendation of the Special Committee, (1) determined that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of KnowBe4 and its stockholders, including the Unaffiliated Stockholders; and (2) approved and declared advisable the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger.

Q:	How does the KnowBe4 Board recommend that I vote?

A:	The KnowBe4 Board unanimously recommends that you vote:

•	“FOR” the approval of the Merger Proposal;

•	“FOR” the approval of the Compensation Proposal; and

•	“FOR” the approval of the Adjournment Proposal.

You should read the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the KnowBe4 Board” for a discussion of the factors that the Special Committee and the KnowBe4 Board considered in deciding to recommend and/or approve, as applicable, the approval of the adoption of the Merger Agreement.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by the requisite votes of KnowBe4’s stockholders or if the Merger is not completed for any other reason, KnowBe4’s stockholders will not receive any payment for their shares of KnowBe4 common stock. Instead: (1) KnowBe4 will remain an independent public company; (2) KnowBe4 Class A common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) KnowBe4 will continue to file periodic reports with the SEC.

In specified circumstances in which the Merger Agreement is terminated, KnowBe4 has agreed to pay Parent a termination fee. In specified circumstances in which the Merger Agreement is terminated, Parent has agreed to pay KnowBe4 a reverse termination fee, the payment of which has been guaranteed by the Guarantors. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees and Remedies.”

Q:	What is the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger?

A:

The compensation that will or may become payable by KnowBe4 to KnowBe4’s named executive officers in connection with the Merger is certain compensation that is tied to or based on the Merger and payable to certain of KnowBe4’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation that will or may become payable by Parent or its affiliates (including, following the consummation of the Merger, the surviving corporation) to KnowBe4’s named executive officers in connection with or following the Merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: The Compensation Proposal.”

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger?

A:

KnowBe4 is required to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger. Approval of the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger is not required to consummate the Merger.

Q:	What will happen if KnowBe4’s stockholders do not approve the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger?

A:

Approval of the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger is not a condition to consummation of the Merger. This is an advisory vote and will not be binding on KnowBe4 or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the Merger Agreement is adopted by KnowBe4’s stockholders and the Merger is consummated, the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger will or may be paid to KnowBe4’s named executive officers even if KnowBe4’s stockholders do not approve such compensation.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with KnowBe4’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of KnowBe4. As a stockholder of record, you may attend the Special Meeting and vote your shares at the Special Meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of KnowBe4 common stock held in “street name.” If you are a beneficial owner of shares of

KnowBe4 common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares.

If you do not provide your bank, broker or other nominee with voting instructions, your shares will not be voted on any of the proposals, which will have the same effect as if you voted “AGAINST” the Merger Proposal but will have no effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of KnowBe4 common stock are registered in your name with Computershare Trust Company, N.A., KnowBe4’s transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);

•	by visiting the internet address on your proxy card;

•	by calling the toll-free (within the United States. or Canada) phone number on your proxy card; or

•	by attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of KnowBe4 common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares of KnowBe4 common stock by proxy. If you are a stockholder of record or if you provide a “legal proxy” to vote shares that you beneficially own, you may vote your shares of KnowBe4 common stock at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	May I attend the Special Meeting and vote at the Special Meeting?

A:

Yes. You may attend the Special Meeting via live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/KNBE2023SM. You will be able to listen to the Special Meeting live and vote online. The Special Meeting will begin at [●], Eastern time, on [●]. Online check-in will begin a few minutes prior to the Special Meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). As the Special Meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the Special Meeting, to ensure that your shares will be represented at the Special Meeting, KnowBe4 encourages you to promptly sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy previously submitted.

If, as of the Record Date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions.

Q:	Why did KnowBe4 choose to hold a virtual Special Meeting?

A:

The KnowBe4 Board decided to hold the Special Meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. KnowBe4 believes this is the right choice for a company with a global footprint. A virtual Special Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving KnowBe4 and its stockholders time and money. KnowBe4 also believes that the online tools that it has selected will increase stockholder communication. KnowBe4 remains very sensitive to concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, KnowBe4 has designed its virtual format to enhance, rather than constrain, stockholder access, participation and communication.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of KnowBe4 common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of KnowBe4 common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the Internet in the same manner as if you had signed, dated and returned a proxy card. Sjoerd Sjouwerman and Robert Reich, each with full power of substitution and re-substitution, have been designated as proxy holders for the Special Meeting by the KnowBe4 Board.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to KnowBe4 prior to the Special Meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to KnowBe4’s Corporate Secretary; or

•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you hold your shares of KnowBe4 common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card, with full power of substitution and re-substitution, will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the KnowBe4 Board with respect to each proposal. This means that they will be voted: (1) “FOR” the approval of the Merger Proposal; (2) “FOR” the approval of the Compensation Proposal; and (3) “FOR” the approval of the Adjournment Proposal, and in the proxyholders’ discretion with respect to any other business that may properly come before the Special Meeting.

Q:	Should I send in my stock certificates now?

A:

No. After the Merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the payment agent in order to receive the appropriate cash payment for the shares of KnowBe4 common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of KnowBe4 common stock in book-entry form, you will not receive a letter of transmittal. Instead, the payment agent will pay you the appropriate portion of the aggregate Per Share Price (subject to any applicable withholding taxes) upon receipt of a customary “agent’s message” and any other items specified by the payment agent.

Q:	What happens if I sell or transfer my shares of KnowBe4 common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the expected effective date of the Merger. If you sell or transfer your shares of KnowBe4 common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies KnowBe4 in writing of such special arrangements, you will transfer the right to receive the Per Share Price with respect to such shares, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or transfer your shares of KnowBe4 common stock after the Record Date, KnowBe4 encourages you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the Special Meeting?

A:

If available, KnowBe4 may announce preliminary voting results at the conclusion of the Special Meeting. KnowBe4 intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that KnowBe4 files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:

If you are a U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of KnowBe4 common stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger and such U.S. Holder’s adjusted tax basis in the shares of KnowBe4 common stock surrendered in the Merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of KnowBe4 common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Because particular circumstances may differ, KnowBe4 recommends that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any territory, state, local or foreign taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any holder. A more complete description of material U.S. federal income tax consequences of the Merger is provided in the section of this proxy statement captioned “Special Factors—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	When do you expect the Merger to be completed?

A:

KnowBe4 currently expects to complete the Merger in 2023. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of its control.

Q:	What governmental and regulatory approvals are required?

A:

Under the terms of the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the HSR Act has expired or been terminated. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on November 25, 2022.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the Merger is consummated and certain conditions set forth in Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of KnowBe4 common stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal); (2) continuously hold (in the case of holders of record) or continuously own

(in the case of beneficial owners) their applicable shares of KnowBe4 common stock through the effective date of the Merger; (3) properly demand appraisal of their applicable shares; (4) meet certain statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that such holders of record and beneficial owners will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of KnowBe4 common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for perfecting and exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of KnowBe4’s directors or officers have interests in the Merger that may differ from those of KnowBe4’s stockholders generally?

A:

Yes. In considering the recommendations of the Special Committee and the KnowBe4 Board with respect to the Merger, you should be aware that, aside from their interests as holders of KnowBe4 common stock and equity awards, KnowBe4’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Special Committee and the KnowBe4 Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of KnowBe4 common stock, please contact KnowBe4’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 750-8312 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

SPECIAL FACTORS

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the KnowBe4 Board, the Special Committee, the representatives of KnowBe4 or the Special Committee, or other parties, including Vista and the Rollover Stockholders.

The KnowBe4 Board regularly evaluates KnowBe4’s strategic direction and ongoing business plans with a view toward strengthening KnowBe4’s business and enhancing stockholder value. As part of this evaluation, the KnowBe4 Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, our current business plan, with KnowBe4 remaining an independent entity; (2) the investment in, and development of, new products and services, and expansion into new markets; (3) capital raising activities; (4) potential expansion opportunities through acquisitions, partnerships or other commercial relationships; and (5) business combinations and other financial and strategic alternatives, including the sale of KnowBe4.

Vista, through the VEPF funds, first became an investor in KnowBe4 prior to KnowBe4’s initial public offering in 2021 (the “IPO”). Prior to that investment, Vista and KnowBe4 discussed, in general terms, a variety of different transactions, including the possible acquisition of KnowBe4 by Vista. These discussions never advanced beyond the preliminary stage. Vista, through the VEPF funds, purchased additional shares of KnowBe4 Class A common stock as a participant in the IPO. In addition to conversations with Vista pre-IPO, KnowBe4 had a small number of high-level conversations with other potential acquirors.

On May 6, 2021, Vista, through the VEPF Funds, filed a Schedule 13D that reflected its ownership of KnowBe4 common stock.

On May 20, 2022 and June 1, 2022, Stephen Shanley, a member of the KnowBe4 Board and an employee of KKR, spoke with representatives of Vista at Vista’s request, in connection with Vista’s routine process for evaluating its current investments. During these conversations, the parties discussed KnowBe4’s business and the industry generally, and the representatives of Vista discussed potential opportunities for the company, including raising whether the company was potentially interested in pursuing a sale transaction.

On May 26, 2022, Krish Venkataraman, a member of the KnowBe4 Board, and representatives of Vista spoke in connection with Vista’s routine process for evaluating its current investments. During this conversation, the parties discussed KnowBe4’s business. The parties did not discuss any potential acquisition of KnowBe4 at this time.

On June 8, 2022, Jeremiah Daly, a member of the KnowBe4 Board and the co-founder and general partner of Elephant, spoke with representatives of Vista at Vista’s request, in connection with Vista’s routine process for evaluating its current investments. During this meeting, the parties discussed KnowBe4’s business and the industry generally, and a representative of Vista discussed potential opportunities for the company, including raising whether the company was potentially interested in pursuing a sale transaction.

Following these discussions, Messrs. Shanley and Daly both recommended that representatives of Vista meet with Sjoerd Sjouwerman, Chairperson of the KnowBe4 Board and Chief Executive Officer of KnowBe4, whom they had never met in person.

On June 16, 2022, Messrs. Shanley, Daly and Sjouwerman spoke with representatives of Vista, at Vista’s request, in connection with Vista’s routine process for evaluating its current investments. During this meeting, the parties discussed KnowBe4’s business and the industry generally, and a representative of Vista discussed potential opportunities for the company, including raising whether the company was potentially interested in pursuing a sale transaction.

On June 22, 2022, Messrs. Daly and Sjouwerman met in person with representatives of Vista. During this meeting, the representatives of Vista discussed, in general terms, the industry in which KnowBe4 operates and Vista’s existing investment in KnowBe4. During this conversation, representatives of Vista expressed their confidence in KnowBe4’s business and indicated that if KnowBe4 were ever to be interested in a transaction, Vista would want to be included. The representatives of Vista did not propose an acquisition or any other transaction involving KnowBe4 or discuss any potential acquisition terms during this meeting.

On June 22, 2022, Mr. Daly reached out to a representative at Wilson Sonsini Goodrich & Rosati, Professional Corporation (“Wilson Sonsini”), outside legal advisor to KnowBe4, to inform them as to the conversations with Vista up to that point. Wilson Sonsini then coordinated a special meeting of the Board on June 28, 2022. At that meeting, the KnowBe4 Board discussed the recent conversations between certain Board members and Vista and confirmed that the participants in those meetings did not engage in any discussions regarding any economic or other terms of a potential transaction. Representatives of Wilson Sonsini reviewed the KnowBe4 Board’s fiduciary duties and obligations in connection with a potential sale of KnowBe4 and discussed certain potential conflicts of interest that could arise in connection with the exploration of a potential sale. Each of Messrs. Sjouwerman, Daly and Shanley indicated that, if Vista were interested in acquiring KnowBe4 and there was an opportunity for them to rollover equity in such transactions, such individual or the entities that they represent (as applicable) may be interested in “rolling” all or a part of their equity interests in KnowBe4 in such a transaction. In response to such expressions of interest, representatives of Wilson Sonsini discussed the merits of forming a special committee of the KnowBe4 Board to oversee any efforts by KnowBe4 to explore or pursue a potential sale of KnowBe4.

On July 5, 2022, the KnowBe4 Board held a special meeting by video conference with representatives of Wilson Sonsini. At the request of the KnowBe4 Board, representatives of Wilson Sonsini provided an overview of, among other things, (1) the KnowBe4 Board’s fiduciary duties; (2) the potential conflicts of interest involving members of the KnowBe4 Board with respect to a potential sale of KnowBe4, including if any of the existing significant stockholders of KnowBe4 elected to rollover any portion of their equity in KnowBe4 in a potential transaction; (3) approaches for mitigating or neutralizing such conflicts of interest, including creating a special committee of independent and disinterested members of the KnowBe4 Board, including the relevance of Kahn v. M&F Worldwide Corp. and its progeny (“MFW”) to a potential transaction; (4) the disclosure obligations of a Schedule 13D filer in the context of potential strategic discussions; and (5) an overview of Rule 13e-3 promulgated under the Securities Act of 1933 and its potential application to a possible transaction. The KnowBe4 Board determined that a sale of KnowBe4 could be attractive and merited further consideration, including as a result of general conditions in the market overall. The KnowBe4 Board determined to form the Special Committee for the purposes of reviewing, evaluating and, if appropriate, negotiating a strategic transaction, which could involve a sale of KnowBe4. After discussion at the meeting, the KnowBe4 Board determined that each of Gerhard Watzinger, Kevin Klausmeyer and Krish Venkataraman were independent and disinterested for purposes of a possible transaction with Vista and appointed them to the Special Committee. The KnowBe4 Board requested additional time for consideration and review of the scope of authority and other related matters for the Special Committee. Immediately following the completion of the KnowBe4 Board meeting, the Special Committee held a meeting by video conference to discuss the retention of legal and financial advisors to advise the Special Committee. Members of the KnowBe4 Board and representatives of Wilson Sonsini also attended this meeting. The Special Committee determined to contact the representatives of Potter Anderson & Corroon LLP (“Potter Anderson”) and Morgan Stanley to ask each advisor to interview with the Special Committee to serve as the Special Committee’s independent legal advisor and financial advisor, respectively. The Special Committee did not seek to interview any other advisors at this time.

On July 7, 2022, the Special Committee held a meeting by video conference with representatives of Potter Anderson to interview Potter Anderson to serve as its independent legal advisor and to discuss the Special Committee’s process. Representatives of Morgan Stanley also attended a portion of the meeting to interview to serve as the Special Committee’s independent financial advisor and to discuss the Special

Committee’s process. Representatives of Potter Anderson provided the Special Committee with an overview of a number of process-related matters, including discussing the scope of the Special Committee’s expected mandate, the relevance of MFW to a potential transaction, and the engagement of an independent financial advisor to advise the Special Committee. Representatives of Potter Anderson also reviewed Potter Anderson’s independence and qualifications, experience and expertise. Representatives of Morgan Stanley joined the meeting and provided the Special Committee with an overview of Morgan Stanley’s independence and qualifications, experience and expertise, including with respect to serving as a financial advisor to technology, cybersecurity and software companies, advising companies on M&A transactions and serving as an independent financial advisor to special committees of boards of directors. Following Morgan Stanley’s departure from the meeting, the Special Committee discussed Morgan Stanley’s qualifications, experience and expertise, Morgan Stanley’s prior experience in serving as an advisor to KnowBe4, and its earlier discussions with Morgan Stanley at the meeting. Following such discussion, the Special Committee determined to engage Morgan Stanley, subject to (1) receipt of Morgan Stanley’s relationships disclosure memorandum and the Special Committee’s satisfaction with the independence of Morgan Stanley; and (2) the negotiation of a mutually acceptable engagement letter. Given Morgan Stanley’s experience, expertise and qualifications and familiarity with KnowBe4, the Special Committee determined not to interview other potential financial advisors.

Following this meeting, the Special Committee also determined to engage Potter Anderson as its independent legal advisor and an engagement letter with Potter Anderson was executed on July 7, 2022.

On July 11, 2022, the KnowBe4 Board adopted, by unanimous written consent, resolutions setting forth the formal delineation of the scope of the KnowBe4 Board’s delegation of authority to the Special Committee which empowered the Special Committee to, among other things, review, evaluate and negotiate the structure, form, terms and conditions of (1) a potential acquisition of KnowBe4 and (2) any potential acquisition of KnowBe4 that included a transaction or series of transactions in which one or more significant stockholders of KnowBe4 may have an interest that is in addition to, and/or different from, the interests of KnowBe4’s stockholders as a whole (such a transaction, a “Specified Transaction”). The resolutions provided that the KnowBe4 Board would not approve, or recommend for approval by KnowBe4’s stockholders, a potential acquisition of KnowBe4 or a Specified Transaction without a prior favorable recommendation by the Special Committee. The resolutions further provided that the Special Committee had the authority to select and engage its own advisors and that KnowBe4 would not effectuate a Specified Transaction unless it had first been approved or recommended by the Special Committee and approved by the holders of a majority of the voting power of the outstanding shares of KnowBe4 held by the disinterested stockholders (as determined by the Special Committee). Finally, the resolutions provided that the Chairperson of the Special Committee would be Mr. Watzinger, who would receive compensation of $39,000 per month, and the other members of the Special Committee would receive compensation of $36,000 per month, with such amounts payable regardless of the determinations reached by the Special Committee and in no way contingent on the Special Committee approving or recommending a potential transaction.

On July 12, 2022, representatives of Morgan Stanley delivered Morgan Stanley’s customary relationships disclosures memorandum to the Special Committee, which provided an overview of Morgan Stanley’s relationships (or lack thereof) with KnowBe4, Vista and certain of its affiliates, KKR and certain of its affiliates, and Elephant Funds and certain of their affiliates.

On July 13, 2022, the Special Committee held a meeting by video conference with representatives of Potter Anderson. Representatives of Potter Anderson provided the Special Committee with, among other things, an overview of (1) the Special Committee’s fiduciary duties in connection with the Special Committee’s process and a potential sale transaction; (2) the MFW framework under Delaware law; and (3) the nature of the potential conflicts in a Specified Transaction. Representatives of Potter Anderson conducted an additional independence review of the Special Committee members and, after such review, the Special Committee concluded that each member was independent and disinterested for purposes of evaluating a potential acquisition of the Company.

Representatives of Potter Anderson also reviewed with the Special Committee its mandate from the KnowBe4 Board. The Special Committee and representatives of Potter Anderson discussed certain preliminary valuation considerations involving KnowBe4 and a potential transaction, as well as certain initial price discovery strategies and considerations. The Special Committee and representatives of Potter Anderson also reviewed Morgan Stanley’s relationships disclosure memorandum and Morgan Stanley’s draft engagement letter. Following such review, the Special Committee determined that no conflicts had been disclosed in Morgan Stanley’s relationship disclosure memorandum that would affect the ability of Morgan Stanley to fulfill its responsibilities as an independent financial advisor to the Special Committee and to engage Morgan Stanley as the Special Committee’s independent financial advisor. The Special Committee executed an engagement letter with Morgan Stanley on July 15, 2022.

On July 14, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley to discuss certain initial process matters for the Special Committee’s consideration of a potential acquisition of the Company, including (1) an initial outreach to representatives of Vista and the substance of the communication for such initial outreach; (2) price discovery considerations for a potential acquisition; (3) Vista’s potential public disclosure obligations; and (4) the roles of KKR and Elephant Funds in a potential acquisition of KnowBe4, including whether either would be interested in an independent bid for KnowBe4, whether either anticipated being a “seller-only” in a potential acquisition, or whether either contemplated rolling some or all of their equity in a potential acquisition. In addition, the representatives of Morgan Stanley also provided Morgan Stanley’s preliminary view as to the most likely potential strategic parties and financial sponsor acquirers of KnowBe4, which potential acquirers were arranged in certain tiers, based on (1) Morgan Stanley’s judgment and experience; (2) the strategic fit of KnowBe4 with each potential acquirer; and (3) the ability and likelihood of each potential acquirer to engage in, and consummate, an acquisition of KnowB4. The Special Committee, after discussion at the meeting, authorized Morgan Stanley to have a preliminary discussion with Vista regarding Vista’s interest in acquiring KnowBe4 and to convey to Vista that any transaction proposed by Vista in which certain significant existing stockholders of KnowBe4 would roll some or all of their equity in KnowBe4 would have to be made subject to, and conditioned upon, the MFW framework.

Later that day, representatives of Morgan Stanley met with representatives of Vista to discuss whether Vista would be interested in exploring a potential acquisition of KnowBe4. Representatives of Vista reiterated that Vista was evaluating its existing investment in KnowBe4, and noted that it would be open to exploratory conversations regarding a potential acquisition of KnowBe4. Vista noted that, in the case of a potential acquisition scenario, while Vista would likely be open to exploratory discussions regarding certain stockholders of KnowBe4 rolling their equity interests in KnowBe4, if Vista determined it was interested in pursuing a potential transaction it would not expect to condition any such possible transaction on any stockholder rolling a specific amount of equity. The representatives of Morgan Stanley and Vista did not discuss any specific terms or valuation with respect to a potential transaction.

On July 18, 2022, representatives of Gibson Dunn & Crutcher LLP (“Gibson Dunn”), outside legal advisor to KKR, met with representatives of Potter Anderson to discuss a potential acquisition of KnowBe4, during which meeting Gibson Dunn conveyed that KKR anticipated that it would be supportive of a potential acquisition of KnowBe4, subject to agreement on acceptable terms, and that under certain circumstances and subject to obtaining all required internal approvals, KKR or its affiliates would consider maintaining an equity interest in KnowBe4 in connection with any such potential acquisition, including in connection with a potential acquisition of KnowBe4 by Vista.

Also on July 18, 2022, representatives of Vista met with representatives of Morgan Stanley to convey that Vista wanted to have six weeks for due diligence before Vista would be able to complete its evaluation of its existing investment in KnowBe4 and to determine, among other possibilities, whether or not it was interested in potentially submitting a proposal to the Special Committee. Representatives of each of Morgan Stanley and Vista also discussed Vista’s public disclosure obligations and the impact of amending Vista’s existing non-disclosure agreement with KnowBe4, which was entered into on March 12, 2020 prior to the IPO, for the purposes of exploration of a possible sale or investment transaction in connection with its diligence for its evaluation of its existing investment in KnowBe4. This non-disclosure agreement did not include a “standstill” or other restriction on Vista’s ability to make public or private proposals to acquire KnowBe4.

Later on July 18, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of each of Potter Anderson and Morgan Stanley reported on their communications with Gibson Dunn and Vista, respectively. Representatives of Potter Anderson reviewed the nature of KKR’s potential conflict of interest. Representatives of Morgan Stanley discussed certain process and procedural matters, including the scope of an initial outreach to potential bidders other than Vista and the advantages of contacting other potential bidders at this juncture. Representatives of Morgan Stanley recommended that the Special Committee conduct an initial, limited outreach to four potential bidders at this time regarding a potential interest in an acquisition of KnowBe4. The initial four potential bidders contacted consisted of four financial sponsors (including two financial sponsors that owned strategic parties to KnowBe4), which Morgan Stanley had identified as the potential bidders that would likely have a significant level of interest in KnowBe4 and were the most likely to engage in, and complete, an acquisition of KnowBe4. The Special Committee and its advisors discussed additional process matters, including the ramifications of any public disclosure concerning Vista’s potential interest in acquiring KnowBe4 at this juncture and the need to work with KnowBe4 management to receive KnowBe4 management’s long-term financial projections for KnowBe4. After discussion at the meeting, the Special Committee authorized (1) Potter Anderson to contact Wilson Sonsini to discuss the process for approving management’s long-term financial projections and Vista’s potential public disclosure considerations; (2) Morgan Stanley to conduct an outreach to four identified financial sponsors to gauge their respective interest in pursuing a potential acquisition of KnowBe4; and (3) Morgan Stanley to conduct an additional outreach to Mr. Shanley to confirm KKR’s position with respect to a potential acquisition of KnowBe4.

In the days following the Special Committee meeting on July 18, 2022, representatives of Morgan Stanley, acting upon the authorization of the Special Committee, conducted an outreach to the four financial sponsors previously discussed with the Special Committee. Based on the feedback and interest received following the initial outreach to the four potential bidders and a continual evaluation of the market outreach conducted by Morgan Stanley, including reports and updates from Morgan Stanley on the feedback received from potential bidders, the Special Committee, during its meetings on July 28, 2022 and August 4, 2022, authorized the representatives of Morgan Stanley to contact additional financial sponsors and strategic parties regarding such sponsors’ and parties’ potential interest in a potential acquisition of KnowBe4. The decision to contact those additional financial sponsors and strategic parties at those respective times reflected recommendations from Morgan Stanley on those financial sponsors and strategic parties that would likely have an interest in KnowBe4 and would be capable of engaging in, and completing, an acquisition of KnowBe4, albeit in a descending order of interest in KnowBe4 and/or in capability of engaging in, and completing, an acquisition. This decision also reflected, among other things, the level of interest shown, the engagement (or the lack thereof) by potential bidders (including by the four potential bidders initially contacted), the number of potential bidders in the process at any given time, and that potential bidders had passed on pursuing a potential acquisition of KnowBe4 at various junctures in the Special Committee’s process. The other potential financial sponsor and strategic party bidders passed on pursuing a potential acquisition of KnowBe4 for, among other reasons in the aggregate, (1) questions about the ultimate size of the total available market, (2) current and future competition, (3) challenges with respect to future growth at-scale, (4) high exposure to small and midsize business market and (5) technology content and differentiation; (6) such bidder’s lack of a compelling rationale for an acquisition; and/or (7) such bidder’s view that it could not see itself paying a meaningful premium in an acquisition based on KnowBe4’s current market trading price. In the aggregate, the representatives of Morgan Stanley contacted 12 financial sponsors (not including Vista), including two financial sponsors that owned strategic parties, and four strategic parties to determine their interest in a potential acquisition of KnowBe4. Nine of the non-Vista financial sponsors contacted executed non-disclosure agreements to allow them to engage further with KnowBe4 regarding a potential acquisition. These non-disclosure agreements included a “standstill” or other restriction on the applicable financial sponsor’s ability to make public proposals to acquire KnowBe4 but such restrictions would fall away under certain circumstances, including the date that KnowBe4 announces a definitive written agreement with any unaffiliated third party (or, in some cases, just a third party) to consummate a transaction that would result in such third party obtaining a majority of the outstanding number of KnowBe4’s voting securities. However, all of these non-disclosure agreements permitted the applicable financial sponsor to make a direct proposal to the KnowBe4 Board, provided that it was on a confidential, non-public basis. Eight of the non-Vista financial sponsors contacted had an initial meeting with KnowBe4 management to discuss KnowBe4’s business and operations. Two of the non-Vista financial sponsors contacted submitted additional due diligence requests on KnowBe4 following the initial management presentation, all of which were responded to by management. However, following the delivery of these responses, each of these non-Vista financial sponsors declined to pursue a transaction and did not submit a proposal or access a virtual data room. No financial sponsors (other than Vista) ultimately submitted a proposal for a potential acquisition. None of the strategic bidders contacted executed a non-disclosure agreement, held an initial meeting with KnowBe4 management, conducted due diligence on KnowBe4, or submitted an acquisition proposal.

On July 21, 2022, representatives of Morgan Stanley met with Mr. Shanley, who indicated that KKR would not pursue a full acquisition of KnowBe4. Mr. Shanley also indicated that, subject to obtaining all required internal approvals, KKR or its affiliates would consider maintaining an equity interest in KnowBe4 in connection with a potential acquisition of KnowBe4 by Vista, but could not commit to maintaining an equity interest in KnowBe4 in connection with any other potential acquisition of KnowBe4 without knowing the identity of the acquiror in any such transaction.

On July 24, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Wilson Sonsini also participated for a portion of the meeting to discuss (1) whether to amend Vista’s current non-disclosure agreement; and (2) potential disclosure obligations in connection with Vista’s exploration of a potential acquisition of KnowBe4. The Special Committee authorized representatives of each of Potter Anderson and Wilson Sonsini to contact Vista’s outside legal advisor to discuss considerations with respect to Vista’s exploration of a potential acquisition of KnowBe4. Following Wilson Sonsini’s departure from the meeting, representatives of Morgan Stanley provided an update on its initial outreach to the non-Vista potential bidders and reported on their discussion with Mr. Shanley concerning KKR’s views on participation in a transaction.

On July 26, 2022, representatives of each of Potter Anderson, Wilson Sonsini, Gibson Dunn and Latham & Watkins LLP (“Latham”), outside legal advisor to Elephant Funds, held a telephonic meeting to discuss the Special Committee’s process generally. The representatives of Gibson Dunn and Latham requested that the representatives of Potter Anderson and Wilson Sonsini provide periodic updates, as determined to be appropriate by the Special Committee, with respect to the Special Committee’s progress and transaction matters.

On July 27, 2022, representatives of each of Potter Anderson, Wilson Sonsini and Kirkland & Ellis LLP (“Kirkland”), outside legal advisor to Vista, held an introductory meeting to discuss the process and timeline for Vista’s exploration of a potential acquisition of KnowBe4.

On July 28, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley provided an overview of certain process matters for a potential acquisition of KnowBe4, including a process timeline for potential bidders, including Vista. The Special Committee and representatives of Potter Anderson also discussed considerations related to Vista’s public disclosure obligations, as informed by discussions with Wilson Sonsini, given Vista’s existing Schedule 13D filing. The Special Committee and its advisors also discussed providing periodic updates to Latham and Gibson Dunn, generally, on the Special Committee’s progress and transaction matters. After discussion of the benefits and considerations of such updates, including that the Special Committee believed that it was prudent to keep the two largest stockholders of KnowBe4 who collectively owned a majority of the voting power of the Company generally apprised of the Special Committee’s progress and transaction matters, the Special Committee directed Potter Anderson to provide Latham and Gibson Dunn with periodic, general updates on the Special Committee’s process. Representatives of Morgan Stanley then (1) provided an update on Morgan Stanley’s communications with Vista and the other four potential bidders that Morgan Stanley had contacted; (2) discussed Morgan Stanley’s preliminary views on KnowBe4’s valuation based on historical or publicly available information; and (3) reviewed a number of KnowBe4-specific and market-specific financial benchmarks. The Special Committee and its advisors then discussed KnowBe4’s current stock price, a range of potential illustrative transaction prices, the implied premiums resulting from such illustrative transaction prices, and how this analysis may impact preliminary price communications with Vista. As discussed earlier in this background section, the Special Committee, acting upon the recommendation of Morgan Stanley, authorized the representatives of Morgan Stanley to contact an additional set of financial sponsors and a set of strategic parties regarding their potential interest in an acquisition of KnowBe4, which such recommendation reflected Morgan Stanley’s belief that those financial sponsors and strategic parties would likely have an interest in KnowBe4 and would be capable of engaging in, and completing, an acquisition of KnowBe4.

Consistent with the Special Committee’s authorization, representatives of each of Potter Anderson, Wilson Sonsini, Gibson Dunn and Latham held periodic meetings throughout the Special Committee’s process to discuss, generally, the Special Committee’s progress and transaction matters. The Special Committee also provided the KnowBe4 Board with periodic updates throughout the Special Committee’s process, which updates discussed, generally, the Special Committee’s progress and transaction matters. In connection with these updates, the Special Committee requested that the members of the KnowBe4 Board not have any discussions with Vista, or other potential counterparties, independently from the Special Committee.

On July 29, 2022, representatives of each of Potter Anderson, Wilson Sonsini and Kirkland met to discuss (1) amending Vista’s existing non-disclosure agreement with KnowBe4 in order to allow Vista to receive diligence information in connection with its evaluation of its existing investment in KnowBe4 and, among other possibilities, potential exploratory discussions with respect to an acquisition of KnowBe4, and (2) other process considerations, including potential public disclosure obligations if Vista were to decide to pursue an acquisition, including making a proposal to acquire KnowBe4. Representatives of Kirkland conveyed that Vista was prepared to amend its existing non-disclosure agreement to (1) provide the Special Committee with a consent right before Vista spoke with potential sources of debt or equity financing, including discussions with existing stockholders of KnowBe4 regarding a potential rollover, for any potential acquisition; and (2) grant KnowBe4 the advance right to review and comment on any Schedule 13D filing by Vista. The representatives of Kirkland conveyed, however, that Vista did not wish to extend the term beyond the approximately six-month period remaining on the existing non-disclosure agreement.

Also, on July 29, 2022, the Special Committee held a meeting by video conference with a representative of Potter Anderson to discuss process matters relating to an upcoming update to Mr. Sjouwerman. The Special Committee determined that it would provide Mr. Sjouwerman with (1) a high level, process-focused overview of the Special Committee’s work to date; (2) the list of names of the financial sponsors and strategic bidders that the Special Committee had instructed Morgan Stanley to approach; and (3) an overview of an illustrative timeline for a potential acquisition.

On August 2, 2022, a representative of Morgan Stanley contacted a representative of Vista and requested that Vista extend the term for the proposed amendment to Vista’s non-disclosure agreement from a period of approximately six months to one year from the date it was entered into. A representative of Vista confirmed that such request was acceptable to Vista.

On August 4, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Wilson Sonsini also attended a portion of the meeting. Representatives of Wilson Sonsini reported on Potter Anderson and Wilson Sonsini’s communications with Kirkland in respect of a possible amendment to Vista’s existing non-disclosure agreement. The Special

Committee and representatives of Wilson Sonsini discussed the proposed terms for the amendment, and, after discussion, the Special Committee authorized representatives of Wilson Sonsini and Potter Anderson to draft and negotiate the amendment. The Special Committee and representatives of Morgan Stanley and Wilson Sonsini discussed the timing for holding preliminary pricing discussions, and the Special Committee noted that it wanted to avoid unnecessary expenses and management distractions if there was not a possible deal at an attractive price. Following Wilson Sonsini’s departure from the meeting, the Special Committee and its advisors discussed a potential update meeting involving the Special Committee and Messrs. Shanley and Daly. The Special Committee and its advisors further discussed the scope of the topics for that informational, update meeting and it was determined that representatives of Morgan Stanley would also attend this meeting. Representatives of Morgan Stanley provided the Special Committee with a process overview, an overview of an illustrative process timeline, and a review of the potential bidders contacted. As discussed earlier in this background section, the Special Committee, acting upon the recommendation of Morgan Stanley, authorized the representatives of Morgan Stanley to contact an additional set of financial sponsors regarding their potential interest in an acquisition of KnowBe4, which such recommendation reflected Morgan Stanley’s belief that those financial sponsors would likely have an interest in KnowBe4 and would be capable of engaging in, and completing, an acquisition of KnowBe4.

On August 5, 2022, the Special Committee and representatives of Morgan Stanley met with Messrs. Shanley and Daly to update them, generally, on the Special Committee’s process and expected timeline for such process.

Also on August 5, 2022, representatives of each of Potter Anderson, Wilson Sonsini and Kirkland met to discuss an amendment to Vista’s existing non-disclosure agreement with KnowBe4.

Later on August 5, 2022, KnowBe4 management provided the Special Committee with management’s draft three-year financial projections for KnowBe4 for use in connection with the Special Committee’s consideration of a potential acquisition of KnowBe4 (the “Management Plan”). From August 6, 2022, through August 8, 2022, the Special Committee and members of KnowBe4 management discussed and reviewed the Management Plan. Following such discussion and review, the Special Committee approved the Management Plan.

On August 8, 2022, the KnowBe4 Board held a special meeting by video conference with Robert Reich, Chief Financial Officer of KnowBe4, and representatives of each of Potter Anderson and Wilson Sonsini. Mr. Watzinger provided the KnowBe4 Board with an overview of the work performed by KnowBe4 management on the Management Plan and noted that the Special Committee had the opportunity to review and discuss the assumptions embedded in the Management Plan with KnowBe4 management. Mr. Watzinger noted that the next step in the Special Committee’s process was to present the Management Plan to the KnowBe4 Board for its review and, if the KnowBe4 Board was supportive of the Management Plan, then it would be provided to Morgan Stanley and could be shared with potential bidders (including Vista) that had executed a non-disclosure agreement in connection with a potential acquisition of KnowBe4. Members of KnowBe4 management provided an overview of the Management Plan and members of the KnowBe4 Board asked questions and provided feedback. After discussion at the meeting, including a review of the Special Committee’s and KnowBe4 management’s recommendation, the KnowBe4 Board approved the use of the Management Plan in connection with the Special Committee’s consideration of a potential acquisition of KnowBe4, and authorized its sharing with potential bidders (including Vista) that had executed a non-disclosure agreement and its use by Morgan Stanley for purposes of its financial analysis of KnowBe4.

Also on August 8, 2022, KnowBe4 and Vista entered into an amendment to Vista’s existing non-disclosure agreement with KnowBe4. Vista began its due diligence discussions with KnowBe4 on this date, including for purposes of evaluating its existing investment in KnowBe4 and evaluating whether it would potentially be interested in pursuing a potential acquisition of KnowBe4, and held meetings with members of KnowBe4 management and representatives of Morgan Stanley, to further understand KnowBe4’s business.

On August 11, 2022, representatives of Morgan Stanley provided an informal briefing to the Special Committee on Vista’s progress and the progress of other potential bidders.

Following this briefing, on August 11, 2022, the Special Committee held a telephonic meeting. The Special Committee discussed the briefing that it had received from Morgan Stanley earlier in the day and (1) reviewed Vista’s engagement in due diligence on KnowBe4; (2) discussed Morgan Stanley’s outreach to potential bidders for an acquisition of KnowBe4; and (3) noted that meetings had been scheduled between certain of such potential bidders and KnowBe4 management over the next two weeks. The Special Committee also reviewed the feedback that Morgan Stanley had received from certain potential strategic bidders regarding a potential acquisition of KnowBe4, including that, while the strategic parties had positive views of KnowBe4 and KnowBe4’s business, they did not see a compelling rationale for acquiring the business.

On August 17, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley reported on Morgan Stanley’s outreach efforts to potential bidders for an acquisition of KnowBe4 and reviewed those potential bidders that remained in the process at this time and those bidders that had passed on pursuing an acquisition of KnowBe4 at this time. Representatives of Morgan Stanley also reported on Vista’s due diligence progress, the due diligence progress of the other potential bidders and the status of Vista’s due diligence progress relative to other potential bidders. The Special Committee and representatives of Morgan Stanley reviewed the feedback that Morgan Stanley had received from financial sponsors and strategic bidders, including those that had either passed on pursuing an acquisition of KnowBe4 or had not expressed a continuing interest in pursuing an acquisition of KnowBe4. The Special Committee and representatives of Morgan Stanley discussed when in the Special Committee’s process it would be appropriate to signal the Special Committee’s general views on valuation for a potential acquisition of KnowBe4 to potential bidders, and discussed the timing for seeking bids from potential bidders. Representatives of Morgan Stanley also provided an update on Morgan Stanley’s work on its preliminary financial analyses of KnowBe4 and the types of financial analyses that Morgan Stanley had considered utilizing. The Special Committee and representatives of Morgan Stanley reviewed the management presentations held to date and certain process matters in connection therewith, including that representatives of Morgan Stanley should hold periodic meetings with Mr. Sjouwerman to receive his input on the potential acquisition of KnowBe4.

On August 19, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley (1) provided an update on Morgan Stanley’s outreach efforts to potential bidders for a potential acquisition of KnowBe4; (2) reviewed the due diligence progress of Vista and the other potential bidders; and (3) reviewed the feedback received from potential bidders, including (a) certain positive attributes of KnowBe4, which were noted to be (i) growth above its peer group at greater than 35 percent year-over-year, (ii) a highly recurring business model, (iii) strong profits, and (iv) a category leader, and (b) certain considerations regarding KnowBe4, which were noted to be (i) questions about the ultimate size of the total available market, (ii) current and future competition, (iii) challenges with respect to future growth at-scale, (iv) high exposure to small and midsize business market, and (iv) technology content and differentiation. Representatives of Morgan Stanley also reviewed with the Special Committee Morgan Stanley’s preliminary financial analyses of KnowBe4, including the valuation methodologies utilized and the value ranges produced under such methodologies. The Special Committee and its advisors also discussed whether this was the appropriate time in the Special Committee’s process to convey the Special Committee’s views on valuation to Vista. In that regard, the Special Committee noted that the Special Committee’s process was utilizing KnowBe4 resources and KnowBe4 management’s time, and that it would not make sense to proceed further with Vista unless Vista was prepared to submit a proposal at a price that the Special Committee found attractive. The Special Committee discussed its views on valuation, including that it believed that a transaction with a value in the mid-to-high $20’s per share range was appropriate for a potential acquisition of KnowBe4 based upon, among other things, Morgan Stanley’s financial analysis and the Special Committee’s views on KnowBe4’s business, and that it did not make sense to proceed further with Vista, given Vista’s existing knowledge of KnowBe4 and its due diligence progress at that point in time, unless it shared a similar view to the Special Committee on valuation. After discussion at the meeting, the Special Committee authorized representatives of Morgan Stanley to convey the Special Committee’s view and message on valuation to Vista following its meeting and to other potential bidders at the appropriate time as determined by Morgan Stanley in its professional judgment.

While other potential bidders remained in the process at this time, such bidders had shown only preliminary levels of interest in an acquisition of KnowBe4, and no other potential bidder had shown the level of engagement that Vista had shown at this time. Therefore, no other potential bidder received the Special Committee’s view and message on valuation at this time. No potential bidder (other than Vista) would go on to demonstrate a significant level of engagement. As a result, the Special Committee did not believe there was any benefit to shifting its perspective on valuation with potential bidders that had expressed only a preliminary level of interest in a potential acquisition of KnowBe4 (if any interest at all) and given the potential risks to the Special Committee’s process of sharing such information, no other potential bidder received the Special Committee’s view and message on valuation.

Later on August 19, 2022, representatives of Morgan Stanley conveyed to representatives of Vista the Special Committee’s view and message on valuation. Representatives of Vista did not respond to the view and message on valuation delivered by Morgan Stanley on behalf of the Special Committee and noted that they would need to continue to conduct diligence to determine if they were interested in pursuing an acquisition of KnowBe4.

On August 26, 2022, representatives of Morgan Stanley met with representatives of Vista. Representatives of Vista reported that Vista was continuing to evaluate its investment in KnowBe4 and wished to proceed with further due diligence. Representatives of each of Morgan Stanley and Vista discussed, and were aligned, that if Vista decided to pursue an acquisition of KnowBe4, any such acquisition in which KKR and Elephant Funds were asked to roll some or all of their equity in KnowBe4 would be subject to a non-waivable condition of approval by a “majority of the minority” of KnowBe4’s stockholders. No response by Vista to the Special Committee’s pricing message was discussed during this meeting. Representatives of Vista noted that Vista targeted September 9, 2022, as a date on which Vista would be able to provide further feedback to the Special Committee as to whether it was interested in pursuing any type of transaction involving KnowBe4. Representatives of Vista conveyed that, if Vista were to determine to pursue an acquisition and make a proposal to acquire KnowBe4, it would want approximately three weeks between the decision to move forward with an acquisition and the execution of any definitive agreement, if an agreement could be reached, to conduct confirmatory due diligence and to engage with potential sources of financing.

On August 26, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley reported on Morgan Stanley’s communications with Vista. The Special Committee and its advisors discussed that Vista’s proposed time period between the decision to move forward in pursuing an acquisition of KnowBe4 and the execution of any definitive agreement could have significant benefits to KnowBe4, as any proposal submitted by Vista would be publicly filed as an amendment to Vista’s existing Schedule 13D and could be evaluated by any other potential acquirers. The Special Committee and representatives of Morgan Stanley reviewed certain tactics that Vista may employ in connection with submitting a proposal, and representatives of Morgan Stanley also reviewed an analysis of precedent Vista price negotiations. Representatives of Morgan Stanley also provided an update on the other potential bidders for an acquisition of KnowBe4 and noted that no other potential bidder had expressed as much interest, or had been as active, as Vista.

On August 30, 2022, the Special Committee directed KnowBe4 management to provide Vista and its representatives with access to an electronic data room for purposes of its continued evaluation of its investment in KnowBe4 and its continued evaluation of whether it would potentially be interested in pursuing a potential acquisition of KnowBe4.

On September 2, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley (1) discussed Vista’s due diligence progress and the due diligence progress by certain potential bidders for an acquisition of KnowBe4; and (2) provided an update on the other potential bidders for an acquisition of KnowBe4, including that one bidder had recently held an initial meeting with KnowBe4 management and another bidder had recently passed on pursuing an acquisition of KnowBe4 at this time. The Special Committee and representatives of Morgan Stanley discussed the anticipated timeline for the submission of an acquisition proposal by Vista and whether to expedite the work to be performed by the non-Vista potential bidders in light of the fact that Vista had communicated that it would be able to provide feedback on September 9, 2022 as to whether it was interested in pursuing a potential transaction. After discussion of the benefits and considerations, the Special Committee determined that it would continue to allow each potential bidder to proceed at its own pace. The Special Committee and its advisors discussed the matters that they expected to be set forth in any Vista acquisition proposal and reviewed certain factors that they believed would influence Vista to submit a proposal at a competitive price.

On September 7, 2022, the representatives of each of Morgan Stanley and Vista met. Representatives of Vista requested that representatives of Morgan Stanley contact KKR and Elephant Funds to inquire into KKR’s and Elephant Funds’ views on a potential rollover of some or all of their equity in a potential acquisition of KnowBe4 and the potential quantum for any such potential rollover. They also discussed Vista’s progress on diligence.

On September 8, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley provided an update on the potential bidders for an acquisition of KnowBe4, including a review of the progress of those bidders that remained in the process (including Vista) and those bidders that had recently dropped out of the process. Representatives of Morgan Stanley reviewed a process framework in connection with the submission of a potential acquisition proposal by Vista and discussed Vista’s request that representatives of Morgan Stanley contact KKR and Elephant Funds on a potential rollover. The Special Committee’s advisors discussed certain signaling effects of a significant rollover of KKR’s, Elephant Funds’ and Mr. Sjouwerman’s equity in a potential acquisition of KnowBe4 by Vista and how conveying this information in advance of Vista’s proposal or an agreement on price may impact the pricing for the transaction. After discussion at the meeting, the Special Committee authorized an outreach to Messrs. Shanley and Daly to discuss Vista’s request of a potential equity rollover and the potential quantum of such rollover by KKR and Elephant Funds in a potential acquisition of KnowBe4 by Vista. Representatives of Morgan Stanley also previewed Morgan Stanley’s preliminary financial analyses, including that Morgan Stanley had included extrapolations of the Management Plan to 10 years for purposes of its discounted cash flow analysis and that KnowBe4 management had approved such extrapolations. Representatives of Potter Anderson also discussed the drafting process for the merger agreement for a potential acquisition of KnowBe4 and Potter Anderson’s recommendation that the draft did not need to include a go-shop provision, given the Special Committee’s active pre-signing market check and the anticipated passive pre-signing market check between the submission of a Vista proposal and the execution of any definitive agreement for a potential acquisition, if any.

On September 9, 2022, representatives of Morgan Stanley and Vista discussed Vista’s progress on due diligence, certain process and timing matters, the meeting between KnowBe4 management and Vista, and Vista’s plan to hold an internal investment committee meeting the following week to discuss the diligence conducted so far, its evaluation of its existing investment in KnowBe4 and exploratory conversations that had taken place with respect to a potential transaction involving KnowBe4.

On September 13, 2022, representatives of Morgan Stanley held separate meetings with Messrs. Shanley and Daly to discuss KKR’s and Elephant Funds’ potential interest in an equity rollover in connection with a potential acquisition of KnowBe4 by Vista and the potential quantum of such equity rollover. Following such meetings, representatives of Morgan Stanley conveyed such interest and potential quantum to representatives of Vista.

On September 15, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley (1) provided an update on the remaining potential bidders for an acquisition of KnowBe4; and (2) reported on their communications with representatives of KKR and Elephant Funds regarding their preliminary interest in a potential rollover in connection with a potential acquisition of KnowBe4 by Vista and the potential quantum for such equity rollover, which the Special Committee and its advisors then discussed. The Special Committee and its advisors also discussed the possibility of receiving a proposal from Vista and strategies and tactics with respect to the negotiations with Vista if such a proposal were received. Representatives of Morgan Stanley also provided the

Special Committee with an overview of Morgan Stanley’s market outreach to date, including that (1) Morgan Stanley, at the Special Committee’s direction, had contacted all of the financial sponsors and strategic parties identified in its highest tiers as bidders that were likely to have an interest in KnowBe4 and had the capability to engage in, and complete, an acquisition of KnowBe4, (2) Morgan Stanley believed that it had contacted the most likely bidders for a potential acquisition of KnowBe4, (3) it was not necessary to contact certain identified financial sponsor and strategic parties that were on Morgan Stanley’s lower tiers given the market outreach and feedback received, and (4) any additional parties would be able to contact KnowBe4, the Special Committee and their respective advisors following the public announcement of a proposal from Vista if they were interested in pursuing an acquisition. Representatives of Morgan Stanley reviewed with the Special Committee Morgan Stanley’s preliminary financial analyses of KnowBe4, including the valuation methodologies utilized and the value ranges produced under such valuation methodologies. Representatives of Morgan Stanley also reviewed certain illustrative scenarios with respect to a potential rollover of some or all of the equity interests held by Vista, KKR, Elephant Funds, Mr. Sjouwerman, and Lars Letonoff, Co-President and Chief Revenue Officer of KnowBe4, in a potential acquisition of KnowBe4 by Vista and discussed these scenarios with the Special Committee.

On September 16, 2022, representatives of each of Morgan Stanley and Vista held a meeting by video conference, during which Vista verbally conveyed its intention to submit a proposal to acquire all of the outstanding shares of capital stock of KnowBe4 for cash consideration of $24.00 per share (the “Proposal”). The Proposal also reflected that Vista had not yet spoken with debt or equity financing sources and was conditioned on satisfactory completion of those discussions. The Proposal further reflected that Vista was open to certain of KnowBe4’s significant stockholders rolling over a portion of their current investment and, to the extent applicable as a result of their doing so, Vista would expect the transaction to be expressly conditioned on the MFW framework. During this meeting, representatives of Morgan Stanley conveyed to Vista that the pricing in the Proposal fell outside the pricing guidance that the Special Committee, through Morgan Stanley, had previously provided to Vista. Representatives of Vista later submitted the Proposal in a written letter to the Special Committee.

On September 17, 2022, representatives of Vista provided representatives of Morgan Stanley with a list of debt and equity financing sources and sought the Special Committee’s approval to contact such financing sources. Representatives of Vista also requested the Special Committee’s approval to contact Elephant Funds, KKR and Mr. Sjouwerman regarding a potential rollover of their equity in a potential transaction.

Later on September 17, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley reported on their meeting with Vista and provided an overview of the Proposal. The Special Committee and representatives of Morgan Stanley discussed certain process matters in connection with the Special Committee’s receipt of the Proposal, including KnowBe4’s public response to such Proposal and the due diligence requests submitted by a representative of KKR to KnowBe4 management in connection with a potential equity co-investment with Vista in the potential transaction. The Special Committee and representatives of Morgan Stanley also discussed (1) potential responses to the Proposal; (2) soliciting feedback from KKR, Mr. Sjouwerman and Elephant Funds on the Proposal; and (3) potential communications between or among Vista, KKR and/or Elephant Funds regarding a potential rollover of some or all of their equity in connection with the Proposal. The Special Committee and its advisors discussed certain potential risks with respect to unchaperoned communications between or among Vista and KKR, and/or Elephant Funds regarding a potential rollover at this juncture in the Special Committee’s negotiations. After discussions of potential responses, the Special Committee determined to submit a verbal counterproposal to Vista that would have Vista acquire KnowBe4 for cash consideration of $26.50 per share, provided guidance on the timing for a response, and authorized Morgan Stanley to make that counterproposal. The Special Committee and representatives of Morgan Stanley discussed Vista’s proposed list of debt and equity financing sources, and, after discussion, the Special Committee authorized Morgan Stanley to convey that Vista should reduce its proposed list of equity financing sources to contact at this time. The Special Committee and its advisors also discussed the proposed “majority-of-the-minority” stockholder voting condition and certain matters in connection with seeking and securing such vote. The Special Committee authorized representatives of Morgan Stanley to discuss the Proposal with Messrs. Sjouwerman, Shanley and Daly. The Special Committee and its representatives also discussed a potential retention bonus pool for members of KnowBe4 management and the timing for raising this proposal with Vista.

Following the Special Committee meeting on September 17, 2022, representatives of Morgan Stanley provided an update to Mr. Sjouwerman, Mr. Shanley, and Mr. Daly.

In addition, on September 17, 2022, representatives of Morgan Stanley delivered the Special Committee’s counterproposal to Vista.

Further on September 17, 2022, representatives of Kirkland distributed to representatives of each of Potter Anderson and Wilson Sonsini a draft of an amendment to Vista’s Schedule 13D, which included the Proposal and information related thereto.

Later on September 17, 2022, the Special Committee conveyed its approval of Vista’s outreach to certain identified potential sources of debt financing to the representatives of Morgan Stanley.

On September 18, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley (1) reported on their meeting with Vista and Vista’s process for responding to the Special Committee’s counterproposal on price; and (2) confirmed with the Special Committee that it had the authority to convey the Special Committee’s written approval of Vista’s outreach to certain identified potential sources of debt financing to Vista. Representatives of Morgan Stanley also reported on Morgan Stanley’s communications with Mr. Shanley, including that Mr. Shanley with the representatives of Morgan Stanley that KKR would need to perform due diligence on KnowBe4 in connection with a potential equity co-investment with Vista. Representatives of Morgan Stanley discussed that Vista had requested the Special Committee’s approval to speak with representatives of KKR and Elephant Funds regarding the Proposal. The Special Committee and its advisors discussed potential communications between or among Vista and KKR and/or Elephant Funds regarding the Proposal and a range of process guardrails in connection therewith. After discussion, the Special Committee determined that any communications between or among Vista and KKR and/or Elephant Funds would also need to include representatives of Morgan Stanley for the time being and authorized representatives of Morgan Stanley to inform the parties that the parties were not to discuss pricing for Vista’s proposed acquisition of KnowBe4 in any discussions held between the parties at that time until the Special Committee and Vista reached a preliminary agreement on pricing.

Also on September 18, 2022, representatives of Vista and Morgan Stanley held a meeting, during which Vista conveyed that it had, per the Special Committee’s request, proposed a more limited set of potential equity financing sources for Vista’s outreach and sought the Special Committee’s approval to contact such parties. Representatives of Vista again requested the approval of the Special Committee to contact representatives of Elephant Funds, KKR and Mr. Sjouwerman regarding a potential rollover of their equity in a potential transaction.

Early on September 19, 2022, Vista amended its Schedule 13D to publicly disclose the Proposal.

On September 19, 2022, Morgan Stanley conveyed to Vista the Special Committee’s approval of the more limited set of potential equity financing sources for Vista’s outreach. Representatives of Morgan Stanley also conveyed that the Special Committee approved of communications involving Vista and KKR, Elephant Funds or Mr. Sjouwerman at this time, but that such approval was conditioned on Morgan Stanley being included in those communications for the time being.

Also on September 19, 2022, representatives of each of Potter Anderson, Wilson Sonsini and Kirkland met to discuss certain due diligence, antitrust and regulatory, and other timing and process matters for an acquisition of KnowBe4 by Vista.

On September 20, 2022, representatives of Morgan Stanley spoke, separately, with representatives of KKR, Vista and Elephant Funds. In response to a request to remove the chaperone restrictions at that time, the representatives of Morgan Stanley reiterated to KKR and Elephant Funds that, at the instruction of the Special Committee, until the Special Committee and Vista reached a preliminary agreement on pricing, KKR and Elephant Funds were not permitted to discuss pricing for an acquisition of KnowBe4. Each of KKR and Elephant Funds agreed to continue abiding by the chaperone restrictions until such conditions were met. Representatives of Vista conveyed to Morgan Stanley that Vista would expect Elephant Funds, KKR and Mr. Sjouwerman to enter into support agreements in connection with Vista’s potential acquisition of KnowBe4, and the representatives of Morgan Stanley conveyed to Vista the same message that Morgan Stanley had conveyed to KKR and Elephant Funds.

On September 22, 2022, representatives of Vista, KKR and Morgan Stanley met to discuss the Proposal and KKR’s role, if any, with respect to the Proposal.

On September 23, 2022, representatives of Morgan Stanley and Vista met to discuss a potential response from Vista to the Special Committee’s counterproposal. Representatives of Vista indicated that Vista would need more time to respond to the Special Committee’s counterproposal. Representatives of Morgan Stanley and Vista also discussed certain transaction matters, including Vista’s financing progress, Vista’s due diligence progress and the potential timing for a public announcement of an agreed-upon transaction if the parties were able to reach agreement on terms.

On September 25, 2022, representatives of Potter Anderson distributed an initial draft of the merger agreement to Kirkland.

On September 28, 2022, the Special Committee held a meeting by video conference with representatives of Potter Anderson. Representatives of Wilson Sonsini attended a portion of the meeting. Representatives of Wilson Sonsini provided an overview of the draft merger agreement. Following Wilson Sonsini’s departure from the meeting, representatives of Potter Anderson discussed certain matters relating to (1) the potential voting and support agreements for KKR, Elephant Funds and Mr. Sjouwerman and (2) the equal treatment provision for the shares of KnowBe4 Class A common stock and KnowBe4 Class B common stock in KnowBe4’s certificate of incorporation for a “Change of Control Transaction” and how that might be implicated in a potential acquisition of KnowBe4 by Vista that included a rollover of certain significant stockholders’ shares of Class B common stock.

Later on September 28, 2022, representatives of Morgan Stanley and Vista met to discuss Vista’s response to the Special Committee’s counterproposal. Representatives of Vista conveyed that Vista was prepared to acquire all of the outstanding shares of capital stock of KnowBe4 for cash consideration of $24.60 per share (the “Revised Proposal”). Representatives of Vista indicated that it would be prepared to provide executed debt and equity commitment letters at the time of signing of any definitive agreement for an acquisition and that the Revised Proposal reflected Vista’s expectation that certain of KnowBe4’s significant stockholders would rollover an aggregate amount of $675 million in equity (valued at a price of $24.60 per share in cash). Representatives of Morgan Stanley conveyed to Vista that they believed that there was more work to do on the pricing for a transaction. Representatives of Vista later distributed a written copy of the Revised Proposal to Morgan Stanley, which also reiterated that Vista expected the transaction to be expressly conditioned on the MFW framework, as previously described in the Proposal. Representatives of Vista also orally conveyed to the representatives of Morgan Stanley a proposal on the termination and reverse termination fees for the transaction, including that KnowBe4’s termination fee would be set at 3.5 percent of KnowBe4’s equity value and Parent’s reverse termination fee would be set at 5.5 percent of KnowBe4’s equity value.

On September 29, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley reported on their meeting with Vista and the terms of the Revised Proposal, including that, in response to questions from Morgan Stanley, representatives of Vista did not say that this was Vista’s best and final offer. The Special Committee and its advisors discussed a potential counterproposal to the Revised Proposal and potential messaging for such counterproposal. The Special Committee and representatives of Morgan Stanley also discussed the recent market volatility over the course of the Special Committee’s evaluation of a potential acquisition and that the market trading of the peer set of comparable companies had declined. The Special Committee also considered the risks posed by this market volatility and decline in market trading for the peer set of comparable companies when making its decision to deliver its counterproposal on price and related messaging to Vista. After discussion, the Special Committee determined to submit a counterproposal to Vista that would have Vista acquire KnowBe4 for cash consideration of $25.75 per share, and a message encouraging a response from Vista on pricing that went as far into the $25.00s as Vista could go. The Special Committee also determined to submit a counterproposal, and authorized Morgan Stanley to do so, on the termination and reverse termination fees for the transaction, with the Special Committee proposing that KnowBe4’s termination fee be set at 3.5 percent of KnowBe4’s equity value and Parent’s reverse termination fee be set at 7 percent of KnowBe4’s equity value, representing a 2x difference between the two fees. The Special Committee also authorized representatives of Morgan Stanley to discuss with Vista the concept of a retention bonus pool for members of KnowBe4 management, which would reward members of Company management who had assisted the Special Committee and KnowBe4 with the Special Committee’s process and incentivize such members of management of KnowBe4 to remain with KnowBe4 and assist with executing on any agreed-upon acquisition. The Special Committee asked Morgan Stanley to request a response on pricing from Vista that day.

Following the Special Committee meeting on September 29, 2022, representatives of Morgan Stanley conveyed the Special Committee’s counterproposal to Vista and also discussed the concept of a retention bonus pool with Vista.

Later on September 29, 2022, representatives of Vista delivered a response to the Special Committee’s counterproposal, which would have Vista acquire KnowBe4 for cash consideration of $24.80 per share. Representatives of Vista also conveyed that it (1) would not be in a position to submit a proposal at a price of $25.00 per share or above; and (2) agreed in principle with the construct of a retention bonus pool for members of KnowBe4 management. The representatives of Vista conveyed that they had accepted the Special Committee’s proposed 2x difference between KnowBe4’s termination fee and Parent’s reverse termination fee but proposed, instead, that KnowB4’s termination fee be set at 3 percent of KnowBe4’s equity value and Parent’s reverse termination fee be set at 6 percent of KnowBe4’s equity value. Representatives of Morgan Stanley asked whether this proposal represented Vista’s best and final offer, and representatives of Vista indicated that they were reluctant to characterize the proposal as such but that Vista did not have the capacity to make a similar increase in pricing as illustrated by their latest response on pricing.

Following the delivery of Vista’s counterproposal, the Special Committee reconvened its earlier meeting from that day by video conference with representatives of each of Potter Anderson and Morgan Stanley. Representatives of Morgan Stanley reported on Vista’s latest response on pricing and Morgan Stanley’s communications with Vista. The Special Committee and its advisors discussed a potential counterproposal to Vista and, after discussion, the Special Committee authorized representatives of Morgan Stanley to deliver a counterproposal to Vista at $24.90 per share in cash. The Special Committee also instructed that, assuming that an agreement on pricing could be reached, the Special Committee was supportive of releasing the chaperone restrictions, which would allow direct discussions among Vista, KKR, Elephant Funds, Mr. Sjouwerman and their respective representatives.

Following the end of the Special Committee’s meeting on September 29, 2022, representatives of Morgan Stanley conveyed the Special Committee’s counterproposal of $24.90 per share in cash to representatives of Vista. Vista accepted such counterproposal, reiterated its prior agreement on the concept of a bonus retention pool for KnowBe4 management, and noted that $682 million would be the required amount for an equity rollover and/or co-investment of certain significant stockholders of KnowBe4. The representatives of Vista also proposed that KnowBe4 would reimburse Vista for fees and expenses incurred in connection with the potential acquisition of KnowBe4 if the merger agreement was not approved by KnowBe4 stockholders. Representatives of Morgan Stanley conveyed that the Special Committee had approved of the release of the chaperone restrictions in light of the Special Committee and Vista reaching a preliminary agreement on pricing, which then allowed for direct discussions among Vista, KKR, Elephant Funds, Mr. Sjouwerman and their respective representatives.

On September 30, 2022, representatives of Kirkland delivered a revised draft of the merger agreement to representatives of each of Potter Anderson and Wilson Sonsini, along with initial drafts of the limited guarantee and equity commitment letter. In the days that followed, representatives of each of Wilson Sonsini (with input from the Special Committee and Potter Anderson) and Kirkland, on behalf of KnowBe4 and Vista, respectively, negotiated the terms of the merger agreement, limited guarantee and equity commitment letter. Key terms of the merger agreement negotiated by the parties included (1) the circumstances in which the Special Committee or the KnowBe4 Board could evaluate and accept a “superior proposal” and in which a termination fee would be payable by KnowBe4 to Vista; (2) the definition of “material adverse effect”; (3) the conditions to each party’s obligation to consummate the merger and each party’s right to terminate the merger agreement; (4) the termination fees payable by each of Vista and KnowBe4 and the circumstances in which such fees would be payable; (5) the maximum amount of KnowBe4’s obligation to reimburse Vista for fees and expenses incurred if the merger agreement was not approved by KnowBe4 stockholders; (6) the nature and scope of the interim operating covenants applicable to KnowBe4 during the period prior to the closing of the merger; and (7) KnowBe4’s representations, warranties and covenants contained in the merger agreement.

On October 1, 2022, representatives of Kirkland delivered initial drafts of the Rollover Stockholder Support Agreements for each of Vista, KKR, Elephant Funds and Mr. Sjouwerman to representatives of each of Potter Anderson, Wilson Sonsini, Latham, Gibson Dunn and Moulton Moore Stella LLP (“Moulton Moore”), outside legal advisor to Mr. Sjouwerman and other members of management. In the days that followed, these parties negotiated the terms of the respective Rollover Stockholder Support Agreements.

On October 2, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson, Wilson Sonsini, and Morgan Stanley. Representatives of Wilson Sonsini provided an overview of, and discussed with the Special Committee and its advisors, Vista’s revised draft of the merger agreement. Representatives of Morgan Stanley reported that, following the public disclosure of Vista’s proposal to acquire KnowBe4, Morgan Stanley had not received, and was not otherwise aware of, any inbound interest from a potential third party who was interested in acquiring KnowBe4. Representatives of Morgan Stanley also reviewed that they had conducted a targeted outreach to certain potential strategic parties and financial sponsors that had been previously contacted regarding a potential acquisition of KnowBe4 following the submission of Vista’s public proposal and that those bidders had either not responded to Morgan Stanley’s outreach or had confirmed that they were not interested in pursuing an acquisition of KnowBe4. The Special Committee gave direction to representatives of each of Wilson Sonsini and Potter Anderson on how to negotiate various points in the merger agreement. The Special Committee and representatives of each of Wilson Sonsini and Morgan Stanley also discussed the bonus retention pool and certain ordinary course equity grants for members of KnowBe4 management, and the Special Committee instructed Morgan Stanley to discuss those matters with Vista.

On October 3, 2022, Vista requested the Special Committee’s permission to discuss the terms of Mr. Sjouwerman’s employment with KnowBe4 following its acquisition by Vista. The Special Committee provided its approval for these discussions on October 4, 2022.

On October 4, 2022, representatives of each of Wilson Sonsini, Potter Anderson and Kirkland met to discuss a revised draft of the merger agreement and other transaction matters.

Also on October 4, 2022, representatives of each of Vista and Morgan Stanley met to discuss certain parts of the draft merger agreement for the transaction.

On October 5, 2022, in connection with negotiations on the Rollover Stockholder Support Agreements, Gibson Dunn informed KnowBe4 that KKR desired to build into the transaction documents the flexibility for KKR to fund its equity commitment by either rolling over a portion of its existing equity position in KnowBe4 or investing new capital through one or more KKR affiliates.

Beginning on October 6, 2022, and continuing through the execution of the definitive documentation, representatives of each of Potter Anderson, Kirkland and Wilson Sonsini and, where appropriate, representatives of Gibson Dunn, Latham and Moulton Moore held regular meetings to discuss the draft transaction documentation and other transaction matters.

On October 7, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson, Morgan Stanley and Wilson Sonsini. Representatives of Wilson Sonsini reported on the recent discussions with Kirkland regarding the latest draft of the merger agreement. The Special Committee gave direction to representatives of each of Wilson Sonsini and Potter Anderson on how to negotiate various points in the merger agreement. The Special Committee, its advisors and representatives of Wilson Sonsini also discussed certain matters related to the equity compensation of KnowBe4 employees.

On October 8, 2022, representatives of Morgan Stanley met with representatives of Vista to discuss the status of negotiation of the draft transaction documentation and other related transaction matters.

On October 9, 2022, representatives of each of Kirkland, Wilson Sonsini and Potter Anderson met to discuss KnowBe4’s certificate of incorporation and its provisions that provided for equal treatment among the shares of KnowBe4’s Class A common stock and KnowBe4’s Class B common stock in a “Change of Control Transaction,” unless such equal treatment was approved by the holders of KnowBe4’s Class A common stock and KnowBe4’s Class B common stock, each voting separately as a class. Given the contemplated rollover by certain significant stockholders, representatives of Kirkland proposed that the transaction, in addition to the majority of the minority voting standard and the required statutory stockholder voting standard, include separate class votes of KnowBe4’s Class A common stock and KnowBe4’s Class B common stock. Representatives of Kirkland conveyed that Vista proposed that, prior to the record date for the KnowBe4 stockholder vote, (1) Vista would irrevocably “down-convert” all of its shares of KnowBe4’s Class B common stock into shares of KnowBe4’s Class A common stock; and (2) that Vista would request that each of the rollover stockholders also down-convert shares of KnowBe4’s Class B common stock that they would rollover in the transaction or a commensurate amount of shares equal to the value that such rollover stockholder expected to invest in KnowBe4 in connection with the transaction with Vista. The proposed down-converts by Vista, KKR, Mr. Sjouwerman and Elephant Funds would result in those holders having a higher percentage of the Class A common stock than they held before such time by irrevocably surrendering the superior voting rights associated with the shares of “down-converted” Class B stock. Following such down-converts, Vista, KKR, Mr. Sjouwerman and Elephant Funds would, in the aggregate, hold approximately 36 percent of the voting power of the outstanding shares of KnowBe4 Class A common stock. The proposed down-converts by KKR, Mr. Sjouwerman and Elephant Funds would have an immaterial impact on their respective aggregate voting power but the down-convert by Vista would cause Vista’s aggregate voting power to decrease from approximately 14.9 percent of KnowBe4’s voting power to approximately three percent.

On October 10, 2022, representatives of each of Morgan Stanley and Vista met to discuss certain outstanding transaction items, including certain outstanding economic points in the Merger Agreement related to the expense reimbursement provision and certain potential cost of living adjustments and Vista’s views on such points.

Also on October 10, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson, Morgan Stanley and Wilson Sonsini. Representatives of each of Wilson Sonsini and Morgan Stanley reported on their communications with representatives of each of Kirkland and Vista, respectively, regarding open points in the draft documentation for the transaction. Representatives of Wilson Sonsini also discussed the latest drafts of the transaction documentation and the negotiation of certain matters in those documents. Representatives of Morgan Stanley then provided the Special Committee with a presentation on Morgan Stanley’s financial analyses, including the methodologies utilized and the value ranges produced under such methodologies. Representatives of Morgan Stanley also reviewed, among other things, the rationale for KnowBe4 entering into the transaction with Vista and the outreach conducted by Morgan Stanley to date in support of a potential acquisition of KnowBe4.

On October 11, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson, Morgan Stanley and Wilson Sonsini. Representatives of Wilson Sonsini reported on the latest transaction matters and the negotiations of the draft transaction documents. At the request of the Special Committee, representatives of Morgan Stanley delivered Morgan Stanley’s oral fairness opinion, which was later confirmed in writing, to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth in the opinion, the Per Share Price to be received by the holders of shares of KnowBe4 Common Stock (other than the holders of the Excluded Shares (as defined in the opinion) and the Rollover Stockholders) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of shares of KnowBe4 Common Stock. Morgan Stanley’s opinion is more fully described in the section of this proxy statement titled “—Opinion of Morgan Stanley & Co. LLC.” Representatives of Morgan Stanley also confirmed that it had no material updates to its prior relationships disclosure memorandum that it had issued to the Special Committee on July 12, 2022. Representatives of Potter Anderson reviewed the form of Special Committee resolutions that had been previously circulated to the Special Committee, and, after discussion at the meeting, the Special Committee unanimously (1) determined that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders; (2) recommended that the KnowBe4 Board approve the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, and determine that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders; and (3) recommended that, subject to the approval of the KnowBe4 Board, the KnowBe4 Board submit the Merger Agreement to KnowBe4’s stockholders for their adoption and approval and recommend that KnowBe4’s stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL.

Following the Special Committee meeting on October 11, 2022, the KnowBe4 Board held a special meeting by video conference with representatives of each of Wilson Sonsini, Potter Anderson and Morgan Stanley. Mr. Watzinger provided an overview of the Special Committee’s process and recommendation to the KnowBe4 Board. Representatives of Wilson Sonsini provided an overview of the transaction documents for the acquisition and the material terms therein. Representatives of Morgan Stanley provided an overview of the Special Committee’s outreach to financial sponsor and strategic potential bidders and reviewed that Morgan Stanley had rendered an oral fairness opinion to the Special Committee. Representatives of Wilson Sonsini also provided a review of the KnowBe4 Board’s fiduciary duties and the MFW framework. After discussion at the meeting, the KnowBe4 Board unanimously (1) determined that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and its stockholders, including the Unaffiliated Stockholders; (2) approved the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger; and (3) recommended that KnowBe4’s stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL.

Later on October 11, 2022, following the meeting of the KnowBe4 Board, Vista and KnowBe4 signed the merger agreement and the other transaction documents. The Rollover Stockholder Support Agreements were also signed.

On October 12, 2022, KnowBe4 issued a press release announcing the transaction with Vista.

On December 15, 2022, the Special Committee held a meeting by video conference with representatives of each of Potter Anderson, Wilson Sonsini and Morgan Stanley present. Representatives of Potter Anderson, Wilson Sonsini and Morgan Stanley updated the Special Committee on the transaction status. In addition, for the sake of completeness, representatives of Morgan Stanley discussed with the Special Committee that the Company’s preliminary proxy statement filed on November 14, 2022 disclosed that Morgan Stanley had received aggregate fees of approximately $120 to $140 million in the two years prior to the date of its opinion for financial advisory and financing services provided to the Vista Related Entities, which was approximately $80 million higher than such fees disclosed in the Morgan Stanley relationships disclosure memorandum delivered to the Special Committee on July 12, 2022. Morgan Stanley explained that the difference was attributable to the fact that the July 12 relationships disclosure memorandum only reflects fees received with respect to entities that are majority-controlled affiliates or portfolio companies of Vista as of the date of disclosure as expressly set forth therein (and also did not include pending transactions), whereas the proxy statement includes fees that were received by Morgan Stanley from majority-controlled affiliates or portfolio companies of Vista during the two years prior to the date of its fairness opinion, including affiliates or portfolio companies of Vista that were no longer majority-controlled affiliates or portfolio companies of Vista as of the date of disclosure. Following Morgan Stanley’s departure from the meeting, the Special Committee, following discussion, confirmed that such fees did not change its view that Morgan Stanley was able to fulfill its responsibilities as an independent financial advisor to the Special Committee.

Reasons for the Merger; Recommendation of the Special Committee and the KnowBe4 Board

Recommendation of the Special Committee

In evaluating the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger, the Special Committee consulted with its independent financial advisor, Morgan Stanley, and its independent legal advisor, Potter Anderson, and, where appropriate, with members of KnowBe4 management and Wilson Sonsini, in its capacity as KnowBe4’s outside legal advisor. The Special Committee unanimously determined that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders. In addition, the Special Committee believes that the Merger is fair to KnowBe4’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 of the Exchange Act (the “unaffiliated security holders”).

The Special Committee also unanimously recommended that the KnowBe4 Board:

•	approve the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger;

•

determine that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to, and in the best interests of KnowBe4 and the Unaffiliated Stockholders; and

•

subject to approval by the KnowBe4 Board, submit the Merger Agreement to our stockholders for their adoption and approval and recommend that our stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL.

In the course of reaching its determination and making its recommendations, the Special Committee considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance and each of which the Special Committee viewed as being generally supportive of its determination and recommendations to the KnowBe4 Board:

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Potential Strategic Alternatives. The assessment of the Special Committee that none of the possible alternatives to the Merger (including continuing to operate KnowBe4 as an independent company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to our stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for KnowBe4 to create greater value for our stockholders, taking into account execution risks as well as business, financial, industry, competitive and regulatory risks.

•	Outcome of Strategic Pre-Signing Market Check. At the direction of the Special Committee, Morgan Stanley conducted a pre-signing market check by contacting thirteen (13) financial sponsors, including

Vista and two (2) financial sponsors that owned strategic parties, and four (4) strategic parties to gauge their interest in a potential acquisition of KnowBe4. No party contacted, other than Vista, submitted a proposal or an indication of interest to acquire KnowBe4. Further, the Special Committee considered that the time period between the announcement of Vista’s public proposal and the execution of definitive agreement with Vista acted as a passive pre-signing market check. KnowBe4, the Special Committee and their respective advisors did not receive any third-party proposals or indications of interests during this time period, despite public awareness of a proposal from Vista.

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Certainty of Value. The consideration to be received by our stockholders in the Merger consists entirely of cash, which provides certainty of value and immediate liquidity at an attractive price measured against the ongoing business and financial execution risks of KnowBe4’s business plan and its continued operations as an independent company and allows our stockholders to realize that value immediately upon the consummation of the Merger. In that regard, the Special Committee noted that the amount of cash to be received for each outstanding share of KnowBe4 common stock is fixed and will not be reduced if the share price of KnowBe4 common stock declines prior to the effective time of the Merger.

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Best Value Reasonably Obtainable. The belief of the Special Committee that the per share price represented Vista’s best and final offer and the best value that KnowBe4 could reasonably obtain from Vista for the shares of KnowBe4 common stock, taking into account (1) Vista’s statements and reputation; (2) the Special Committee’s assessment that other parties did not have the interest in, or capability to, acquire KnowBe4, including based on the regulatory, financing and other execution risks applicable to each party; and (3) the Special Committee’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of KnowBe4 on a historical and prospective basis and its assessment of associated risks, including execution risks with respect to KnowBe4’s business plan. In forming this belief, the Special Committee also considered that (1) Vista was the only party out of 17 potential parties contacted to submit a proposal; (2) no other third party bidder submitted a proposal during this period to acquire KnowBe4, despite ample opportunity to do so; and (3) the Special Committee received feedback from certain potential third party bidders for a potential acquisition of KnowBe4 that such bidders could not see themselves paying a meaningful premium to the current market price of KnowBe4. The Special Committee believed that, after negotiations at the direction of the Special Committee and with the assistance of experienced independent legal and financial advisors, the Special Committee obtained the best terms and highest price that Vista was willing to pay for KnowBe4, pursuant to a thorough process and that further negotiations would have created a risk of causing Vista to abandon the Merger altogether or materially delay the entry into definitive transaction agreements with respect to the Merger. In addition, the Special Committee believed that, measured against the longer-term execution risks described above, the per share price reflects a fair and favorable price for the shares of KnowBe4 common stock. The Special Committee also considered that the per share price constitutes (1) a premium of approximately 44 percent to the closing price of KnowBe4 common stock of $17.30 per share on September 16, 2022, which was the last full trading day before Vista publicly disclosed its initial non-binding acquisition proposal; and (2) a premium of approximately 30 percent to KnowBe4’s 30-day trading average closing stock price of KnowBe4 Class A common stock of $19.10 per share ending on September 16, 2022.

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Financial Condition, Results of Operations and Prospects of KnowBe4; Risks of Execution. The current, historical and projected financial condition, results of operations and business of KnowBe4, as well as KnowBe4’s prospects and risks if it were to remain an independent company. In particular, the Special Committee considered KnowBe4’s then-current business plan, including management’s then-current estimated projections of KnowBe4’s financial prospects, as reflected in the Unaudited Prospective Financial Information. As part of this, the Special Committee considered KnowBe4’s current business plan and the potential opportunities and risks that it presented against, among other things, various execution, operational and other risks to achieving the business plan and related uncertainties, including: (1) the impact of market, customer and competitive trends on KnowBe4;

(2) the likelihood that the business plan could be achieved in the face of operational and execution risks, including loss of market share, customer dissatisfaction or employee attrition; and (3) general risks related to market conditions that could negatively impact our valuation or reduce the price of KnowBe4 common stock. In particular, the Special Committee considered the likelihood and timing of, and risks to, achieving the operational improvements, objectives and market share capture assumptions underlying the business plan, as well as the estimated projections of KnowBe4’s financial prospects, all as reflected in the Unaudited Prospective Financial Information.

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Among the potential risks identified by the Special Committee were: KnowBe4’s competitive positioning and prospects as an independent company. Included among these risks were consideration of (1) KnowBe4’s size, as well as its financial resources, relative to those of its competitors; (2) new and evolving competitive threats; (3) changes in the industry in which KnowBe4 operates; (4) the substantial risks to achieving KnowBe4’s business plan; and (5) the ultimate size of the total available market for KnowBe4’s business.

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The Special Committee also considered the challenges of a public company in making investments, operational changes, and improvements (including meaningful cost reductions) to achieve long-term growth and profitability. The Special Committee was aware that such investments, changes and improvements could lead to disruption in our performance and expose us to scrutiny based on our quarter-over-quarter operational and financial metrics and results. The Special Committee was also aware that the price of KnowBe4 common stock could be negatively impacted if we failed to meet investor expectations, including if we failed to meet our growth and profitability objectives.

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Opinion of Morgan Stanley. The oral opinion of Morgan Stanley rendered to the Special Committee, subsequently confirmed by delivery of its written opinion, dated October 11, 2022, that, as of such date, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Per Share Price to be received by the holders of KnowBe4 common stock (other than the holders of the Excluded Shares and the Rollover Stockholders) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of KnowBe4 common stock. The opinion is more fully described in the section of this proxy statement captioned “Special Factors—Opinion of Morgan Stanley & Co. LLC” and the full text of the opinion is attached as Annex B to this proxy statement.

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Negotiations with Parent and Terms of the Merger Agreement. The terms of the Merger Agreement, which was the product of arm’s-length negotiations, and the belief of the Special Committee that the Merger Agreement contained terms and conditions that provided the Special Committee with a high level of closing certainty. The factors considered included:

○	KnowBe4’s ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties submitting unsolicited takeover proposals.

○	The Special Committee’s belief that the terms of the Merger Agreement would be unlikely to deter third parties from making a superior proposal.

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The ability of the KnowBe4 Board, acting upon the recommendation of the Special Committee, and the Special Committee’s ability, in each case under certain circumstances, to change, withdraw or modify the recommendation that our stockholders vote in favor of the adoption of the Merger Agreement.

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The KnowBe4 Board’s ability, acting upon the recommendation of the Special Committee, under certain circumstances, to terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal. In that regard, the Special Committee believed that the termination fee payable by KnowBe4 in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

○	The limited conditions to Parent’s obligation to consummate the Merger, making the Merger reasonably likely to be consummated.

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The reverse termination fee of $276 million payable by Parent in certain circumstances, our ability to specifically enforce Parent’s obligations under the Merger Agreement in accordance with its terms and to cause the equity financing to be funded if the conditions to closing are satisfied and the debt financing is available, and the other remedies available to KnowBe4 under the Merger Agreement, including monetary damages. The Special Committee also considered the terms of the Limited Guarantees, which guarantee payment of the reverse termination fee.

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The Special Committee also considered the terms of the (1) the Debt Commitment Letter, which commits the debt sources to lend a portion of the amounts needed by Parent to fund the transaction; and (2) the Equity Commitment Letters, which commit the Guarantors and the KKR Investor to invest the balance of the amounts needed by Parent to fund the transaction (including KnowBe4’s third-party beneficiary rights to enforce the Guarantors’ and the KKR Investor’s equity commitments under the Equity Commitment Letters in accordance with their terms and the terms of the Merger Agreement).

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The terms of the Merger Agreement provide KnowBe4 with sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement.

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Reasonable Likelihood of Consummation. The belief of the Special Committee that an acquisition by Parent has a reasonable likelihood of closing, including that there were no anticipated substantive issues expected in connection with the required regulatory approvals. In that regard, the Special Committee considered Vista’s business reputation and financial resources, as well as those of Parent’s debt financing sources, all of which the Special Committee believed increased the likelihood that the required debt and equity financing for the Merger would be available.

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Appraisal Rights. KnowBe4’s stockholders have the right to exercise their statutory appraisal rights under Section 262 of the DGCL and receive payment of the fair value of their shares of KnowBe4 common stock in lieu of the Per Share Price, subject to and in accordance with the terms and conditions of the Merger Agreement and the DGCL, unless and until any such KnowBe4 stockholder fails to perfect or effectively withdraws or loses such holder’s rights to appraisal and payment under the DGCL.

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Current and Historical Market Prices. The current and historical market prices of KnowBe4’s Class A common stock, including as set forth in the table under “Important Information Regarding KnowBe4—Market Price of KnowBe4 Class A Common Stock” and “Special Factors—Opinion of Morgan Stanley & Co. LLC” taking into account the market performance of KnowBe4’s Class A common stock relative to the capital stock of other participants in the industries in which KnowBe4 operates and general market indices.

The Special Committee also considered a number of factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Unaffiliated Stockholders and the unaffiliated security holders of KnowBe4. In the light of such procedural safeguards, the Special Committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Unaffiliated Stockholders and the unaffiliated security holders of KnowBe4 for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the Merger. The Special Committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger to the Unaffiliated Stockholders and the unaffiliated security holders of KnowBe4:

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Independence. The Special Committee, since its formation, has consisted solely of independent (for purposes of serving on the Special Committee) and disinterested directors that are not affiliated with, and are independent of, any of the potential counterparties to a potential acquisition of KnowBe4

(including a potential acquisition of KnowBe4 that has a transaction or series of transactions in which one or more significant stockholders of KnowBe4 have an interest that is in addition to, and/or different from, the interests of KnowBe4’s stockholders as a whole) and were otherwise disinterested and independent with respect to a potential acquisition of KnowBe4 (including a potential acquisition of KnowBe4 that has a transaction or series of transactions in which one or more significant stockholders of KnowBe4 have an interest that is in addition to, and/or different from, the interests of KnowBe4’s stockholders as a whole), other than as discussed in the section of this proxy statement captioned “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger”;

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Negotiating Authority. The authority granted to the Special Committee by the KnowBe4 Board to, among other things, (1) review, evaluate and negotiate the structure, form, terms and conditions of a potential acquisition of KnowBe4 (including a potential acquisition of KnowBe4 that has a transaction or series of transactions in which one or more significant stockholders of KnowBe4 have an interest that is in addition to, and/or different from, the interests of the KnowBe4’s stockholders as a whole) and the form, terms and conditions of any definitive agreements or documents in connection therewith, (2) to determine not to proceed with any such process, procedures, review or evaluation, and (3) to consider and evaluate any alternative transactions.

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Active Involvement and Oversight. The numerous meetings held by the Special Committee to discuss and evaluate, among other things, the Special Committee’s pre-signing market check and the proposals from Vista, and the Special Committee’s active oversight of the negotiation process. The Special Committee was actively engaged in this process on a regular basis and was provided with full access to KnowBe4 management and its advisors in connection with the evaluation process.

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Independent Advice. The Special Committee selected and engaged its own independent legal and financial advisors and received the advice of such advisors throughout its review, evaluation and negotiation of a potential acquisition of KnowBe4.

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Full Knowledge. The Special Committee made its evaluation of a potential acquisition of KnowBe4 by Vista based upon the factors discussed in this proxy statement and with the full knowledge of the interests of the Rollover Stockholders.

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No Obligation to Recommend. The recognition by the Special Committee that it had no obligation to recommend to the KnowBe4 Board the approval of the Merger or any other transaction and had the authority to reject any proposals made.

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Prior Special Committee Action. The KnowBe4 Board was not permitted to approve any potential acquisition of KnowBe4 (including a potential acquisition of KnowBe4 that also included a transaction or series of transactions in which one or more significant stockholders of KnowBe4 had an interest that was in addition to, and/or different from, the interests of KnowBe4’s stockholders as a whole) or recommend for approval any such transactions by KnowBe4’s stockholders without a prior favorable recommendation of the transaction by the Special Committee.

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Communication Safeguards. The Special Committee requested that the Rollover Stockholders and their representatives not engage in direct, unchaperoned discussions with Vista and its representatives on the Rollover until after the Special Committee and the representatives of Vista had reached a preliminary agreement on pricing for the transaction and the Special Committee expressly authorized the Rollover Stockholders to have such discussions. The Rollover Stockholders and their representatives abided by the Special Committee’s request and did not have direct, unchaperoned discussions with Vista and its representatives until such events occurred.

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Additional Procedural Safeguards. The KnowBe4 Board, in its authorizing resolutions for the Special Committee, determined that KnowBe4 would not effectuate an acquisition of KnowBe4 that included a transaction or series of transactions in which one or more significant stockholders of KnowBe4 had an interest that is in addition to, and/or different from, the interests of KnowBe4’s stockholders as a whole, unless it had been (1) approved or recommended by the Special Committee and (2) approved by holders of a majority of the voting power of the outstanding shares of the Company held by disinterested stockholders (as determined by the Special Committee).

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Majority of the Minority Approval. The consummation of the Merger requires the Unaffiliated Stockholder Vote, which requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Stockholders and entitled to vote on the Merger Agreement.

In the course of reaching its determinations and making its recommendations, the Special Committee also considered the following non-exhaustive list of countervailing factors concerning the Merger Agreement and the Merger, which are not presented in any relative order of importance:

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No Stockholder Participation in Future Growth or Earnings. The nature of the Merger as a cash transaction means that our stockholders (other than the Rollover Stockholders) will not participate in KnowBe4’s future earnings or growth and will not benefit from any appreciation in value of the surviving corporation. The Special Committee considered the other potential alternative strategies available to KnowBe4 as an independent company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

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No-Shop Restrictions. The restrictions in the Merger Agreement on KnowBe4’s ability to solicit competing transactions (subject to certain exceptions to allow the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee, to exercise their respective fiduciary duties and, in the case of KnowBe4 Board, acting upon the recommendation of the Special Committee, to accept a superior proposal, and then only upon the payment of a termination fee). The Special Committee was also aware that Vista’s indirect ownership interest in KnowBe4 (through the VEPF Funds) and the interests of the Rollover Stockholders in the Merger would likely be considered by third parties evaluating whether to make superior proposals.

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Risk Associated with Failure to Consummate the Merger. The possibility that the Merger might not be consummated, and if it is not consummated, that: (1) KnowBe4’s directors, management team and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of KnowBe4 during the pendency of the Merger; (2) KnowBe4 will have incurred significant transaction and other costs; (3) KnowBe4’s continuing business relationships with customers, business partners and employees may be adversely affected; (4) the trading price of KnowBe4 Class A common stock could be adversely affected; (5) the contractual and legal remedies available to KnowBe4 in the event of the breach or termination of the Merger Agreement may be insufficient, costly to pursue, or both; (6) the reverse termination fee of $276 million payable by Parent to KnowBe4 will not be available in all instances in which the Merger Agreement is terminated and such reverse termination fee may not be sufficient to compensate KnowBe4 for the damage suffered by its business as a result of the pendency of the Merger or of the strategic initiatives forgone by KnowBe4 during this period; and (7) the failure of the Merger to be consummated could result in an adverse perception among our customers, potential customers, employees and investors about KnowBe4’s prospects.

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Regulatory Risks. The possibility that regulatory agencies may delay, object to, challenge or seek to enjoin the Merger, or may seek to impose terms and conditions on their approvals that are not acceptable to Parent, notwithstanding its obligations under the Merger Agreement.

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Impact of Interim Restrictions on KnowBe4’s Business Pending the Completion of the Merger. The restrictions on the conduct of KnowBe4’s business prior to the consummation of the Merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the Merger that, absent the Merger Agreement, we might have pursued, or from taking certain actions aimed at incentivizing and retaining our employees.

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Effects of the Merger Announcement. The effects of the public announcement of the Merger, including the: (1) effects on our employees, customers, operating results and stock price; (2) impact on our ability to attract and retain key management, sales and marketing, and technical personnel; and (3) potential for litigation in connection with the Merger.

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Termination Fee Payable by KnowBe4. The requirement that KnowBe4 pay Parent a termination fee of $138 million under certain circumstances following termination of the Merger Agreement, including if KnowBe4 terminates the Merger Agreement to accept a superior proposal. The Special Committee considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making a competing proposal to acquire KnowBe4.

•	Taxable Consideration. The receipt of cash in exchange for shares of KnowBe4 common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes for many of our stockholders.

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Interests of KnowBe4’s Directors and Executive Officers. The interests that KnowBe4’s directors and executive officers may have in the Merger, which may be different from, or in addition to, those of our other stockholders.

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Interests of Certain Significant Stockholders in the Merger. Certain significant stockholders of the KnowBe4 common stock were offered the opportunity, and elected, to participate in an equity rollover or equity reinvestment in Vista’s potential acquisition of KnowBe4, which such option to participate was not extended to all of KnowBe4’s stockholders. As noted in this section, these significant stockholders will be able to participate in the future growth or earnings of the post-closing company with respect to that portion of their equity that they are rolling over or reinvesting in the post-closing entity. However, those stockholders elected to forgo the certain value of the Per Share Price for such rollover shares, which value the Special Committee found compelling for KnowBe4’s stockholders.

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Voting Obligations of Certain Significant Stockholders. Certain significant stockholders of KnowBe4 are parties to Rollover Stockholder Support Agreements with KnowBe4 and Parent, which, under certain circumstances, obligate such holders to vote in favor of the adoption of the Merger Agreement and that those obligations do not automatically terminate in the event that the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee modifies, changes or withdraws KnowBe4’s recommendation with respect to the transaction.

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Conversion of Class B Common Stock to Class A Common Stock. Certain significant stockholders of KnowBe4 are parties to Rollover Stockholder Support Agreements with KnowBe4 and Parent or KnowBe4 only, which obligated such holders to convert certain amounts of shares of KnowBe4 Class B common stock to KnowBe4 Class A common stock prior to the Record Date.

Recommendation of the KnowBe4 Board

Based on the unanimous recommendation of the Special Committee and on the basis of the other factors described above, the KnowBe4 Board unanimously:

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determined that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of KnowBe4 and our stockholders, including the Unaffiliated Stockholders (and, accordingly, the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act);

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approved and declared advisable the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger;

•	directed that the adoption of the Merger Agreement be submitted to a vote of our stockholders at a meeting of our stockholders; and

•	recommended that our stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL.

In addition, the KnowBe4 Board, on behalf of KnowBe4, believes, based on the factors described below, that the Merger is fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

The KnowBe4 Board did not assess whether the “rollover” provisions of the Rollover Stockholder Support Agreements with the Rollover Stockholders are advisable, fair to and in the best interests of the Rollover Stockholders.

In the course of reaching its determination and making its recommendations, the KnowBe4 Board considered the following non-exhaustive list of material factors and countervailing factors, which are not presented in any relative order of importance:

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Determinations of the Special Committee. The Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous determination, which the KnowBe4 Board adopted, that the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the other transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of KnowBe4 and the Unaffiliated Stockholders (and, as described in this proxy statement, the “unaffiliated security holders,” as such term is defined in Rule 13e-3 of the Exchange Act). The KnowBe4 Board also considered the Special Committee’s unanimous recommendation that the KnowBe4 Board approve the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger and, subject to KnowBe4 Board approval, that the Board submit the Merger Agreement to the stockholders of KnowBe4 for their adoption and approval and recommend that our stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL.

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Procedural Protections. The procedural fairness of the Merger, including that (1) it was negotiated by the Special Committee consisting solely of independent (for purposes of serving on the Special Committee) and disinterested directors that are not affiliated with, and are independent of, any of the potential counterparties to a potential acquisition of KnowBe4 (including a potential acquisition of KnowBe4 that has a transaction or series of transactions in which one or more significant stockholders of KnowBe4 have an interest that is in addition to, and/or different from, the interests of KnowBe4’s stockholders as a whole) and were otherwise disinterested and independent with respect to a potential acquisition of KnowBe4 (including a potential acquisition of KnowBe4 that has a transaction or series of transactions in which one or more significant stockholders of KnowBe4 have an interest that is in addition to, and/or different from, the interests of KnowBe4’s stockholders as a whole), other than as discussed in the section titled “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger”; and (3) the Special Committee had the authority to select and engage, and was advised by, its own independent legal and financial advisors;

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Unaffiliated Stockholder Vote. Although consummation of the Merger does not specifically require that the Merger Agreement be adopted by KnowBe4’s unaffiliated security holders, the Merger Agreement provides that consummation of the Merger is conditioned upon KnowBe4 obtaining the Unaffiliated Stockholder Vote. Messrs. Daly, Sjouwerman and Shanley (the “Affiliated Directors”) are not deemed to be Unaffiliated Stockholders due to their affiliations with the Rollover Stockholders; accordingly, the shares they beneficially own will be excluded from the Unaffiliated Stockholder Vote. The directors other than the Affiliated Directors (the “Unaffiliated Directors”) are deemed to be Unaffiliated Stockholders; accordingly, the shares they beneficially own will be counted toward the Unaffiliated Stockholder Vote. While the Unaffiliated Directors are deemed to be “affiliates” of KnowBe4 under Rule 13e-3 and thus are not deemed to be “unaffiliated security holders,” for purposes of Rule 13e-3 under the Exchange Act, the KnowBe4 Board and the Special Committee viewed the Unaffiliated Stockholder Vote as a procedural safeguard of the interests of the unaffiliated security holders because they considered the interests of the Unaffiliated Directors to be entirely aligned with those of the unaffiliated security holders. Specifically, following the Merger, the Unaffiliated Directors will not retain any equity interest in KnowBe4, they will receive the same Per Share Price as the unaffiliated security holders upon consummation of the Merger, and the Unaffiliated Directors have not received any consideration beyond the Per Share Price from any Purchaser Filing Party in connection with the Merger or entered into any agreement, arrangement or understanding to receive any consideration from any Purchaser Filing Party in connection with the Merger. Further, as of the Record Date, Mr. Venkataraman was the only Unaffiliated Director who held shares of KnowBe4 common stock, and his holdings represented less than [•] percent of KnowBe4’s outstanding capital stock and less than [•] percent of the voting power of KnowBe4’s capital stock. Accordingly, the KnowBe4 Board and the Special Committee considered the Unaffiliated Stockholder Vote as a factor in support of their belief that the Merger is fair to KnowBe4’s unaffiliated security holders.

•	Other Factors Considered by the Special Committee. The other material factors and countervailing factors considered by the Special Committee and listed above.

The foregoing discussion of the information and factors considered by the Special Committee and by the KnowBe4 Board is not intended to be exhaustive and includes only the material factors considered. In the light of the variety of factors considered by the Special Committee and by the KnowBe4 Board and the complexity of these factors, neither the Special Committee nor the KnowBe4 Board found it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the foregoing factors in reaching their respective determinations and recommendations. Moreover, each member of the Special Committee and of the KnowBe4 Board applied his or her own personal business judgment to the process and may have assigned different relative weights, ranks or values to the different factors, and the recommendations, determinations and approvals, where applicable, by the Special Committee and the KnowBe4 Board were based upon the totality of the information presented to, and considered by, the Special Committee and the KnowBe4 Board, respectively.

In the course of evaluating the Merger Agreement, the Rollover Stockholder Support Agreements, the Limited Guarantees and the transactions contemplated by the Merger Agreement, including the Merger, and making the decisions, determinations and recommendations described above (as applicable), the KnowBe4 Board and the Special Committee did not consider the liquidation value of KnowBe4 because (1) they considered KnowBe4 to be a viable, going concern; (2) they believed that liquidation sales generally result in proceeds substantially less than sales of going concern; and (3) they considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of KnowBe4. For the foregoing reasons, the KnowBe4 Board and the Special Committee did not consider liquidation value to be a relevant factor. Further, the KnowBe4 Board and the Special Committee did not consider KnowBe4’s net book value, which is an accounting concept, as a factor because they believe (1) that net book value is not a material indicator of the value of KnowBe4 as a going concern but rather is indicative of historical costs and (2) net book value does not take into account the prospects of KnowBe4, market conditions, trends in the industry in which KnowBe4 operates or the business risks inherent in the industry. In addition, the KnowBe4 Board and the Special Committee did not view the purchase prices paid in the transactions described in the section of this proxy statement captioned “Important Information Regarding KnowBe4—Transactions in KnowBe4 Common Stock” (all of which were below the Per Share Price) to be relevant except to the extent that those prices indicated the trading price of the KnowBe4 Class A common stock during the applicable periods. The KnowBe4 Board and the Special Committee believe that the trading price of the shares of KnowBe4 common stock at any given time represents the best available indicator of KnowBe4’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. In addition, the KnowBe4 Board and the Special Committee implicitly considered the value of KnowBe4 as a going concern by taking into account the value of KnowBe4’s current and anticipated business, financial condition, results of operations, prospects, and other forward-looking matters.

Other than as described in this proxy statement, the KnowBe4 Board is not aware of any firm offer by any other person during the prior two years for (1) a merger or consolidation of KnowBe4 with another company; (2) the sale or transfer of all or substantially all of KnowBe4’s assets; or (3) a purchase of KnowBe4’s securities that would enable such person to exercise control of KnowBe4.

Opinion of Morgan Stanley & Co. LLC

The Special Committee retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the possible sale of KnowBe4. The Special Committee selected Morgan Stanley to act as its financial advisor based on, among other things, Morgan Stanley’s independence, its prior experience advising KnowBe4, and its qualifications, experience and expertise, including with respect to serving as a financial advisor to technology, cybersecurity and software companies, advising companies on M&A transactions and serving as an independent financial advisor to special committees of boards of directors. At the meeting of the Special Committee on October 11, 2022, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of October 11, 2022, and based upon and subject to the various matters, limitations, qualifications and assumptions set forth in the written opinion, the Per Share Price to be received by the holders of shares of KnowBe4 common stock (other than the holders of the Excluded Shares) and the Rollover Stockholders) in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of shares of KnowBe4 common stock.

The full text of the written opinion of Morgan Stanley, dated as of October 11, 2022, which sets forth, among other things, the various matters, limitations, qualifications and assumptions, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. You are encouraged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was rendered to the Special Committee, in its capacity as such, and addresses only the fairness, from a financial point of view, of the Per Share Price to be received by the holders of shares of KnowBe4 common stock (other than the holders of the Excluded Shares and the Rollover Stockholders) in the Merger pursuant to the Merger Agreement as of the date of the opinion and does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. It was not intended to, and does not, constitute an opinion or a recommendation as to how KnowBe4’s stockholders should vote at the Special Meeting. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the written opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of KnowBe4;

•	reviewed certain internal financial statements and other financial and operating data concerning KnowBe4;

•

reviewed the Management Plan and certain extrapolations prepared with guidance from the management of KnowBe4 (which were reviewed and approved for Morgan Stanley’s use by the management of KnowBe4, and which extrapolations, together with the Management Plan, are referred to collectively as the “Projections” or the “Unaudited Prospective Financial Information,” as more fully described in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”);

•	discussed the past and current operations and financial condition and the prospects of KnowBe4 with senior executives of KnowBe4;

•	reviewed the reported prices for and trading activity of KnowBe4 Class A common stock;

•

compared the financial performance of KnowBe4 and the prices and trading activity of KnowBe4 Class A common stock with that of certain other publicly-traded companies comparable with KnowBe4, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of KnowBe4, Vista and their legal and other advisors;

•	participated in discussions with the Special Committee, independent legal counsel to the Special Committee and Know-Be4KnowBe4’s outside legal advisor;

•

reviewed the Merger Agreement substantially in the form of the draft dated October 11, 2022, the Rollover Stockholder Support Agreements substantially in the form of the drafts dated October 11, 2022, the Debt Commitment Letter, substantially in the form of the draft dated October 9, 2022, the Equity Commitment Letters, substantially in the form of the draft dated October 10, 2022, and the Limited Guarantees, substantially in the form of the draft dated October 10, 2022 and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by KnowBe4 and formed a substantial basis for its opinion. With respect to the Projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of KnowBe4’s management of the future financial performance of KnowBe4. Morgan Stanley expressed no view as to such Projections or the assumptions on which they were based. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions (the effect of which would be material to Morgan Stanley’s analysis or its opinion), including among other things, that Parent will obtain financing in accordance with the terms set forth in the Debt Commitment Letter and the Equity Commitment Letters, and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of KnowBe4 and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley’s opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of KnowBe4’s officers, directors or employees, or any class of such persons, relative to the Per Share Price to be received by the holders of shares of KnowBe4 common stock (other than the holders of the Excluded Shares and the Rollover Stockholders) in the Merger pursuant to the Merger Agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of KnowBe4, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, October 11, 2022. Events occurring after October 11, 2022 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley has not assumed any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter, dated as of October 11, 2022, to the Special Committee. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.

In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and was directed by the Special Committee to rely upon, among other matters, (1) the Projections and (2) certain estimates of equity research analysts (the “Street Consensus”). The Projections are more fully described below in the section of this proxy statement captioned “—Unaudited Prospective Financial Information.” In accordance with direction from the Special Committee, Morgan Stanley utilized the Street Consensus and the Projections in its financial analyses described below.

Public Trading Comparables Analysis

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for KnowBe4 with comparable publicly available consensus equity analyst research estimates for companies, selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (the “comparable companies”).

For purposes of this analysis, Morgan Stanley analyzed (1) the ratio of aggregate value to estimated revenue and (2) the ratio of price to estimated free cash flow, which, in each case, for purposes of this analysis, (a) for KnowBe4, (i) was provided to Morgan Stanley, and approved for Morgan Stanley’s use, by KnowBe4 management for calendar year 2023 and for the Projections, and (ii) was based on available consensus equity analyst research estimates for calendar year 2023 and for the Street Consensus; and (b) for each of the comparable companies, was based on publicly available consensus equity analyst research estimates for comparison purposes. For purposes of its analyses, Morgan Stanley defined “aggregate value” as a company’s fully diluted equity value plus total debt, less cash and cash equivalents and defined “free cash flow” as operating cash flow, less capital expenditures.

For calendar year 2023, the range of observed multiples of the ratio of aggregate value to estimated revenue for comparable high growth software companies was 3.7x to 14.4x, with a median observed multiple of 6.3x. For calendar year 2023, the range of observed multiples of the ratio of aggregate value to estimated revenue for comparable high growth security companies was 3.8x to 14.6x, with a median observed multiple of 6.9x. The following is a list of the selected comparable companies reviewed, together with the applicable multiples:

Selected Comparable High Growth Software Company	CY2023E AV/Estimated Revenue Multiple
Asana, Inc.	7.0x
Atlassian Corporation	14.4x
DocuSign, Inc.	3.7x
HubSpot, Inc.	6.3x
Jamf Holding Corp.	5.7x
PagerDuty, Inc.	4.8x
Smartsheet Inc.	4.8x
Sprout Social, Inc.	10.2x
ZoomInfo Technologies, Inc.	13.5x

Selected Comparable High Growth Security Company	CY2023E AV/Estimated Revenue Multiple
CrowdStrike Holdings, Inc.	13.3x
Okta, Inc.	3.8x
Qualys, Inc.	8.7x
Rapid7, Inc.	4.0x
Tenable Holdings, Inc.	5.0x
Zscaler, Inc.	14.6x

For calendar year 2023, the range of observed multiples of the ratio of price to estimated free cash flow for comparable high growth software companies was 21.1x to 60.0x, with a median observed multiple of 34.9x. For calendar year 2023, the range of observed multiples of the ratio of price to estimated free cash flow for comparable high growth security companies was 26.6x to 63.5x, with a median observed multiple of 36.8x. The following is a list of the selected comparable companies reviewed, together with the applicable multiples:

Selected Comparable High Growth Software Company	CY2023E P/FCF Multiple
Asana, Inc.	N.M.
Atlassian Corporation	N.M.
DocuSign, Inc.	21.1x
HubSpot, Inc.	49.1x
Jamf Holding Corp.	30.8x
PagerDuty, Inc.	60.0x
Smartsheet Inc.	N.M.
Sprout Social, Inc.	N.M.
ZoomInfo Technologies, Inc.	34.9x

Selected Comparable High Growth Security Company	CY2023E P/FCF Multiple
CrowdStrike Holdings, Inc.	43.2x
Okta, Inc.	57.5x
Qualys, Inc.	26.6x
Rapid7, Inc.	29.0x
Tenable Holdings, Inc.	30.3x
Zscaler, Inc.	63.5x

Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of (1) aggregate value to estimated revenue multiples and (2) price to estimated free cash flow multiples, each for use with each of the Projections and the Street Consensus, respectively. Morgan Stanley then applied these ranges of multiples to the estimated relevant revenue or free cash flow metric for KnowBe4, as applicable. For purposes of this analysis, Morgan Stanley utilized publicly available financial information, available as of October 7, 2022.

Based on the outstanding shares of KnowBe4 common stock on a fully diluted basis and latest cash and debt balance as provided by KnowBe4 management, Morgan Stanley calculated the estimated implied value per share of KnowBe4 common stock as follows:

Public Trading Comparables	Selected Comparable Company AV/ CY23 Estimated Revenue Multiple Ranges	Implied Value Per Share of KnowBe4 Common Stock ($)
CY 2023E Revenue
Street Consensus	6.0x – 9.0x	15.36 – 22.05
Projections	6.0x – 9.0x	16.15 – 23.24

Public Trading Comparables	Selected Comparable Company P/ CY23 Estimated FCF Multiple Ranges	Implied Value Per Share of KnowBe4 Common Stock ($)
CY 2023E Free Cash Flow
Street Consensus	30.0x – 45.0x	16.93 – 25.33
Projections	30.0x – 45.0x	17.43 – 26.07

No company utilized in the public trading comparables analysis is identical to KnowBe4. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond KnowBe4’s control. These include, among other things, the impact of competition on KnowBe4’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of KnowBe4 and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value of a company as a function of such company’s estimated future revenue. The resulting equity value is subsequently discounted to arrive at an estimate of the implied present value. In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of the KnowBe4 common stock on a standalone basis for each of the Street Consensus and Projections.

To calculate these discounted fully diluted equity values, Morgan Stanley utilized calendar year 2025 revenue estimates under each of the Street Consensus and Projections, respectively. Based upon the application of its professional judgment and experience, Morgan Stanley applied a forward range of aggregate value to estimated revenue multiples and price to estimated free cash flow multiples (based on such multiples for the comparable companies) to these revenue and free cash flow estimates, respectively, in order to reach a future-implied fully diluted aggregate value and equity value, respectively. For each of the Street Consensus and Projections, Morgan Stanley applied an aggregate value to estimated revenue multiple range of 6.0x to 9.0x. For the Street Consensus, Morgan Stanley applied a price to estimated free cash flow multiple range of 30.0x to 45.0x and for the Projections, Morgan Stanley applied a price to estimated free cash flow multiple range of 30.0x to 40.0x, each to generate an undiscounted, implied future fully diluted equity value.

In each case, Morgan Stanley then discounted the resulting implied future fully diluted equity value to October 7, 2022, at a discount rate of 12.7 percent, which rate was selected by Morgan Stanley based on KnowBe4’s estimated cost of equity, estimated using the capital asset pricing model method and utilizing a 6 percent market risk premium, a risk-free rate of 3.8 percent based on the 10-year U.S. Treasury yield as of October 7, 2022, and a 1.49 predicted beta per Barra. The results of these analyses are listed below:

Discounted Equity Value	Selected AV / CY25 Estimated Revenue Multiple Ranges	Implied, Discounted Value Per Share of KnowBe4 Common Stock ($)
CY25 Estimated Revenue
Street Consensus	6.0x – 9.0x	16.53 – 23.57
Projections	6.0x – 9.0x	19.29 – 27.65

Discounted Equity Value	Selected P / CY25 Estimated FCF Multiple Ranges	Implied, Discounted Value Per Share of KnowBe4 Common Stock ($)
CY25 Estimated Free Cash Flow
Street Consensus	30.0x – 45.0x	17.30 – 25.89
Projections	30.0x – 40.0x	25.05 – 33.37

Discounted Cash Flow Analysis

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of fully diluted equity values per share for the KnowBe4 common stock based on a discounted cash flow analysis to value KnowBe4 as a standalone entity. Morgan Stanley utilized estimates from the Projections for purposes of its discounted cash flow analysis, as more fully described below.

Morgan Stanley first calculated the estimated unlevered free cash flow, which is defined as non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (burdened by stock-based compensation), less taxes and capital expenditures, and adjusted for changes in net working capital. The Projections, for purposes of the discounted cash flow analysis, included extrapolations through calendar year 2032 prepared by Morgan Stanley with the guidance of KnowBe4 management (which extrapolations were reviewed and approved for Morgan Stanley’s use by KnowBe4 management). The free cash flows and terminal values were discounted to present values as of October 7, 2022, at a discount rate ranging from 11.7 percent to 13.7 percent, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of KnowBe4’s weighted average cost of capital estimated using the capital asset pricing model method and utilizing a 6 percent market risk premium, a risk-free rate of 3.8 percent based on the 10-year U.S. Treasury yield as of October 7, 2022, and a 1.49 predicted beta per Barra. To calculate terminal values, Morgan Stanley utilized perpetual growth rates of 3.0 percent to 4.0 percent as part of its analyses, with such rates selected upon the application of Morgan Stanley’s professional judgment and experience. The resulting aggregate value was then adjusted for net debt.

Based on the outstanding shares of KnowBe4 common stock on a fully diluted basis as provided by KnowBe4’s management, Morgan Stanley calculated the estimated implied value per share of KnowBe4 common stock as follows:

Discounted Cash Flow Analysis	Implied, Discounted Value Per Share of KnowBe4 Common Stock ($)
Projections	16.94 – 22.60

Precedent Transactions Multiples Analysis

Morgan Stanley performed a precedent transactions multiples analysis, which is designed to imply a value of a company based on publicly available financial terms. Morgan Stanley compared publicly available statistics for selected software transactions. Morgan Stanley selected such comparable transactions based on its professional judgment and experience, including because they shared certain characteristics with the Merger, most notably because they were similar software transactions since 2014. For such transactions, Morgan Stanley noted the multiple of aggregate value of the transaction to the estimated next 12 months’ (“NTM”) revenue based on publicly available information at the time of announcement or at the unaffected date of each such transaction.

The following is a list of the selected software transactions reviewed, together with the applicable multiples:

Selected Software Transactions (Target/Acquiror)	AV/NTM Revenue Multiple
Strategic Acquirors
Adaptive Insights Inc. / Workday, Inc.	11.0x
AppDynamics, Inc. / Cisco Systems, Inc.	13.7x
Auth0, Inc. / Okta, Inc.	35.0+x
AVG Technologies USA, Inc. / Avast Plc	3.3x
Broadsoft, Inc. / Cisco Systems, Inc.	4.8x
Callidus Software Inc. / SAP America, Inc.	8.3x
Carbon Black, Inc. / VMware, Inc.	8.0x
Concur Technologies, Inc. / SAP America, Inc.	10.3x

Selected Software Transactions (Target/Acquiror)	AV/NTM Revenue Multiple
Figma, Inc / Adobe Inc.	28.0+x
Five9, Inc. / Zoom Video Communications, Inc.	25.7x
Fleetmatics Group PLC / Verizon Communications Inc.	6.6x
Livongo Health, Inc. / Teladoc Health, Inc.	44.9x
Mulesoft, Inc. / Salesforce.com, Inc.	15.7x
NetSuite Inc. / Oracle Corporation	9.1x
NortonLifeLock Inc. / Symantec Enterprise Cloud	3.2x
Qualtrics International Inc. / SAP America, Inc.	16.5x
SendGrid, Inc. / Twilio Inc.	15.7x
Slack Technologies, Inc. / Salesforce.com, Inc.	24.9x
Tableau Software Inc. / Salesforce.com, Inc.	11.0x
Financial Sponsor Acquirors
Anaplan, Inc. / Thoma Bravo, L.P.	13.6x
Apptio Inc. / Vista Equity Partners Management, LLC	7.0x
Avalara, Inc. / Vista Equity Partners Management, LLC	9.0x
Barracuda Networks, Inc. / Thoma Bravo, LLC	3.8x
Cambium Learning Group, Inc. / Veritas Capital Fund Management, L.L.C.	4.2x
Cloudera, Inc. / Clayton Dubilier & Rice, LLC; Kohlberg Kravis Roberts & Co. L.P.	5.3x
Cvent Holding Corp. / Vista Equity Partners Management, LLC	6.4x
Ellie Mae Inc. / Thoma Bravo, LLC	6.8x
Forescout Technologies, Inc. / Advent International Corporation; Crosspoint Capital Partners	4.9x
Gigamon Inc. / Elliott Management	3.7x
Informatica Inc. / Permira Private Equity	4.1x
Imperva Inc. / Thoma Bravo, LLC	4.7x
Infoblox Inc. / Vista Equity Partners Management, LLC	3.6x
Instructure Inc. / Thoma Bravo, LLC	6.6x
LogMeIn, Inc. / Francisco Partners; Evergreen Coast Capital Corp.	3.4x
Marketo, Inc. / Vista Equity Partners Management, LLC	5.9x
Medallia, Inc. / Thoma Bravo, LP.	10.8x
Mimecast Limited / Permira Private Equity	9.2x
MINDBODY, Inc. / Vista Equity Partners Management, LLC	6.8x
Ping Identity Holding Corporation / Thoma Bravo, L.P.	7.6x
Pluralsight, Inc. / Vista Equity Partners Management, LLC	7.8x
Proofpoint, Inc. / Thoma Bravo L.P.	9.3x
QAD Inc. / Thoma Bravo L.P.	5.3x
RealPage, Inc. / Thoma Bravo L.P.	8.2x
SailPoint Technologies Holdings, Inc. / Thoma Bravo, L.P.	13.2x
SolarWinds Corporation / Silver Lake L.L.C.; Thoma Bravo LLC	7.8x
Sophos Group PLC / Thoma Bravo LLC	5.1x
Talend S.A. / Thoma Bravo L.P.	7.3x
The Ultimate Software Group, Inc. / Hellman & Friedman LLC	8.2x
Zendesk, Inc. / Hellman & Friedman LLC, Permira Advisers LLC	4.6x

Based on its analysis of the relevant metrics and time frame for each of the transactions listed above and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of the aggregate value to the estimated NTM revenue multiples of these selected software transactions, and applied these ranges of multiples to the estimated calendar year 2022 revenue, based on the Street Consensus and Projections. The following table summarizes the results of Morgan Stanley’s analysis:

Precedent Transaction Multiples (Revenue NTM CY22E)	Selected Transactions AV/ NTM Revenue Multiple Ranges	Implied Value Per Share of KnowBe4 Common Stock ($)
Street Consensus	7.0x – 11.0x	16.82 – 25.31
Projections	7.0x – 11.0x	17.53 – 26.42

No company or transaction utilized in the precedent transactions analysis is identical to KnowBe4 or the Merger. In evaluating the precedent transactions, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond KnowBe4’s control. These include, among other things, the impact of competition on KnowBe4’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of KnowBe4 and the industry, and in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and fully diluted equity value of the transactions to which they are being compared. The fact that points in the range of implied present value per share of KnowBe4 derived from the valuation of precedent transactions were less than or greater than the $24.90 per share in cash to be received by holders of shares of KnowBe4 common stock (other than the holders of the Excluded Shares and the Rollover Stockholders) is not necessarily dispositive in connection with Morgan Stanley’s analysis of the consideration for the Merger but is one of many factors Morgan Stanley considered.

Other Information

Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion but were noted as reference data for the Special Committee, including the following information described under the sections of this proxy statement captioned “—Illustrative Precedent Premiums,” “—Historical Trading Ranges” and “—Equity Research Analysts’ Future Price Targets.”

Illustrative Precedent Premiums

Morgan Stanley performed an illustrative precedent transactions premiums analysis by reviewing software company transactions larger than $1 billion in aggregate value since 2014. For these transactions, Morgan Stanley noted the distributions of the following financial statistics, where available: (1) the implied premium to KnowBe4’s closing Class A common stock price on September 16, 2022, the last trading day prior to announcement of KnowBe4’s receipt of an offer from Vista to acquire KnowBe4; and (2) the implied premium to KnowBe4’s unaffected 30-day average closing Class A common stock price on September 16, 2022.

Based on its analysis of the premia for such transactions and based upon the application of its professional judgment and experience, Morgan Stanley selected (1) a representative range of premia and applied such range to KnowBe4’s closing Class A common stock price on September 16, 2022, and (2) a representative range of premia and applied such range to KnowBe4’s unaffected 30-day average closing Class A common stock price on September 16, 2022:

Precedent Transaction Premia	Representative Ranges	Implied Value per Share of KnowBe4 Common Stock ($)
Premia to Unaffected Spot	20% – 50%	20.76 – 25.95
Premia to Unaffected 30-Day Average	20% – 50%	22.92 – 28.65

Historical Trading Ranges

Morgan Stanley noted certain trading ranges with respect to the historical stock prices of the KnowBe4 Class A common stock. Morgan Stanley reviewed a range of prices of the KnowBe4 Class A common stock for various periods ending on September 16, 2022. Morgan Stanley observed the following:

Historical Trading Ranges	Range of Trading Prices Per Share of KnowBe4 Class A Common Stock ($)
Last 30 days ending on September 16, 2022	17.30 – 20.28
Last 90 days ending on September 16, 2022	14.29 – 20.80
Last 365 days ending on September 16, 2022	14.29 – 27.40

Equity Research Analysts’ Future Price Targets

Morgan Stanley noted certain future public market trading price targets for the KnowBe4 Class A common stock prepared and published by equity research analysts prior to September 16, 2022. These targets reflected each analyst’s estimate of the future public market trading price of the KnowBe4 Class A common stock. The range of undiscounted analyst price targets for the KnowBe4 Class A common stock was $19.00 to $28.00 per share as of September 16, 2022. Morgan Stanley then discounted the range of analyst price targets per share for the KnowBe4 Class A common stock by one year at a rate of 12.7 percent, which was the discount rate selected by Morgan Stanley, upon the application of its professional judgment and experience, to reflect KnowBe4’s cost of equity, estimated using the capital asset pricing model method and utilizing a 6 percent market risk premium, a risk-free rate of 3.8 percent based on the 10-year U.S. Treasury yield as of October 7, 2022, and a 1.49 predicted beta per Barra. This analysis indicated an implied range of fully diluted equity values for the KnowBe4 Class A common stock of $16.85 to $24.84 per share.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the KnowBe4 Class A common stock, and these estimates are subject to uncertainties, including the future financial performance of KnowBe4 and future financial market conditions.

Preliminary Presentations by Morgan Stanley

In addition to its October 11, 2022 opinion and October 10, 2022 presentation to the Special Committee and the underlying financial analyses performed in relation thereto, Morgan Stanley also delivered preliminary presentation materials to the Special Committee on July 28, 2022, August 19, 2022, September 15, 2022 and September 29, 2022 (the “Preliminary Presentation Materials”). The preliminary financial considerations and other information in the Preliminary Presentation Materials were based on information and data that was available as of the date of such respective presentation. The Preliminary Presentation Materials substantively reflected the analyses described above under “—Summary of Financial Analyses.” Copies of such Preliminary Presentation Materials have been filed as exhibits to the Schedule 13E-3 filed with the SEC in connection with the Merger, will be made available for inspection and copying at the principal executive offices of KnowBe4 during its regular business hours by any interested holder of KnowBe4 common stock, and may be obtained by requesting it in writing from KnowBe4 at the address described in the section titled “Where You Can Find Additional Information.”

The Preliminary Presentation Materials were for discussion purposes only and did not present any findings or make any recommendations or constitute an opinion of Morgan Stanley with respect to the fairness of the Merger Consideration or otherwise. The financial analyses performed by Morgan Stanley in relation to its opinion dated October 11, 2022, as described above under “—Summary of Financial Analyses,” superseded all analyses and information presented in the Preliminary Presentation Materials.

General

In connection with the review of the Merger by the Special Committee, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of KnowBe4. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond KnowBe4’s control. These include, among other things, the impact of competition on KnowBe4’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of KnowBe4 and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Per Share Price to be received by the holders of shares of KnowBe4 common stock (other than the holders of the Excluded Shares and the Rollover Stockholders) in the Merger pursuant to the Merger Agreement and in connection with the delivery of its opinion dated as of October 11, 2022 to the Special Committee. These analyses do not purport to be appraisals or to reflect the prices at which shares of KnowBe4 common stock might actually trade.

The Per Share Price to be received by the holders of shares of KnowBe4 common stock (other than the holders of the Excluded Shares and the Rollover Stockholders) in the Merger pursuant to the Merger Agreement was determined through arm’s-length negotiations between Special Committee and Vista and was recommended by the Special Committee and approved by the KnowBe4 Board. Morgan Stanley provided advice to the Special Committee during these negotiations but did not, however, recommend any specific consideration to KnowBe4 or the Special Committee, nor did Morgan Stanley opine that any specific consideration constituted the only appropriate consideration for the Merger. Morgan Stanley’s opinion did not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, constitute an opinion or a recommendation as to how KnowBe4’s stockholders should vote at the Special Meeting.

Morgan Stanley’s opinion and its presentation to the Special Committee was one of many factors taken into consideration by the Special Committee to recommend that the KnowBe4 Board approve, and the KnowBe4 Board to approve, the Merger Agreement. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of their customers, in debt or equity securities or loans of the Vista Related Entities, the KKR Related Entities, Elephant Partners, Parent, KnowBe4 and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Special Committee in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by the Vista Related Entities, the KKR Related Entities, and Elephant Partners or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by Vista, the Vista Related Entities, KKR or the KKR Related Entities.

Under the terms of its engagement letter, Morgan Stanley provided the Special Committee with financial advisory services and an opinion, described in this section and attached to this proxy statement as Annex B, in connection with the Merger, and KnowBe4 has agreed to pay Morgan Stanley an aggregate fee of approximately $51 million, approximately $10 million of which was earned following delivery of the opinion described in this section and attached to this proxy statement as Annex B and the remainder of which is contingent upon the consummation of the Merger. KnowBe4 has also agreed to reimburse Morgan Stanley for its reasonable and documented out-of-pocket expenses, including fees of outside counsel and other professional advisors, actually incurred in connection with its engagement. In addition, KnowBe4 has agreed to indemnify Morgan Stanley and its affiliates, its and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain losses, claims, damages or liabilities and expenses related to, arising out of or in connection with Morgan Stanley’s engagement.

In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financing services for KnowBe4 and received aggregate fees of approximately $5 to $10 million in connection with such services. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley provided financial advisory and financing services to the Vista Related Entities and received aggregate fees of approximately $120 to $140 million in connection with such services (this includes fees attributable to a transaction that closed on September 30, 2022 and financial advisory and financing services fees from companies that were no longer majority-controlled affiliates or portfolio companies of Vista at the time the relationships disclosure memorandum was circulated by Morgan Stanley on July 12, 2022). In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley provided financial advisory and financing services to the KKR Related Entities and received aggregate fees of approximately $80 to $105 million in connection with such services. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley has not provided financial advisory and financing services to Elephant Partners. Morgan Stanley may also seek to provide financial advisory and/or financing services to KnowBe4, Parent, Vista, the Vista Related Entities, KKR, the KKR Related Entities and Elephant Partners in the future and would expect to receive fees for the rendering of these services.

Position of the Purchaser Filing Parties as to the Fairness of the Merger

Under the SEC rules governing “going-private” transactions, each Purchaser Filing Party may be deemed to be an affiliate of KnowBe4 and, therefore, required to express its belief as to the fairness of the proposed Merger to KnowBe4’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The Merger is a Rule 13e-3 transaction for which a Schedule 13e-3 Transaction Statement has been filed with the SEC. The Purchaser Filing Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Purchaser Filing Parties as to the fairness of the Merger should not be construed as a recommendation to any KnowBe4 stockholder as to how that stockholder should vote on the Merger Proposal. The Purchaser Filing Parties have interests in the Merger that are different from, and in addition to, the unaffiliated security holders of KnowBe4.

The Purchaser Filing Parties did not participate in the deliberation of the Special Committee regarding, nor receive advice from the respective legal or other advisors of the Special Committee as to, the fairness of the Merger. The Purchaser Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the unaffiliated security holders of KnowBe4. Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the KnowBe4 Board and the Special Committee discussed in the section of this proxy statement entitled “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the KnowBe4 Board” (which analysis and resulting conclusions the Purchaser Filing Parties adopt), the Purchaser Filings Parties believe that the Merger is substantively fair to the unaffiliated security holders of KnowBe4. In particular, the Purchaser Filing Parties considered the following:

•

the current and historical market prices of the KnowBe4 common stock, including the market performance of KnowBe4 Class A common stock relative to those of other participants in KnowBe4’s industry and general market indices, and the fact that the Per Share Price represents a premium of approximately 44 percent to the unaffected closing price of KnowBe4’s Class A common stock on September 16, 2022, the last full trading day before the filing of the Schedule 13D/A by Vista Filing Parties which disclosed Vista’s initial non-binding acquisition proposal;

•

the fact that the Special Committee and the KnowBe4 Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, KnowBe4 and KnowBe4’s stockholders (including the Unaffiliated Stockholders and, accordingly, KnowBe4’s unaffiliated security holders, as defined in Rule 13e-3 under the Exchange Act);

•

the fact that the Per Share Price shall be paid in all cash, thus allowing the unaffiliated security holders of KnowBe4 to immediately realize a certain and fair value for their shares, which value represents a significant premium to the closing price of the KnowBe4 common stock on the last full trading day before the filing of the Schedule 13D/A by Vista Filing Parties which disclosed Vista’s initial non-binding acquisition proposal;

•

the fact that the Merger will provide liquidity for the unaffiliated security holders of KnowBe4 without the delays that would otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales;

•

the fact that the Merger is not conditioned on any financing being obtained by Parent, increasing the likelihood that the Merger will be consummated and that the consideration to be paid to the unaffiliated security holders of KnowBe4 in the Merger will be received; and

•	the potential risks to KnowBe4 of continuing to have publicly traded common stock, including the risks of market volatility and global economic uncertainty.

•	The Purchaser Filing Parties further believe that the Merger is procedurally fair to the unaffiliated security holders of KnowBe4 based upon, among other things, the following factors:

•

the fact that the KnowBe4 Board was fully informed about the extent to which the interests of the Purchaser Filing Parties in the Merger differed from those of the unaffiliated security holders of KnowBe4;

•

the fact that the KnowBe4 Board formed the Special Committee consisting solely of non-management independent members of the KnowBe4 Board not affiliated with the Purchaser Filing Parties at the outset of discussions of a potential transaction between KnowBe4 on the one hand and Vista on the other;

•

the fact that since the outset of discussion of the potential transaction, Vista has, to the extent that such transaction involved a rollover by Stu Sjouwerman, the Elephant Funds and/or the KKR Investors, conditioned the potential transaction upon the approval of the Special Committee and the adoption of the Merger Agreement by the affirmative vote of the holders of the majority of the voting power held by the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Stockholders and entitled to vote on the Merger Agreement;

•	the fact that the Special Committee retained, and had the benefit of advice from, nationally recognized legal and financial advisors;

•	the fact that the Merger consideration was the result of the Special Committee’s extensive arm’s-length negotiations with Parent;

•	the fact that the Special Committee had the authority to reject any proposals made by Parent or any other person;

•

notwithstanding the fact that the Morgan Stanley opinion was not delivered to the Purchaser Filing Parties and the Purchaser Filing Parties are not entitled to rely on such opinion, the fact that the KnowBe4 Board received a written opinion from Morgan Stanley on October 11, 2022, stating that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Morgan Stanley in preparing its opinion, the Per Share Price was fair, from a financial point of view, to the holders of KnowBe4 common stock;

•

the fact that the closing of the Merger is conditioned on KnowBe4’s receipt of the requisite KnowBe4 stockholder approvals, including the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Stockholders and entitled to vote on the Merger Agreement;

•

KnowBe4’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding acquisition proposals that constitute, or are reasonably likely to lead to, superior proposals;

•

KnowBe4’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a superior proposal, subject to paying Parent a termination fee of $138 million in cash, subject to and in accordance with the terms and conditions of the Merger Agreement; and

•

the availability of appraisal rights to KnowBe4’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares.

The Purchaser Filing Parties also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:

•

(1) the fact that the unaffiliated security holders of KnowBe4 will not participate in any future earnings, appreciation in value or growth of KnowBe4’s business and will not benefit from any potential sale of KnowBe4 or its assets to a third party in the future, (2) the risk that the Merger might not be completed in a timely manner or at all, and (3) the fact that Parent and Merger Sub are newly formed corporations with essentially no assets other than (a) the funding commitments of the VEPF Funds and KKR Investor, (b) the rollover commitments of the Purchaser Filing Parties, and (c) the funding commitments of the debt financing sources;

•

the restrictions on the conduct of KnowBe4’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent KnowBe4 from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of KnowBe4 pending completion of the Merger;

•	the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on KnowBe4’s business and relationships with its employees, vendors and customers;

•

subject to the terms and conditions of the Merger Agreement, KnowBe4 and its subsidiaries are restricted from soliciting, proposing, initiating or knowingly encouraging the submission of acquisition proposals from third parties or the making of any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•

the possibility that the amounts that may be payable by KnowBe4 upon the termination of the Merger Agreement, including payment to Parent of a termination fee of $138 million in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to make revisions to its Merger Proposal, could discourage other potential acquirors from making a competing bid to acquire KnowBe4; and

•	the fact that an all cash transaction would be taxable to KnowBe4’s stockholders that are U.S. holders for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered and given weight by the Purchaser Filing Parties in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Purchaser Filing Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Purchaser Filing Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole. The Purchaser Filing Parties believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the unaffiliated security holders of KnowBe4. This position should not, however, be construed as a recommendation to any KnowBe4 stockholder to approve the Merger Agreement. The Purchaser Filing Parties make no recommendation as to how stockholders of KnowBe4 should vote their shares relating to the Merger. The Purchaser Filing Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated security holders of KnowBe4, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to the unaffiliated security holders of KnowBe4.

Based on the Purchaser Filing Parties’ knowledge and analysis of available information regarding KnowBe4, the Special Committee and the KnowBe4 Board, as well as discussions with members of KnowBe4’s senior management regarding KnowBe4 and its business and the factors considered by, and findings of, the Special Committee and the KnowBe4 Board and discussed in the section of this proxy statement entitled “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the KnowBe4 Board; Fairness of the Merger,” the Purchaser Filing Parties believe that the Merger is fair to the unaffiliated security holders.

Plans for KnowBe4 After the Merger

Following completion of the Merger, Merger Sub will have been merged with and into KnowBe4, with KnowBe4 surviving the Merger as a wholly owned subsidiary of Parent. The shares of KnowBe4 Class A common stock are currently listed on the Nasdaq and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the shares of KnowBe4 Class A common stock and, as promptly as practicable following the effective time of the Merger and in compliance with applicable law, the KnowBe4 Class A common stock securities will be delisted from the Nasdaq and deregistered under the Exchange Act.

At the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger will become the initial directors of the surviving corporation, and the officers of KnowBe4 immediately prior to the effective time of the Merger will become the officers of the surviving corporation, in each case until their successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. At the effective time of the Merger, KnowBe4’s certificate of incorporation and bylaws will be amended and restated to be in the form of (except with respect to the name of the entity) the certificate of incorporation and bylaws of Merger Sub and, as so amended, will be the certificate of incorporation and bylaws of KnowBe4 following the Merger until thereafter amended in accordance with their respective terms and Delaware law.

The Purchaser Filing Parties currently anticipate that KnowBe4’s operations initially will be conducted following completion of the Merger substantially as they are currently being conducted (except that KnowBe4 will cease to be a public company and will instead be a wholly owned subsidiary of Parent). The Purchaser Filing Parties are currently conducting a review of KnowBe4 and its business and operations with a view towards determining how to redirect KnowBe4’s operations to improve KnowBe4’s long-term earnings potential as a private company (including by reducing KnowBe4’s costs and expenses following the Merger) and expect to complete such review following completion of the Merger. Further, following completion of the Merger, the Purchaser Filing Parties will continue to assess KnowBe4’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the Merger to enhance the business and operations of KnowBe4. In addition, Parent may seek to buy or combine KnowBe4 with target companies that provide earnings and growth synergies; however, no definitive contracts, arrangements, plans, proposals, commitments or understanding currently exist. Although presently there are no definitive contracts, arrangements, plans, proposals, commitments or understandings regarding any such transactions, the Purchaser Filing Parties and certain of their affiliates may seek, from and after the effective time of the Merger, to acquire target companies or assets that operate in KnowBe4’s industry.

Certain Effects of the Merger

If the requisite approvals of KnowBe4’s stockholders are obtained and all other conditions to closing of the Merger are satisfied or waived, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the effective time of the Merger, (1) Merger Sub will merge with and into KnowBe4; (2) the separate existence of Merger Sub will cease; and (3) KnowBe4 will continue as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. As a result of the Merger, KnowBe4 will cease to be a publicly traded company, KnowBe4 Class A common stock will be delisted from Nasdaq and deregistered under the Exchange Act and KnowBe4 will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of capital stock of the surviving corporation.

The effective time of the Merger will occur upon the filing of a Certificate of Merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as KnowBe4, Parent and Merger Sub may agree and specify in such Certificate of Merger).

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger:

•	the Excluded Shares will be canceled and cease to exist without any conversion thereof or consideration paid therefor;

•

each certificate formerly representing any shares of KnowBe4 common stock or any book-entry shares that represented shares of KnowBe4 common stock immediately prior to the effective time of the Merger will automatically be canceled and extinguished and will automatically convert into the right to receive cash in an amount equal to the Per Share Price, without interest and subject to any applicable withholding taxes;

•	the Rollover Shares will be contributed to Parent pursuant to the Rollover Stockholder Support Agreements;

•

each KnowBe4 RSU Award and KnowBe4 PSU Award, to the extent then vested but not yet settled, or which vests upon the consummation of the Merger, will automatically be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock then subject to the then-vested portion of such award (less any required withholding and other taxes) (these KnowBe4 RSU Awards and KnowBe4 PSU Awards include those held by certain of KnowBe4’s directors (whose KnowBe4 RSU Awards are subject to “single trigger” vesting acceleration), as more fully described in the section captioned “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger”);

•

each KnowBe4 RSU Award, to the extent not then vested, will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award (less any required withholding and other taxes), which amount will vest and be payable pursuant to the unvested KnowBe4 RSU Award’s vesting schedule, subject to the same terms and conditions (including continued employment conditions) as the corresponding KnowBe4 RSU Award;

•

each KnowBe4 PSU Award, to the extent not then vested, will be deemed to have had the applicable performance-based vesting conditions achieved at 100 percent of target, and will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award (less any required withholding and other taxes), and such cash amount will vest pursuant to the corresponding unvested KnowBe4 PSU Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment conditions, but excluding performance vesting conditions) as the corresponding KnowBe4 PSU Award;

•

each outstanding KnowBe4 Option Award, to the extent then vested, will automatically be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 Class B common stock then issuable upon exercise in full of such vested KnowBe4 Option Award (less any required withholding and other taxes); and

•

each outstanding KnowBe4 Option Award, to the extent not then vested, will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 common stock then issuable upon exercise in full of the unvested portion of such KnowBe4 Option Award (less any required withholding and other taxes), which amount will vest and be payable pursuant to the unvested KnowBe4 Option Award’s vesting schedule, subject to the same terms and conditions (including continued employment conditions) as the corresponding KnowBe4 Option Award.

At the effective time of the Merger, KnowBe4’s Amended and Restated 2016 Equity Incentive Plan and 2021 Equity Incentive Plan will be terminated, and no further awards will be granted under such plans.

At or prior to the closing of the date of the Merger, a sufficient amount of cash will be deposited with a designated paying agent to pay the aggregate Per Share Price. Once a stockholder has provided the payment agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message with respect to book-entry shares, appropriate letter of transmittal and other items specified by the payment agent, then the payment agent will pay the stockholder the appropriate portion of the aggregate Per Share Price. For more information, see the section of this proxy statement captioned “The Merger Agreement—Payment Agent, Exchange Fund and Exchange and Payment Procedures.”

Following the Merger, all of the equity interests in the surviving corporation will be owned by Parent. If the Merger is completed, Parent (and the Rollover Stockholders indirectly through their equity interests in Parent) will be the sole beneficiaries of KnowBe4’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting KnowBe4 following the Merger. Similarly, Parent (and the Rollover Stockholders indirectly) will also bear the risks of ongoing operations, including the risks of any decrease in KnowBe4’s value after the merger.

In connection with the Merger, certain members of KnowBe4’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of KnowBe4’s stockholders generally, as described in more detail under “—Interests of KnowBe4’s Directors and Executive Officers in the Merger.” Those incremental benefits are expected to include, among other benefits, certain executive officers continuing as executive officers of the surviving corporation.

Benefits of the Merger for the Unaffiliated Security Holders

The primary benefit of the Merger to the “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act, will be their right to receive the Per Share Price for each share of KnowBe4 common stock held by such stockholders as described above. This amount constitutes a premium of approximately 44 percent to the unaffected closing price of KnowBe4 Class A common stock of $17.30 per share on September 16, 2022, the last full trading day before Vista publicly disclosed its initial non-binding acquisition proposal. Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in KnowBe4’s future earnings, growth or value.

Detriments of the Merger to the Unaffiliated Security Holders

The primary detriment of the Merger to the “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act, is the lack of an interest of such stockholders in the potential future earnings, growth, or value realized by KnowBe4 after the Merger. In addition, the unaffiliated security holders will not benefit from any sale of KnowBe4 or its assets to a third party in the future. Additionally, the receipt of cash in exchange for KnowBe4 common stock pursuant to the Merger will generally be a taxable sale transaction for U.S. federal income tax purposes to stockholders who surrender their KnowBe4 common stock in the Merger to the extent that such stockholders have any gain on their shares of KnowBe4 common stock.

Certain Effects of the Merger for the Purchaser Filing Parties

If the Merger is completed, all of the equity interests in KnowBe4 will be beneficially owned, indirectly through Parent, by the Purchaser Filing Parties and their affiliates.

The benefits of the Merger to the Purchaser Filing Parties include the fact that, following the completion of the Merger, Parent will directly own 100 percent of the outstanding equity interests of the surviving company and will therefore have a corresponding 100 percent interest in the surviving company’s net book value and net earnings. The table below sets forth the beneficial ownership of KnowBe4 common stock and resulting interests in KnowBe4’s net book value and net earnings of the Purchaser Filing Parties prior to and immediately after the Merger, based on KnowBe4’s net book value at September 30, 2022 and net earnings for the nine months ended September 30, 2022, as if the Merger were completed on such date.

	Beneficial Ownership of KnowBe4 Prior to the Merger(1)			Beneficial Ownership of KnowBe4 After the Merger(2)
($ in thousands)	% Ownership	Net Book Value at September 30, 2022(3)	Net Income for the Nine Months Ended September 30, 2022	% Ownership	Net Book Value at September 30, 2022(3)	Net Income for the Nine Months Ended September 30, 2022
Parent	—	$—	$—	100%	$247,185	$11,223
VEPF Funds	9.3%	23,006	1,048	76.9%	190,085	8,630
KKR Investor	14.8%	36,562	1,665	8.9%	21,999	999
Elephant Funds	21.1%	51,898	2,363	12.6%	31,145	1,414
Founder	2.5%	6,130	279	1.6%	3,955	180

(1)	Based on 85,601,803 shares of KnowBe4 Class A common stock and 90,452,534 shares of KnowBe4 Class B common stock outstanding as of September 30, 2022.
(2)

The actual interests of the Purchaser Filing Parties following completion of the Merger will be based on the Rollover Stockholders’ ownership of KnowBe4 common stock as of the date of completion. In addition, the post-closing interest of the VEPF Funds and the KKR Investor will be reduced to the extent the VEPF Funds or the KKR Investor, as applicable, assign a portion of the equity financing commitment to other parties.

(3)	Based on total stockholders’ equity of $247.2 million as of September 30, 2022.

In addition, the Purchaser Filing Parties will benefit from the savings associated with KnowBe4 no longer being required to file reports under or otherwise having to comply with provisions of the Exchange Act. Detriments of the Merger to the Purchaser Filing Parties include the lack of liquidity for KnowBe4 common stock following the Merger and the risk that KnowBe4 will decrease in value following the Merger.

Certain Effects on KnowBe4 if the Merger is Not Completed

If the Merger Agreement is not adopted by the requisite votes of KnowBe4’s stockholders, or if the Merger is not completed for any other reason, KnowBe4’s stockholders will not receive any payment for their shares of KnowBe4 common stock in connection with the Merger. Instead, (1) KnowBe4 will remain an independent public company; (2) KnowBe4 common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) KnowBe4 will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, KnowBe4 expects that: (x) our management will continue to operate the business as it is currently being operated; and (y) KnowBe4’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which KnowBe4 operates and adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of KnowBe4 common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of KnowBe4 Class A common stock would return to the price at which the KnowBe4 Class A common stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of KnowBe4 common stock. If the Merger is not completed, the KnowBe4 Board will continue to evaluate and review, among other things, KnowBe4’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted by the requisite votes of KnowBe4’s stockholders or if the Merger is not completed for any other reason, KnowBe4’s business, prospects or results of operation may be adversely impacted.

In addition, in specified circumstances in which the Merger Agreement is terminated, KnowBe4 has agreed (1) to pay Parent a termination fee of $138 million or (2) to reimburse Parent for its reasonable and documented third party transaction expenses up to $15 million, depending on the circumstances of the termination, as more fully described in “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees and Remedies.”

Unaudited Prospective Financial Information

Other than in connection with our regular earnings press releases and related investor materials, we do not, as a matter of course, make public projections as to our long-term future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, KnowBe4 management regularly prepares projections as to our future financial performance for internal use.

In connection with our strategic planning process and evaluation of strategic alternatives (including continuing as an independent company), KnowBe4 management prepared and reviewed with the Special Committee and the KnowBe4 Board the Management Plan (which included unaudited forward-looking financial information for fiscal years 2022 through 2025) as part of KnowBe4 management’s business plan, including the Unaudited Prospective Financial Information set forth below. At the direction of the Special Committee, cash flows for 2026 through 2032 were extrapolated by Morgan Stanley and approved by the KnowBe4 management for use by Morgan Stanley in connection with its financial analyses for the purpose of rendering an opinion to the Special Committee. This forward-looking information is collectively referred to as the Unaudited Prospective Financial Information, as described in more detail in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC.”

The Unaudited Prospective Financial Information was prepared for internal use only and not for public disclosure and was provided to the Special Committee and the KnowBe4 Board for the purposes of considering, analyzing and evaluating the Merger and strategic alternatives thereto. At the direction of the Special Committee and the KnowBe4 Board, the Unaudited Prospective Financial Information was also provided to, and approved for use by, Morgan Stanley for purposes of performing its financial analyses in connection with rendering its opinion to the Special Committee (as more fully described in the section of this proxy statement captioned “—Opinion of Morgan Stanley & Co. LLC”). With KnowBe4’s consent, Morgan Stanley assumed that the Unaudited Prospective Financial Information was reasonably prepared and reflected the best currently available estimates and judgments as to KnowBe4’s future financial performance. In addition, a subset of the Unaudited Prospective Financial Information was provided to Vista prior to the execution of the Merger Agreement.

The Unaudited Prospective Financial Information was developed by KnowBe4 management as then-current estimates of our future financial performance as an independent company, without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already and will be incurred in connection with completing the Merger, or any changes to KnowBe4’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed; it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with GAAP. In addition, the Unaudited Prospective Financial Information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Unaudited Prospective Financial Information included in this document has been prepared by, and is the responsibility of, KnowBe4’s management. Neither KPMG LLP nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Unaudited Prospective Financial Information and, accordingly, they do not express an opinion or any other form of assurance with respect thereto. The KPMG LLP report incorporated by reference relates solely to KnowBe4’s previously issued financial statements. It does not extend to the Unaudited Prospective Financial Information and should not be read to do so.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events, including those detailed above, made by KnowBe4 management that KnowBe4 management believed in good faith were reasonable. KnowBe4’s ability to achieve the financial results contemplated by the Unaudited Prospective Financial Information will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Unaudited Prospective Financial Information reflects assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved include, among others, (1) general economic conditions; (2) our ability to achieve operating objectives with respect to expenses and operating margins, as well the risks to our ability to grow revenues resulting from the execution of those objectives; (3) our ability to achieve the various monetization, market share and other assumptions underlying the Unaudited Prospective Financial Information; (4) changes in laws, regulations and taxes relevant to KnowBe4’s business; (5) competitive pressures in the cybersecurity industry, including new products and market entrants and changes in the competitive environment; (6) customer demand for our products and services; (7) our ability to attract, integrate and retain qualified personnel; and (8) uncertainty in the timing of relevant transactions and resulting cash inflows and outflows. Additional factors that may impact us or our business can be found in the various risk factors included in our periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts. You should evaluate the Unaudited Prospective Financial

Information, if at all, in conjunction with our historical financial statements and other information regarding KnowBe4 contained in our public filings with the SEC. The Unaudited Prospective Financial Information may not be consistent with KnowBe4’s historical operating data as a result of the assumptions detailed above. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.

Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results or for purposes of making any investment decision.

Certain of the financial measures included in the Unaudited Prospective Financial Information are non-GAAP financial measures, which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Unaudited Prospective Financial Information, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Special Committee, the KnowBe4 Board, Morgan Stanley or Vista. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, none of KnowBe4, Morgan Stanley or any of our or Morgan Stanley’s representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Special Committee, the KnowBe4 Board, KnowBe4, Morgan Stanley or any other recipient of the Unaudited Prospective Financial Information considered, or now considers, the Unaudited Prospective Financial Information to be predictive of KnowBe4’s performance or actual future results. For information on factors that may cause our future results to materially vary, see the section of this proxy statement captioned “Forward-Looking Statements.” Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by KnowBe4 that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was made available to the Special Committee, the KnowBe4 Board, Morgan Stanley and Vista. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any KnowBe4 stockholder as to how to vote at the special meeting with respect to the Merger, or whether to seek appraisal rights with respect to their shares.

In preparing the Unaudited Prospective Financial Information, KnowBe4 management utilized the following material assumptions:

•

Revenue growth rates ranging from 31 percent to 26 percent were applied to years 2023 through 2025 and reflect KnowBe4’s expectations of future growth in consideration of historical experience. These growth rates assume renewals of existing customer contracts consistent with KnowBe4’s historical logo retention which is in the high 90 percent range. Additionally, the growth rates reflect expectations of growth within international markets and additional cross selling of KnowBe4’s existing and future products.

•

EBITDA growth is consistent with the expectation of realizing future efficiencies as the business continues to scale and ranges from an EBITDA margin of 15 percent in 2022 up to 31 percent in 2025. This growth is reflective of (1) KnowBe4’s expectations of efficiencies across the sales organization as management automates certain aspects of the sales process; (2) reductions in general and administrative costs as the historical investments in KnowBe4’s support functions are realized at scale; and (3) future realization of KnowBe4’s current market evangelism and product marketing efforts.

•	Capital expenditures are higher in 2022 and 2023 to support management’s current international expansion plans. A normalized level of spend is reflected for 2024 and 2025.

•	Stock-based compensation expense ranges from 8 percent to 9 percent of revenues for years 2022 through 2024 and reflects a consistent application of management’s existing equity incentive plan.

•

Unlevered free cash flow is anticipated to improve from 12 percent in 2022 to 19 percent in 2025, with the exception of a reduction in 2023 primarily driven by anticipated expenses related to international expansion. These increases are the result of revenue growth in excess of 25 percent for each of these years combined with reductions in our overall cost structure.

•	No material acquisitions or divestitures by KnowBe4 are anticipated.

The following table summarizes the Unaudited Prospective Financial Information.

(dollars in millions)
	Calendar year ended December 31
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	Terminal Year
Net Revenue	$336	$440	$555	$697	$854	$1,020	$1,186	$1,344	$1,480	$1,585	$1,649	$1,706
EBITDA(1)	$49	$75	$132	$213	$282	$360	$447	$537	$612	$676	$725	$751
Depreciation and amortization	$14	$16	$21	$25	$26	$31	$36	$40	$44	$48	$49	$51
Capital expenditures and capitalized content	$(21)	$(25)	$(18)	$(20)	$(26)	$(31)	$(36)	$(40)	$(44)	$(48)	$(49)	$(51)
Stock-based compensation(2)	$(26)	$(39)	$(42)	$(42)	$(43)	$(51)	$(59)	$(67)	$(74)	$(79)	$(82)	$(85)
Taxes	$(1)	$(5)	$(25)	$(44)	$(53)	$(70)	$(88)	$(107)	$(123)	$(137)	$(148)	$(154)
Change in net working capital	$64	$65	$69	$63	$78	$83	$83	$79	$68	$52	$32	$29
Unlevered free cash flow (Burdened by SBC)(3)	$66	$71	$116	$171	$238	$292	$347	$401	$438	$465	$447	$490
Stock-based compensation(2)	$26	$39	$42	$42	$43	$51	$59	$67	$74	$79	$82	$85
Unlevered free cash flow (Unburdened by SBC)(4)	$92	$109	$158	$213	$281	$343	$406	$468	$512	$544	$559	$575

(1)	EBITDA is defined as KnowBe4’s earnings before interest, taxes, depreciation and amortization of intangible assets unburdened by stock-based compensation expense.
(2)

Stock-based compensation is treated as a cash expense, and as such is deducted prior to calculating taxable income. This differs from how such information was presented to Vista, where stock-based compensation was treated as a non-cash expense and not deducted when calculating taxable income.

(3)

Unlevered free cash flow (Burdened by SBC) is defined as KnowBe4’s EBITDA less stock-based compensation expense, taxes, capital expenditures and capitalized content, and plus or minus changes in net working capital.

(4)	Unlevered free cash flow (Unburdened by SBC) is defined as KnowBe4’s EBITDA less taxes, capital expenditures and capitalized content, and plus or minus changes in net working capital.

Interests of KnowBe4’s Directors and Executive Officers in the Merger

In considering the recommendations of the Special Committee and the KnowBe4 Board with respect to the Merger, you should be aware that, aside from their interests as holders of KnowBe4 common stock and equity awards, our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In particular:

•

Stu Sjouwerman, our Chief Executive Officer and Chairman of the KnowBe4 Board, is a Rollover Stockholder in his personal capacity as a holder of Rollover Shares and in his capacity as co-manager of the Sjouwerman Enterprises Limited Partnership (we refer to Mr. Sjouwerman and the Sjouwerman Enterprises Limited Partnership collectively as the Founder);

•	Jeremiah Daly, a member of the KnowBe4 Board, is an affiliate of, and has a financial interest in, the shares held by the Elephant Funds, each of which is a Rollover Stockholder; and

•	Stephen Shanley, a member of the KnowBe4 Board, is a partner at KKR, which is an affiliate of the KKR Investor, a Rollover Stockholder.

In addition to the foregoing, other interests of directors and executive officers that may be different from or in addition to your interests as a stockholder include, but are not limited to, the following:

•	members of the Special Committee are entitled to receive a fee in connection with their service on the Special Committee;

•

KnowBe4’s directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and KnowBe4;

•

pursuant to KnowBe4’s director compensation policy and the terms of the applicable equity award agreements between KnowBe4 and certain directors, vesting of unvested KnowBe4 RSU Awards and KnowBe4 Option Awards held by KnowBe4’s non-employee directors will accelerate upon the effectiveness of the Merger;

•

KnowBe4’s executive officers have entered into employment agreements and equity award agreements that provide for the acceleration of vesting of their respective KnowBe4 RSU Awards and KnowBe4 PSU Awards (as well as certain severance benefits) upon an involuntary termination (as defined in the section of this proxy statement captioned “—Change in Control and Severance Benefits under Existing Agreements”) following the Merger;

•

Lars Letonoff, KnowBe4’s Co-President and Chief Revenue Officer, and Robert Reich, KnowBe4’s Chief Financial Officer, received awards of cash retention bonuses, 50 percent of which will vest and become payable upon the closing of the Merger, and 50 percent of which will vest and become payable 90 days following the closing of the Merger, subject to certain conditions, including, but not limited to, their respective continued employment through each such date (as further described in the section of this proxy statement captioned “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger—Retention Bonuses”); and

•	KnowBe4’s executive officers as of the effective time of the Merger will be the executive officers of the surviving corporation as of the consummation of the Merger.

Special Committee Fees

Beginning in July 2022, each member of the Special Committee (other than the chair of the Special Committee) receives a monthly fee of $36,000 for service on the Special Committee, and the chair of the Special Committee receives a monthly fee of $39,000 for service on the Special Committee. Such fees are in addition to the regular compensation received as a member of the KnowBe4 Board. The total fees paid to the committee members are expected to total, in the aggregate, between $800,000 and $1.3 million (assuming seven and 11 months of service, respectively, for all members of the Special Committee).

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the Merger Agreement, directors and officers of KnowBe4 will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of KnowBe4 Equity Awards

Treatment of KnowBe4 RSU Awards and KnowBe4 PSU Awards

As of December 7, 2022, there were outstanding KnowBe4 RSU Awards (or portions thereof) covering an aggregate of 3,015,168 shares of KnowBe4 Class A common stock, of which KnowBe4 RSU Awards covering an aggregate of 219,244 shares of KnowBe4 Class A common stock were held by our current non-employee directors and of which KnowBe4 RSU Awards covering an aggregate of 645,189 shares of our common stock were held by our current executive officers. As of the same date, there were outstanding KnowBe4 PSU Awards (or portions thereof) covering an aggregate of 201,218 shares of KnowBe4 Class A common stock (at target level of performance), of which KnowBe4 PSU Awards covering an aggregate of 188,489 shares of KnowBe4 Class A common stock (at target level of performance) were held by our current executive officers, and none of which were held by our current non-employee directors. As of December 7, 2022, there were no outstanding KnowBe4 RSU Awards or KnowBe4 PSU Awards covering shares of KnowBe4 Class B common stock.

•

KnowBe4 RSU Awards and PSU Awards Vested, Not Settled. At the effective time of the Merger, each KnowBe4 RSU Award and each KnowBe4 PSU Award, to the extent vested but not yet settled as of the effective time of the Merger (or which vests upon the consummation of the Merger), will automatically be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock then subject to the then-vested portion of such award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the Merger.

•

Unvested KnowBe4 RSU Awards. At the effective time of the Merger, each outstanding KnowBe4 RSU Award, to the extent not then vested, will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 RSU Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment) as applied to the KnowBe4 RSU Award immediately prior to the effective time of the Merger.

•

Unvested KnowBe4 PSU Awards. At the effective time of the Merger, each KnowBe4 PSU Award, to the extent not then vested, will be deemed to have the performance metrics achieved at 100 percent of target, and will be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 PSU Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment conditions but excluding performance vesting conditions) as applied to the KnowBe4 PSU Award immediately prior to the effective time of the Merger.

Treatment of KnowBe4 Option Awards

As of December 7, 2022, there were outstanding KnowBe4 Option Awards covering an aggregate of 6,832,097 shares of KnowBe4 Class B common stock, 3,056,776 of which were held by our current non-employee directors and none of which were held by our current executive officers. As of the same date, there were no shares of KnowBe4 Option Awards covering shares of KnowBe4 Class A common stock, and all of the outstanding KnowBe4 Option Awards had exercise prices lower than the Per Share Price.

•

Vested KnowBe4 Option Awards. At the effective time of the Merger, each outstanding KnowBe4 Option Award, to the extent then vested, will automatically be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 Class B common stock then issuable upon exercise in full of such vested KnowBe4 Option Award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the Merger.

•

Unvested KnowBe4 Option Awards. At the effective time of the Merger, each outstanding KnowBe4 Option Award, to the extent not then vested, will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 common stock then issuable upon exercise in full of the unvested portion of such KnowBe4 Option Award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 Option Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment) as applied to the KnowBe4 Option Award immediately prior to the effective time of the Merger.

Treatment of the ESPP

The KnowBe4 Board has adopted resolutions that (1) provide that no new participants will commence participation in the ESPP after the date of the Merger Agreement, (2) provide that no payroll contributions or separate non-payroll contributions may be made on or following the date of the Merger Agreement, (3) provide that no new offering period or purchase period will commence or be extended pursuant to the ESPP, in each case, after the date of the Merger Agreement, (4) cause any offering period or purchase period under the ESPP that otherwise would be outstanding at the effective time of the Merger to be terminated no later than the date of the closing of the Merger, but prior to the effective time of the Merger, (5) make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP, and (6) cause the exercise (as of no later than the closing date of the Merger, but prior to the effective time of the Merger) of each outstanding purchase right pursuant to the ESPP; that on such exercise date, KnowBe4 will apply the funds credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of KnowBe4 Class A common stock in accordance with the terms of the ESPP; and that immediately prior to and effective as of the effective time of the Merger (but subject to the consummation of the Merger), KnowBe4 will terminate the ESPP.

Accordingly, from and after the date of the Merger Agreement, no further offering period or purchase period will commence pursuant to the ESPP, and no further contributions will be made to the ESPP by payroll deductions or other methods. No later than November 21, 2022, KnowBe4 will apply any funds within each ESPP participant’s (including KnowBe4’s executive officers’) account to the purchase of whole shares of KnowBe4 Class A common stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will treated in the same manner as any other outstanding share of KnowBe4 Class A common stock in connection with the consummation of the Merger. Any amounts not used for the purchase of shares of KnowBe4 Class A common stock will be refunded.

Equity Interests of KnowBe4’s Directors and Executive Officers

The following table sets forth for each of KnowBe4’s executive officers and directors (1) the number of shares of KnowBe4 common stock directly held; (2) the number of shares of KnowBe4 Class A common stock subject to his or her KnowBe4 RSU Awards and KnowBe4 PSU Awards (at 100 percent of target level); and (3) the number of shares of KnowBe4 Class B common stock subject to KnowBe4 Option Awards with a per share exercise price less than the Per Share Price, in each case expected to be held on the closing date of the Merger, assuming the following and such additional assumptions set forth in the footnotes to the table:

•	December 7, 2022 as the date of the closing of the Merger (solely for purposes of this proxy statement); and

•

the number of outstanding shares of KnowBe4 common stock and equity awards for each executive officer and director on the closing date of the Merger is equal to the number of shares of KnowBe4 common stock and equity awards that were outstanding as of December 7, 2022, and do not forecast any vesting, additional issuances, deferrals or forfeitures of equity-based awards following the date of this proxy statement.

Name	Shares Held Directly(1)		KnowBe4 RSU Awards and KnowBe4 PSU Awards (2)		In-the-Money KnowBe4 Option Awards(3)
	Number of Shares (#)	Value of Shares ($)	Number of Shares (#)	Value ($)	Number of Shares Subject to Option Awards (#)	Value of Shares Subject to Option Awards ($)	Total ($)
Stu Sjouwerman(4)	122,768	3,056,923	499,838	12,445,966	—	—	15,502,889
Bob Reich	—	—	133,905	3,334,235	—	—	3,334,235
Lars Letonoff	400,045	9,961,121	174,935	4,355,882	—	—	14,317,002
Jeremiah Daly(5)	—	—	—	—	—	—	—
Joseph DiSabato(6)	—	—	—	—	—	—	—
Kevin Klausmeyer	—	—	11,812	294,119	346,416	8,625,758	8,919,877
Stephen Shanley	—	—	—	—	—	—	—
Krish Venkataraman(7)	130,269	3,243,698	183,869	4,578,338	1,316,840	32,789,316	40,611,352
Gerhard Watzinger	—	—	11,812	294,119	696,760	17,349,324	17,643,443
Kara Wilson	—	—	11,812	294,119	696,760	17,349,324	17,643,443

(1)

Represents shares of KnowBe4 common stock held as of December 7, 2022 (without regard to any change in control-related accelerated vesting). The values shown with respect to the shares held directly are determined as the product of the Per Share Price multiplied by the total number of shares of KnowBe4 common stock held by such individual. The number of shares shown does not include shares of KnowBe4 common stock that the executive officer may purchase after the date of the Merger Agreement under the ESPP. For additional information regarding the treatment of our ESPP in the Merger, see the section of this proxy statement captioned “—Treatment of the ESPP.” For additional information regarding beneficial ownership of KnowBe4 common stock, see the section of this proxy statement captioned “Important Information Regarding KnowBe4—Security Ownership of Certain Beneficial Owners and Management.”

(2)

Represents shares of KnowBe4 common stock subject to KnowBe4 RSU Awards and KnowBe4 PSU Awards outstanding as of December 7, 2022 (without regard to any change in control-related accelerated vesting). The values shown with respect to KnowBe4 RSU Awards and KnowBe4 PSU Awards are determined as the product of the Per Share Price multiplied by the total number of shares of KnowBe4 common stock subject to KnowBe4 RSU Awards or KnowBe4 PSU Awards, as applicable. The number of shares of KnowBe4 common stock subject to KnowBe4 PSU Awards is based on achievement at 100 percent of target. Accordingly, the number of shares represents unvested KnowBe4 PSU Awards covering a total of 165,572 shares of KnowBe4 common stock for Mr. Sjouwerman; 44,188 shares of KnowBe4 common stock for Mr. Reich; 66,229 shares of KnowBe4 common stock for Mr. Letonoff; and 34,375 shares of KnowBe4 common stock for Mr. Venkataraman. As described further in the section of this proxy statement captioned “—Non-Employee Director Equity Awards”, KnowBe4 RSU Awards outstanding as of the date of the closing of the Merger (which date, solely for purposes of this proxy statement, is assumed to be December 7, 2022) that are held by our non-employee directors will accelerate vesting in full upon the effectiveness of the Merger. In addition, each of the KnowBe4 executive officers is eligible for vesting acceleration of his or her KnowBe4 RSU Awards and KnowBe4 PSU Awards in connection with certain qualifying terminations of employment under their respective employment agreements, as described further in the section of this proxy statement captioned “—Employment Agreements with Current Executive Officers”. For additional information regarding the KnowBe4 RSU Awards and KnowBe4 PSU Awards for our named executive officers, see the section of this proxy statement captioned “—Golden Parachute Compensation.”

(3)

Represents shares subject to KnowBe4 Option Awards that were outstanding as of December 7, 2022 (without regard to any change in control-related accelerated vesting). The values shown with respect to KnowBe4 Option Awards are determined as the product of the Per

Share Price, minus any applicable exercise price (in the case of in-the-money KnowBe4 Option Awards), multiplied by the total number of shares of KnowBe4 common stock subject to the KnowBe4 Option Awards.

(4)

Does not include 1,289,121 shares of KnowBe4 Class A common stock or 2,189,121 shares of KnowBe4 Class B common stock held of record by Sjouwerman Enterprise Limited Partnership. Mr. Sjouwerman is a manager of Sjouwerman Management, LLC, the sole general manager of Sjouwerman Enterprise Limited Partnership. See the section of this proxy statement captioned “Important Information Regarding KnowBe4—Security Ownership of Certain Beneficial Owners and Management.”

(5)

Does not include 17,069,823 shares of KnowBe4 Class A common stock or 20,000,000 shares of KnowBe4 Class B common stock held of record by the Elephant Funds. Mr. Daly is a managing member of each of the general partners of the Elephant Funds and disclaims beneficial ownership of the shares held by the Elephant Funds, except to the extent of his pecuniary interests therein, if any. See the section of this proxy statement captioned “Important Information Regarding KnowBe4—Security Ownership of Certain Beneficial Owners and Management.”

(6)

Mr. DiSabato served as a member of the KnowBe4 Board until June 2022. The table reflects Mr. DiSabato’s holdings as of the date of his resignation rather than his holdings using the assumptions in footnotes (1) and (2) above. To KnowBe4’s knowledge, as of the date of his resignation, Mr. DiSabato did not hold any shares of KnowBe4 common stock.

(7)

Mr. Venkataraman served as KnowBe4’s Co-President and Chief Financial Officer until March 2022, at which time he was appointed to the KnowBe4 Board. In accordance with the terms of the separation agreement and general release entered into between KnowBe4 and Mr. Venkataraman on March 10, 2022, his KnowBe4 RSU Awards granted prior to his resignation will continue vesting subject to his continued service, including as a member of the KnowBe4 Board. All of Mr. Venkataraman’s KnowBe4 RSU Awards are currently subject only to time-based vesting, and all of the shares subject to the KnowBe4 Option Awards held by Mr. Venkataraman were fully vested and exercisable as of December 7, 2022.

Change in Control and Severance Benefits under Existing Agreements

Non-Employee Director Equity Awards

KnowBe4 has granted certain KnowBe4 Option Awards under its 2016 Equity Incentive Plan that are outstanding and held by our non-employee directors. Such awards are subject to letter agreement amendments, which provide for accelerated vesting upon a “change of control.” The closing of the Merger will be a “change of control” within the meaning of such amendments.

Additionally, KnowBe4 has granted certain KnowBe4 RSU Awards under its 2021 Equity Incentive Plan that are outstanding and held by our non-employee directors. Such awards are subject to our Outside Director Compensation Policy, which provide for accelerated vesting upon a “change in control.” The closing of the Merger will be a “change in control” within the meaning of our Outside Director Compensation Policy.

In February 2022, KnowBe4 granted a KnowBe4 RSU Award under its 2021 Equity Incentive Plan that is outstanding and held by Mr. Venkataraman. Such award was granted in connection with Mr. Venkataraman’s transition to a non-employee director and is subject to the same accelerated vesting upon a “change in control” as awards granted under our Outside Director Compensation Policy.

Employment Agreements with Current Executive Officers

In February 2020, KnowBe4 entered into agreements with each of Mr. Sjouwerman and Mr. Letonoff (collectively, the “EO Agreements”), which provide that if Mr. Sjouwerman or Mr. Letonoff, as applicable, is terminated by KnowBe4 without “cause” or by him for “good reason,” (an “involuntary termination”) he will be entitled to following severance benefits, payable in cash, less applicable withholdings, in the form of equal payroll installment payments:

•	12 months of base salary (as in effect at the time of termination of employment);

•	any earned but unpaid annual bonus;

•	a prorated portion of the target bonus amount; and

•	the aggregate payments made by KnowBe4 towards the executive’s medical and dental benefits during the 365-day period immediately prior to his termination of employment.

The severance benefits are conditioned on Mr. Sjouwerman or Mr. Letonoff, as applicable, executing and not revoking a general release of claims in favor of KnowBe4 and the executive’s continued compliance with certain restrictive covenants, including perpetual confidentiality and non-disparagement covenants as well as non-compete and non-solicit obligations applicable for a period of 24 months following the date of his respective termination of employment. If any of the payments or benefits provided for under an agreement with Mr. Sjouwerman or Mr. Letonoff, as applicable, or otherwise payable to him would constitute “excess parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. KnowBe4 is not required to provide any tax gross-up payments to Mr. Sjouwerman or Mr. Letonoff.

Equity Award Agreements with Current and Former Executive Officers

KnowBe4 has granted certain KnowBe4 RSU Awards under our 2021 Equity Incentive Plan that are outstanding and held by KnowBe4’s current and former executive officers. Such awards provide that, if (1) KnowBe4 incurs a “change in control” and (2) during the period on and in the 12 months following the change in control, (a) the executive officer’s employment is terminated by KnowBe4 (or its successor) without “cause” or (b) the executive officer resigns from employment with KnowBe4 (or its successor) for “good reason”, then, in each case, 100 percent of the KnowBe4 RSU Award will accelerate and vest, subject to the executive officer executing a release of claims in favor of KnowBe4 (or its successor). The KnowBe4 RSU Awards granted to Mr. Venkataraman in connection with his employment include this provision.

Additionally, we have granted certain KnowBe4 PSU Awards under our 2021 Equity Incentive Plan that are outstanding and held by our executive officers. Such awards provide that if a “change in control” occurs during the “performance period,” then 100 percent of the KnowBe4 PSU Awards will become “eligible RSUs” assuming achievement at the target level and will be subject to time-based vesting only. Such eligible RSUs would be subject to the same “double-trigger” acceleration described above with respect to KnowBe4 RSU Awards.

Retention Bonuses

On December 2, 2022, the Compensation Committee of the KnowBe4 Board awarded Lars Letonoff, KnowBe4’s Co-President and Chief Revenue Officer, and Robert Reich, KnowBe4’s Chief Financial Officer, cash retention bonuses, each in the amount of $1,375,000 (the “Retention Bonuses”). 50 percent of each Retention Bonus will vest and become payable upon the closing of the Merger, and 50 percent of each Retention Bonus will vest and become payable 90 days following the closing of the Merger, subject to certain conditions, including, but not limited to, their respective continued employment through each such date. Additionally, the Retention Bonuses will not vest unless (1) the Merger closes in either calendar year 2022 or 2023 and (2) Mr. Reich and Mr. Letonoff, respectively, continue to comply with their confidentiality obligations. Notwithstanding the foregoing, if KnowBe4 terminates the employment of Mr. Reich or Mr. Letonoff without cause, then the unvested portion of his Retention Bonus will fully vest and be payable within 60 days following such termination of employment, subject to his execution and non-revocation of a general release of claims in favor of KnowBe4.

Golden Parachute Compensation

The information set forth in the tables below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of KnowBe4’s named executive officers (“NEOs”) that is based on or otherwise relates to the Merger and assumes, among other things, that the Merger is consummated and that the NEOs will incur a severance-qualifying termination of employment immediately following consummation of the Merger. The NEOs for KnowBe4’s fiscal year ended December 31, 2021 included Stu Sjouwerman, Krish Venkataraman and Lars Letonoff. Mr. Venkataraman served as KnowBe4’s Co-President and Chief Financial Officer until March 2022, at which time he ceased to be an executive officer and became a member of the KnowBe4 Board.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before the consummation of the merger. If payments to an NEO under his respective agreement(s) (as described above in “—Change in Control and Severance Benefits under Existing Agreements”) would be subject to excise taxes under Section 280G and 4999 of the Internal Revenue Code, such payments will be reduced if and to the extent such reduction would result in a better result to the NEO taking into account applicable taxes. For purposes of calculating such amounts, KnowBe4 has assumed:

•	December 7, 2022, which is the latest practicable date prior to this filing, as the date of the closing of the Merger;

•

each NEO experiences an involuntary termination on December 7, 2022, based on the terms of his respective agreement(s) (as described above in “—Change in Control and Severance Benefits under Existing Agreements”); and

•	a value per share equal to the Per Share Price.

Name	Cash ($)(1)	Equity ($)(2)	Total ($)
Stu Sjouwerman	971,008	12,445,966	13,416,974
Krish Venkataraman	—	4,576,819	4,576,819
Lars Letonoff	2,347,163	4,978,382	7,325,545

(1)

The estimated amount for each NEO represents (a) the “double-trigger” cash severance payments to which the NEO may become entitled under his EO Agreement and (b) in the case of Mr. Letonoff, the value of his Retention Bonus payable in connection with the Merger, as described above in “—Retention Bonuses.” As discussed above, under the EO Agreements, upon an involuntary termination, Mr. Sjouwerman or Mr. Letonoff, as applicable, will be entitled to (1) 12 months of base salary (as in effect at the time of termination of employment), (2) any earned but unpaid annual bonus, (3) a prorated portion of the target bonus amount, and (4) the aggregate payments made by us towards the executive’s medical and dental benefits during the 365-day period immediately prior to his termination of employment, in each case, less applicable withholdings, in the form of equal payroll installment payments. All components of the cash severance amount are contingent upon an involuntary termination and are subject to the NEO’s execution and non-revocation of a release of claims KnowBe4’ standard separation agreement and release of claims.

Name	Retention Bonus ($)(i)	Base Salary Severance ($)	Bonus Severance ($)(ii)	Medical and Dental Benefits Severance ($)	Total ($)
Stu Sjouwerman	—	525,000	437,500	8,508	971,008
Krish Venkataraman	—	—	—	—	—
Lars Letonoff	1,375,000	525,000	437,500	9,663	2,347,163

(i)

As described above in “—Retention Bonuses,” Mr. Letonoff is eligible to receive 50 percent of his Retention Bonus upon the closing of the Merger, and if Mr. Letonoff is terminated without cause immediately following the Merger, he will have a right to receive the remaining 50 percent of his Retention Bonus within 60 days of such termination, subject to his execution and non-revocation of a general release of claims in favor of KnowBe4.

(ii)

As noted above, each NEO is eligible for a (1) any earned but unpaid annual bonus and (2) a prorated portion of the target bonus amount. Assuming that the NEO experiences an involuntary termination on December 7, 2022, we do not expect that there will be any earned but unpaid annual bonus. The amount listed represents the NEO’s target annual bonus opportunity, prorated to reflect a termination on December 7, 2022.

(2)

As noted above, each of Mr. Sjouwerman and Mr. Letonoff is eligible for 100 percent acceleration of his KnowBe4 RSU Awards and KnowBe4 PSU Awards in the event he experiences an involuntary termination within 12 months of a change in control. As also noted above, if a change in control occurs during the performance period, then 100 percent of the shares subject to a KnowBe4 PSU Award will become eligible to vest and be subject to the acceleration rights described in the preceding sentence. We expect that the Merger will close following the end of the performance period applicable to the currently-outstanding KnowBe4 PSU Awards, but as noted above for the purposes here we have assumed that the Merger was consummated on December 7, 2022, prior to the end of the performance period. As a result, we have assumed here that KnowBe4 PSU Awards will become eligible to vest at target levels. Set forth below are the values of each unvested KnowBe4 RSU Award and KnowBe4 PSU Award held by the NEOs that would become vested upon an involuntary termination immediately following the consummation of a change-in-control.

Name	KnowBe4 RSU Awards ($)		KnowBe4 PSU Awards ($) (i)(iii)
Stu Sjouwerman	9,879,473	(i)	2,566,493
Krish Venkataraman	4,576,819	(ii)	—
Lars Letonoff	3,951,779	(i)	1,026,602

(i)	Reflects the value of “double-trigger” accelerated vesting of 100 percent of outstanding KnowBe4 RSU Awards and KnowBe4 PSU Awards for the NEO.
(ii)

Reflects the value of (1) “double trigger” accelerated vesting of vesting of 103,125 shares subject to outstanding KnowBe4 RSU Awards and (2) and the value of “single trigger” accelerated vesting of (a) 68,871 shares subject to KnowBe4 RSU Awards, which were granted to Mr. Venkataraman in February 2022 in connection with his transition to a non-employee director and (b) 11,812 shares subject to KnowBe4 RSU Awards, which were granted to Mr. Venkataraman in his capacity as a non-employee director pursuant to the Outside Director Compensation Policy.

(iii)	Reflects the value of KnowBe4 PSU Awards that would be available for vesting upon deemed achievement of all performance goals at target levels.

Employment Arrangements Following the Merger

As of the date of this proxy statement, other than the Retention Bonuses described above, none of KnowBe4’s executive officers have (1) reached an understanding on potential employment or other retention terms with the surviving corporation or with Parent or Merger Sub (or any of their respective affiliates); or (2) entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Parent or Merger Sub (or any of their respective affiliates) to be effective following the consummation of the Merger. However, prior to the effective time of the Merger, Parent or Merger Sub (or their respective affiliates) may have discussions with certain of KnowBe4’s employees (including certain of its executive officers) regarding employment or other retention terms and may enter into definitive agreements regarding employment, retention, or the right to purchase or participate in the equity of the surviving corporation or one or more of its affiliates in connection with the Merger. Any such agreements will not increase or decrease the Per Share Price paid to KnowBe4’s stockholders in the Merger.

Intent of KnowBe4’s Directors and Executive Officers to Vote in Favor of the Merger

KnowBe4’s directors and executive officers have informed KnowBe4 that, as of the date of this proxy statement, they intend to vote all of the KnowBe4 common stock owned directly by them in favor of the Merger Proposal and each of the other proposals listed in this proxy statement. As of the Record Date, KnowBe4’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] percent of the voting power of the shares of KnowBe4 common stock outstanding as of the Record Date.

For purposes of clarity, the shares of KnowBe4 common stock that the directors and executive officers are entitled to vote shall be included in determining whether the Merger Agreement has been approved by the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) entitled to vote on the Merger Agreement, (2) the holders of at least a majority of the outstanding shares of KnowBe4 Class A common stock entitled to vote in accordance with the DGCL, and (3) the holders of at least a majority of the outstanding shares of KnowBe4 Class B common stock entitled to vote in accordance with the DGCL, but the shares held by KnowBe4’s officers will be excluded from determining whether the Merger Agreement has been approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class), held by the Unaffiliated Stockholders and entitled to vote on the Merger Agreement.

Intent of Certain Stockholders to Vote in Favor of the Merger

On December 8, 2022, Kevin Mitnick, as trustee of the Mitnick Trust, who beneficially owned approximately [●] percent of the voting power of the outstanding shares of KnowBe4 common stock as of the Record Date, entered into the Mitnick Support Agreement, pursuant to which he agreed, by and on behalf of the Mitnick Trust, to vote all of the Mitnick Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Mitnick Support Agreement. The Mitnick Support Agreement does not provide for the “roll over” of the Mitnick Shares or the purchase of equity in Parent, nor does it impose any transfer restrictions on the Mitnick Shares.

In addition, in connection with entering to the Merger Agreement, on October 11, 2022, Parent, KnowBe4 and the Rollover Stockholders entered into the Rollover Stockholder Support Agreements, pursuant to which the Rollover Stockholders agreed to vote all of their shares of KnowBe4 common stock in favor of the transaction, subject to certain terms and conditions contained in the Rollover Stockholder Support Agreements. In addition, the Founder and the Elephant Funds agreed to “roll over” a portion of their existing equity in KnowBe4 into an ownership interest in the parent company of Parent. Pursuant to its Rollover Stockholder Support Agreement, the KKR Investor has the ability to “roll over” a portion of its existing equity in KnowBe4 into an ownership interest in the parent company of Parent. If the KKR Investor “rolls over” a portion of its equity, then the amount of the KKR Investor’s equity contribution to Parent pursuant to the KKR Equity Commitment Letter will be reduced dollar-for-dollar. As of the Record Date, the Rollover Stockholder Support Agreements cover approximately [●] percent of the voting power of the outstanding shares of KnowBe4 common stock. However, approval of the Merger Proposal also requires the Unaffiliated Stockholder Vote, which excludes all of the shares of KnowBe4 common stock (1) held by the Rollover Stockholders and certain of their affiliates and (2) KnowBe4’s officers, but does not exclude the Mitnick Shares.

For more information, see the section of this proxy statement captioned “The Support Agreements” and the full text of the Support Agreements, attached as Annex C, Annex D, Annex E, Annex F and Annex G, which are incorporated by reference in this proxy statement in their entirety.

Closing and Effective Time of the Merger

The closing of the Merger will take place (1) on a date that is no later than the third business day after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last to be satisfied or waived of the closing conditions of the Merger Agreement (described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of each of such conditions; or (2) at such other time agreed to in writing by KnowBe4, Parent and Merger Sub. On the closing date of the Merger, the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance of such Certificate of Merger, or at a later time agreed to in writing by the parties and specified in such Certificate of Merger in accordance with the DGCL.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of KnowBe4 common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”). Treasury regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of KnowBe4 common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•	tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations,

partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•

tax consequences to holders who received their shares of KnowBe4 common stock in a compensatory transaction or pursuant to the exercise of options or warrants or whose common stock is subject to employment-based vesting;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences arising from the Medicare tax on net investment income;

•

tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of KnowBe4 common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any;

•	any territory, state, local or non-U.S. tax consequences; or

•	tax consequences to holders that do not vote in favor of the merger and who properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of KnowBe4 common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of KnowBe4 common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY TERRITORY, STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of KnowBe4 common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of KnowBe4 common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of KnowBe4 common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of KnowBe4 common stock.

Non-U.S. Holders

General

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of KnowBe4 common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Subject to the discussion below relating to FATCA (as defined below), any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

•

KnowBe4 is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of KnowBe4 common stock (the “relevant period”) and, if shares of KnowBe4 common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of KnowBe4 common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, KnowBe4 believes that it is not, and has not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if it is a USRPHC.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. The Treasury Department recently released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30 percent applicable to the gross proceeds of a sale or other disposition of KnowBe4 common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Holders of KnowBe4 common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of KnowBe4 common stock pursuant to the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form); or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

General Efforts

Under the Merger Agreement, Parent, Merger Sub and KnowBe4 agreed to use reasonable best efforts to take, or cause to be taken, all actions, do, or cause to be done, all things and assist and cooperate with the other parties in doing, or causing to be done, all things necessary, proper or advisable under applicable law to consummate the Merger, including: (1) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities; and (2) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the Merger.

HSR Act; Competition Laws

Under the HSR Act, the Merger cannot be completed until Parent and KnowBe4 file a Notification and Report Form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) and the applicable waiting period has expired or been terminated. The parties filed a notification and report form with the FTC and DOJ on October 26, 2022. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on November 25, 2022.

KnowBe4 and Parent have each agreed to (1) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made; and (2) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the Merger and (b) obtain any required consents pursuant to any antitrust laws applicable to the Merger.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of KnowBe4 or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Subject to the terms of the Merger Agreement, each of Parent and Merger Sub agreed to, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other antitrust laws applicable to the Merger, (1) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (a) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of KnowBe4 and its subsidiaries; and (b) any other restrictions on the activities of KnowBe4 and its subsidiaries; unless such action would have a material adverse effect on the business of KnowBe4 and its subsidiaries, taken as a whole.

Limited Guarantees

Pursuant to the Limited Guarantees, which were entered into by the Guarantors in favor of KnowBe4 on October 11, 2022, each Guarantor agreed to guarantee a pro rata share of the due, punctual and complete payment of the termination fee if and when payable by Parent to KnowBe4 pursuant to the terms of the Merger Agreement and certain other liabilities and obligations of Parent and Merger Sub under the Merger Agreement plus amounts in respect of reimbursement obligations of Parent and Merger Sub for certain liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts incurred or suffered by KnowBe4 and its subsidiaries, as specified in the Merger Agreement, up to a collective aggregate limit of $281 million for both Limited Guarantees.

Subject to specified exceptions, each Limited Guarantee will terminate upon the earliest of:

•	immediately following the later of (1) the effective time of the Merger; and (2) the deposit of the exchange fund with the payment agent, pursuant to the Merger Agreement;

•	the termination of the Merger Agreement by mutual written consent of KnowBe4, Parent and Merger Sub;

•

the termination of the Merger Agreement by KnowBe4 due to (1) a legal or regulatory restraint or prohibition preventing the consummation of the Merger; (2) the Merger not being consummated by August 11, 2023; (3) the failure to obtain the requisite stockholder approvals to the Merger; (4) Parent or Merger Sub’s uncurable breach or failure to perform its respective representations, warranties or covenants under the Merger Agreement; (5) KnowBe4 entering into an alternative acquisition agreement for a superior proposal and paying a termination fee to Parent; or (6) Parent’s and Merger Sub’s failure to timely consummate the Merger once all closing conditions under the Merger Agreement have been satisfied or waived;

•	the indefeasible payment of the amounts guaranteed under the Limited Guarantees;

•

the date that is 90 days following the valid termination of the Merger Agreement (other than a termination pursuant to the second and third bullets above) unless, prior to the expiration of such 90 day period, KnowBe4 has (1) delivered a written notice with respect to the guaranteed obligations alleging that Guarantor, Parent or Merger Sub is liable for any such guaranteed obligations, or (2) commenced a legal proceeding against the Guarantor, Parent or Merger Sub alleging that Parent or Merger Sub is liable for any other payment obligations under the Merger Agreement or against the Guarantor that amounts are due and owing from the Guarantor; and

•

KnowBe4 or any of its controlled affiliates acting on its behalf seeks to impose liability upon the Guarantor (or the other Guarantor) in excess of the applicable limitation amount or otherwise challenges any limit on the liability of the Guarantor or makes another forms of impermissible claim under the transaction documents.

Financing of the Merger

The transactions contemplated by the Merger Agreement, including the payment of consideration due to our stockholders and the holders of our equity-based awards and options under the Merger Agreement, the repayment of all obligations under our existing credit agreement and the payment of all related fees and expenses, will be funded with the proceeds of committed equity and debt financing, together with cash on hand at KnowBe4. The equity and debt financing commitments will be funded in accordance with the terms of the Equity Commitment Letters and the Debt Commitment Letter, as further described below.

Equity Commitment

Pursuant to the Equity Commitment Letters and subject to the terms and conditions set forth therein, each of (1) the Guarantors committed to provide Parent on, at or prior to the closing date of the Merger with an equity contribution of up to approximately $2.18 billion and (2) the KKR Investor committed to provide Parent on, at or prior to the closing date of the Merger with an equity contribution of up to approximately $300 million (which commitment may be assigned to affiliates of the KKR Investor, and which amount may be reduced dollar-for-dollar by the value of any Rollover Shares contributed by the KKR Investor pursuant to its Rollover Stockholder Support Agreement).

Debt Commitment

Pursuant to the Debt Commitment Letter, the financial institutions party thereto (the “debt financing sources”) have severally and not jointly committed (1) to provide to Parent (or one or more of its direct or indirect wholly-owned subsidiaries) on the closing date of the Merger a senior secured term facility in an aggregate principal amount of approximately $1 billion; and (2) to make available to Parent and its restricted subsidiaries (a portion of which may be made available on the closing date of the Merger) a senior secured revolving credit facility in an aggregate principal amount of approximately $125 million, in each case, on the terms and subject to the conditions set forth in the Debt Commitment Letter.

The obligation of the debt financing sources to provide the credit facilities described above is subject to customary conditions, including the following:

•

the prior consummation or substantially simultaneous consummation of the Merger in all material respects in accordance with the Merger Agreement, without any amendments, consents or waivers that would be materially adverse to the interests of the debt financing sources in their capacity as such without the approval thereof (such approval not to be unreasonably withheld, delayed or conditioned);

•	the occurrence or substantially concurrent funding of the equity contribution;

•	the execution and delivery of definitive loan, guarantee and security documentation for the credit facilities and the delivery of customary closing documents;

•	the delivery of customary “know your customer” documentation and information and certain financial statements;

•	the prior payment or substantially concurrent payment of applicable fees and expenses;

•

subject to customary limitations, the accuracy of certain representations and warranties made by KnowBe4 in the Merger Agreement (giving effect to the materiality qualifiers contained in the Merger Agreement) that are material to the interests of the debt financing sources but only to the extent that Parent or its affiliates have the right (taking into account any applicable cure provisions) to terminate their obligations under the Merger Agreement or not to consummate the transactions contemplated by the Merger Agreement as a result of a breach of such representations;

•	the prior consummation or substantially simultaneous consummation of the repayment of all obligations under KnowBe4’s existing credit agreement; and

•

that no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) has occurred since the date of the Merger Agreement that is continuing.

Delisting and Deregistration of KnowBe4 Class A Common Stock

If the Merger is completed, KnowBe4 Class A common stock will no longer be traded on Nasdaq and will be deregistered under the Exchange Act. KnowBe4 will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of KnowBe4 Class A common stock.

Fees and Expenses

Except as described under “The Merger Agreement—Termination Fees and Remedies,” if the Merger is not completed, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses, and in the case of the Special Committee, all fees and expenses will be paid by KnowBe4. If the Merger is completed, all costs and expenses incurred by Parent or Merger Sub in connection with the transaction will be paid by the surviving corporation. Total fees and expenses incurred or to be incurred by KnowBe4 (including the Special Committee) are estimated at this time to be as follows:

Description	Amount ($)
Financial advisory fees and expenses	50,600,000
Legal fees and expenses	6,000,000
SEC filing fees	575,000
EDGAR filing expenses	150,000
Printing expenses	50,000
Mailing expenses	20,000
Total	57,395,000

It is also expected that Merger Sub and/or Parent will incur approximately $40 million of financing costs, legal fees, exchange agent fees, and other advisory fees.

Litigation Relating to the Merger

On November 15, 2022, a purported KnowBe4 stockholder filed a complaint in the U.S. District Court for the Southern District of New York against KnowBe4 and the members of the KnowBe4 Board, captioned O’Dell v. KnowBe4, Inc., et al., Case No. 22-cv-9727 (the “Complaint”).

The Complaint asserts claims against all defendants under Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder for issuing allegedly false and misleading statements in KnowBe4’s preliminary proxy statement and against the individual defendants under Section 20(a) of the Exchange Act for alleged “control person” liability with respect to such allegedly false or misleading statements. The allegations in the Complaint include that the preliminary proxy statement omitted material information regarding KnowBe4’s financial projections, the analyses performed by Morgan Stanley, potential conflicts of interest involving Morgan Stanley, and potential conflicts of interest involving alleged KnowBe4 insiders. The Complaint seeks, among other relief, (1) to enjoin defendants from consummating the Merger; (2) to rescind the Merger Agreement or recover damages, if the Merger is completed; (3) an accounting of damages; and (4) attorneys’ fees and costs.

The defendants believe that the disclosures set forth in the preliminary proxy statement comply fully with all applicable law and that the allegations contained in the Complaint are without merit. Additional lawsuits arising out of the Merger may be filed in the future. No assurances can be made as to the outcome of such lawsuits or the Complaint.

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which KnowBe4 refers you in this proxy statement and information included in oral statements or other written statements made or to be made by KnowBe4 or on KnowBe4’s behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “intend,” “target,” “possible” and other words of similar import, or the negative versions of such words. KnowBe4’s stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in KnowBe4’s filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•

the inability to complete the Merger due to the failure of KnowBe4’s stockholders to adopt the Merger Agreement pursuant to the requisite stockholder votes or the failure to satisfy the other conditions to the completion of the Merger;

•

the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Merger, and the risk that the Merger Agreement may be terminated in circumstances that require KnowBe4 to pay a termination fee;

•	the nature, cost and outcome of any legal proceedings that may be instituted against KnowBe4 and others related to the Merger Agreement;

•	risks that the pendency of the Merger affects KnowBe4’s current operations or KnowBe4’s ability to retain or recruit employees;

•

economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, inflation, or the conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting KnowBe4’s business, operations and financial performance;

•	the fact that receipt of the all-cash Per Share Price will be taxable to KnowBe4’s stockholders that are treated as U.S. Holders for U.S. federal income tax purposes;

•

the fact that, if the Merger is completed, KnowBe4’s stockholders (other than the Purchaser Filing Parties) will forgo the opportunity to realize the potential long-term value of the successful execution of KnowBe4’s current strategy as an independent company;

•	the possibility that KnowBe4 could, following the Merger, engage in operational or other changes that could result in meaningful appreciation in its value;

•

the possibility that KnowBe4 could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of KnowBe4’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to its stockholders in the Merger;

•	the fact that under the terms of the Merger Agreement, KnowBe4 is restrained from soliciting other acquisition proposals during the pendency of the Merger;

•

the effect of the announcement or pendency of the Merger on KnowBe4’s business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of KnowBe4 management or employees during the pendency of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

•	the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability;

•	the risk that the proposed Merger will not be consummated in a timely manner, creating potential uncertainty around the transaction and exceeding the expected costs of the Merger;

•	the risk that KnowBe4’s stock price may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed; and

•	risks related to obtaining the requisite stockholder approvals for the Merger.

Consequently, all of the forward-looking statements that KnowBe4 makes in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption; and (2) information in KnowBe4’s most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” and information in its consolidated financial statements and notes thereto. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, KnowBe4 undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. KnowBe4’s stockholders are advised to consult any future disclosures that KnowBe4 makes on related subjects as may be detailed in its other filings made from time to time with the SEC.

THE PARTIES TO THE MERGER

KnowBe4

KnowBe4, Inc. was formed as a limited liability company in Delaware in August 2010 under the name SEQRIT, LLC and subsequently changed its name to KnowBe4, LLC. KnowBe4 then converted into a Delaware corporation under the name KnowBe4, Inc. in January 2016. KnowBe4 has developed the leading security awareness platform enabling organizations to assess, monitor and minimize the ongoing cybersecurity threat of social engineering attacks. KnowBe4 is pioneering an integrated approach to security awareness that incorporates cloud-based software, machine learning, artificial intelligence, advanced analytics and insights with engaging content. KnowBe4’s platform is purpose-built to drive awareness, change human behavior and enable a security-minded culture that results in a reduction of social engineering risks. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

The KnowBe4 Class A common stock is listed on Nasdaq under the symbol “KNBE.” KnowBe4’s corporate offices are located at 33 N. Garden Avenue, Suite 1200, Clearwater, FL 33755.

Parent Entities

Parent

Oranje Holdco, LLC was formed on September 30, 2022 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and the Rollover Stockholder Support Agreements and arranging of the equity financing and the debt financing in connection with the Merger.

Parent’s address is c/o Vista Equity Partners Management, LLC, Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500.

Merger Sub

Oranje Merger Sub, Inc. is a wholly owned subsidiary of Parent and was formed on September 30, 2022 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and Rollover Stockholder Support Agreements. Upon completion of the Merger, Merger Sub will cease to exist and KnowBe4 will continue as the surviving corporation.

Merger Sub’s address is c/o Vista Equity Partners Management, LLC, Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500.

Parent and Merger Sub are each affiliated with the Guarantors. In connection with the transactions contemplated by the Merger Agreement and Rollover Stockholder Support Agreements, the Guarantors have committed to provide Parent, at or prior to the closing of the Merger, with an aggregate equity contribution of up to approximately $2.18 billion, on the terms and subject to the conditions set forth in the Vista Equity Commitment Letter. This amount will be used to fund a portion of the aggregate purchase price and the other payments contemplated by the Merger Agreement (in each case, pursuant to certain terms and conditions as described further in this proxy statement under the caption “Special Factors—Financing of the Merger”).

THE SPECIAL MEETING

Date, Time and Place

KnowBe4 will hold the Special Meeting on [●], at [●], Eastern time. You may attend the Special Meeting via a live interactive webcast on the Internet at http://www.virtualshareholdermeeting.com/KNBE2023SM. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). KnowBe4 believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.

If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.

Purpose of the Special Meeting

At the Special Meeting, KnowBe4 will ask stockholders to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

KnowBe4’s stockholders must approve the Merger Proposal in order for the Merger to be consummated. Approval of the Compensation Proposal and approval of the Adjournment Proposal are not conditions to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. KnowBe4 encourages you to read the Merger Agreement carefully in its entirety.

Attending the Special Meeting

The Special Meeting will begin at [●], Eastern time. Online check-in will begin a few minutes prior to the Special Meeting. KnowBe4 encourages you to access the meeting prior to the start time.

As the Special Meeting is virtual, there will be no physical meeting location. To attend the Special Meeting, log in at http://www.virtualshareholdermeeting.com/KNBE2023SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.

Once online access to the Special Meeting is open, shareholders may submit questions pertinent to meeting matters, if any, through the Special Meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Record Date; Shares Entitled to Vote; Quorum

Only KnowBe4’s stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available at KnowBe4’s corporate offices located at 33 N. Garden Avenue, Clearwater, Florida 33755, during regular business hours for a period of no less than 10 days before the Special Meeting and on the virtual meeting website during the Special Meeting.

As of the Record Date, there were [●] shares of KnowBe4 Class A common stock and [●] shares of KnowBe4 Class B common stock outstanding and entitled to vote at the Special Meeting. For each share of KnowBe4 Class A common stock that you owned as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting. For each share of KnowBe4 Class B common stock that you owned as of the close of business on the Record Date, you will have ten votes on each matter submitted for a vote at the Special Meeting.

The holders of a majority of the voting power of KnowBe4’s capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the Special Meeting. For the separate vote by holders of KnowBe4 Class A common stock and holders of KnowBe4 Class B common stock, a majority of the voting power of the outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum with respect to that vote. Virtual attendance at the Special Meeting constitutes presence in person for quorum purposes at the Special Meeting.

Votes Required

Approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) entitled to vote on the Merger Agreement; (2) the holders of a majority of the voting power of the outstanding shares of KnowBe4 common stock (voting together as a single class) held by the Unaffiliated Stockholders and entitled to vote on the Merger Agreement; (3) the holders of at least a majority of the outstanding shares of KnowBe4 Class A common stock entitled to vote on the Merger Agreement; and (4) the holders of a majority of the outstanding shares of KnowBe4 Class B common stock entitled to vote on the Merger Agreement.

Approval of the Compensation Proposal requires the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively on such proposal. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively on such proposal.

Abstentions

Abstentions will be counted as present for purposes of determining whether a quorum exists. If a stockholder abstains from voting on the Merger Proposal, that abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal. However, abstentions are not considered votes cast for or against a proposal. As a result, abstentions will have no effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal.

Broker Non-Votes

A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares. For example, if you provide instructions to your bank, broker or nominee with respect to the Merger Proposal but do not provide instructions with respect to the Compensation Proposal or the Adjournment Proposal, then a “broker non-vote” will occur with respect to each of the Compensation Proposal and the Adjournment Proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present. Each broker non-vote will count as a vote “AGAINST” the Merger Proposal. However, broker non-votes are not considered votes cast for or against a proposal. As a result, broker non-votes will have no effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal.

Shares Held by KnowBe4’s Directors and Executive Officers

As of the Record Date, KnowBe4’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [•] shares of KnowBe4 Class A common stock and [•] shares of KnowBe4 Class B common stock, collectively representing approximately [•] percent of the voting power of the shares of KnowBe4 common stock outstanding as of the Record Date. KnowBe4’s directors and executive officers have informed KnowBe4 that they intend to vote all of their shares of KnowBe4 common stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal. For more information, please see the section of this proxy statement captioned “The Support Agreements.”

Voting of Proxies

If you are a stockholder of record (that is, your shares are registered in your name with KnowBe4’s transfer agent, Computershare Trust Company, N.A.), you may vote your shares by returning a signed and dated proxy card (a proxy card and a prepaid reply envelope is provided for your convenience), or you may vote at the Special Meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxy, the proxy holders will vote your shares according to your direction.

If you attend the Special Meeting and wish to vote at the Special Meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the Special Meeting. You are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the Special Meeting, be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the Special Meeting and vote at the Special Meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form; (2) vote over the internet or by telephone through your bank, broker or other nominee; or (3) attend the Special Meeting and vote at the Special Meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal. It will not, however, have any effect on the Compensation Proposal or the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to KnowBe4 prior to the Special Meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to KnowBe4’s Corporate Secretary; or

•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the Special Meeting, in the absence of voting at the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of KnowBe4 common stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow KnowBe4’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Adjournment

In addition to the Merger Proposal and the Compensation Proposal, KnowBe4’s stockholders are also being asked to approve the Adjournment Proposal. If a quorum is not present, the chairperson of the Special Meeting or the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also adjourn the meeting to another place, date or time, even if a quorum is present. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, KnowBe4’s stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the Special Meeting.

Solicitation of Proxies

KnowBe4, on behalf of the KnowBe4 Board, is soliciting proxies from KnowBe4’s stockholders for the Special Meeting. Under applicable SEC rules and regulations, the members of the KnowBe4 Board are “participants” with respect to the solicitation of proxies in connection with the Special Meeting.

The expense of soliciting proxies will be borne by KnowBe4. KnowBe4 has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $60,000, plus reasonable out-of-pocket expenses. KnowBe4 will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, KnowBe4 may reimburse banks, brokers and other nominees representing beneficial owners of shares of KnowBe4 common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by KnowBe4’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

KnowBe4 currently expects to complete the Merger in the first half of 2023. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of KnowBe4’s control.

Appraisal Rights

If the Merger is consummated, holders of record and beneficial owners of KnowBe4 common stock who (1) do not vote in favor of the Merger Proposal (whether by voting against Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the base of beneficial owners) their applicable shares of KnowBe4 common stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Holders of record and beneficial owners of KnowBe4 common stock who are entitled to have their shares appraised by the Delaware Court of Chancery may receive payment in cash of the “fair value” of their shares of KnowBe4 common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to persons seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights—Determination of Fair Value.”

To exercise appraisal rights, a stockholder of record or a beneficial owner of KnowBe4 common stock must (1) submit a written demand for appraisal of such holder’s shares or such owner’s shares of KnowBe4 common stock to KnowBe4 before the vote is taken on the Merger Proposal; (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal); (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of KnowBe4 common stock through the effective date of the Merger; and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. If you are a beneficial owner of shares of KnowBe4 common stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of KnowBe4 common stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the surviving corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail the section of this proxy statement captioned “Appraisal Rights,”

which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Other Matters

At this time, KnowBe4 knows of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting and you deliver a proxy to KnowBe4, your shares of KnowBe4 common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●]

This proxy statement is available on the “Investor Relations” section of KnowBe4’s website located at https://investors.knowbe4.com.

Householding of Special Meeting Materials

KnowBe4 has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies KnowBe4 that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card upon request. If you wish to receive a separate set of KnowBe4’s disclosure documents at this time, please notify KnowBe4 by sending a written request to Investor Relations, KnowBe4, 33 N. Garden Avenue, Suite 1200, Clearwater, FL 33755 or by telephone at (855) 566-9234.

If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of KnowBe4’s disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact KnowBe4’s Corporate Secretary using the contact method above, if you hold registered shares.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of KnowBe4 common stock, please contact KnowBe4’s proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 750-8312 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

THE MERGER AGREEMENT

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. KnowBe4 encourages you to carefully read and consider the Merger Agreement, which is the legal document that governs the Merger, and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement, and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by KnowBe4, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by KnowBe4 in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between KnowBe4, on the one hand, and Parent and Merger Sub, on the other hand, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. KnowBe4’s stockholders are not generally third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of KnowBe4, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. None of the representations and warranties will survive the closing of the Merger, and, therefore, they will have no legal effect under the Merger Agreement after the effective time of the Merger. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of KnowBe4, Parent and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding KnowBe4, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in KnowBe4’s filings with the SEC regarding KnowBe4 and its business.

Closing and Effective Time of the Merger

The closing of the Merger will take place (1) on a date that is no later than the third business day after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of all of the conditions to closing of the Merger, other than conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of each of such conditions; or (2) at such other time agreed to by KnowBe4, Parent and Merger Sub. On the closing date of the Merger, the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance of that Certificate of Merger, or at a later time as may be agreed to in writing by the parties and specified in such Certificate of Merger.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the effective time of the Merger: (1) Merger Sub will be merged with and into KnowBe4; (2) the separate existence of Merger Sub will cease; and (3) KnowBe4 will continue as the surviving corporation in the Merger and a wholly owned subsidiary of Parent. From and after the effective time of the Merger, all of the property, rights, privileges, powers and franchises of KnowBe4 and Merger Sub will vest in the surviving corporation and all of the debts, liabilities and duties of KnowBe4 and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

At the effective time of the Merger, the certificate of incorporation and the bylaws of KnowBe4 as the surviving corporation will be amended and restated in their entirety to read as set forth in exhibits to the Merger Agreement, in each case, until thereafter amended.

From and after the effective time of the Merger, the initial board of directors of the surviving corporation will consist of the directors of Merger Sub as of immediately prior to the effective time of the Merger, to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. From and after the effective time of the Merger, the initial officers of KnowBe4 as of immediately prior to the effective time of the Merger will be the officers of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

Treatment of Shares and Equity Awards

Common Stock

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of KnowBe4 common stock issued and outstanding immediately prior to the effective time of the Merger (other than the Excluded Shares and the Rollover Shares) will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Per Share Price, without interest and subject to any applicable withholding taxes.

At the effective time of the Merger, each Excluded Share and each Rollover Share will be canceled and cease to exist without any conversion thereof or any consideration paid in exchange therefor. The Rollover Shares will, immediately prior to the closing of the Merger, be contributed to Parent pursuant to the terms of the applicable Rollover Stockholder Support Agreement.

At the effective time of the Merger, each share of common stock of Merger Sub outstanding immediately prior to the effective time of the Merger will be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

Equity Awards; ESPP

Treatment of KnowBe4 RSU Awards and KnowBe4 PSU Awards

The Merger Agreement provides that KnowBe4 RSU Awards and KnowBe4 PSU Awards that are outstanding immediately prior to the effective time of the Merger will be subject to the following treatment:

At the effective time of the Merger, each KnowBe4 RSU Award and each KnowBe4 PSU Award, to the extent vested but not yet settled as of the effective time of the Merger (or which vests upon the consummation of the Merger), will automatically be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock then subject to the then-vested portion of such award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the Merger.

At the effective time of the Merger, each outstanding KnowBe4 RSU Award, to the extent not then vested, will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 RSU Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment) as applied to the KnowBe4 RSU Award immediately prior to the effective time of the Merger.

At the effective time of the Merger, each KnowBe4 PSU Award, to the extent not then vested, will automatically be deemed to have the performance metrics achieved at 100 percent of target, and will be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Price and (2) the total number of shares of KnowBe4 Class A common stock subject to the then-unvested portion of such award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 PSU Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment conditions but excluding performance vesting conditions) as applied to the KnowBe4 PSU Award immediately prior to the effective time of the Merger.

Treatment of KnowBe4 Option Awards

The Merger Agreement provides that KnowBe4 Option Awards will be treated in the following manner:

At the effective time of the Merger, each outstanding KnowBe4 Option Award, to the extent then vested, will automatically be canceled and converted into a right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 common stock then issuable upon exercise in full of such vested KnowBe4 Option Award. This amount (less any required withholding and other taxes) will be paid to the applicable holder promptly following the effective time of the Merger.

At the effective time of the Merger, each outstanding KnowBe4 Option Award, to the extent not then vested, will automatically be canceled and converted into a contingent right to receive an amount in cash, without interest, equal to the product of (1) the excess, if any, of the Per Share Price less the exercise price per share of such KnowBe4 Option Award, and (2) the number of shares of KnowBe4 common stock then issuable upon exercise in full of the unvested portion of such KnowBe4 Option Award. This amount (less any required withholding and other taxes) will vest and be paid out pursuant to the corresponding KnowBe4 Option Award’s time-based vesting schedule, subject to the same terms and conditions (including continued employment) as applied to the KnowBe4 Option Award immediately prior to the effective time of the Merger.

At the effective time of the Merger, each outstanding KnowBe4 Option Award that has an exercise price per share that is greater than or equal to the Per Share Price will be canceled for no consideration or payment.

Treatment of the ESPP

As soon as practicable following the date of the Merger Agreement KnowBe4 will take all action that it determines to be reasonably necessary to (1) provide that no new participants will commence participation in the ESPP after the date of the Merger Agreement; (2) provide that no payroll contributions or separate non-payroll contributions may be made on or following the date of the Merger Agreement; (3) provide that no new offering period or purchase period will commence or be extended pursuant to the ESPP, in each case, after the date of the Merger Agreement; and (4) cause any offering period or purchase period under the ESPP that otherwise would be outstanding at the effective time of the Merger to be terminated no later than the closing date of the Merger but prior to the effective time of the Merger. KnowBe4 will make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise will treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes under the ESPP. Each outstanding purchase right under the ESPP will be exercised as of no later than the closing date of the Merger but prior to the effective time of the Merger. On such exercise date, KnowBe4 will apply the funds credited as of such date under the ESPP within each participant’s account to the purchase of whole shares of KnowBe4 Class A common stock in accordance with the terms of the ESPP and, promptly thereafter, will refund any remaining amounts credited to each such account to the applicable participant. These shares will be deposited into the applicable participant’s account and will be treated in the same manner as any other outstanding share of common stock in connection with the consummation of the Merger.

Payment Agent, Exchange Fund and Exchange and Payment Procedures

Prior to the closing of the Merger, Parent will select a bank or trust company reasonably acceptable to KnowBe4 (the “payment agent”) to make payments of the Merger consideration to KnowBe4 stockholders. At or prior to the closing of the Merger, Parent will deposit (or cause to be deposited) with the payment agent cash that is sufficient in the aggregate to pay the aggregate Per Share Price to KnowBe4 stockholders in accordance with the Merger Agreement.

Promptly (and in any event within three business days) following the effective time of the Merger, Parent and the surviving corporation will cause the payment agent to mail to each holder of record (as of immediately prior to the effective time of the Merger) of a certificate that immediately prior to the effective time of the Merger represented outstanding shares of KnowBe4 common stock (other than Excluded Shares) whose shares of KnowBe4 common stock were converted into the right to receive the consideration payable under the Merger Agreement, a letter of transmittal and instructions advising stockholders how to surrender stock certificates in exchange for the Merger consideration. Upon receipt of (1) surrendered certificates for cancellation (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond); and (2) a duly completed and signed letter of transmittal, the holder of such certificate will be entitled to receive an amount in cash equal to the product of (a) the aggregate number of shares of KnowBe4 common stock represented by such certificate and (b) the Per Share Price. The amount of any consideration paid to such KnowBe4 stockholders will not include interest and may be reduced by any applicable withholding taxes.

Notwithstanding the foregoing, any holder of shares of KnowBe4 common stock held in book-entry form (“uncertificated shares”) will not be required to deliver a certificate or an executed letter of transmittal (as both are described above) to the payment agent to receive the Merger consideration payable in respect thereof. Each holder of record (as of immediately prior to the effective time of the Merger) of uncertificated shares that immediately prior to the effective time of the Merger represented an outstanding share of KnowBe4 common stock (other than the Excluded Shares) will, upon receipt of an “agent’s message” in customary form at the effective time of the Merger, or any documents as may reasonably be requested by the payment agent, be entitled to receive, and the payment agent will pay and deliver as promptly as practicable, an amount in cash equal to the product of (1) the aggregate number of shares of KnowBe4 common stock represented by such holder’s transferred uncertificated shares; and (2) the Per Share Price. The amount of consideration paid to such KnowBe4 stockholders will not include interest and may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within one year following the effective time of the Merger, such cash will be returned to Parent upon demand, and any KnowBe4 stockholders as of immediately prior to the Merger who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent for satisfaction of payment of the Merger consideration (subject to abandoned property law, escheat law or similar laws). None of the payment agent, Parent, the surviving corporation or any other party will be liable to any KnowBe4 stockholder with respect to any cash amounts properly paid to a public official pursuant to any applicable abandoned property law, escheat law or similar laws.

The letter of transmittal will include instructions if a stockholder has lost a stock certificate or if such certificate has been stolen or destroyed. In the event that any stock certificates have been lost, stolen or destroyed, then the payment agent will issue the Per Share Price payable in respect of such stock certificate to such holder upon the making by such holder of an affidavit for such lost, stolen or destroyed certificate. Parent or the payment agent may, in its discretion and as a condition precedent to the payment of the Per Share Price, require such stockholder to deliver a bond, in such amount as Parent or the payment agent may direct, as indemnity against any claim that may be made against Parent, the surviving corporation or the payment agent with respect to such certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of KnowBe4, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by KnowBe4 are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to KnowBe4, any change, event, condition, development, violation, inaccuracy, effect, occurrence or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (1) has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of KnowBe4 and its subsidiaries, taken as a whole; or (2) would render KnowBe4 unable to consummate the Merger prior to the termination date of the Merger Agreement, but, with respect to clause (1) none of the following, and no Effects arising out of, relating to, or resulting from the following (in each case, by themselves or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

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changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on KnowBe4 and its subsidiaries relative to comparable companies operating in the industry in which KnowBe4 and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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changes in conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on KnowBe4 and its subsidiaries relative to comparable companies operating in the industry in which KnowBe4 and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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changes in general conditions in the industries in which KnowBe4 and its subsidiaries conduct business or in any specific jurisdiction or geographical area in which KnowBe4 and its subsidiaries conduct business (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on KnowBe4 and its subsidiaries relative to comparable companies operating in the industry in which KnowBe4 and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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changes in regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on KnowBe4 and its subsidiaries relative to comparable companies operating in the industry in which KnowBe4 and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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changes in any geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other governmental authority or the declaration by the United States or any other governmental authority of a national emergency or war (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on KnowBe4 and its subsidiaries relative to comparable companies operating in the industry in which KnowBe4 and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents or other natural or man-made disasters or weather conditions or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on KnowBe4 and its subsidiaries relative to comparable companies operating in the industry in which KnowBe4 and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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pandemics (including the COVID-19 pandemic), epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated by any governmental authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental authorities (including any quarantine, “shelter in place,” “stay at home,” social distancing, sequester, safety or similar law, directive, guideline or response or recommendation of or promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, including, in each case, any changes in any such law, directive, guidance, response or recommendation (“COVID-19 measures”)) in the United States or any other country or region in the world (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on KnowBe4 and its Subsidiaries relative to comparable companies operating in the industry in which KnowBe4 and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

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the execution, announcement or performance of the Merger Agreement or the pendency or consummation of the Merger, including the impact thereof on the relationships, contractual or otherwise, of KnowBe4 and its subsidiaries with employees, suppliers, customers, partners, lenders, lessors, vendors, governmental authorities or any other third person (subject to certain exceptions);

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any action taken or refrained from being taken by KnowBe4 or any of its subsidiaries, in each case, at the express written direction of Parent or Merger Sub or as expressly required by the Merger Agreement;

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changes or proposed changes in GAAP or other accounting standards or applicable law (or the official interpretation of any of the foregoing) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on KnowBe4 and its subsidiaries relative to comparable companies operating in the industry in which KnowBe4 and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

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changes in the price or trading volume of KnowBe4 common stock or indebtedness, in each case in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded);

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any failure, in and of itself, by KnowBe4 and its subsidiaries to meet (1) any estimates of KnowBe4’s revenue, earnings or other financial performance or results of operations for any period; or (2) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (1) or (2) may be deemed to constitute a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded);

•	any transaction litigation, or any demand or legal proceeding for appraisal of the fair value of any shares of KnowBe4 common stock; or

•	the identity of Parent or Merger Sub or their respective affiliates, or the plans or intentions of the foregoing with respect to KnowBe4 or its business.

In the Merger Agreement, KnowBe4 has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the confidential disclosure letter to the Merger Agreement. These representations and warranties relate to, among other things:

•	organization and good standing;

•	corporate power and enforceability;

•	approval of the KnowBe4 Board;

•	the required approvals of the KnowBe4 stockholders;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	KnowBe4’s capitalization;

•	KnowBe4’s subsidiaries and their capitalization;

•	KnowBe4’s SEC reports;

•	KnowBe4’s financial statements, internal controls and indebtedness;

•	no undisclosed liabilities;

•	absence of certain changes;

•	material contracts;

•	government contracts;

•	real property matters;

•	environmental matters;

•	intellectual property and privacy matters;

•	tax matters;

•	employee plans;

•	labor matters;

•	permits;

•	compliance with laws;

•	legal proceedings and orders;

•	insurance;

•	related person transactions;

•	Brokers; and

•	the Rollover Stockholder Support Agreements.

Under the Merger Agreement, Parent and Merger Sub acknowledge that KnowBe4 has not made any representations or warranties other than those expressly set forth in the Merger Agreement or the certificate delivered by KnowBe4 pursuant to the Merger Agreement, and expressly disclaim reliance on any representation, warranty or other information regarding KnowBe4, other than those expressly set forth in the Merger Agreement or the certificate delivered by KnowBe4 pursuant to the Merger Agreement.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to KnowBe4 that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	organization and good standing;

•	power and enforceability;

•	non-contravention of certain agreements and laws;

•	requisite governmental approvals;

•	legal proceedings and orders;

•	ownership of KnowBe4 capital stock;

•	brokers;

•	no Parent vote or approval required;

•	the Limited Guarantees;

•	financing;

•	absence of stockholder and management arrangements;

•	non-foreign status; and

•	the Rollover Stockholder Support Agreements.

Under the Merger Agreement, KnowBe4 acknowledges that Parent and Merger Sub have not made any representations or warranties other than those expressly set forth in the Merger Agreement or the certificate delivered by Parent and Merger Sub pursuant to the Merger Agreement and expressly disclaims reliance on any representation, warranty or other information regarding Parent and Merger Sub, other than those expressly set forth in the Merger Agreement or the certificate delivered by Parent and Merger Sub pursuant to the Merger Agreement.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

From the date of the Merger Agreement to the effective time of the Merger (or termination of the Merger Agreement), KnowBe4 agreed to, and to cause each of its subsidiaries to:

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use its reasonable best efforts to conduct its business and operations in the ordinary course of business and maintain its existence in good standing pursuant to applicable law, except (1) as expressly contemplated by the Merger Agreement; (2) as set forth in KnowBe4’s confidential disclosure letter to the Merger Agreement; (3) as required by applicable law; (4) as approved by Parent in writing (the exceptions in clauses (1) through (4), the “covenant exceptions”); or (5) for any actions taken reasonably and in good faith to respond to any COVID-19 measures (it being understood that prior to taking any material actions in reliance on this clause (5), KnowBe4 will use its reasonable best efforts to provide reasonable advance notice to, and consult, with Parent (if reasonably practicable and legally permissible) prior to taking such actions);

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subject to the covenant exceptions, use its reasonable best efforts to (1) preserve intact in all material respects its material assets, properties, material contracts and business organizations; (2) keep available the services of its current officers and key employees; and (3) preserve in all material respects its relationships with its material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other persons with whom KnowBe4 or any of its subsidiaries has business relations.

KnowBe4 has also agreed, subject to the covenant exceptions, not to take various actions, including, with certain exceptions, the following:

•	amending KnowBe4’s organizational or governing documents;

•	proposing or adopting a plan of complete or partial liquidation, dissolution, merger or otherwise reorganizing, KnowBe4;

•	issuing, selling, pledging, acquiring, repurchasing or redeeming KnowBe4’s equity securities;

•	adjusting, splitting, subdividing, combining or reclassifying KnowBe4’s equity or voting interests;

•	declaring or paying dividends and distributions;

•	pledging or encumbering KnowBe4’s equity or voting interests;

•	modifying the terms of KnowBe4’s equity or voting interests;

•	acquiring or making investments in other entities;

•	entering into joint ventures, partnerships, limited liability companies or similar arrangements;

•	disposing of KnowBe4’s tangible properties or assets;

•	forgiving or waiving indebtedness or material claims;

•	granting refunds, credits, rebates or allowances outside of the ordinary course;

•	acquiring real property;

•	incurring or assuming indebtedness or issuing any debt securities exceeding $600,000 in the aggregate;

•	assuming, guaranteeing or endorsing any third party obligations;

•	making loans, advances, capital contributions to, or investments in, third parties;

•	mortgaging, pledging, or creating a lien on KnowBe4’s assets;

•	making various changes to benefits and compensation, including acceleration of vesting;

•	entering into or terminating agreements with service providers who have annual compensation in excess of $150,000 in the aggregate;

•	various actions with respect to labor agreements or unions;

•	waiving restrictive covenant obligations of service providers;

•	settle or waive pending or threatened legal proceedings;

•	changing accounting principles or practices;

•	various actions with respect to tax and tax authorities;

•	failing to maintain or protect KnowBe4’s intellectual property;

•	modifying KnowBe4’s data security policies or safeguards;

•	incurring capital expenditures in excess of $500,000 individually or $1 million in the aggregate;

•	entering into material contracts

•	failing to maintain insurance coverage;

•	engaging in related party transactions;

•	implementing layoffs; or

•	agreeing or committing to take any such actions.

Restrictions on Solicitation of Other Acquisition Offers

From the date of the Merger Agreement and continuing until the effective time of the Merger (or the earlier termination of the Merger Agreement), KnowBe4 has agreed that it, its subsidiaries and their respective directors and officers will not, and KnowBe4 will not authorize or direct, and will use its reasonable best efforts to cause its and its subsidiaries’ other employees, consultants and other representatives not to, directly or indirectly:

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solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•

furnish to any person or group (other than Parent, Merger Sub or any of their respective representatives in their capacity as such) any non-public information relating to KnowBe4 or any of its subsidiaries or afford to any person or group (other than Parent, Merger Sub or any of their respective representatives in their capacity as such )access to the business, properties, assets, books, records or other non-public information, or to any personnel, of KnowBe4 or any of its subsidiaries, in any such case in connection with any acquisition proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an acquisition proposal or the making of any offer, inquiry, indication of interest or proposal that constitutes or would reasonably be expected to lead to an acquisition proposal;

•

participate, or engage in discussions or negotiations with any person or group with respect to an acquisition proposal or with respect to any inquiries from third persons relating to any offer, indication of interest or proposal relating to an acquisition proposal (other than informing such persons of the provisions contained in the Merger Agreement or discussing any acquisition proposal made by any person or group with such person or group solely to the extent necessary to clarify the terms of the acquisition proposal);

•	approve, endorse or recommend any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•

enter into any letter of intent, memorandum of understanding, Merger Agreement, acquisition agreement or other contract (whether written, oral, binding or non-binding) relating to an acquisition proposal or acquisition transaction, other than, in each case, an acceptable confidentiality agreement; or

•	authorize or commit to do any of the foregoing.

Under the Merger Agreement, from the date of the Merger Agreement until KnowBe4’s receipt of the requisite stockholder approvals, KnowBe4 and the KnowBe4 Board (or a committee thereof, including the Special Committee) may, directly or indirectly through one or more of their respective representatives (including the Special Committee’s financial advisor), following the execution and delivery of an acceptable confidentiality agreement, (1) participate or engage in discussions or negotiations with; (2) furnish any non-public information relating to KnowBe4 or any of its subsidiaries to; or (3) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of KnowBe4 or any of its subsidiaries to, in each case, any person or group or their respective representatives that has made, renewed or delivered to KnowBe4 a bona fide written acquisition proposal after the date of the Merger Agreement that did not result from a breach in any material respect of the Merger Agreement. KnowBe4 and the KnowBe4 Board (or a committee thereof, including the Special Committee) may only take the actions contemplated by the preceding sentence if the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such acquisition proposal either constitutes a superior proposal or is reasonably likely to lead to a superior proposal; and (2) the failure to take the actions contemplated by the Merger Agreement would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

From the date of the Merger Agreement to the effective time of the Merger (or termination of the Merger Agreement), KnowBe4 has agreed that it will promptly (and, in any event, by the earlier of (1) 24 hours from the receipt thereof or (2) 5:00 p.m. on the next business day) notify Parent in writing if an acquisition proposal is received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, KnowBe4 or any of its representatives or, to the knowledge of KnowBe4, any of its other representatives with respect to an acquisition proposal. Such notice must include (1) the identity of the person or group making such proposal (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such person or group that is in effect on the date of the Merger Agreement); and (2) a summary of the material terms and conditions of such proposal and, if in writing, a copy thereof. Thereafter, KnowBe4 must keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours), of the status and terms of, any developments regarding, any such acquisition proposal (including any amendments thereto) and the status of any such discussions or negotiations, including by providing copies of all written materials sent to or from KnowBe4 or any of its representatives relating to such acquisition proposal.

For purposes of this proxy statement and the Merger Agreement:

•

“superior proposal” means any bona fide written acquisition proposal on terms that the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable to KnowBe4 stockholders (in their capacity as such) from a financial point of view than the Merger (taking into account (1) any revisions to the Merger Agreement and the transaction documents made or proposed in writing by Parent prior to the time of such determination; (2) the availability of financing (to the extent applicable), likelihood of consummation in accordance with the terms of such acquisition proposal and regulatory considerations; and (3) those other factors and matters deemed relevant in good faith by the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee, which factors may include the (a) identity of the person making the proposal; and (b) legal, financial, timing and other aspects of such acquisition proposal. For purposes of the reference to an “acquisition proposal” in this definition, all references to “15 percent” in the definition of “acquisition transaction” will be deemed to be references to “85 percent” and all references to “85 percent” in the definition of “acquisition transaction” will be deemed to be references to “15 percent.”

•

“acquisition transaction” means any transaction or series of related transactions (other than the Merger) involving (1) any direct or indirect purchase or other acquisition by any person or group (other than Parent or Merger Sub or any of their affiliates, or any group that includes them), whether from KnowBe4 or any other person, of securities representing more than 15 percent of the total outstanding voting power or economic interest of the equity securities of KnowBe4 after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or group that, if consummated in accordance with its terms, would result in such person or group beneficially owning more than 15 percent of the total outstanding voting power or economic interest of the equity securities of KnowBe4 after giving effect to the consummation of such tender offer or exchange offer; (2) any direct or indirect license (other than non-exclusive licenses entered into in the ordinary course of business), lease, purchase or other acquisition by any person or group (other than Parent or Merger Sub or any of their affiliates, or any group that includes them) of assets (including equity securities of KnowBe4’s subsidiaries) constituting or accounting for more than 15 percent of the revenue, net income or consolidated assets of KnowBe4 and its subsidiaries, taken as a whole; or (3) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, joint venture or other transaction involving KnowBe4 or any of its subsidiaries after giving effect to which (A) any Person or group (other than Parent or Merger Sub or any of their affiliates, or any group that includes them) would (x) hold securities representing more than 15 percent of the total outstanding voting power or economic interest of the equity securities of KnowBe4 (or the surviving company) outstanding after giving effect to the consummation of such transaction or (y) acquire assets (including equity securities of KnowBe4’s subsidiaries) constituting or accounting for more than 15 percent of the revenue, net income or consolidated assets of KnowBe4 and its subsidiaries, taken as a whole or (B) the KnowBe4 stockholders immediately preceding such transaction hold less than 85 percent of the total outstanding equity securities (by vote or economic interests) in the surviving or resulting entity of such transaction.

•

“acquisition proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub or any group that includes Parent or Merger Sub) to KnowBe4 or the KnowBe4 Board (or any committee thereof, including the Special Committee) or publicly made to the KnowBe4 stockholders to engage in an acquisition transaction or otherwise relating to an acquisition transaction.

The KnowBe4 Board’s Recommendation; KnowBe4 Recommendation Change

The KnowBe4 Board has recommended that the holders of shares of KnowBe4 common stock vote “FOR” the Merger Proposal. Under the Merger Agreement, except as set forth below, at no time after the date of the Merger Agreement may the KnowBe4 Board (or a committee thereof, including the Special Committee):

•

fail to make in KnowBe4’s press release publicly announcing the Merger and in the proxy statement, withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the KnowBe4 Board recommendation in a manner adverse to Parent

•	adopt, approve, endorse, declare advisable, recommend or publicly propose to adopt, approve, endorse or recommend an acquisition proposal;

•

fail to publicly reaffirm the KnowBe4 Board recommendation within 10 business days after Parent so requests in writing (it being understood that KnowBe4 will not be obligated to affirm the KnowBe4 Board recommendation on more than three occasions);

•

make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the KnowBe4 Board (or a committee thereof, including the Special Committee) to KnowBe4 stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication);

•

fail to recommend against acceptance of any third party tender or exchange offer for the shares of KnowBe4 common stock within 10 business days after commencement of such offer pursuant to Rule 14d-2 of the Exchange Act;

•	fail to include the recommendation of the KnowBe4 Board to adopt the Merger Agreement in the proxy statement;

•	resolve or publicly propose to take any action described in the foregoing bullets (each of the actions described in the foregoing bullets, a “KnowBe4 recommendation change”); or

•	cause or permit KnowBe4 or any of its subsidiaries to enter into an alternative acquisition agreement.

Other than in connection with an acquisition proposal, at any time prior to obtaining the requisite stockholder approval, the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee may effect a KnowBe4 recommendation change (in the manner specified in the Merger Agreement) if and only if:

•

the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law;

•

KnowBe4 has provided prior written notice to Parent at least four business days in advance to the effect that the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee has (1) so determined; and (2) resolved to effect a KnowBe4 recommendation change; and

•

prior to effecting such KnowBe4 recommendation change, KnowBe4 complies with certain “match rights” in favor of Parent in the manner specified in the Merger Agreement and that at the end of the match period, the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law.

At any time prior to obtaining the requisite stockholder approval, if KnowBe4 has received a bona fide written acquisition proposal that the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, then the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee may (1) effect a KnowBe4 recommendation change with respect to such superior proposal; or (2) authorize KnowBe4 to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to such superior proposal, in each case if and only if:

•

the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law;

•	KnowBe4 has complied in all material respects with its obligations pursuant to the Merger Agreement with respect to such acquisition proposal;

•

KnowBe4 has provided prior written notice to Parent at least four business days in advance to the effect that the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee has (a) received a bona fide written acquisition proposal that has not been withdrawn; (b) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a superior proposal; and (c) resolved to effect a KnowBe4 recommendation change or to terminate the Merger Agreement; and

•	KnowBe4 complies with certain “match rights” in favor of Parent in the manner specified in the Merger Agreement and at the end of the match period, the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such bona fide written acquisition proposal is a superior proposal.

For purposes of this proxy statement and the Merger Agreement, “intervening event” means any Effect, or any material consequence of such Effect occurring after the date of the Merger Agreement that (1) was not known or reasonably foreseeable, in each case based on facts known to the Special Committee as of the date of the Merger Agreement; and (2) does not relate to (a) an acquisition proposal, (b) any change in the price of KnowBe4 common stock, in and of itself, or (c) the fact that KnowBe4’s performance exceeds (x) any public estimates of KnowBe4’s revenue, earnings or other financial performance or results of operations for any period; or (y) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations.

Stockholder Meeting

KnowBe4 has agreed to take all action necessary to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable following the sending of this proxy statement and a Rule 13e-3 Transaction Statement on Schedule 13e-3 relating to the transactions contemplated by the Merger Agreement. KnowBe4 is permitted to postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law or with Parent’s written consent.

Employee Benefits

From and after the effective time of the Merger, the surviving corporation will honor all of KnowBe4’s arrangements providing for compensation or employee benefits (“KnowBe4 benefit plans”) in accordance with their terms as in effect immediately prior to the effective time of the Merger, except that the surviving corporation is permitted to amend or terminate such KnowBe4 benefit plans in accordance with their terms or if otherwise required by applicable law.

As of the effective time of the Merger, the surviving corporation or one of its subsidiaries will continue to employ all of KnowBe4’s employees and all of the employees of KnowBe4’s subsidiaries immediately following the effective time of the Merger by taking such actions, if any, as are required by applicable law. After the effective time of the Merger and until December 31, 2023, the surviving corporation and its subsidiaries will (1) provide each employee employed by KnowBe4 or its subsidiaries immediately prior to the effective time of the Merger who continues to be so employed as of immediately following the effective time of the Merger (each, a “continuing employee”) with employee benefits (other than the opportunity to participate in employee stock purchase plans, equity or equity-based benefits, retention, change in control, nonqualified deferred compensation, incentive, bonus or transaction benefits, defined benefit pension, nonqualified deferred compensation or post-employment welfare benefit plans or arrangements (“excluded arrangements”)) of the surviving corporation or any of its subsidiaries that are substantially comparable in the aggregate to those in effect on the date of the Merger Agreement under the KnowBe4 benefit plans; and (2) provide annual base salary, base wages and short-term cash incentive opportunities to each continuing employee that, taken as a whole, are no less favorable in the aggregate than the base salary, base wages and short-term cash incentive opportunities provided to such continuing employee immediately prior to the effective time. In each case, base salary, base wages and short-term target cash incentive compensation opportunities (other than the excluded arrangements) will not be decreased following the effective time of the Merger until December 31, 2023, for any continuing employee employed during that period. After the effective time of the Merger and until December 31, 2023, the surviving corporation will provide to continuing employees who are terminated without cause severance benefits that are no less favorable than those provided by KnowBe4 and its subsidiaries as of the date of the Merger Agreement under the KnowBe4 benefit plans.

Continuing employees generally will be granted service credit for all service with KnowBe4 and its subsidiaries prior to the effective time of the Merger and with Parent, the surviving corporation and any of their subsidiaries on or after the effective time of the Merger, for purposes of eligibility to participate, vesting (other than vesting of future equity awards), for purposes of future vacation accrual under KnowBe4’s current plan and for purposes of determining severance pay entitlement, except that such service need not be credited if it would result in duplication of benefits. Parent and the surviving corporation will use commercially reasonable efforts to (1) permit continuing employees to participate immediately in any and all new compensation or benefit arrangements that replace KnowBe4 benefit plans to the same extent as they were eligible under the replaced KnowBe4 benefit plans; (2) cause all waiting periods, pre-existing conditions, limitations or similar requirements to be waived for a continuing employee and his or her covered dependents (to the same extent such conditions, limitations or requirements were met or otherwise not applicable to such continuing employee under the replaced KnowBe4 benefit plans as of the effective time of the Merger) and any eligible expenses incurred by such continuing employee and his or her covered dependents under a KnowBe4 benefit plan to be given full credit with respect to any new benefit arrangement that replaces the applicable KnowBe4 benefit plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements for the applicable plan year; and (3) credit continuing employees for any unused balances in flexible spending accounts if participation under a new benefit plan flexible spending account plan occurs mid-year. Continuing employees will also receive credit for any accrued but unused vacation or paid time off as of immediately prior to the effective time of the Merger.

Efforts to Close the Merger

General

Under the Merger Agreement, Parent and Merger Sub, on the one hand, and KnowBe4, on the other hand, agreed to use their respective reasonable best efforts to (1) take (or cause to be taken) all actions; (2) do (or cause to be done) all things; and (3) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, the Merger, including by using reasonable best efforts to:

•	cause the closing conditions to the Merger to be satisfied;

•

(1) seek to obtain all consents, waivers, approvals, orders and authorizations from governmental authorities; and (2) make all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the Merger; and

•

(1) seek to obtain all consents, waivers and approvals; and (2) deliver all notifications, in each case pursuant to any material contracts in connection with the Merger Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the surviving corporation of such material contracts as of and following the consummation of the Merger.

Subject to the terms of the Merger Agreement, from the date of the Merger Agreement until the effective time of the Merger, Parent and Merger Sub, on the one hand, and KnowBe4 and its subsidiaries, on the other hand, agreed not to take any action (or fail to take any action) that would reasonably be expected to prevent, materially delay or materially impair the ability of such party to consummate the Merger.

Notwithstanding the foregoing, under the Merger Agreement, neither KnowBe4, Parent, Merger Sub nor any of their respective subsidiaries are required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any material contract.

HSR Act; Competition Laws

KnowBe4 and Parent have each agreed to (1) use its respective reasonable best efforts to supply (or cause the other to be supplied) any additional information that reasonably may be required or requested by the FTC, the

DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made; and (2) use its respective reasonable best efforts to, as soon as reasonably practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the Merger, and (b) obtain any required consents pursuant to any antitrust laws applicable to the Merger.

Subject to the terms of the Merger Agreement, KnowBe4 on the one hand and Parent and Merger Sub on the other hand shall: (1) promptly notify the other party of any material communication received from a governmental authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other party in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications made to a governmental authority in connection with the Merger; and (2) keep the other party reasonably informed with respect to the status of any such submissions and filings to any governmental authority in connection with the Merger and any developments, meetings or discussions with any governmental authority in respect thereof.

Notwithstanding anything to the contrary in the Merger Agreement, each of Parent and Merger Sub agreed to, to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act, offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (1) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of KnowBe4 and its subsidiaries; and (2) any other restrictions on the activities of KnowBe4 and its subsidiaries; provided, however, that neither Parent nor Merger Sub is obligated to offer, negotiate, commit to or effect any actions contemplated by the foregoing clauses (1) or (2), if such action would have a material adverse effect on the business of KnowBe4 and its subsidiaries, taken as a whole.

Financing

Under the Merger Agreement, each of Parent and Merger Sub agreed to use its reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the equity financing and the debt financing on the terms and conditions described in the Equity Commitment Letters and the Debt Commitment Letter, including by:

•	using its reasonable best efforts to maintain in effect the Equity Commitment Letters and the Debt Commitment Letter in accordance with their respective terms and subject to the conditions thereof;

•	complying with its obligations under each of the Equity Commitment Letters, the Debt Commitment Letter and each fee letter relating to the debt financing;

•

satisfying on a timely basis the conditions to funding the equity financing and the debt financing in each of the Equity Commitment Letters, the Debt Commitment Letter and each fee letter, if any, that are within its control;

•	using its reasonable best efforts to consummate the equity financing and the debt financing at or prior to the closing;

•	complying with its obligations pursuant to each of the Equity Commitment Letters, the Debt Commitment Letter and each fee letter relating to the debt financing;

•

negotiating, executing and delivering definitive agreements with respect to the equity financing and the debt financing that reflect the terms and conditions contained in the Equity Commitment Letters and the Debt Commitment Letter; and

•	enforcing its rights pursuant to each of the Equity Commitment Letters, the Debt Commitment Letter and each fee letter relating to the debt financing.

In the event that all or any portion of the debt financing becomes unavailable on the terms and subject to the conditions contemplated in the Debt Commitment Letter and the fee letters relating to the debt financing (other than as a result of a breach of any representation, warranty, covenant or other provision of the Merger Agreement by KnowBe4) to fund the required amount, then Parent has agreed, to the extent permitted by the Debt Commitment Letter, to use its reasonable best efforts to replace the unavailable portion of the debt financing with alternative financing arrangements; so long as:

•

such alternative financing arrangements provide Parent with sufficient funds, when added to the proceeds of the equity financing and other sources of readily available liquidity of Parent, Merger Sub, KnowBe4 and KnowBe4’s subsidiaries on the closing date of the Merger, to fund the required amount;

•

such alternative financing arrangements are not materially less favorable, in the aggregate to Parent (as determined by Parent in good faith) than those set forth in the Debt Commitment Letter and the related fee letters (the “alternate debt financing”); and

•

Parent obtains one or more new financing commitment letters with respect to such alternate debt financing (the “new debt commitment letters”), which new debt commitment letters will replace the existing debt commitment letter in whole or in part.

Parent has agreed to promptly provide a copy of any new debt commitment letters (and any fee letter in connection therewith, which may be delivered with the fee amounts and “flex” terms redacted in a customary manner so long as no redaction covers terms that would adversely affect the amount, conditionality, availability or termination of the alternate debt financing) to KnowBe4.

KnowBe4 is entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations to cause the equity financing to be funded (or, in the case of the KKR Investor, satisfied with Rollover Shares pursuant to its Rollover Stockholder Support Agreement) after all applicable conditions set forth in the Merger Agreement have been satisfied.

Under the Merger Agreement, KnowBe4 agreed, upon request by Parent, to use, and to cause its subsidiaries and their respective representatives to use, their reasonable best efforts to provide all cooperation as may be customary and reasonably requested by Parent in connection with the debt financing, subject to certain conditions.

Obtaining the equity and debt financing is not a condition to the closing.

Indemnification and Insurance

The Merger Agreement provides that the surviving corporation and its subsidiaries will honor and fulfill, in all respects, the obligations of KnowBe4 and its subsidiaries pursuant to any indemnification agreements entered into prior to the effective time of the Merger between KnowBe4 and any of its subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of KnowBe4 or any of its subsidiaries prior to the effective time of the Merger), on the other hand (the “indemnified persons”). In addition, under the Merger Agreement, during the period commencing at the effective time of the Merger and ending on the sixth anniversary of the effective time of the Merger, the surviving corporation and its subsidiaries will (and Parent will cause the surviving corporation and its subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the charter, the bylaws and the other similar organizational documents of the subsidiaries of KnowBe4, as applicable, as of the date of the Merger Agreement. During such six-year period or such period in which an indemnified person is asserting a claim for indemnification pursuant to the Merger Agreement, whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

Furthermore, during the period commencing at the effective time of the Merger and ending on the sixth anniversary of the effective time of the Merger, the surviving corporation has agreed to (and Parent has agreed to cause the surviving corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable law or pursuant to any indemnification agreement with KnowBe4 or any of its subsidiaries in effect as of the effective time of the Merger, each indemnified person (in their capacity as such) from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, to the extent that such legal proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, employee or agent of KnowBe4 or any of its subsidiaries or other affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the effective time of the Merger); and (2) the Merger, as well as any actions taken by KnowBe4, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent).

During the period commencing at the effective time of the Merger and ending on the sixth anniversary of the effective time of the Merger, the surviving corporation has agreed to (and Parent has agreed to cause the surviving corporation to) maintain in effect KnowBe4’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the effective time of the Merger on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of such insurance. Prior to the effective time of the Merger, and in lieu of maintaining such insurance pursuant to the foregoing sentence, KnowBe4 may purchase a prepaid “tail” policy with respect to the directors’ and officers’ liability insurance. The surviving corporation will (and Parent will cause the surviving corporation to) maintain the tail policy in full force and effect and continue to honor its obligations thereunder for so long as the tail policy is in full force and effect.

For more information, see the section of this proxy statement captioned “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger.”

Conditions to the Closing of the Merger

The obligations of Parent, Merger Sub and KnowBe4, as applicable, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law and except with respect to the first bullet below, which will not be waivable) of certain conditions, including the following:

•	the adoption of the Merger Agreement by the requisite affirmative votes of the KnowBe4 stockholders;

•	the expiration or termination of the waiting periods, if any, applicable to the Merger pursuant to the HSR Act; and

•

the absence of (1) any temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other order, legal or regulatory restraint or prohibition preventing the consummation of the Merger, (2) any action taken by any governmental authority of competent jurisdiction, and (3) any law enacted, entered, enforced or deemed applicable to the Merger, that, in the case of each of the foregoing clauses (1), (2) or (3), prevents, materially restrains or materially impairs the consummation of the Merger (each of the foregoing, a “restraint”).

The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:

•

the accuracy of the representations and warranties of KnowBe4 in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the effective time of the Merger or the date in respect of which such representation or warranty was specifically made;

•	KnowBe4 having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by it at or prior to the closing;

•	receipt by Parent and Merger Sub of a customary closing certificate of KnowBe4;

•	the absence of any Company Material Adverse Effect having occurred after the date of the Merger Agreement that is continuing; and

•	receipt by Parent and Merger Sub of a customary notice to the IRS.

The obligations of KnowBe4 to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by KnowBe4:

•

the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of the effective time of the Merger or the date in respect of which such representation or warranty was specifically made;

•

Parent and Merger Sub having performed and complied in all material respects with all obligations under the Merger agreement required to be performed and complied by Parent and Merger Sub prior to the effective time of the Merger; and

•	the receipt by KnowBe4 of a customary closing certificate of Parent and Merger Sub.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by the KnowBe4 stockholders (except as otherwise provided in the Merger Agreement), in the following ways:

•	by mutual written agreement of KnowBe4 and Parent;

•	by either KnowBe4 or Parent if:

•

any restraint has become final and non-appealable, except that the right to terminate will not be available to any party that has materially breached its obligations in the Merger Agreement and such breach has been the primary cause of or primarily resulted in the final non-appealable restraint;

•

the Merger has not been consummated by 11:59 p.m., Eastern time, on August 11, 2023 (the “termination date”), except that a party may not terminate the Merger Agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the Merger Agreement and has been the primary cause of, or primarily resulted in the failure of the effective time of the Merger to have occurred prior to the termination date; or

•

KnowBe4 fails to obtain requisite stockholder approvals for the Merger Agreement at the Special Meeting, except that a party may not terminate the Merger Agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the Merger Agreement and is the primary cause of, or primarily results in, the failure to obtain the requisite stockholder approvals at the special meeting;

•	by KnowBe4 if:

•

subject to a cure period, Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties or covenants contained in the Merger Agreement such that the related closing condition would not be satisfied, except that KnowBe4 may not terminate the Merger Agreement pursuant to this provision if KnowBe4 is then in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that Parent would be entitled to terminate the Merger Agreement pursuant to its corresponding provision (disregarding for this purpose the completion of the cure period thereunder);

•

prior to KnowBe4 receiving the requisite stockholder approvals for the Merger Agreement: (1) KnowBe4 has received a superior proposal; (2) the KnowBe4 Board, acting upon the recommendation of the Special Committee, has authorized KnowBe4 to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal; (3) KnowBe4 has complied in all material respects with its covenants under the Merger Agreement with respect to soliciting such superior proposal; and (4) KnowBe4 pays the applicable termination fee; or

•

upon notice to Parent if (1) certain of the closing conditions set forth in the Merger Agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which would be satisfied if the closing were on such date) or, to the extent permitted by applicable law or the Merger Agreement, waived; (2) KnowBe4 has complied with the other terms of this provision; and (3) Parent and Merger Sub fail to consummate the Merger as required;

•	by Parent if:

•

subject to a cure period, KnowBe4 has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the Merger Agreement such that the related closing condition would not be satisfied, except that Parent may not terminate the Merger Agreement pursuant to this provision if Parent is then in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that KnowBe4 would be entitled to terminate the Merger Agreement pursuant to its corresponding provision (disregarding for this purpose the completion of the cure period thereunder); or

•

prior to KnowBe4 receiving the requisite stockholder approvals for the Merger Agreement, the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee, has effected a KnowBe4 recommendation change.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, affiliate, agent or other representative of such party) to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, nothing in the Merger Agreement will relieve any party from any liability for fraud or willful breach of the Merger Agreement prior to the termination of the Merger Agreement. Furthermore, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement, the Limited Guarantees or the Equity Commitment Letters, which rights, obligations and agreements will survive the valid termination of the Merger Agreement in accordance with their respective terms.

Termination Fees and Remedies

The Merger Agreement contains certain termination rights for KnowBe4 and Parent. Upon valid termination of the Merger Agreement under specified circumstances, KnowBe4 will be required to pay Parent (or its designee) a termination fee of $138 million. Specifically, this termination fee will be payable by KnowBe4 to Parent if the Merger Agreement is terminated:

•

by Parent, if prior to KnowBe4 obtaining the requisite stockholder approvals for the Merger Agreement, the KnowBe4 Board, acting upon the recommendation of the Special Committee, or the Special Committee changes the KnowBe4 Board’s recommendation with respect to the Merger; or

•	by KnowBe4, if prior to KnowBe4 obtaining the requisite stockholder approvals for the Merger Agreement, (1) KnowBe4 has received a superior proposal, (2) the KnowBe4 Board, acting upon the recommendation of the Special Committee, has authorized KnowBe4 to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that superior proposal, and (3) KnowBe4 has complied in all material respects with the applicable provisions of the Merger Agreement with respect to such superior proposal.

The termination fee will also be payable in certain circumstances if:

•

the Merger Agreement is terminated (1) because of KnowBe4’s failure to obtain the requisite stockholder approvals; or (2) subject to a cure period, because KnowBe4 breaches or fails to perform in any material respect any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied;

•	prior to such termination (but after the date of the Merger Agreement) a “bona fide” acquisition proposal has been publicly announced or publicly disclosed by a third party; and

•	KnowBe4 subsequently consummates, or enters into a definitive agreement providing for the consummation of, an acquisition transaction within one year of such termination.

If the Merger Agreement is terminated by Parent or KnowBe4 upon KnowBe4’s failure to obtain the requisite stockholder approvals, KnowBe4 will be required to reimburse Parent for its reasonable and documented third party transaction expenses up to $15 million.

Upon termination of the Merger Agreement under other specified circumstances, Parent will be required to pay KnowBe4 a termination fee of $276 million, the payment of which has been guaranteed pursuant to and subject to the terms and conditions of the Limited Guarantees. Specifically, the termination fee will be payable by Parent to KnowBe4 if the Merger Agreement is terminated:

•

subject to a cure period, by KnowBe4, if Parent or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied; or

•	by KnowBe4, if Parent failed to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement.

The Merger Agreement also provides that KnowBe4, on the one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, except that KnowBe4 may only cause Parent and Merger Sub to consummate the Merger, and cause the equity financing to be funded (or, in the case of the KKR Investor, satisfied with Rollover Shares pursuant to its Rollover Stockholder Support Agreement) pursuant to the Equity Commitment Letters, if certain conditions are satisfied, including the funding or availability of the debt financing.

Neither Parent nor KnowBe4 is required to pay to the other its termination fee on more than one occasion.

KnowBe4’s receipt from Parent or the Guarantors of (1) the termination fee payable by Parent; and certain other amounts under the Merger Agreement, in each case, to the extent owed or payable pursuant to the Merger Agreement; and (2) KnowBe4’s right to specific performance, are the sole and exclusive remedies of KnowBe4. In no event will Parent be required to pay both damages under the Merger Agreement and the termination fee payable by Parent.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, KnowBe4, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger Agreement and the Merger.

No Third Party Beneficiaries

The Merger Agreement is binding upon and inures solely to the benefit of each party thereto, and nothing in the Merger Agreement, express or implied, is intended to or will confer upon any other person any rights or remedies, except (1) as set forth in or contemplated by the Merger Agreement; (2) from and after the effective time of the Merger, the rights of the holders of shares of KnowBe4 common stock, KnowBe4 RSU Awards, KnowBe4 PSU Awards and KnowBe4 Option Awards to receive the Per Share Price as merger consideration; and (3) with respect to certain terms of the Merger Agreement, the debt financing sources and their successors and assigns.

Amendment and Waiver

Subject to applicable law, the Merger Agreement may be amended or waived in writing by the parties prior to the effective time of the Merger, whether before or after adoption of the Merger Agreement by stockholders. However, after adoption of the Merger Agreement by stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval. KnowBe4 and the KnowBe4 Board may not take or authorize any such action without the prior approval of the Special Committee.

At any time prior to the effective time of the Merger, any party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties in the Merger Agreement or waive compliance with any of the agreements or conditions contained in provisions of the Merger Agreement (subject to compliance with applicable law). Any agreement by a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to the Merger Agreement will not constitute a waiver of such right. KnowBe4 and the KnowBe4 Board may not take or authorize any of the foregoing actions without the prior approval of the Special Committee.

Governing Law and Venue

The Merger Agreement is governed by and constructed in accordance with Delaware law. The venue for disputes relating to the Merger Agreement is the Court of Chancery of the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, then the U.S. District Court for the District of Delaware (or if such jurisdiction is not then available in such court, any state court in the State of Delaware.

Waiver of Jury Trial

Each of the parties irrevocably waived any and all right to trial by jury in any action arising out of or relating to the Merger Agreement.

THE SUPPORT AGREEMENTS

Rollover Stockholder Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to KnowBe4’s willingness to enter into the Merger Agreement, each of the Rollover Stockholders entered into Rollover Stockholder Support Agreements as follows: (1) Parent and KnowBe4 entered into a support agreement with each of (a) the Founder, (b) the KKR Investor and (c) the Elephant Funds, and (2) KnowBe4 entered into a Support Agreement with the VEPF Funds. As of the Record Date, the Rollover Stockholders beneficially owned [●] shares of KnowBe4 Class A common stock and [●] shares of KnowBe4 Class B common stock, representing, in the aggregate, approximately [●] percent of the outstanding voting power of KnowBe4’s capital stock as of such date.

Pursuant to the Rollover Stockholder Support Agreements, each Rollover Stockholder agreed, among other things, (1) to vote all shares of KnowBe4’s capital stock owned by it in favor of the adoption of the Merger Agreement and the approval of the Merger and various related matters as well as in favor of amendments that result in the Merger Agreement being more favorable to KnowBe4’s stockholders and against any takeover proposal or acquisition proposal (other than the Merger Agreement) or any proposal, transaction, agreement or action in competition with or inconsistent with the Merger Agreement or the Merger, (2) not to transfer its shares of KnowBe4 common stock prior to the termination of its respective Support Agreement, (3) to waive, and not to assert, any rights of appraisal or rights to dissent in connection with the Merger Agreement and the Merger, (4) to provide various other forms of support, including cooperating and providing information in connection with regulatory and securities filings, and (5) to convert certain of such Rollover Stockholder’s shares of KnowBe4 Class B common stock to Class A common stock prior to the Record Date (which conversion was completed by each of the Rollover Stockholders on December 1, 2022).

In addition, the Founder and the Elephant Funds have agreed to “roll over” a portion of their existing equity in KnowBe4 into an ownership interest in the parent company of Parent. Pursuant to its Rollover Stockholder Support Agreement, the KKR Investor has the ability to “roll over” a portion of its existing equity in KnowBe4 into an ownership interest in the parent company of Parent, the amount of which will reduce, dollar-for-dollar, the amount of the KKR Investor’s equity contribution to Parent pursuant to the KKR Equity Commitment Letter. Any direct or indirect interest of Parent that KKR Investor or its affiliates acquires at the closing of the merger by virtue of a “rollover” or equity contribution may be transferred to affiliates of KKR.

Each Rollover Stockholder Support Agreement will terminate at the earliest of (1) the valid termination of the Merger Agreement in accordance with its terms, (2) the effective time of the Merger, or (3) except with respect to the Rollover Stockholder Support Agreement entered into by the VEPF Funds, certain adverse amendments of the Merger Agreement, without the prior written consent of the Rollover Stockholder party thereto.

KnowBe4 will be entitled to an injunction, specific performance of the terms of the Rollover Stockholder Support Agreements and other equitable relief in the event of a breach of the Rollover Stockholder Support Agreements. The Rollover Stockholder Support Agreements are governed by Delaware law. The venue for disputes relating to the Rollover Stockholder Support Agreements is the Court of Chancery of the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, then the U.S. District Court for the District of Delaware (or if jurisdiction is not then available in such court, any state court in the State of Delaware).

Mitnick Support Agreement

On December 8, 2022, KnowBe4 entered into the Mitnick Support Agreement with Kevin Mitnick, as trustee for the Mitnick Trust, pursuant to which Mr. Mitnick agreed, by and on behalf of the Mitnick Trust to, among other things, vote all of the Mitnick Shares in favor of the Merger Proposal, subject to certain terms and conditions contained in the Mitnick Support Agreement. The Mitnick Support Agreement does not provide for a “roll over” of the Mitnick Shares or the purchase of equity in Parent, nor does it obligate Mr. Mitnick to convert any of the Mitnick Shares from KnowBe4 Class B common stock to KnowBe4 Class A common stock. There are no restrictions on the ability of Mr. Mitnick to transfer any of the Mitnick Shares while the Mitnick Support Agreement is in effect. As of the Record Date, Mr. Mitnick beneficially owned [●] shares of KnowBe4 Class A common stock and [●] shares of KnowBe4 Class B common stock, representing approximately [●] percent of the outstanding voting power of KnowBe4’s capital stock as of such date.

The Mitnick Support Agreement will terminate at the earliest of (1) the valid termination of the Merger Agreement in accordance with its terms, (2) the election by Mr. Mitnick to terminate the Mitnick Support Agreement following the announcement of certain proposals to acquire KnowBe4, subject to certain limitations described in the Mitnick Support Agreement, or (3) December 31, 2023, if the Mitnick Support Agreement has not already terminated pursuant to its terms.

KnowBe4 will be entitled to an injunction, specific performance of the terms of the Mitnick Support Agreement and other equitable relief in the event of a breach of the Mitnick Support Agreement. The Mitnick Support Agreement is governed by Delaware law. The venue for disputes relating to the Mitnick Support Agreement is the Court of Chancery of the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, then the U.S. District Court for the District of Delaware (or if jurisdiction is not then available in such court, any state court in the State of Delaware).

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

No provision has been made (1) to grant KnowBe4’s unaffiliated security holders access to the corporate files of KnowBe4, any other party to the Merger or any of their respective affiliates; or (2) to obtain counsel or appraisal services at the expense of KnowBe4 or any other such party or affiliate.

IMPORTANT INFORMATION REGARDING KNOWBE4

Company Background

KnowBe4 was formed as a limited liability company in Delaware in August 2010 under the name SEQRIT, LLC and subsequently changed its name to KnowBe4, LLC. KnowBe4 then converted into a Delaware corporation under the name KnowBe4, Inc. in January 2016. KnowBe4 has developed the leading security awareness platform enabling organizations to assess, monitor and minimize the ongoing cybersecurity threat of social engineering attacks. KnowBe4 is pioneering an integrated approach to security awareness that incorporates cloud-based software, machine learning, artificial intelligence, advanced analytics and insights with engaging content. KnowBe4’s platform is purpose-built to drive awareness, change human behavior and enable a security-minded culture that results in a reduction of social engineering risks. KnowBe4 Class A common stock is listed on Nasdaq under the symbol “KNBE.” KnowBe4 is headquartered in Clearwater, Florida, and its principal executive offices are located at 33 N. Garden Avenue, Suite 1200, Clearwater, FL 33755. KnowBe4’s telephone number is (855) 566-9234 and its corporate website is www.knowbe4.com. The information contained in, or that can be accessed through, KnowBe4’s website is not part of this proxy statement.

Directors and Executive Officers

The KnowBe4 Board currently consists of seven members. The persons listed below are KnowBe4’s directors and executive officers as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the effective time of the Merger will be the initial directors of the surviving corporation immediately following the Merger. The Merger Agreement provides that the officers of KnowBe4 immediately prior to the effective time of the Merger will be the initial officers of the surviving corporation immediately following the Merger. Following the Merger, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

There are no family relationships among any of KnowBe4’s directors or executive officers. During the past five years, neither KnowBe4 nor any of KnowBe4’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither KnowBe4 nor any of KnowBe4’s directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. The ages given below are as of November 1, 2022. Each of the individuals listed below is a citizen of the United States and can be reached at c/o KnowBe4, Inc., 33 N. Garden Avenue, Suite 1200, Clearwater, FL 33755.

Name	Age	Current Position and Office
Sjoerd “Stu” Sjouwerman	66	Chief Executive Officer & Chairperson
Robert “Bob” Reich	63	Chief Financial Officer
Lars Letonoff	59	Co-President & Chief Revenue Officer
Jeremiah Daly	40	Director
Kevin Klausmeyer	64	Director
Stephen Shanley	36	Director
Shrikrishna “Krish” Venkataraman	46	Director
Gerhard Watzinger	62	Director
Kara Wilson	53	Director

Executive Officers

Below is information about KnowBe4’s executive officers:

Stu Sjouwerman founded KnowBe4 in August 2010 and has served as KnowBe4’s Chief Executive Officer and as a member of the KnowBe4 Board since its inception. Mr. Sjouwerman is Editor-in-Chief of Cyberheist News, an electronic magazine tailored to deliver IT security news, technical updates and social engineering alerts. A serial entrepreneur and data security expert, Mr. Sjouwerman has more than 30 years of experience in the IT industry, is a five-time Inc. 500 award winner and the author of four books including “Cyberheist: The Biggest Financial Threat Facing American Businesses.” Mr. Sjouwerman attended Universiteit van Amsterdam where he studied Educational Sciences.

Bob Reich has served as KnowBe4’s Chief Financial Officer since March 2022. Mr. Reich previously served as EVP and CFO of Catalina Marketing Corporation, a digital media solutions company, from April 2020 to March 2022. Prior to that, Mr. Reich served as EVP and CFO of Syniverse Holdings, Inc., a global software and services provider company, from March 2015 to April 2020. In these and other prior roles, Mr. Reich has been responsible for global financial operations, implementation of transformative growth strategies and financial structuring with a focus on long-term stability and growth. Mr. Reich is a certified public accountant and holds a B.A. from Carthage College.

Lars Letonoff has served as KnowBe4’s President since March 2022 and as KnowBe4’s Chief Revenue Officer since October 2015, and previously served as KnowBe4’s Co-President from January 2020 to March 2022 and KnowBe4’s VP of Sales from August 2011 to October 2015. Mr. Letonoff joined KnowBe4 in August 2011, early in the organization’s initial start-up phase, and has developed KnowBe4’s sales processes and sales team throughout its many phases of growth. He is responsible for all areas of global sales, including direct sales, channel sales, customer success, business development and strategic accounts. Mr. Letonoff holds a B.B.A. in Finance from University of South Florida – College of Business Administration and an M.B.A. from University of Tampa.

Non-Employee Directors

Below is information about KnowBe4’s non-employee directors:

Stephen Shanley has served as a member of the KnowBe4 Board since March 2019. Mr. Shanley is a Partner at KKR, a leading global investment firm, and is the head of KKR’s Technology Growth Equity business in Europe. Mr. Shanley is serving or has served on the board of directors of several technology companies including Feedzai—Consultadoria e Inovação Tecnológica, S.A., ReliaQuest, LLC, Zwift Inc., OutSystems Holdings S.A., Darktrace PLC, iValua S.A.S., GetYourGuide AG and Clicktale (UK) Limited. Prior to joining KKR, Mr. Shanley was an investor with Technology Crossover Ventures, a technology-focused growth equity firm. Prior to that, Mr. Shanley was with the TMT investment banking group of Needham & Company, LLC, and started his career in the transaction services group of KPMG US LLP. Mr. Shanley holds a B.S. and a B.Sc. from Santa Clara University.

Jeremiah Daly has served as a member of KnowBe4 Board since January 2016. Mr. Daly is a co-founder and General Partner of Elephant, a venture capital firm, where he has served since May 2015. Prior to co-founding Elephant, Mr. Daly was an investor at Accel, Highland Capital Partners and Summit Partners. Mr. Daly holds an A.B. in Government from Dartmouth College.

Kara Wilson has served as a member of KnowBe4 Board since January 2020. Since October 2019, Ms. Wilson has served as a Senior Advisor to KKR & Co. Inc. From June 2017 to May 2019, Ms. Wilson served as Chief Marketing Officer at Rubrik, Inc., a cloud management company (“Rubrik”), where she was responsible for Rubrik’s global marketing initiatives including corporate, product, and technical marketing, and global communication. Prior to Rubrik, Ms. Wilson served in various leadership roles at FireEye, Inc. (acquired by Symphony Technology Group in 2021 and now known as Trellix), including as Chief Marketing Officer from August 2013 to June 2017 and as Executive Vice President from October 2016 to June 2017. Prior to that, Ms. Wilson held marketing leadership roles at Okta, Inc., an identity and access management company, SAP SE, an enterprise software company, and Cisco Systems, Inc., a networking, cloud and cybersecurity solutions provider. In addition, Ms. Wilson has served on the board of directors of Paychex, Inc., a publicly traded provider of human resource, payroll and benefits services, since July 2017. Ms. Wilson also serves on the board of directors of several privately held companies, including Corel Corporation OneStream Software LLC, SkyHive Technologies Inc., ReliaQuest LLC, Outsystems Holdings S.A., and Accela, Inc. Ms. Wilson holds a B.A. in Political Economy from the University of California, Berkeley.

Krish Venkataraman has served as a member of KnowBe4 Board since March 2022 and previously served as KnowBe4’s Co-President and Chief Financial Officer from September 2018 to March 2022. From March 2016 to September 2018, Mr. Venkataraman served as Chief Financial Officer of Dealogic, a global fintech company, where he led KnowBe4 through a successful and strategic sale. Prior to that, from March 2014 to February 2016, Mr. Venkataraman acted as Chief Financial Officer and Chief Operating Officer of Syncsort Incorporated, a global big data software company, where he also led a successful sale. Prior to Syncsort, Mr. Venkataraman held various management roles including as Chief Financial Officer for information technology for NYSE Euronext, where he helped in the sale process to Intercontinental Exchange; as Chief Administrative Officer for U.S. equities for Lehman Brothers Holdings Inc., and as a strategist for both the American Express Company and Deloitte Consulting. Mr. Venkataraman holds a B.S. from Carnegie Mellon University and an M.B.A. from Cornell University – Johnson School of Management.

Kevin Klausmeyer has served as a member of KnowBe4 Board since August 2020. In addition, since November 2019 and from June 2017 to November 2017, Mr. Klausmeyer has served on the board of directors of Jamf Holding Corp., a publicly traded provider of Apple enterprise management software. Mr. Klausmeyer also serves on the board of directors of several privately held technology companies, including Ivalua Inc., a provider of procurement software, and ComboCurve, Inc., a SaaS provider to the oil and gas industry. Mr. Klausmeyer began his career in public accounting with Arthur Andersen and subsequently held senior financial positions at several software companies, including BMC Software, Inc., a multinational information technology services company, and PentaSafe Security Technologies (acquired by NetIQ Corp), which was a security management and software technology company. Mr. Klausmeyer holds a B.B.A. in Accounting from the University of Texas at Austin.

Gerhard Watzinger has served as a member of KnowBe4 Board since October 2019. From April 2013 to September 2013, Mr. Watzinger served as Chief Executive Officer of IGATE Corporation, an IT services company. Prior to that, Mr. Watzinger served as Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation (“Intel”), a designer and manufacturer of advanced integrated digital technology platforms, from February 2011 (upon Intel’s acquisition of McAfee, Inc. (“McAfee”) to March 2012, and in a similar leadership role at McAfee, Inc. from November 2007 to February 2011. Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot Corporation, a data protection software company, where he served as Chief Executive Officer from February 2004 to November 2007. In addition, since April 2012, Mr. Watzinger has served as chairman of the board of directors of CrowdStrike Holdings, Inc., a publicly traded cybersecurity technology company, since September 2008, he has served on the board of directors of Mastech Digital, Inc., a publicly traded digital transformation information technology services company, and since December 2014, he has served on the board of directors of Absolute Software, a publicly traded persistent software company. Mr. Watzinger holds an advanced degree in Computer Science from the Munich University of Applied Sciences.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of KnowBe4 common stock as of December 7, 2022 by:

•	each person known by KnowBe4 to be the beneficial owner of more than 5 percent of KnowBe4 Class A common stock or KnowBe4 Class B common stock;

•	each of KnowBe4’s named executive officers;

•	each of KnowBe4’s directors; and

•	all of KnowBe4’s executive officers and directors as a group.

KnowBe4 has based its calculation of the percentage of beneficial ownership on 132,747,542 shares of KnowBe4 Class A common stock and 44,539,649 shares of Class B common stock outstanding as of December 7, 2022. KnowBe4 has deemed shares of its common stock subject to KnowBe4 Option Awards that are currently exercisable or exercisable within 60 days of December 7, 2022 or issuable pursuant to KnowBe4 RSU Awards and KnowBe4 PSU Awards which are subject to vesting and settlement conditions expected to occur within 60 days of December 7, 2022, to be outstanding and to be beneficially owned by the person holding the KnowBe4 Option Award, KnowBe4 RSU Award or KnowBe4 PSU Award for the purpose of computing the percentage ownership of that person. KnowBe4 did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o KnowBe4, Inc., 33 N. Garden Avenue, Suite 1200, Clearwater, FL 33755. The information provided in the table is based on KnowBe4’s records, information filed with the SEC and information provided to KnowBe4, except where otherwise noted.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock+		Percent of Total Voting Power(1)
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Elephant Funds(2)	17,069,823	12.9%	20,000,000	44.9%	37.5%
KKR Investor(3)	12,048,193	9.1%	14,067,702	31.6%	26.4%
VEPF Funds(4)	16,432,960	12.4%	—	—	2.8%
Kevin Mitnick(5)	4,222,593	3.2%	4,902,647	11.0%	9.2%
The Vanguard Group(6)	8,150,830	6.1%	—	—	1.4%
Named Executive Officers and Directors:
Sjoerd Sjouwerman(7)	2,311,889	1.7%	2,189,121	4.9%	4.2%
Krish Venkataraman(8)	130,269	*	1,316,840	2.9%	2.3%
Lars Letonoff(9)	400,045	*	—	—	*
Jeremiah Daly(10)	17,069,823	12.9%	20,000,000	44.9%	37.5%
Kevin Klausmeyer(11)	—	—	346,416	*	*
Stephen Shanley	—	—	—	—	—
Gerhard Watzinger(12)	—	—	696,760	1.5%	1.2%
Kara Wilson(13)	—	—	696,760	1.5%	1.2%

All directors and executive officers as a group (9 persons)(14)	19,912,026	15.0%	25,245,897	53.0%	47.1%

*	Represents less than 1%.

+

The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

(1)

Percentage total voting power represents voting power with respect to all shares of KnowBe4 Class A common stock and KnowBe4 Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to KnowBe4’s stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of KnowBe4’s stockholders, except as may otherwise be required by law.

(2)

Consists of shares held by the Elephant Funds as follows: (i) 12,168,977 shares of KnowBe4 Class A common stock and 14,257,884 shares of KnowBe4 Class B common stock held by Elephant Partners I, L.P., a Delaware limited partnership (“Elephant I”), (ii) 1,066,682 shares of KnowBe4 Class A common stock and 1,249,788 shares of KnowBe4 Class B common stock held by Elephant Partners II, L.P. for itself and as nominee for Elephant Partners II-B, L.P., each a Delaware limited partnership (collectively, “Elephant II”), (iii) 3,834,164 shares of KnowBe4 Class A common stock and 4,492,328 shares of KnowBe4 Class B common stock held by

Elephant Partners 2019 SPV-A, L.P., a Delaware limited partnership (“Elephant SPV”). Elephant Partners GP I, LLC, a Delaware limited liability company (“GP I”), is the general partner of Elephant I and Elephant SPV, and Elephant Partners GP II, LLC, a Delaware limited liability company (“GP II” and collectively with GP I, the “GP Entities”), is the general partner of Elephant II. Jeremiah Daly and Andrew Hunt are the managing members of each of the GP Entities and may be deemed to have shared voting and investment power with respect to the shares held by the Elephant Funds. Each of the GP Entities and Messrs. Daly and Hunt expressly disclaim beneficial ownership of the shares held by each of the Elephant Funds, except to the extent of their respective pecuniary interests therein, if any. The principal business address for the entities affiliated with Elephant Funds is 8 Newbury Street, 6th Floor, Boston, MA 02116.

(3)

Consists of 12,048,193 shares of KnowBe4 Class A common stock and 14,067,702 shares of KnowBe4 Class B common stock held by KKR Knowledge Investors L.P. KKR Knowledge Investors GP LLC, as the general partner of KKR Knowledge Investors L.P.; KKR Next Generation Technology Growth Fund L.P., as the sole member of KKR Knowledge Investors GP LLC; KKR Associates NGT L.P., as the general partner of KKR Next Generation Technology Growth Fund L.P.; KKR Next Gen Tech Growth Limited, as the general partner of KKR Associates NGT L.P.; KKR Group Partnership L.P., as the sole shareholder of KKR Next Gen Tech Growth Limited; KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P.; KKR Group Co. Inc., as the sole shareholder of KKR Group Holdings Corp.; KKR & Co. Inc., as the sole shareholder of KKR Group Co. Inc.; KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc.; and Messrs. Henry R. Kravis and George R. Roberts (as the founding partners of KKR Management LLP) may also be deemed to be the beneficial owners having shared voting power and shared investment power over the shares held by KKR Knowledge Investors L.P. KKR Knowledge Investors GP LLC, KKR Next Generation Technology Growth Fund L.P., KKR Associates NGT L.P., KKR Next Gen Tech Growth Limited, KKR Group Partnership L.P., KKR Group Holdings Corp., KKR Group Co. Inc., KKR & Co. Inc., KKR Management LLP and Messrs. Kravis and Roberts expressly disclaim beneficial ownership of the shares held by KKR Knowledge Investors L.P. The principal business address of each of the entities and persons identified in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, Suite 7500, New York, NY 10001. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)

Consists of (i) 1,875,000 shares held by VEPF VII SPV I, L.P. (“Vista SPV”), and (ii) 14,557,960 shares held by VEPF VII SPV I Holdings, L.P. (“Vista SPV Holdings” and collectively with Vista SPV, the “Vista SPV Funds”). Vista Equity Partners Fund VII GP, L.P. (“Fund VII GP”), is the sole general partner of Vista SPV Funds. Fund VII GP’s sole general partner is VEPF VII GP, Ltd. (“Fund VII UGP”). Robert F. Smith is the sole director and one of the members of Fund VII UGP, Consequently, Mr. Smith, Fund VII GP and Fund VII UGP may be deemed the beneficial owners of the shares held by the Vista SPV Funds. The principal business address of each of Vista SPV, Fund VII GP and Fund VII UGP is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, CA 94111. The principal business address for Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, TX 78701.

(5)

Consists of 4,222,593 shares of KnowBe4 Class A common stock and 4,902,647 shares of KnowBe4 Class B common stock held by The Kevin Mitnick Family Trust, for which Kevin Mitnick is the sole trustee and has sole voting and dispositive power over the shares. The principal business address for The Kevin Mitnick Trust is 5455 S. Fort Apache Road, Suite 108-166, Las Vegas, NV 89148.

(6)

Based on a Schedule 13G/A filed with the SEC on October 11, 2022, consists of 8,150,830 shares of KnowBe4 Class A common stock held by The Vanguard Group (“Vanguard”). Vanguard may be deemed to have shared voting power with respect to 120,969 of the shares, have sole dispositive power with respect to 7,970,345 of the shares and have shared dispositive power with respect to 180,485 of the shares. Vanguard is an investment advisor, and its clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

Consists of (i) 2,311,889 shares of Class A common stock held by Sjoerd Sjouwerman and (ii) 2,189,121 shares of Class B common stock held by Sjouwerman Enterprises Limited Partnership. The sole general manager of Sjouwerman Enterprises Limited Partnership is Sjouwerman Management, LLC, of which Mr. Sjouwerman and Rebecca Weiss are managers. Accordingly, each of Mr. Sjouwerman and Ms. Weiss may be deemed to have beneficial ownership over the shares held by SELP. The principal address for each of Sjouwerman Enterprises Limited Partnership, Sjouwerman Management, LLC, Mr. Sjouwerman and Ms. Weiss is c/o KnowBe4, Inc., 33 N. Garden Avenue, Suite 1200, Clearwater, FL 33755.

(8)

Consists of (i) 130,269 shares of Class A common stock held by Krish Venkataraman and 1,316,840 shares of Class B common stock issuable upon exercise of outstanding KnowBe4 Option Awards exercisable within 60 days of December 7, 2022.

(9)	Consists of 400,045 shares of Class A common stock held by Lars Letonoff.
(10)

Consists of the shares listed in footnote 2 above, which are held by the Elephant Funds. Jeremiah Daly, as a managing member of each of the GP Entities, may be deemed to have shared voting and investment power with respect to the shares held by the Elephant Funds. Mr. Daly expressly disclaims beneficial ownership of the shares held by each of the Elephant Funds, except to the extent of his pecuniary interests therein, if any.

(11)

Consists of 346,416 shares of Class B common stock subject to KnowBe4 Option Awards that are exercisable within 60 days of December 7, 2022, of which 304,840 shares are unvested and subject to repurchase by KnowBe4.

(12)

Consists of 696,760 shares of Class B common stock subject to KnowBe4 Option Awards that are exercisable within 60 days of December 7, 2022, of which 159,680 shares are unvested and subject to repurchase by KnowBe4.

(13)

Consists of 696,760 shares of Class B common stock subject to KnowBe4 Option Awards that are exercisable within 60 days of December 7, 2022, of which 203,240 shares are unvested and subject to repurchase by KnowBe4.

(14)

Consists of (i) 19,912,026 shares of Class A common stock beneficially owned by KnowBe4’s current executive officers and directors as of December 7, 2022, and (ii) 25,245,897 shares of Class B common stock beneficially owned by KnowBe4’s current executives and directors as of December 7, 2022, of which 3,056,776 shares are subject to KnowBe4 Option Awards, exercisable within 60 days of December 7, 2022.

Prior Public Offerings

During the past three years, none of KnowBe4, Parent, Merger Sub or any of their respective affiliates have made any underwritten public offering of KnowBe4’s common stock for cash that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder, except as described below.

Initial Public Offering

On April 26, 2021, KnowBe4 completed the IPO of its Class A common stock at a price to the public of $16.00 per share, in which (1) KnowBe4 issued and sold 10,425,000 shares of KnowBe4 Class A common stock, including 1,425,000 shares pursuant to the exercise in full of the underwriters’ option to purchase additional shares, and (2) certain selling stockholders sold 500,000 shares of KnowBe4 Class A common stock. KnowBe4 received net proceeds of $153.0 million, after deducting underwriting discounts and commissions of approximately $10.8 million and offering expenses paid by KnowBe4 of approximately $3.0 million. KKR Capital Markets LLC, an affiliate of KKR, was an underwriter in the IPO and received commissions for the shares sold in the IPO.

A VEPF Fund purchased 1,875,000 shares of KnowBe4 Class A common stock in the IPO at the price to the public of $16.00 per share, for an aggregate purchase price of $30.0 million. The underwriters received the same discount in connection with the sale of KnowBe4’s shares to Vista as from the sale of any other shares sold to the public in the IPO.

Follow-On Offerings

On August 16, 2021, KnowBe4 completed a registered secondary public offering (the “August Offering”), pursuant to which certain selling stockholders, including the Founder, the Elephant Funds, and the KKR Investor, sold an aggregate of 11,995,546 shares of KnowBe4 Class A common stock at a price to the public of $20.75 per share, including the full exercise of the underwriters’ option to purchase 1,564,636 shares of KnowBe4 Class A common stock from the selling stockholders. KnowBe4 did not receive any proceeds from the sale of shares by the selling stockholders in the transaction. KKR Capital Markets LLC, an affiliate of KKR, was an underwriter in the August Offering and received commissions as an underwriter for the shares sold in the August Offering.

The table below sets forth the shares sold, and net proceeds received by the Purchaser Filing Parties in the August Follow-On:

Selling Stockholder	Shares of Class A Common Stock Sold	Total Proceeds
Founder	1,976,398	$39,369,848
Elephant Funds	3,416,966	$68,065,963
KKR Investor	2,341,922	$46,651,086

On November 15, 2021, KnowBe4 completed a registered secondary public offering (the “November Offering”), pursuant to which certain selling stockholders, including the Elephant Funds and the KKR Investor, sold an aggregate of 9,200,000 shares of KnowBe4 Class A common stock at a price to the public of $25.75 per share, including the full exercise of the underwriters’ option to purchase 1,200,000 shares of KnowBe4 Class A common stock from the selling stockholders. KnowBe4 did not receive any proceeds from the sale of shares by the selling stockholders in the transaction. KKR Capital Markets LLC, an affiliate of KKR, was an underwriter in the November Offering and received commissions as an underwriter for the shares sold in the November Offering.

The table below sets forth the shares sold and net proceeds received by the Purchaser Filing Parties in the November Follow-On:

Selling Stockholder	Shares of Class A Common Stock Sold	Total Proceeds
Elephant Funds	4,966,691	$122,776,602
KKR Investor	2,695,063	$66,621,957

Transactions in KnowBe4 Common Stock

Except as set forth below and in “—Prior Public Offerings” above, and other than the Merger Agreement and agreements entered into in connection therewith, including the Support Agreements (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “Support Agreements”), and certain activity related to KnowBe4’s equity compensation awards discussed elsewhere in this proxy statement, (1) each of KnowBe4, its directors and executive officers, the Purchaser Filing Parties and their respective affiliates have not conducted any transactions with respect to shares of KnowBe4 common stock during the past sixty (60) days, and (2) none of KnowBe4 or the Purchaser Filing Parties or their respective affiliates have purchased shares of KnowBe4 common stock during the past two years.

Transactions by KnowBe4’s Directors and Executive Officers During the Last 60 Days

The following transactions by KnowBe4’s directors and executive officers within the last sixty (60) days were reported on Statements of Changes of Beneficial Ownership on Form 4 filed with the SEC:

Kevin Klausmeyer

Date	Acquisition		Option Exercise	Share Disposition	Price Per Share
September 1, 2022	—		3,104	—	$5.71
September 1, 2022	3,104	(1)	—	—	$—	(1)
September 1, 2022	—		—	2,304	$17.0368	(2)
September 1, 2022	—		—	700	$18.46	(3)
September 1, 2022	—		—	100	$19.16
September 8, 2022	—		5,608	—	$5.71
September 8, 2022	5,608	(1)	—	—	$—	(1)
September 8, 2022	—		—	5,608	$19.0416	(4)
September 19, 2022	—		11,616	—	$5.71
September 19, 2022	11,616	(1)	—	—	$—	(1)
September 19, 2022	—			11,616	$21.66
October 3, 2022	—		11,616	—	$5.71
October 3, 2022	11,616	(1)	—	—	$—	(1)
October 3, 2022	—		—	11,616	$21.2421	(5)
October 6, 2022	—		7,260	—	$5.71
October 6, 2022	7,260	(1)	—	—	$—	(1)
October 6, 2022	—		—	2,904	$23.0045	(6)
October 6, 2022	—		—	1,452	$23.0066	(7)
October 6, 2022	—		—	1,452	$23.0052	(7)
October 6, 2022	—		—	1,452	$23.00
November 1, 2022	—		13,068	—	$5.71
November 1, 2022	13,068	(1)	—	—	$—	(1)
November 1, 2022	—		—	13,068	$24.6320	(8)
December 1, 2022	—		13,068	—	$5.71
December 1, 2022	13,068	(1)	—	—	$—	(1)
December 1, 2022	—		—	13,068	$24.6612	(9)

(1)	Represents the acquisition of shares of KnowBe4 Class A common stock upon conversion of the same number of shares of Class B common stock.

(2)	Represents a weighted average price, with acquisitions at prices ranging from $17.00 to $17.31, inclusive.
(3)	Represents a weighted average price, with acquisitions at prices ranging from $18.08 to $19.01, inclusive.
(4)	Represents a weighted average price, with acquisitions at prices ranging from $19.00 to $19.09, inclusive.
(5)	Represents a weighted average price, with acquisitions at prices ranging from $20.87 to $21.75, inclusive.
(6)	Represents a weighted average price, with acquisitions at prices ranging from $23.00 to $23.03, inclusive.
(7)	Represents a weighted average price, with acquisitions at prices ranging from $23.00 to $23.03, inclusive.
(8)	Represents a weighted average price, with acquisitions at prices ranging from $24.58 to $24.66, inclusive.
(9)	Represents a weighted average price, with acquisitions at prices ranging from $24.62 to $24.68, inclusive.

Lars Letonoff

Date	Acquisition		Option Exercise	Share Disposition	Price Per Share
September 19, 2022	198,700	(1)	—	—	$—	(1)
September 19, 2022	—		—	198,700	$21.8272
November 15, 2022	—		—	4,920	$24,60

(1)	Represents the acquisition of shares of KnowBe4 Class A common stock upon conversion of the same number of shares of Class B common stock.
(2)

Shares withheld by KnowBe4 to satisfy tax withholding obligations in connection with the vesting of restricted stock units based on the closing price of KnowBe4’s Class A common stock on November 15, 2022.

Krish Venkataraman

Date	Acquisition		Option Exercise	Share Disposition	Price Per Share
September 19, 2022	—		—	86,156	$22.0153	(1)
October 14, 2022	—		2,600	—	$1.02
October 14, 2022	—		2,600	—	$3.42
October 14, 2022	—		2,600	—	$4.97
October 14, 2022	—		5,000	—	$5.60
October 14, 2022	12,800	(2)	—	—	$—	(2)
October 14, 2022	—		—	12,800	$24.50
October 18, 2022	—		200	—	$1.02
October 18, 2022	—		100	—	$3.42
October 18, 2022	—		50	—	$4.97
October 18, 2022	350	(2)	—	—	$—	(2)
October 18, 2022	—		—	350	$24.50
October 21, 2022	—		9,269	—	$1.02
October 21, 2022	—		9,300	—	$3.42
October 21, 2022	—		9,536	—	$4.97
October 21, 2022	28,105	(2)	—	—	$—	(2)
October 21, 2022	—		—	28,105	$24.5004	(3)
October 24, 2022	—		96,192	—	$1.02
October 24, 2022	—		59,760	—	$3.42
October 24, 2022	—		2,334	—	$4.91
October 24, 2022	158,286	(2)	—	—	$—	(2)
October 24, 2022	—		—	158,286	$24.5161	(4)
October 25, 2022	—		88,299	—	$1.02
October 25, 2022	88,299	(2)	—	—	—	(2)
October 25, 2022	—		—	88,299	24.5469	(5)

(1)	Represents a weighted average price, with acquisitions at prices ranging from $22.00 to $22.16, inclusive.
(2)	Represents the acquisition of shares of KnowBe4 Class A common stock upon conversion of the same number of shares of Class B common stock.

(3)	Represents a weighted average price, with acquisitions at prices ranging from $24.50 to $24.51, inclusive.
(4)	Represents a weighted average price, with acquisitions at prices ranging from $24.50 to $24.59, inclusive.
(5)	Represents a weighted average price, with acquisitions at prices ranging from $24.50 to $24.57, inclusive.

Repurchases of KnowBe4 Common Stock by KnowBe4 in the Last Two Years

Under each of KnowBe4’s equity incentive plans, participants may satisfy the statutory minimum federal, state and local withholding tax obligation arising in connection with an equity award by electing to have KnowBe4 withhold shares of KnowBe4 common stock otherwise issuable under such award. The following table provides information about such tax withholding activities, which are deemed issuer repurchases, during the past two years:

Period	Total Number of Shares Purchased	Range of Prices Paid ($)	Average Price Paid Per Share ($)
2022
Fourth Quarter (through [●], 2022)	[●]	[●]	[●]
Third Quarter	33,674	$20.67	$20.67
Second Quarter	108,473	$15.13-$18.79	$15.73
First Quarter	4,906	$23.08	$23.08
2021
Fourth Quarter	17,514	$22.07-$25.25	$23.72
Third Quarter	—	—	—
Second Quarter	423,865	$16.00-$31.27	$21.09
First Quarter	—	—	—

In addition, in November 2020, KnowBe4 repurchased 731,760 shares of KnowBe4 common stock from a former employee at a purchase price of $5.84 per share, for an aggregate purchase price of approximately $4.3 million, and in February, 2021, KnowBe4 repurchased 97,600 shares of KnowBe4 common stock from former employees at a purchase price of $12.00 per share, for an aggregate purchase price of $1.2 million.

Other than the tax withholding and the repurchase listed above, there have been no purchases of KnowBe4 common stock by KnowBe4 during the past two years.

Other Transactions in KnowBe4 Common Stock by KnowBe4 and the Purchaser Filing Parties in the Last Two Years

November 2020 Issuance of KnowBe4 Common Stock

In November 2020, KnowBe4 issued and sold shares of KnowBe4 common stock to existing KnowBe4 stockholders, including the KKR Investor and the Elephant Funds, at a purchase price of $5.84 per share. The number of shares purchased and the aggregate purchase price paid by each of the KKR Investor and the Elephant Funds are as follows:

Investor	Shares of KnowBe4 Common Stock	Total Purchase Price
KKR Investor	282,320	$1,648,961
Elephant Funds	411,920	$2,405,922
Total	694,240	$4,054,883

December 2020 Secondary Transactions

In a series of transactions in December 2020, certain KnowBe4 stockholders, including the Sjouwerman Enterprise Limited Partnership, sold shares of KnowBe4 common stock to certain investors at a purchase price of

$12.04 per share (the “December 2020 Secondary”). In connection with the December 2020 Secondary, KnowBe4 entered into certain Common Stock Transfer and Purchase Agreements with the purchasers and sellers of the shares sold, pursuant to which KnowBe4 waived its right of first refusal to purchase such shares. In the December 2020 Secondary, the Sjouwerman Enterprise Limited Partnership sold an aggregate of 4,742,880 shares of KnowBe4 common stock, for an aggregate purchase price of approximately $57.1 million. March 2021 Secondary Transactions

On March 5, 2021, certain KnowBe4 stockholders, including the KKR Investor and the Elephant Funds, sold shares of KnowBe4’s preferred stock (which were subsequently reclassified into the same number of shares of KnowBe4 Class B common stock upon the closing of the IPO, as discussed below) to certain investors, including the Vista Funds, at a purchase price of $20.61 per share (the “March 2021 Secondary”). In connection with the March 2021 Secondary, KnowBe4 entered into certain Common Stock Transfer and Purchase Agreements with the purchasers and sellers of the shares sold, pursuant to which KnowBe4 waived its right of first refusal to purchase such shares. In the March 2021 Secondary, one of the Vista Funds purchased an aggregate of 14,557,960 shares of KnowBe4’s preferred stock (which were subsequently reclassified into the same number of shares of KnowBe4 Class B common stock, as described below), for an aggregate purchase price of approximately $300.0 million. The number of shares sold and the aggregate purchase price received by the KKR Investor and the Elephant Funds in the March 2021 Secondary are as follows (reflected on an as-reclassified to KnowBe4 common stock basis):

Investor	Shares of KnowBe4 Common Stock	Total Purchase Price
KKR Investor	7,300,360	$150,440,344
Elephant Funds	10,651,600	$219,500,184
Total	17,951,960	$369,940,528

April 2021 Stock Split and Reclassification of Pre-IPO Capital Stock

On April 9, 2021, in connection with the IPO, KnowBe4 effected a 40-for-1 forward stock split of its issued and outstanding capital stock. In addition, on April 26, 2021, immediately prior to the closing of the IPO and upon the effectiveness of KnowBe4’s amended and restated certificate of incorporation, all of the then-outstanding shares of KnowBe4’s capital stock, including all of the shares held by the Purchaser Filing Parties, were reclassified into shares of KnowBe4 Class B common stock. All share and per share amounts presented in this proxy statement have, as applicable, been adjusted to reflect the forward stock split and reclassification.

Conversion of Class B Common Stock

On December 1, 2022, as required by the terms of the Rollover Stockholder Support Agreements (as further described in the section of this proxy statement captioned “The Support Agreements”), each of the Rollover Stockholders converted the number of shares of KnowBe4 Class B common stock into KnowBe4 Class A common stock set forth in the table below:

Rollover Stockholder	Number of Shares Converted
Elephant Funds	17,069,823
KKR Investor	12,048,193
Vista Funds	14,557,960
Founder	2,189,121
Total	45,865,097

Past Contracts, Transactions, Negotiations and Agreements

Except as described above in “—Public Offerings” and “—Transactions in KnowBe4 Common Stock,” and other than the Merger Agreement and agreements entered into in connection therewith, including the Support Agreements (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “Support Agreements”), and certain activity related to KnowBe4’s equity compensation awards discussed elsewhere in this proxy statement, during the past two years: (1) there were no negotiations, transactions or material contacts between KnowBe4 and its affiliates, on the one hand, and any of the Purchaser Filing Parties (in their capacity as such), on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of KnowBe4’s securities, election of KnowBe4’s directors or sale or other transfer of a material amount of assets of KnowBe4; (2) KnowBe4 and its affiliates did not enter into any other transaction with an aggregate value exceeding one percent of KnowBe4’s consolidated revenues with any Purchaser Filing Party; and (3) none of KnowBe4’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Purchaser Filing Parties.

Book Value Per Share

The net book value per share of KnowBe4 Class A common stock and KnowBe4 Class B common stock as of September 30, 2022, was approximately $1.40 (calculated based on 85,601,803 shares of KnowBe4 Class A common stock and 90,452,534 shares of KnowBe4 Class B common stock issued and outstanding as of September 30, 2022).

Market Price of the KnowBe4 Class A Common Stock

Beginning on April 22, 2021, the KnowBe4 Class A common stock has traded on Nasdaq under the symbol “KNBE”. The following table sets forth, for the periods indicated, the high and low sales prices per share of KnowBe4’s Class A common stock:

	Market Price
	High		Low
2021
Second Quarter		$36.67		$16.77
Third Quarter		$33.64		$19.50
Fourth Quarter		$29.50		$20.45
2022
First Quarter		$26.00		$16.95
Second Quarter		$25.68		$13.78
Third Quarter		$22.83		$13.79
Fourth Quarter (through [●], 2022)	$	[●]	$	[●]

On [●], the most recent practicable date before this proxy statement was distributed to KnowBe4’s stockholders, the closing price of KnowBe4 Class A common stock on Nasdaq was $[●]. You are encouraged to obtain current market quotations in connection with voting your shares.

Dividends

In the past two years, KnowBe4 has not declared or paid any cash dividends on KnowBe4 common stock.

IMPORTANT INFORMATION REGARDING THE PURCHASER FILING PARTIES

This section sets forth certain information about the Purchaser Filing Parties. During the past five years, none of the persons listed in this section has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of the persons listed in this section has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Parent Entities

Merger Sub

The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each officer and director of Merger Sub. Unless otherwise indicated, the current business address of each person is c/o Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500. Merger Sub is a Delaware corporation, and its principal business is to engage in the transactions contemplated by the Merger Agreement. The sole stockholder of Merger Sub is Parent.

Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Michael E. Fosnaugh, President	U.S.	Senior Managing Director of Vista since July 2005.
Rod Aliabadi, Vice President / Secretary	U.S.	Managing Director of Vista since July 2008.
Nicholas Prickel, Vice President	U.S.	Senior Vice President of Vista since July 2012.
Alan Glass, Treasurer	U.S.	Vice President of Vista since July 2018.

Parent

The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each officer and director of Parent. Unless otherwise indicated, the current business address of each person is c/o Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765 6500. Parent is a Delaware corporation, and its principal business is to hold the capital stock of Merger Sub. Following the consummation of the Merger, Parent will own all of the outstanding capital stock of KnowBe4. The sole member of Parent is Oranje Midco, LLC.

Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Michael E. Fosnaugh, President	U.S.	Senior Managing Director of Vista since July 2005.
Rod Aliabadi, Vice President / Secretary	U.S.	Managing Director of Vista since July 2008.
Nicholas Prickel, Vice President	U.S.	Senior Vice President of Vista since July 2012.
Alan Glass, Treasurer	U.S.	Senior Vice President of Vista since July 2018.

Vista Filing Parties

Each of the VEPF Funds is a Delaware limited partnership. The principal business of the VEPF Funds is making equity and other types of investments. Each of the VEPF Funds is controlled by its general partner, Vista Equity Partners Fund VII GP, L.P. (the “General Partner”). The General Partner is controlled by its general partner,

VEPF VII GP, Ltd. (“GP Management”). The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each officer and director of GP Management. Unless otherwise indicated, the current business address of each person is c/o Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500. Robert F. Smith has voting and dispositive power with respect to the securities beneficially held by GP Management (including, following the consummation of the Merger, all of the VEPF Funds’ equity interests in Parent).

Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Robert F. Smith, Director	U.S.	Founder and Chief Executive Officer of Vista since 2000.

KKR Filing Parties

KKR Investor is a Delaware limited partnership. KKR Knowledge Investors GP LLC (“KKR Knowledge GP”) is a Delaware limited liability company and is the general partner of KKR Investor. KKR Knowledge GP is controlled by its sole member, KKR Next Generation Technology Growth Fund L.P. (“KKR Growth Fund”), which is a Cayman Islands exempted limited partnership. Mr. Stephen Shanley’s present principal occupation or employment is as an executive at KKR, a position he has held since 2014. Mr. Shanley has also served as a member of the KnowBe4 Board since March 2019. The principal business of the KKR Investor, KKR Knowledge GP and KKR Growth Fund is making equity and other types of investments. The current business address of each of the KKR Filing Parties, KKR Knowledge GP and KKR Growth Fund is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The telephone number of each of the KKR Filing Parties, KKR Knowledge GP and KKR Growth Fund is (212) 750-8300.

Elephant Filing Parties

Each of the Elephant Funds is a Delaware limited partnership. The principal business of the Elephant Funds is making equity and other types of investments. Elephant Partners GP I, LLC, a Delaware limited liability company (“GP I”) is the general partner of each of Elephant Partners I, L.P. and Elephant Partners 2019 SPV-A, L.P, and Elephant Partners GP II, LLC (“GP II,” together with the GP I, the “GP Entities”) is the general partner of each of Elephant Partners II, L.P. and Elephant Partners II-B, L.P. The GP entities are managed by Jeremiah Daly and Andrew Hunt, the managing members of each of the GP Entities (the “Managing Members”). The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of the Managing Members. Unless otherwise indicated, the current business address of each person is 8 Newbury Street, 6th Floor, Boston, MA 02116, and its telephone number is (617) 913-6611. The Managing Members share voting and investment power with respect to the securities beneficially held by Elephant Funds (including, following the consummation of the Merger, all of the Elephant Funds’ equity interest in the parent company of Parent). Each of the GP Entities and the Managing Members expressly disclaim beneficial ownership of the shares held by each of the Elephant Funds, except to the extent of their respective pecuniary interests therein, if any.

Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Jeremiah Daly	U.S.	Founder and General Partner of Elephant since May 2015.
Andrew Hunt	U.S.	Founder and General Partner of Elephant since May 2015.

Sjouwerman Filing Parties

Sjouwerman Enterprises Limited Partnership (“SELP”) is a Florida limited partnership whose principal business consists of making and managing investments. The sole general manager of SELP is Sjouwerman Management,

LLC, of which Mr. Sjouwerman and Rebecca Weiss Sjouwerman are managers. Accordingly, each of Mr. Sjouwerman and Ms. Sjouwerman share voting and investment power with respect to the securities beneficially held by SELP (including, following the consummation of the Merger, all of SELP’s equity interests in the parent company of Parent), and thus may be deemed to have beneficial ownership over the shares held by SELP. The principal address for each of Mr. Sjouwerman, SELP, Sjouwerman Management, LLC, and Ms. Weiss is c/o KnowBe4, Inc., 33 N. Garden Avenue, Suite 1200, Clearwater, FL 33755, and its telephone number is (855) 566-9234.

Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Stu Sjouwerman, Manager	U.S.	See “Important Information Regarding KnowBe4—Directors and Executive Officers—Stu Sjouewrman.”
Rebecca Weiss Sjouwerman, Manager	U.S.	Manager, Sjouwerman Management, LLC

APPRAISAL RIGHTS

If the Merger is consummated, holders of record and beneficial owners of KnowBe4 common stock who do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of KnowBe4 common stock through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL (“Section 262”). Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of KnowBe4 common stock. Unless the context requires otherwise, all references in Section 262 and in this summary to a “beneficial owner” are to person who is the beneficial owner of shares of KnowBe4 common stock held either in voting trust or by a nominee on behalf of such person. Unless the context requires otherwise, all references in Section 262 and in this summary to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that KnowBe4’s stockholders exercise their appraisal rights under Section 262. Holders of record and beneficial owners of shares of KnowBe4 common stock should carefully review the full text of Section 262 as well as the information discussed below.

Under Section 262, if the Merger is completed, holders of record or beneficial owners of shares of KnowBe4 common stock who (1) submit a written demand for appraisal of such holder’s or owner’s shares of KnowBe4 common stock to KnowBe4 prior to the vote on the Merger Proposal; (2) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal); (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger; and (4) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares of KnowBe4 common stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of KnowBe4 common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of shares of KnowBe4 common stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of KnowBe4 common stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the surviving corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of KnowBe4 common stock entitled to appraisal exceeds one percent of the outstanding shares of the class of KnowBe4 common stock eligible for appraisal; or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. KnowBe4 refers to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date of payment of the judgment at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of KnowBe4’s stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing KnowBe4’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes KnowBe4’s notice to KnowBe4’s stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of shares KnowBe4 common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Per Share Price described in the Merger Agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of KnowBe4 common stock, KnowBe4 believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of KnowBe4 common stock must do ALL of the following:

•	the stockholder or beneficial owner must not vote in favor of the Merger Proposal;

•

the stockholder or beneficial owner must deliver to KnowBe4 a written demand for appraisal of such holder’s or owner’s shares of KnowBe4 common stock before the vote on the Merger Proposal at the Special Meeting; and

•

the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger).

Any person who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights or the surviving corporation may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within 120 days after the effective date of the Merger (the surviving corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

For stockholders, because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, each stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Proposal, abstain or not vote his, her or its shares.

Written Demand

A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to KnowBe4, before the vote on the Merger Proposal at the Special Meeting, a written demand for the appraisal of such holder’s or owner’s shares of KnowBe4 common stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Proposal. A vote in favor of the Merger Proposal, in person at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares. A stockholder exercising appraisal rights must hold of record the shares of KnowBe4 common stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares of KnowBe4 common stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A proxy or vote against the Merger Proposal will not constitute a demand. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.

A holder of record of shares of KnowBe4 common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of KnowBe4 common stock by or on behalf of holder of record must reasonably inform KnowBe4 of the identity of the holder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of KnowBe4 common stock. A demand for appraisal in respect of shares of KnowBe4 common stock should be executed by or on behalf of the beneficial owner and must reasonably inform KnowBe4 of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of KnowBe4 common stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list required by Section 262(f).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

KnowBe4, Inc.

33 N. Garden Avenue

Clearwater, Florida 33755

Attention: Corporate Secretary

At any time within 60 days after the effective date of the Merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such person’s demand for appraisal and to accept the Per Share Price offered pursuant to the Merger Agreement, without interest and less any applicable withholding taxes, by delivering to KnowBe4, as the surviving corporation, a written withdrawal of the demand for appraisal. No appraisal proceeding in the Delaware

Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Merger consideration within 60 days after the effective date of the Merger. Except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Per Share Price being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the effective date of the Merger, the surviving corporation will notify each record holder of shares of KnowBe4 common stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Proposal, and any beneficial owner who has demanded appraisal in accordance with Section 262 that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the value of the shares held by all persons entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and KnowBe4’s stockholders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of KnowBe4 common stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of KnowBe4 common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which KnowBe4 has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The surviving corporation must send this statement to the requesting person within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery and the costs of any such notice are borne by the surviving corporation.

After providing the foregoing notice, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all of persons who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class of KnowBe4 common stock eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of KnowBe4 common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although KnowBe4 believes that the Per Share Price is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the

Delaware Court of Chancery, and KnowBe4’s stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Price. Neither KnowBe4 nor Parent anticipates offering more than the Per Share Price to any stockholder or beneficial owner exercising appraisal rights, and each of KnowBe4 and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of KnowBe4 common stock is less than the Per Share Price. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the surviving corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of KnowBe4 common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of KnowBe4 common stock will be deemed to have been converted at the effective time of the Merger into the right to receive the Per Share Price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the Per Share Price as provided in the Merger Agreement in accordance with Section 262.

From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares of KnowBe4 common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the persons seeking appraisal rights or if such person delivers to the surviving corporation a written withdrawal of such person’s demand for an appraisal and an acceptance of the Merger within 60 days after the effective date of the Merger, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger or consolidation within 60 days after the effective date of the Merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the Per Share Price for your dissenting shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

PROPOSAL 1: THE MERGER PROPOSAL

KnowBe4 is asking you to approve the adoption of the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section of this proxy statement captioned “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

The KnowBe4 Board, based on the recommendation of the Special Committee, unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that KnowBe4 provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger, as disclosed in the section of this proxy statement captioned “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger.”

KnowBe4 is asking its stockholders to approve the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement captioned “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein. The various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of KnowBe4’s overall compensation program for its named executive officers and previously have been disclosed to stockholders as part of its annual proxy statement. These historical arrangements were adopted and approved by the Compensation Committee of the KnowBe4 Board, which is composed solely of non-employee directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, KnowBe4 is seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of KnowBe4 approve the compensation that will or may become payable to KnowBe4’s named executive officers in connection with the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Special Factors—Interests of KnowBe4’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in KnowBe4’s proxy statement for the Special Meeting.”

KnowBe4’s stockholders should note that this proposal is not a condition to completion of the Merger, and as a non-binding, advisory vote, the result will not be binding on KnowBe4, the KnowBe4 Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated KnowBe4’s named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

The KnowBe4 Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

KnowBe4 is asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve this proposal, KnowBe4 can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if KnowBe4 received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, KnowBe4 could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, KnowBe4 may seek stockholder approval to adjourn the Special Meeting if a quorum is not present. Finally, the chairperson of the Special Meeting is permitted by KnowBe4’s bylaws to adjourn the Special Meeting even if KnowBe4’s stockholders have not approved the proposal to adjourn the Special Meeting.

The KnowBe4 Board unanimously recommends that you vote “FOR” this proposal.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If the Merger is completed, KnowBe4 will have no public stockholders and there will be no public participation in any future meetings of KnowBe4’s stockholders. However, if the Merger is not completed, KnowBe4’s stockholders will continue to be entitled to attend and participate in stockholder meetings.

KnowBe4 will hold an annual meeting of stockholders in 2023 (the “2023 annual meeting”) only if the Merger has not already been completed and KnowBe4 remains a public company.

For a stockholder who intends to have a proposal considered for inclusion in KnowBe4’s proxy materials for presentation at the 2023 annual meeting, if held, KnowBe4’s Corporate Secretary must receive the written proposal at KnowBe4’s principal executive offices not later than December 7, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

KnowBe4’s bylaws establish an advance notice procedure with regard to specified matters to be brought before an annual meeting of stockholders but not included in KnowBe4’s proxy materials. To be timely for the 2023 annual meeting, KnowBe4’s Corporate Secretary must receive the required written notice at its principal executive offices not earlier than 8:00 a.m. Eastern time on January 16, 2023, and not later than 5:00 p.m. Eastern time on February 15, 2023.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Because the Merger is a “going-private” transaction, Parent, Merger Sub and KnowBe4 have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, can be obtained by following the directions set forth below. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

KnowBe4 files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows KnowBe4 to “incorporate by reference” into this proxy statement documents KnowBe4 files with the SEC. This means that KnowBe4 can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that KnowBe4 files with the SEC will update and supersede such information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. KnowBe4 incorporates by reference the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by KnowBe4 pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 10, 2022;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, filed on May 10, 2022, June 30, 2022, filed on August 4, 2022, and September 30, 2022, filed on November 14, 2022;

•

Current Reports on Form 8-K filed on February  16, 2022, March  18, 2022, March  25, 2022, May  18, 2022, September  19, 2022, October  12, 2022, October  13, 2022, and December 8, 2022 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein).

KnowBe4 will amend the Schedule 13E-3 to incorporate by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting to the extent required to fulfill KnowBe4’s obligations under the Exchange Act.

You may obtain any of the documents that KnowBe4 files with the SEC, without charge, by requesting them in writing from KnowBe4 at the following address:

KnowBe4, Inc.

33 N. Garden Avenue, Suite 1200

Clearwater, FL 33755

Attention: Investor Relations

If you would like to request documents from KnowBe4, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from KnowBe4, KnowBe4 will mail them to you by first class mail, or another equally prompt method. Please note that all of KnowBe4’s documents that it files with the SEC are also promptly available through the “Investor Relations” section of KnowBe4’s website, https://investors.knowbe4.com. The information included on KnowBe4’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of KnowBe4 common stock, please contact KnowBe4’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 750-8312 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

MISCELLANEOUS

KnowBe4 has supplied all information relating to KnowBe4, and Parent has supplied, and KnowBe4 has not independently verified, all of the information relating to Parent, Merger Sub, or the Rollover Stockholders contained in this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF KNOWBE4 COMMON STOCK AT THE SPECIAL MEETING. KNOWBE4 HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

ANNEX A

AGREEMENT AND PLAN OF MERGER

between

ORANJE HOLDCO, LLC,

ORANJE MERGER SUB, INC.

and

KNOWBE4, INC.

Dated as of October 11, 2022

3.27	Support Agreements	A-49
3.28	Exclusivity of Representations and Warranties	A-49

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-50

4.1	Organization; Good Standing	A-50
4.2	Power; Enforceability	A-50
4.3	Non-Contravention	A-51
4.4	Requisite Governmental Approvals	A-51
4.5	Legal Proceedings; Orders	A-51
4.6	Ownership of Company Capital Stock	A-51
4.7	Brokers	A-51
4.8	No Parent Vote or Approval Required	A-52
4.9	Guarantees	A-52
4.10	Financing	A-52
4.11	Absence of Stockholder and Management Arrangements	A-53
4.12	No Foreign Person	A-54
4.13	Support Agreements	A-54
4.14	Exclusivity of Representations and Warranties	A-54

ARTICLE V INTERIM OPERATIONS OF THE COMPANY		A-55

5.1	Affirmative Obligations	A-55
5.2	Forbearance Covenants	A-55
5.3	Consents for Covenant Forbearance	A-58
5.4	No Solicitation of Acquisition Proposals	A-58
5.5	No Control of the Other Party’s Business	A-62

ARTICLE VI ADDITIONAL COVENANTS		A-62

6.1	Efforts; Required Action and Forbearance	A-62
6.2	Antitrust Filings	A-63
6.3	Proxy Statement; Schedule 13e-3 and Other Required SEC Filings	A-64
6.4	Company Stockholder Meeting	A-66
6.5	Financing	A-67
6.6	Debt Financing Cooperation	A-68
6.7	Anti-Takeover Laws	A-71
6.8	Information Access During the Pre-Closing Period	A-72
6.9	Section 16(b) Exemption	A-72
6.10	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-72
6.11	Employee Matters	A-75
6.12	Obligations	A-76
6.13	Notification of Certain Matters	A-76
6.14	Public Statements and Disclosure	A-77
6.15	Transaction Litigation	A-77
6.16	Stock Exchange Delisting; Deregistration	A-78
6.17	Additional Agreements	A-78
6.18	Payoff of Credit Agreement	A-78
6.19	Parent Vote at Merger Sub	A-78
6.20	Conduct of Business by Parent and Merger Sub	A-78
6.21	Prohibition on Certain Discussions	A-78
6.22	Promissory Note	A-79

ARTICLE VII CONDITIONS TO THE MERGER		A-79

7.1	Conditions to Each Party’s Obligations to Effect the Merger	A-79
7.2	Conditions to the Obligations of Parent and Merger Sub	A-79
7.3	Conditions to the Company’s Obligations to Effect the Merger	A-80
7.4	Frustration of Closing Conditions	A-81

ARTICLE VIII TERMINATION		A-81

8.1	Termination	A-81
8.2	Manner and Notice of Termination; Effect of Termination	A-82
8.3	Fees and Expenses	A-83

ARTICLE IX GENERAL PROVISIONS		A-86

9.1	Survival of Representations, Warranties and Covenants	A-86
9.2	Notices	A-86
9.3	Amendment	A-88
9.4	Extension; Waiver	A-88
9.5	Assignment	A-88
9.6	Confidentiality	A-88
9.7	Entire Agreement	A-89
9.8	No Third-Party Rights	A-89
9.9	Severability	A-89
9.10	Remedies	A-89
9.11	Governing Law	A-91
9.12	Consent to Jurisdiction	A-91
9.13	WAIVER OF JURY TRIAL	A-92
9.14	Counterparts	A-92
9.15	No Limitation	A-92
9.16	Non-recourse	A-92

SCHEDULES

Schedule 8.3(c)	Parent Account Information
Schedule 8.3(b)	Company Account Information

EXHIBITS

Exhibit A – Surviving Corporation Certificate of Incorporation

Exhibit B – Surviving Corporation Bylaws

Exhibit C – Vista Support Agreement

Exhibit D – Elephant Support Agreement

Exhibit E – KKR Support Agreement

Exhibit F – Founder Support Agreement

AGREEMENT AND PLAN OF MERGER

This agreement and plan of merger (this “Agreement”) is made and entered into as of October 11, 2022, by and among Oranje Holdco, LLC, a Delaware limited liability company (“Parent”), Oranje Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and KnowBe4, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party” and collectively as the “Parties.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.

RECITALS

A. The Company Board has established a special committee of the Company Board, comprised solely of independent and disinterested directors (the “Company Special Committee”), to, among other things, (i) review, evaluate and negotiate a strategic transaction with an existing stockholder of the Company, including a strategic transaction with an existing stockholder of the Company that may include a transaction or series of transactions in which one or more significant stockholders of the Company may have an interest that is in addition to, and/or different from, the interests of the Company’s Stockholders as a whole, and (ii) make one or more recommendations, as appropriate, to the Company Board as to what action should be taken by the Company Board, if any, with respect to such transactions.

B. The Company Special Committee has unanimously (i) determined that this Agreement, the Support Agreements, the Guarantees and the other transactions contemplated by this Agreement, including the merger of Merger Sub with and into the Company (all such transactions, collectively, the “Merger”), with the Company surviving the Merger as the surviving corporation (the “Surviving Corporation”), are advisable, fair to, and in the best interests of the Company and the Unaffiliated Company Stockholders; (ii) recommended that the Company Board approve this Agreement, the Support Agreements, the Guarantees and the transactions contemplated by this Agreement, including the Merger, and determine that this Agreement, the Support Agreements, the Guarantees and the transactions contemplated by this Agreement, including the Merger, are advisable, fair to, and in the best interests of the Company and the Unaffiliated Company Stockholders; and (iii) recommended that, subject to Company Board approval, the Company Board submit this Agreement to the stockholders of the Company for their adoption and approval and recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.

C. The Company Board, acting upon the recommendation of the Company Special Committee, has (i) determined that this Agreement, the Support Agreements, the Guarantees and the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Company Stockholders; (ii) approved and declared advisable this Agreement, the Support Agreements, the Guarantees and the transactions contemplated by this Agreement, including the Merger; (iii) approved the execution and delivery of this Agreement, the Support Agreements and the Guarantees by the Company, the performance by the Company of its covenants and other obligations in this Agreement and the Support Agreements, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (v) recommended that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.

D. Each of the board of managers of Parent and the board of directors of Merger Sub have (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations under this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iii) in the case of Merger Sub only, directed that the adoption of this Agreement be submitted to a vote of Parent in its capacity as Merger Sub’s sole stockholder; and (iv) in the case of Merger Sub only, recommended that Parent vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL.

E. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guarantee (collectively, the “Guarantees”) from each of Vista Equity Partners Fund VII, L.P. and Vista Equity Partners Fund VIII, L.P. (collectively, the “Guarantors”), in favor of the Company and pursuant to which, subject to the terms and conditions contained in each Guarantee, each Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement.

F. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, each of VEPF VII SPV I, L.P. and VEPF VII SPV I Holdings, L.P. (collectively, “Vista”), Elephant Partners I LP, Elephant Partners II LP for Elephant Partners II-B LP and Elephant Partners 2019 SPV-A LP (collectively, “Elephant”), KKR Knowledge Investors LP (“KKR”), and Sjouwerman Enterprises Limited Partnership and Sjoerd Sjouwerman (collectively, “Founder”, and collectively with Vista, Elephant and KKR, the “Reinvestment Shareholders”) have entered into a support agreement (collectively, the “Support Agreements”) with the Company in the forms attached hereto as Exhibit C, Exhibit D, Exhibit E and Exhibit F, respectively, dated as of the date of this Agreement, with respect to certain obligations of such stockholders relating to this Agreement, including, solely with respect to Elephant, Founder and, unless an election is made by KKR pursuant to Section 2 of the applicable Support Agreement, KKR, an agreement to contribute, directly or indirectly, a portion of the shares of Company Common Stock (the “Rollover Shares”) held by them to Parent (or any direct or indirect parent company thereof) as specified in each Support Agreement.

AGREEMENT

The Parties therefore agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement (whether in effect as of the execution of this Agreement or executed after the execution of this Agreement) (i) containing terms no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, and (ii) that does not prohibit the Company from providing any information to Parent in accordance with, or otherwise complying with Section 5.4, it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of, or amendment to, any Acquisition Proposal.

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub or any Group that includes Parent or Merger Sub) to the Company or the Company Board (or any committee thereof, including the Company Special Committee) or publicly made to the stockholders of the Company to engage in an Acquisition Transaction or otherwise relating to an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates), whether from the Company or any other Person, of securities representing more than 15 percent of the total outstanding voting power or economic interest of the equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15 percent of the total outstanding voting power or economic interest of the equity securities of the Company after giving effect to the consummation of such tender offer or exchange offer;

(ii) any direct or indirect license (other than non-exclusive licenses entered into in the ordinary course of business), lease, purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) of assets (including equity securities of the Company’s Subsidiaries) constituting or accounting for more than 15 percent of the revenue, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole; or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, joint venture or other transaction involving the Company or any of its Subsidiaries after giving effect to which (A) any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) would (x) hold securities representing more than 15 percent of the total outstanding voting power or economic interest of the equity securities of the Company (or the surviving company) outstanding after giving effect to the consummation of such transaction or (y) acquire assets (including equity securities of the Company’s Subsidiaries) constituting or accounting for more than 15 percent of the revenue, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole or (B) the stockholders of the Company immediately preceding such transaction hold less than 85 percent of the total outstanding equity securities (by vote or economic interests) in the surviving or resulting entity of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or economic interest, by contract or otherwise (provided that none of Parent or Merger Sub shall be deemed to be Affiliates of (i) the Company or any of its Subsidiaries, (ii) any of the stockholder counterparties to the Support Agreements, or (iii) any “portfolio company” (as such term is customarily defined in the private equity industry) of any Guarantor or any Guarantor’s Affiliates).

(e) “Antitrust Law” means, collectively, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2021, set forth in the Company’s annual report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2021.

(g) “Business Day” means each day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York.

(h) “Business Systems” means all computer software (including Company Products), hardware (whether general or special purpose), servers, and equipment, electronic data processing systems, record keeping systems, telecommunication networks, information technology systems, and computer systems, including any outsourced software, hardware, servers, and equipment, electronic data processing, record keeping systems, telecommunication networks, information technology, or computer systems, that are owned or used by or for the Company or its Subsidiaries in the conduct of their respective businesses.

(i) “Bylaws” means the Amended and Restated Bylaws of the Company in effect as of the date of this Agreement.

(j) “Capitalization Date” means 5:00 p.m. on October 10, 2022.

(k) “Certificate of Merger” means the certificate of merger, in such appropriate form as is determined by the Parties and in accordance with the DGCL, relating to the Merger.

(l) “Charter” means the Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement.

(m) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court).

(n) “Code” means the Internal Revenue Code of 1986.

(o) “Company Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, bonus, stock option, stock purchase, restricted stock unit, stock appreciation, phantom equity, or other equity or equity-based award, performance award, incentive compensation, profit sharing, savings, retirement, disability, life insurance, health or medical benefits, employee assistance program, sick leave, vacation, deferred compensation, employment, consulting, severance, separation or termination pay, post-employment welfare, retirement, retention, commissions, stay bonuses, change of control or transaction or other similar compensation, fringe, welfare or any other employee benefit or remuneration of any kind, whether or not in writing, whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA which is maintained or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability, contingent or otherwise, including on account of an ERISA Affiliate.

(p) “Company Board” means the board of directors of the Company.

(q) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(r) “Company Class A Common Stock” means the Class A Common Stock, par value $0.00001 per share, of the Company.

(s) “Company Class B Common Stock” means the Class B Common Stock, par value $0.00001 per share, of the Company.

(t) “Company Common Stock” means the Company Class A Common Stock and the Company Class B Common Stock.

(u) “Company Employee Equity-Based Award” means each Company Equity-Based Award granted to a holder in the holder’s capacity as, or had vesting tied to the holder’s performance of services as, an employee of the Company or any of its Subsidiaries for applicable employment Tax purposes as of the time the Company Equity-Based Award was granted or at any time thereafter.

(v) “Company Equity Plans” means the compensatory plans set forth in Section 1.1(v) of the Company Disclosure Letter that provide for the issuance of any Company Options or Company Equity-Based Awards.

(w) “Company Equity-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Equity Plans or Company Benefit Plans (including Company RSUs, Company PSUs and Company Options), other than the ESPP.

(x) “Company Material Adverse Effect” means any change, event, condition, development, violation, inaccuracy, effect, occurrence or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (i) has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) would render the Company unable to consummate the Merger prior to the Termination Date (as it may be extended in accordance with the terms hereof). With respect to clause (i) of the foregoing sentence, none of the following, and no Effects arising out of, relating to, or resulting from the following (in each case, by themselves or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(ii) changes in conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets in the United States or any other country or region in the world, including (a) changes in interest rates or credit ratings in the United States or any other country; (b) changes in exchange rates for the currencies of any country; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(iii) changes in general conditions in the industries in which the Company and its Subsidiaries conduct business or in any specific jurisdiction or geographical area in which the Company and its Subsidiaries conduct business (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(iv) changes in regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) in the United States or any other country or region in the world (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(v) changes in any geopolitical conditions, outbreak of hostilities, armed conflicts, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) in the United States or any other country or region in the world, including an outbreak or escalation of hostilities involving the United States or any other Governmental Authority or the declaration by the United States or any other Governmental Authority of a national emergency or war (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, nuclear incidents or other natural or man-made disasters or weather conditions or other force majeure events in the United States or any other country or region in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(vii) pandemics (including the COVID-19 pandemic), epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated by any Governmental Authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities (including COVID-19 Measures) in the United States or any other country or region in the world (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur);

(viii) the execution, announcement or performance of this Agreement or the pendency or consummation of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, partners, lenders, lessors, vendors, Governmental Authorities or any other third Person (provided that the exception in this clause shall not apply to any representation or warranty contained in clause (b) of Section 3.5);

(ix) any action taken or refrained from being taken by the Company or any of its Subsidiaries, in each case, at the express written direction of Parent or Merger Sub (including by email) or as expressly required by this Agreement;

(x) changes or proposed changes in GAAP or other accounting standards or Law (or the official interpretation of any of the foregoing) (except to the extent that such Effect has had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries relative to comparable companies operating in the industry in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(xi) changes in the price or trading volume of the Company Common Stock or Indebtedness of the Company, in each case in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not otherwise excluded under this definition);

(xii) any failure, in and of itself, by the Company and its Subsidiaries to meet (a) any estimates of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (a) or (b) may be deemed to constitute a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would be reasonably expected to occur to the extent not otherwise excluded under this definition);

(xiii) any Transaction Litigation, or any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock; or

(xiv) the identity of Parent or Merger Sub or their respective Affiliates, or the respective plans or intentions of the foregoing with respect to the Company or its business.

(y) “Company Non-Employee Equity-Based Award” means each Company Equity-Based Award that is not a Company Employee Equity-Based Award.

(z) “Company Options” means any options to purchase shares of Company Common Stock outstanding pursuant to any of the Company Equity Plans, other than the ESPP.

(aa) “Company Owned Intellectual Property” means any Intellectual Property that is owned, or purported to be owned, by the Company or any of its Subsidiaries.

(bb) “Company Preferred Stock” means the Preferred Stock, par value $0.00001 per share, of the Company.

(cc) “Company Product” means all software and other products currently in development or made publicly or commercially available by or on behalf of the Company or any of its Subsidiaries and from which the Company has derived within the three (3) years preceding the date hereof, is currently deriving or is scheduled to derive within twelve (12) months after the date hereof, revenue from the sale, license, maintenance or other provision thereof.

(dd) “Company Registered Intellectual Property” means all of the Company Owned Intellectual Property that is Registered Intellectual Property.

(ee) “Company Related Parties” means, collectively, (i) the Company and its Subsidiaries; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates.

(ff) “Company Special Committee Financial Advisor” means Morgan Stanley & Co. LLC.

(gg) “Company Stockholders” means the holders of shares of Company Capital Stock.

(hh) “Company Termination Fee” means an amount in cash equal to $138,000,000.

(ii) “Confidentiality Agreement” has the meaning set forth on Section 1.1(ii) of the Company Disclosure Letter.

(jj) “Consent” means any consent, approval, clearance, waiver, Permit or order.

(kk) “Continuing Employees” means employees employed by the Company or its Subsidiaries immediately prior to the Effective Time who continue to be so employed as of immediately following the Effective Time.

(ll) “Contract” means any contract, lease, license, indenture, note, bond, agreement or other binding instrument.

(mm) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof, or any related or associated epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).

(nn) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, sequester, safety or similar Law, directive, guideline or response of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, including, in each case, any changes in any such Law, directive, guidance, response or recommendation.

(oo) “Credit Agreement” means the Credit Agreement, dated as of March 12, 2021, by and among the Company, as borrower, certain Subsidiaries of the Company, as guarantors, the lenders party thereto, Bank of America, N.A., as administrative agent, swing-line lender and L/C issuer and BofA Securities, Inc., as lead arranger and bookrunner, as amended, restated, supplemented or otherwise modified from time to time.

(pp) “D&O Insurance” means the Company’s current directors’ and officers’ liability insurance.

(qq) “Data Security Requirements” means, collectively, all of the following to the extent relating to the Processing of Protected Data with respect to privacy, security, or Security Breach notification requirements, and applicable to the Company or its Subsidiaries: (i) the Company’s own written rules, policies, and procedures (including all such website privacy policies and internal information security procedures); (ii) all applicable Laws; (iii) the requirements of any industry standards by which the Company and its Subsidiaries are legally or contractually bound or with which the Company or its Subsidiaries hold themselves out as being subject to or compliant (including, if applicable, the PCI DSS); and (iv) the requirements of any Contracts into which the Company or any Subsidiary has entered or by which they are otherwise bound.

(rr) “Debt Financing Sources” means the Persons, if any, that have committed to provide or arrange the debt financing contemplated by, or have otherwise entered into agreements in connection with, the Debt Financing or alternative debt financing in connection with the Merger (and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto). It is understood and agreed that the Parent Related Parties (other than any bona fide debt fund Affiliate of Parent that is a Debt Financing Source) will not be Debt Financing Sources for any purposes of this Agreement.

(ss) “Debt Financing Source Parties” means the Debt Financing Sources, together with their Affiliates, officers, directors, employees, agents and representatives involved in the Debt Financing and their successors and assigns, provided that, notwithstanding the foregoing, the Parent Related Parties (other than any bona fide debt fund Affiliate of Parent that is a Debt Financing Source) will not be Debt Financing Source Parties for any purposes of this Agreement.

(tt) “DGCL” means the General Corporation Law of the State of Delaware.

(uu) “DOJ” means the United States Department of Justice.

(vv) “DPA” means the Defense Production Act of 1950 and its implementing regulations located at 31 C.F.R. Parts 800-801.

(ww) “Environmental Law” means all applicable foreign, federal, national, state, provincial or local Laws relating to pollution, public or worker health and safety (including with respect to exposure to Hazardous Substances), and protection of the environment or natural resources (including ambient or indoor air, surface water, groundwater, land surface or subsurface strata).

(xx) “ERISA” means the Employee Retirement Income Security Act of 1974.

(yy) “ERISA Affiliate” means any Person under common control with the Company or any Subsidiary or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(zz) “ESPP” means the Company’s 2021 Employee Stock Purchase Plan, as amended.

(aaa) “Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, retransfer, and import controls, including the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

(bbb) “Exchange Act” means the Securities Exchange Act of 1934.

(ccc) “Excluded Information” means any (i) financial statements of the Company or its Subsidiaries other than the historical financial statements set forth in Section 6.6(a)(iv); (ii) description of all or any component of the Debt Financing; (iii) pro forma financial statements or adjustments or projections (including information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments), it being understood that Parent, and not the Company or its Subsidiaries or their respective Representatives, will be responsible for the preparation of the pro forma financial statements and any other pro forma information, including any pro forma adjustments; (iv) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A; and (v) other information that is not available to the Company without undue effort or expense.

(ddd) “FCPA” means the United States Foreign Corrupt Practices Act of 1977.

(eee) “FTC” means the United States Federal Trade Commission.

(fff) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(ggg) “Government Contract” means any Contract for the sale of supplies or services currently in performance or that has not been closed that is between the Company or any of its Subsidiaries on the one hand and a Governmental Authority on the other or entered into by the Company or any of its Subsidiaries as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority.

(hhh) “Governmental Authority” means (i) any federal, national, state, provincial or local, whether domestic or foreign, government, authority, or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, taxing authority or trans-governmental or supranational entity or authority), minister or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court of competent jurisdiction, arbitrator or arbitral body (public or private), stock exchange, administrative agency or commission of any governmental authority or other governmental authority or instrumentality, whether domestic, foreign or supranational.

(iii) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.

(jjj) “Hazardous Substance” means any substance, material or waste for which liability or standards of conduct may be imposed under, or that is otherwise characterized or regulated by a Governmental Authority pursuant to, any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products, polychlorinated biphenyls, per- and polyfluoroalkyl substances and friable asbestos.

(kkk) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(lll) “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with such borrowed money), or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property, equipment and software (other than ordinary course trade payables); (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all liabilities and obligations for defined benefit pension or similar plans or arrangements, (vi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person of a type descried in clauses (i) through (v); (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (viii) reimbursement obligations with respect to letters of credit, bank guarantees, and other similar contractual obligations, to the extent drawn, entered into by or on behalf of such Person.

(mmm) “Intellectual Property” means all intellectual property and proprietary rights anywhere in the world, including: (i) patents and applications therefor, and rights to file patent applications and seek to obtain patents with respect to patent disclosures, inventions and all improvements thereto (whether or not reduced to practice), and all reissues, continuations, continuations-in-part, revisions, divisional, extensions, and reexaminations in connection therewith (“Patents”); (ii) copyrights, copyright registrations and applications therefor and all other corresponding rights in work of authorship (“Copyrights”); (iii) trademarks, trade names, corporate names, logos, and service marks, and trademark and service mark registrations and applications therefor and corresponding rights in indicia of origin together with the goodwill associated therewith (“Marks”); (iv) trade secrets rights (including trade secret rights in technologies, databases, processes, techniques, protocols, methods, formulae, algorithms, layouts, designs, specifications) and corresponding rights in confidential business and other technical information and know-how (“Trade Secrets”); (v) moral rights, (vi) rights of publicity, and (vii) any similar, corresponding or equivalent rights to any of the foregoing, including any such rights in software.

(nnn) “International Employee Plan” means each Company Benefit Plan that is maintained primarily for the benefit of any Service Provider whose primary work location is based outside of the United States.

(ooo) “Intervening Event” means any Effect, or any material consequence of such Effect occurring after the date of this Agreement, that (i) was not known or reasonably foreseeable, in each case based on facts known to the Company Special Committee as of the date of this Agreement; and (ii) does not relate to (A) an Acquisition Proposal, (B) any change in the Company Common Stock price, in and of itself (it being understood that the cause of such change may be taken into consideration unless otherwise excluded pursuant hereto), or (C) the fact that the Company’s performance exceeds (x) any public estimates of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (y) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of such performance may be taken into consideration with respect to clauses (x) and (y) unless otherwise excluded pursuant hereto).

(ppp) “IRS” means the United States Internal Revenue Service.

(qqq) “Knowledge” means, with respect to the Company, the actual knowledge of the individuals set forth on Section 1.1(qqq) of the Company Disclosure Letter, in each case after reasonable inquiry of their direct reports who would reasonably be expected to have knowledge of the matter in question.

(rrr) “Law” means any statute, act, code, law (including common law), ordinance, rule, regulation, order, judgment, decree, injunction, ruling, award, writ, ordinance or stock exchange rule or listing requirement of any Governmental Authority.

(sss) “Legal Proceeding” means any claim, action, charge, lawsuit, complaint, investigation, audit, prosecution, suit, inquiry, litigation or other similarly formal enforcement, regulatory, administrative or other legal proceeding brought or initiated by or pending before any Governmental Authority, arbitrator or other tribunal.

(ttt) “Lookback Date” means April 26, 2021, except for references to the Lookback Date in Section 3.17(l), Section 3.17(m), Section 3.17(n), Section 3.18, Section 3.22 and Section 3.23, which shall mean October 11, 2019.

(uuu) “Malicious Code” means any surreptitious computer code or other mechanism of any kind designed to disrupt, disable or harm in any manner the operation of any Business System, software, hardware (including viruses, Trojan horses, worms, bombs, backdoors, clocks, timers, or other disabling device code, or designs or routines that cause software or information to be erased, inoperable, or otherwise incapable of being used, either automatically or with passage of time or upon command).

(vvv) “Material Contract” means any of the following Contracts:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries;

(ii) the IP Contracts;

(iii) any Contract with any of the top twenty (20) customers of the Company or its Subsidiaries, taken as a whole, measured by the annual recurring revenue of the Company and its Subsidiaries for the twelve months ending September 30, 2022, attributable to any such customer pursuant to such Contracts in effect as of the date of this Agreement (excluding any non-disclosure agreements, data processing agreements, purchase orders entered into in the ordinary course of business, and other similar Contracts that are ancillary to Contracts pursuant to which revenue is paid or payable to the Company and its Subsidiaries and, in each case, which do not contain any terms that are material to the Company and its Subsidiaries, taken as a whole);

(iv) any Contract with any of the top ten (10) resellers, distributors, channel partners or managed service providers of the Company and its Subsidiaries, taken as a whole, determined on the basis of the annual recurring revenue of the Company and its Subsidiaries for the twelve months ending September 30, 2022 attributable to such resellers or distributors pursuant to such Contracts in effect as of the date of this Agreement (excluding any non-disclosure agreements, data processing agreements, purchase orders entered into in the ordinary course of business, and other similar Contracts that are ancillary to Contracts pursuant to which revenue is paid or payable to the Company and its Subsidiaries and, in each case, which do not contain any terms that are material to the Company and its Subsidiaries, taken as a whole);

(v) any material Contract with any of the top ten (10) vendors to the Company and its Subsidiaries, taken as a whole, determined on the basis of expenditures by the Company and its Subsidiaries, taken as a whole, for the twelve months ending September 30, 2022 (excluding any non-disclosure agreements, data processing agreements, purchase orders entered into in the ordinary course of business, and other similar Contracts that are ancillary to Contracts pursuant to which revenue is paid or payable by the Company and its Subsidiaries and, in each case, which do not contain any terms that are material to the Company and its Subsidiaries, taken as a whole);

(vi) any Contract containing any covenant or other provision (A) prohibiting or limiting the right of the Company or any of its Subsidiaries to engage in or to compete with any Person, in any line of business, or (B) containing a “most favored nation” or “exclusivity provision”, other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of ninety (90) days or less; or (2) are not material to the Company and its Subsidiaries, taken as a whole;

(vii) any Contract (A) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries (x) with a value greater than $500,000 after the date of this Agreement other than in the ordinary course of business or (y) pursuant to which the Company has any outstanding indemnification, earn-out or other similar liabilities or obligations; or (B) pursuant to which the Company or any of its Subsidiaries is required to, or has the right to, acquire any ownership interest in any Person (other than any Subsidiary of the Company) after the date of this Agreement;

(viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $500,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) pursuant to the Credit Agreement; (C) loans to wholly-owned Subsidiaries of the Company in the ordinary course of business; and (D) extensions of credit to customers in the ordinary course of business;

(ix) any Labor Agreements;

(x) any Lease set forth in Section 3.15(b) of the Company Disclosure Letter;

(xi) any joint venture, legal partnership or similar Contract that includes the sharing of profits and losses with another Person (other than solely among the Company or any of its Subsidiaries and excluding reseller, distributor, channel partner and managed service provider agreements that do not involve the formation of an entity with any third Person); and

(xii) any Contract that is an agreement in settlement of a dispute that imposes obligations on the Company or any of its Subsidiaries after the date of this Agreement.

(www) “Nasdaq” means The Nasdaq Stock Market.

(xxx) “Open Source Software” means any software that is licensed pursuant to: (i) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses/alphabetical, (including all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public

License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL)); (ii) any license to software that is considered “free” or “open source software” by the Free Software Foundation definitions of such terms; or (iii) any license of an item of software that requires, as a condition to the use, modification or distribution: (A) the licensing, disclosure, or distribution of any software, or modifications or derivative works thereof in source code form (other than such item of software as provided by a third party in its unmodified form); (B) the licensing, disclosure, or distribution of any other software, or modifications or derivative works thereof, for the purposes of modifying, making derivative works, or distribution at no charge.

(yyy) “Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority.

(zzz) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has had or would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

(aaaa) “Parent Related Parties” means, collectively, (i) Parent, Merger Sub or Guarantors; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Debt Financing Sources (solely for purposes of Section 8.3(f)), Affiliates (other than Parent, Merger Sub or Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and Guarantors.

(bbbb) “Parent Termination Fee” means an amount in cash equal to $276,000,000.

(cccc) “Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020, and including any administrative or other guidance published with respect thereto by any Tax authority (including IRS Notice 2020-65 and IRS Notice 2021-11).

(dddd) “Permit” means any permits, licenses, registrations, certificates, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities.

(eeee) “Permitted Lien” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens or security interests incurred in the ordinary course of business that are not yet delinquent or that are being contested in good faith and by appropriate proceedings; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into in the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations entered into in the ordinary course of business under which there exists no material default; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy by the Company or any of its Subsidiaries of the real property subject thereto; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports; (ix) non-exclusive licenses to

Company Intellectual Property in the ordinary course of business; (x) statutory, common law or contractual liens of landlords under real property leases; (xi) liens against the fee interests of the landlord or owner of any Company properties unless caused by the Company or any of its Subsidiaries; (xii) liens or encumbrances imposed on the underlying fee interest in real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries; and (xiii) liens imposed by applicable Law (other than Laws in respect of Taxes).

(ffff) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(gggg) “Personal Information” means any data or information that is defined as “personal information,” “personally identifiable information,” “personal data,” or any equivalent term under applicable Law or the Company’s Contracts or privacy policy, including any such information that identifies, relates to, describes, is reasonable capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household.

(hhhh) “Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII and (ii) Effective Time.

(iiii) “Process” means the access, creation, collection, use, storage, maintenance, processing, recording, sharing, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

(jjjj) “Protected Data” means Personal Information, data subject to the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council, as it may be amended from time to time (“PCI DSS”), and all data and information for which the Company or its Subsidiaries is required by applicable Law, Contracts by which the Company or its Subsidiaries are bound, or the Company’s or any its Subsidiaries’ privacy policy to safeguard and/or keep confidential or private.

(kkkk) “Registered Intellectual Property” means all (i) issued patents and published applications therefor; (ii) registered Marks; and (iii) registered Copyrights.

(llll) “Related Party” means a Company Related Party or a Parent Related Party, as applicable.

(mmmm) “Representatives” means the Affiliates, directors, officers, employees, consultants, agents, attorneys, representatives and advisors of a Party (and for the avoidance of doubt, KKR and Elephant are Affiliates of the Company).

(nnnn) “Requisite Stockholder Approval” means, together, the Statutory Stockholder Approval and the Additional Stockholder Approvals.

(oooo) “Sanctioned Country” means any country or region or government thereof that is, or has been in the last five (5) years, the subject or target of Sanctions or a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine).

(pppp) “Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Controls including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other sanctions- or export-related restricted party list maintained by OFAC, the U.S. Department of Commerce Bureau of Industry and Security (“BIS”), or

the U.S. Department of State; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by any Person or Persons described in clause (i); or (iii) any Person located, organized, or resident in, or a national of, a Sanctioned Country.

(qqqq) “Sanctions” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC, BIS, or the U.S. Department of State), Her Majesty’s Treasury of the United Kingdom, the European Union, and the United Nations Security Council.

(rrrr) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(ssss) “SEC” means the United States Securities and Exchange Commission.

(tttt) “Securities Act” means the Securities Act of 1933.

(uuuu) “Security Breach” means any actual or alleged (i) security breach of, or unauthorized access to or use of, any of the Business Systems, (ii) unauthorized access to, or acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of, any Protected Data, or the Company’s own confidential or proprietary information, or (iii) unauthorized interference with the system operations or security safeguards of the Business Systems, including any phishing incident or ransomware attack.

(vvvv) “Service Provider” means any current or former employee, officer, consultant, independent contractor, or member of the board of directors of the Company or any of its Subsidiaries.

(wwww) “Subsidiary” of any Person means (i) a corporation more than 50 percent of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; and (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).

(xxxx) “Superior Proposal” means any bona fide written Acquisition Proposal on terms that the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable to the Company Stockholders (in their capacity as such) from a financial point of view than the Merger (taking into account (i) any revisions to this Agreement and the Transaction Documents made or proposed in writing by Parent prior to the time of such determination; (ii) the availability of financing (to the extent applicable), likelihood of consummation in accordance with the terms of such Acquisition Proposal and regulatory considerations; and (iii) those other factors and matters deemed relevant in good faith by the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee, which factors may include the (A) identity of the Person making the proposal; and (B) legal, financial, timing and other aspects of such Acquisition Proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “85 percent” and all references to “85 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “15 percent.”

(yyyy) “Tax” means all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges in the nature of a tax imposed by a Governmental Authority (including taxes based upon or measured by gross receipts, income, profits, sales, use, occupational, value added, estimated, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes), together with all interest, penalties and additions imposed with respect to such amounts.

(zzzz) “Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority relating to Taxes.

(aaaaa) “Transaction Documents” means, collectively, this Agreement, the Support Agreements, Confidentiality Agreement, the Guarantees, the Commitment Letters, the Promissory Note and any other document contemplated by those agreements, or any document or instrument delivered in connection with this Agreement or those agreements.

(bbbbb) “Transaction Litigation” means any Legal Proceeding (including any class action or derivative litigation) asserted, commenced or threatened by, on behalf of or in the name of, against or otherwise involving the Company or any of its Subsidiaries, Affiliates, directors or employees, in each case in connection with, arising from or otherwise relating, directly or indirectly, to the Merger, including any Legal Proceeding based on allegations or assertions (x) that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Company Board, any member of the board of directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries or (y) any misrepresentation or omission in the Proxy Statement, Schedule 13e-3 or any Other Required Company Filing or any other communications to the Company Stockholders, in each case other than any Legal Proceedings (A) solely among the Parties or their respective Affiliates, (B) solely with the Debt Financing Sources the parties to the Equity Commitment Letters and/or the Guarantors or (C) involving or arising under any Antitrust Law and related to this Agreement, the Transaction Documents or the Merger.

(ccccc) “Unaffiliated Company Stockholders” means the holders of Common Stock, excluding those shares of Common Stock held, directly or indirectly, by or on behalf of (i) Vista Equity Partners Management, LLC, its investment fund Affiliates and its portfolio companies majority owned by such investment fund Affiliates, (ii) KKR & Co. Inc., its investment fund Affiliates, its portfolio companies majority owned by such investment fund Affiliates and those members of the Board who are employees of KKR & Co, Inc. or one of its investment fund Affiliates, (iii) Elephant Partners, its investment fund Affiliates, its portfolio companies majority owned by such investment fund Affiliates and those members of the Board who are employees of Elephant Partners or one of its investment fund Affiliates, and (iv) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(ddddd) “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988 or any similar Laws.

(eeeee) “Willful Breach” means, with respect to any covenant, representation, warranty or other agreement set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching Party with the actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a breach of the relevant covenant, representation, warranty or other agreement.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Additional Stockholder Approvals	3.4(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.4(a)
Anti-Bribery Laws	3.22(c)
CARES Act	3.18(h)
Certificates	2.9(c)(i)
Closing	2.3
Closing Date	2.3
Commitment Letters	4.10(a)
Company	Preamble
Company Disclosure Letter	1.3(u)
Company Intellectual Property	3.17(b)
Company Option	2.8(c)(i)
Company Privacy Policy	3.17(m)
Company PSU	2.8(b)(i)
Company Recommendation	3.3(a)
Company Recommendation Change	5.4(c)(i)
Company RSU	2.8(a)(i)
Company SEC Reports	3.8(d)
Company Securities	3.7(b)
Company Special Committee	Recitals
Company Stockholder Meeting	6.4(a)
Continuing Employees	6.11(b)
Converted Cash Award	2.8(a)(ii)
Copyrights	1.1(hhh)
Covenant Exceptions	5.1(a)
Debt Commitment Letter	4.10(a)
Debt Fee Letter	6.6(b)(ii)
Debt Financing	4.10(a)
Dissenting Company Shares	2.7(d)(i)
Effective Time	2.2
Electronic Delivery	9.14
Elephant	Recitals
Enforcement Expenses	8.3(e)
Equity Commitment Letters	4.10(a)
Equity Financing	4.10(a)
Exchange Fund	2.9(b)
Excluded Arrangements	6.11(b)
Financing	4.10(a)
Founder	Recitals
Guarantees	Recitals
Guarantors	Recitals
Indemnified Party Proceeding	6.10(b)
Indemnified Persons	6.10(a)
International Employee Plans	3.19(a)
IP Contracts	3.17(d)
KKR	Recitals
Labor Agreements	3.20(a)

Term	Section Reference
Lease	3.15(b)
Leased Real Property	3.15(b)
Marks	1.1(hhh)
Maximum Premium	6.10(b)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Stockholder Approval	6.19
New Plans	6.11(a)
Notice Period	5.4(d)(ii)(2)
Old Plans	6.11(a)
Other Required Company Filing	6.3(e)
Other Required Parent Filing	6.3(f)
Owned Company Shares	2.7(a)(ii)
Parent	Preamble
Parent Divesture Obligations	6.2(b)
Party or Parties	Preamble
Patents	1.1(hhh)
Payment Agent	2.9(a)
Per Share Price	2.7(a)(iii)
Promissory Note	6.22
Proxy Statement	6.3(a)
Reimbursement Obligations	6.6(h)
Reinvestment Shareholders	Recitals
Required Amount	4.10(a)
Required Permits	3.20(c)
Restraint	7.1(b)
Rollover Shares	Recitals
Statutory Stockholder Approval	3.4(a)
Support Agreements	Recitals
Surviving Corporation	Recitals
Tail Policy	6.10(b)
Technical Deficiencies	3.17(l)
Termination Date	8.1(b)
Trade Controls	3.22(b)
Trade Secrets	1.1(hhh)
Transaction Matters	9.12(a)
Uncertificated Shares	2.9(c)(ii)
Unvested Company Option	2.8(c)(ii)
Unvested Company PSU	2.8(b)(i)
Unvested Company RSU	2.8(a)(ii)
Vested Company Option	2.8(c)(i)
Vested Company Option Consideration	2.8(c)(i)
Vested Company PSU	2.8(b)(i)
Vested Company PSU Consideration	2.8(b)(i)
Vested Company RSU	2.8(a)(i)
Vested Company RSU Consideration	2.8(a)(i)
Vista	Recitals

1.3 Certain Interpretations.

(a) References to this Agreement. Unless the context of this Agreement otherwise requires, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. References to this Agreement (in this Agreement or any Transaction Document) mean this Agreement as amended, supplemented or otherwise modified from time to time in accordance with Section 9.3.

(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the phrase “the date hereof” means “the date of this Agreement;” and (iii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Neither, etc. Not Exclusive. Unless the context of this Agreement otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) Extent. The phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to United States dollars. All amounts in this Agreement will be paid in Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than Dollars, to the extent applicable, the Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time that such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny.

(f) Meaning of Terms. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.

(g) References to Persons. References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.

(h) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Writings. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.

(j) Legislation; Contracts. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations, and statutory instruments and applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority) as of such date. References to any agreement or Contract are to that agreement or Contract, and any amendments, modifications, supplements, exhibits, schedules, annexes, statements of work, riders and other documents attached thereto, provided that with respect to the agreements and Contracts scheduled in the Company Disclosure Letter, solely to the extent made available to Parent prior to the date hereof.

(k) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if there is a specific reserve, accrual or other similar item underlying a number on such balance sheet or financial statements and it is apparent from the face of such balance sheet or financial statement (including the notes thereto) that the reserve, accrual or similar item is specifically related to the subject matter of such representation or warranty.

(l) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(m) Applicable Time. Unless otherwise indicated, all references to a specific time are to the then-applicable local time in Miami, Florida.

(n) Calculation of Time Periods. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; (iii) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (iv) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(o) Nature of Days and Months. Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.

(p) Representations Are Not Covenants. Nothing contained in Article III or Article IV may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 3.28 and Section 4.14 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.

(q) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, the Parties irrevocably waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(r) No Admission. The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Company Disclosure Letter will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or materiality.

(s) Nature of Information Disclosed. It is understood and agreed that (i) the specification of any dollar amount in the representations and warranties contained in this Agreement is not intended to imply that such amounts (or higher or lower amounts) are or are not material; and (ii) the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such items are or are not material or are within or outside of the ordinary course of business.

(t) No Reliance by Others on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of facts or circumstances as of the date of this Agreement or as of any other date.

(u) Made Available. The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to documents or other information means that such documents or information have been physically or electronically delivered to the relevant Party prior to the date of this Agreement by being (i) posted to the virtual data room managed by the Company in connection with the Merger, (ii) filed with or furnished to the SEC and available in its Electronic Data Gathering, Analysis and Retrieval (EDGAR) database or (iii) as electronically delivered via email by the Company’s outside counsel to Parent’s outside counsel, in each case, solely to the extent made available by 3 p.m. Eastern Time on the date hereof.

(v) Covenants. References to covenants in this Agreement are not limited to the matters included in Article V and Article VI, but also include all other covenants of the Parties in this Agreement.

1.4 Company Disclosure Letter. The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of the Company or Parent and Merger Sub, as applicable, that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations or warranties of the Company or Parent and Merger Sub, as applicable, that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations or warranties is reasonably apparent on the face of such disclosure.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the Surviving Corporation of the Merger and a wholly owned Subsidiary of Parent.

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place at a closing (the “Closing”) (a) via the remote electronic exchange of electronic copies of documents and signatures (including by Electronic Delivery), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third Business Day after the satisfaction or waiver (to the extent permitted under this Agreement) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under this Agreement) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. From and after the Effective Time, the Merger will have the effects as set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Charter as in effect immediately prior to the Effective Time will be amended and restated in its entirety to read as set forth in Exhibit A hereto, and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of the Company as in effect immediately prior to the Effective Time will be amended and restated in their entirety to read as set forth in Exhibit B hereto, and, as so amended and restated, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers of the Surviving Corporation.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities of Parent, Merger Sub, or the Company:

(i) each share of common stock, par value $0.001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation;

(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub (including the Rollover Shares); or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub, in each case, as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor; and

(iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $24.90, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11).

(b) Rollover Shares. The Rollover Shares shall not be entitled to receive the Per Share Price and shall, immediately prior to the Closing, be contributed, directly or indirectly, to Parent pursuant to the terms of the applicable Support Agreement and treated in accordance with Section 2.7(a)(ii).

(c) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to fully reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(d) Statutory Rights of Appraisal.

(i) Dissenting Company Shares. Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by a Company Stockholder who has (A) neither voted in favor of the Merger nor consented thereto in writing and (B) properly demanded appraisal of such shares of Company Common Stock pursuant to, and in accordance with, Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Company Shares” until such time as such holder fails to perfect, effectively waives or withdraws or otherwise loses such holder’s appraisal rights under the DGCL with respect to such shares or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7 but instead will be entitled to only such rights as are granted by Section 262 of the DGCL. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except, however, if after the Effective Time, such Company Stockholder fails to perfect, effectively withdraws or waives, or otherwise loses such holder’s right to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price in accordance with this Agreement and will not thereafter be deemed to be Dissenting Company Shares.

(ii) Notification of Parent of Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in and control all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent (which consent may be withheld by Parent in Parent’s sole discretion for any reason or no reason), make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares.

2.8 Equity Awards.

(a) Company RSUs.

(i) Vested Company RSUs. At the Effective Time, each outstanding restricted stock unit granted pursuant to a Company Equity Plan that is subject to time-based vesting only (a “Company RSU”) and that is vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of transactions contemplated by this Agreement (a “Vested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Class A Common Stock subject to such Vested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company RSU Consideration”).

(ii) Unvested Company RSUs. At the Effective Time, each outstanding Company RSU granted pursuant to a Company Equity Plan that is not a Vested Company RSU (an “Unvested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive from Parent or the Surviving Corporation an aggregate amount in cash (without interest) (each, a “Converted Cash Award”) equal to (x) the total number of shares of Company Class A Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8 will continue to have, and will be subject to, the same vesting terms and conditions (including vesting conditions) as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time.

(b) Company PSUs.

(i) Vested Company PSUs. At the Effective Time, each outstanding restricted stock unit granted pursuant to a Company Equity Plan that is subject to outstanding performance-based vesting (a “Company PSU”) and that is vested (but not yet settled) at the Effective Time (a “Vested Company PSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Class A Common Stock subject to such Vested Company PSU immediately prior to the Effective Time (as determined in accordance with the terms of the applicable award agreement) multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company PSU Consideration”).

(ii) Unvested Company PSUs. At the Effective Time, each outstanding Company PSU granted pursuant to a Company Equity Plan that is not a Vested Company PSU (an “Unvested Company PSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a Converted Cash Award with respect to an aggregate amount in cash (without interest) equal to (x) the total number of shares of Company Class A Common Stock subject to such Unvested Company PSU immediately prior to the Effective Time (with, for the avoidance of doubt, the performance metrics deemed achieved at 100%

of target) multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8 will be subject to the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) set forth in the applicable award agreement as applied to the corresponding Unvested Company PSU immediately prior to the Effective Time.

(c) Company Options.

(i) Vested Company Options. At the Effective Time, each Company Option that is vested at the Effective Time (a “Vested Company Option”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash, equal to (x) the total number of shares of Company Common Stock subject to the Vested Company Option multiplied by (y) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Vested Company Option, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company Option Consideration”).

(ii) Unvested Company Options. At the Effective Time, each outstanding Company Option granted pursuant to a Company Equity Plan that is not a Vested Company Option (an “Unvested Company Option”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive from Parent or the Surviving Corporation a Converted Cash Award equal to (x) the total number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Unvested Company Option, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.8, each such Converted Cash Award assumed and converted pursuant to this Section 2.8 will continue to have, and will be subject to, the same terms and conditions (including vesting conditions) as applied to the corresponding Company Option immediately prior to the Effective Time.

(iii) Out-of-the-Money-Options. Any Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

(d) Payment Procedures. As promptly as reasonably practicable following the Closing Date, but in no event later than the first regularly scheduled payroll date following the Closing Date, the applicable former holders of Vested Company Options, Vested Company RSUs, and Vested Company PSUs will receive a payment from the Surviving Corporation, through its payroll system or payroll provider (or, in the case of any Vested Company Option, Vested Company RSU or Vested Company PSU that is a Company Non-Employee Equity-Based Award, through the Company’s standard accounts payable procedures), of the Vested Company Option Consideration, Vested Company RSU Consideration and Vested Company PSU Consideration required to be paid to such former holders pursuant to this Section 2.8.

(e) Necessary Further Actions. The Company Board (or, if appropriate, any committee thereof) will take all action reasonably necessary to effect the cancellation of Company Equity-Based Awards and Company Options as of the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). All Company Equity-Based Awards and Company Equity Plans will terminate as of the Effective Time (but subject to the consummation of the Merger).

(f) Treatment of Employee Stock Purchase Plan. As soon as practicable following the date of this Agreement, the Company will take all action that the Company determines to be reasonably necessary to (i) provide that no new participants will commence participation in the ESPP after the date of this Agreement; (ii) provide that no payroll contributions or separate non-payroll contributions may be made on or following the date of this Agreement; (iii) provide that no new offering period or purchase period will commence or be extended pursuant to the ESPP, in each case, after the date of this Agreement; (iv) cause any offering period or purchase period under the ESPP that otherwise would be outstanding at the Effective Time to be terminated no later than the Closing Date, but prior to the Effective Time; (v) make any adjustments that may be necessary or advisable to reflect the shortened offering period or purchase period, but otherwise treat such shortened offering period or purchase period as a fully effective and completed offering period or purchase period for all purposes pursuant to the ESPP; and (vi) cause the exercise (as of no later than the Closing Date, but prior to the Effective Time) of each outstanding purchase right pursuant to the ESPP. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s account to the purchase of whole shares of Company Class A Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP.

2.9 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A 1 or P 1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Exchange and Payment Procedures.

(i) Certificated Shares. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent (or affidavits of loss in lieu thereof as provided in Section 2.11)); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a

Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.11) for cancellation, together with such letter of transmittal, duly completed and validly executed, in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price. The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.9(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(ii) Uncertificated Shares. Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (B) the Per Share Price. The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.9(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(d) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the aggregate consideration payable pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(e) Escheat. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9(f) will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7.

2.10 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 262 of the DGCL). The consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws related to Taxes. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

2.13 Necessary Further Actions. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent will be fully authorized (in the name of Merger Sub, in the name of the Company, and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the Company SEC Reports filed publicly no later than one (1) Business Day prior to the date of this Agreement (other than (i) with respect to Section 3.2, Section 3.3 or Section 3.7, or (ii) any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature); or (b) subject to the terms of Section 1.3(u), as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws, each as amended to date. The Company is not in violation of the Charter or the Bylaws.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (i) execute and deliver this Agreement; (ii) perform its covenants and obligations under this Agreement; and (iii) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The consummation of the Merger has been duly authorized by all necessary corporate action on the part of the Company, subject to receiving the Requisite Stockholder Approval. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations under this Agreement, and, subject to receiving the Requisite Stockholder Approval, the consummation of the Merger and each of the other transactions contemplated by this Agreement have been duly authorized and approved by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations under this Agreement; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board, acting upon the recommendation of the Company Special Committee, has (i) determined that this Agreement, the Support Agreements, the Guarantees and the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Company Stockholders; (ii) approved and declared advisable this Agreement, the Support Agreements, the Guarantees and the transactions contemplated by this Agreement, including the Merger; (iii) approved the execution and delivery of this Agreement, the Support Agreements and the Guarantees by the Company, the performance by the Company of its covenants and other obligations in this Agreement and the Support Agreements, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (v) recommended that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL (clause (v), the “Company Recommendation”), which Company Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.

(b) Fairness Opinion. The Company Special Committee received the written opinion (or an oral opinion to be confirmed in writing) of the Company Special Committee Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Per Share Price to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares (as defined in the opinion) and the Reinvestment Shareholders) in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders of shares of the Company Common Stock (it being understood and agreed that such opinion is for the benefit of the Company Special Committee and may not be relied upon by Parent or Merger Sub or any other Person). As of the date of this Agreement, to the Company’s Knowledge, such opinion has not been withdrawn, revoked or modified. The Company shall, promptly following the execution and delivery of this Agreement, furnish a true, correct and complete written copy of such opinion to Parent on a non-reliance basis and solely for informational purposes.

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in the Charter and any other applicable “anti-takeover” Law will not be applicable to this Agreement, the Support Agreements, the transactions contemplated hereby and thereby and the Merger.

3.4 Requisite Stockholder Approval.

(a) Statutory Stockholder Approval. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock (voting together as a single class) entitled to vote on this Agreement (the “Statutory Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is required pursuant to applicable Law, the Charter or the Bylaws to consummate the Merger.

(b) Additional Stockholder Approvals. In addition, the adoption of this Agreement shall be subject to the approval by the affirmative vote of the holders (i) of a majority of the voting power of the outstanding shares of Company Common Stock (voting together as a single class) held by the Unaffiliated Company Stockholders and entitled to vote on this Agreement, (ii) of at least a majority of the outstanding shares of the Company Class A Common Stock entitled to vote in accordance with the DGCL and (iii) of at least a majority of the outstanding shares of the Company Class B Common Stock entitled to vote in accordance with the DGCL (collectively, the “Additional Stockholder Approvals”).

3.5 Non-Contravention. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, except as set forth on Section 3.5 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws or the equivalent organizational or governing documents of any Subsidiary of the Company; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, result in the loss of a benefit under, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c)

and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations, loss of benefits or liens that would not have a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, the DGCL and the applicable rules and regulations of the SEC and Nasdaq; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock and Related Matters.

(i) Authorized Capital Stock and Stock Reservation. The authorized capital stock of the Company consists of (A) 1,000,000,000 shares of Company Class A Common Stock; (B) 500,000,000 shares of Company Class B Common Stock; and (C) 100,000,000 shares of Company Preferred Stock. As of the Capitalization Date, the Company has reserved 22,719,659 shares of Company Class A Common Stock for issuance pursuant to the Company Equity Plans.

(ii) Current Capitalization. As of the Capitalization Date, (A) 85,625,434 shares of Company Class A Common Stock were issued and outstanding; (B) 90,452,534 shares of Company Class B Common Stock were issued and outstanding; (C) no shares of Company Preferred Stock were issued and outstanding; (D) no shares of Company Class A Common Stock were held by the Company as treasury shares; (E) no shares of Company Class B Common Stock were held by the Company as treasury shares; (F) Company Equity-Based Awards representing the right to receive up to 2,690,071 shares of Company Class A Common Stock were outstanding; (G) Company Options to acquire 7,632,095 shares of Company Common Stock with an exercise price per share less than the Per Share Price were outstanding; and (H) 4,659,195 shares of Company Class A Common Stock were reserved for issuance pursuant to the ESPP.

(iii) Company Equity-Based Awards. Section 3.7(a)(iii) of the Company Disclosure Letter sets forth a complete and accurate list as of the Capitalization Date of all outstanding Company Equity-Based Awards granted under any Company Equity Plan or otherwise, indicating, with respect to each Company Equity-Based Award then outstanding, the type of award granted, the maximum number of shares of Company Common Stock subject to such Company Equity-Based Award, the Company Equity Plan under which such Company Equity-Based Award was granted and the exercise or purchase price, date of grant, vesting schedule, vested status, single- or double-trigger vesting provisions and, in the case of any Company Option, expiration date and whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code.

(iv) Validity; No Other Issuances. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. Since the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting, or settlement of Company Equity-Based Awards granted prior to the date of this Agreement, or the conversion of shares of Company Class B Common Stock into shares of Company Class A Common Stock pursuant to the terms of the Charter.

(b) No Other Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest (including any voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest (including any voting debt) in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any cash settlements or payments based on the price or value of any Company Securities. Subject to the terms of the Charter, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(c) No Other Rights. Except as set forth on Section 3.7(c) of the Company Disclosure Letter, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization or formation of each Subsidiary of the Company and any joint ventures, partnerships, portfolio companies or similar arrangements in which the Company or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest). Each Subsidiary of the Company (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate or entity power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest (including any voting debt)) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement. The Company owns, directly or indirectly, one hundred percent (100%) of the outstanding equity capital of each of its Subsidiaries that is not a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company.

(c) Ownership. The Company owns, directly or indirectly, one hundred percent (100%) of the outstanding equity capital of each of its Subsidiaries that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company.

(d) No Other Interests in Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire or redeem from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest (including any voting debt)in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(e) Other Investments. Other than equity securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interest or voting interests of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

3.9 Company SEC Reports. The Company has filed with or furnished to the SEC all forms, reports and documents that have been required to be filed by it pursuant to applicable Laws since the Lookback Date and prior to the date of this Agreement (such forms, reports and documents, the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is, or since the Lookback Date has been, required to file any forms, reports or documents with the SEC. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. As of the date hereof, none of the Company SEC Reports is, to the Company’s Knowledge, the subject of ongoing SEC review.

3.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company and its Subsidiaries filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2021, and such assessment concluded that such system was effective. The Company’s independent registered public accounting firm has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2021. Since the Lookback Date, and through the date of this Agreement, to the Knowledge of the Company, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021, and conclude, after such assessment, that such system was effective. Since the Lookback Date, the principal executive officer and principal financial officer of the Company have each made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business on or after January 1, 2022 (none of which is a Legal Proceeding or obligation or liability which results from or was caused by any breach of Contract, breach of warranty, tort, infringement, misappropriation, or violation of Law); or (d) that would not have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since January 1, 2022, through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business; and (ii) the Company has not taken any action that, if taken or proposed to be taken after the date of this Agreement, would be prohibited by Section 5.2(a), Section 5.2(b), Section 5.2(c), Section 5.2(d), Section 5.2(e), Section 5.2(f), Section 5.2(g), Section 5.2(i), Section 5.2(k), Section 5.2(m), Section 5.2(n), Section 5.2(o), and Section 5.2(p).

3.13 Material Contracts.

(a) Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date hereof and the Company has made available to Parent a true, correct and complete copy of each such Material Contract.

(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and, to the Company’s Knowledge, each other party thereto and is in full force and effect and to the Company’s Knowledge is enforceable against each party thereto, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. None of the Company, any of its Subsidiaries party thereto nor, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any Material Contract, and neither the Company nor, to the Knowledge of the Company, any other Person that is a party to a Material Contract has taken or failed to take any action that with or without notice, lapse of time or both would reasonably be expected to constitute a material breach of or default under any Material Contract or give rise to a right to terminate or modify in any respect any Material Contract, except in any such event as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet to of the date of this Agreement, the Company has not waived in writing any rights under any Material Contract, the waiver of which would have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet to of the date of this Agreement, the Company has not received any written notice alleging any material violation or breach or default by the Company or its applicable Subsidiary under any Material Contract that has not since been resolved or cured. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice in writing from or on behalf of any party to a Material Contract indicating that such party intends to terminate, or not renew, any such Material Contract.

3.14 Government Contracts. Neither the Company nor its Subsidiaries have (a) materially breached or violated any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract; (b) been suspended or debarred from bidding on government contracts by a Governmental Authority; (c) been audited or investigated by any Governmental Authority with respect to any Government Contract; (d) conducted or initiated any internal investigation or made any material disclosure with respect to any alleged or potential irregularity, misstatement or omission arising under or relating to a Government Contract; (e) received from any Governmental Authority or any other Person any written notice of breach, cure, show cause or default with respect to any Government Contract; (f) had any Government Contract terminated by any Governmental Authority or any other Person for default or failure to perform; (g) received any small business set-aside contract, any other set aside contract or other order or contract requiring small business or other preferred bidder status or (h) entered any Government Contracts payable on a cost-reimbursement basis. The Company and its Subsidiaries have established and maintained adequate internal controls for compliance with their respective Government Contracts. All invoices and claims for payment submitted by the Company and its Subsidiaries for Government Contracts were current, accurate and complete in all material respects as of their respective submission dates. There are no material outstanding claims or disputes in connection with any of the Company’s or any of its Subsidiaries’ Government Contracts. To the Knowledge of the Company, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits by any Governmental Authority with regard to any of the Company’s or its Subsidiaries’ Government Contracts.

3.15 Real Property.

(a) Owned Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

(b) Leased Real Property. Section 3.15(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements (including all amendments, modifications and guarantees related thereto) pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 40,000 square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases. Except as set forth in Section 3.15(b) of the Company Disclosure Letter, (i) the Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens); (ii) neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Lease is in breach of or default pursuant to any Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; and (iii) the Company or a Subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy such property subject to any Lease or any portion thereof.

3.16 Environmental Matters. Except as would not be material, neither the Company nor any of its Subsidiaries (a) has failed to comply with any Environmental Law; (b) has received any written notice, report or other information alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (c) has transported, distributed, produced, processed, manufactured, generated, used, treated, handled, stored, released, disposed or arranged for the disposal of any Hazardous Substances in violation of, or as has given or would give to liability under, any applicable Environmental Law; (d) has exposed any employee or other Person to Hazardous Substances in violation of, or as has given or would give to liability under, any applicable Environmental Law; (e) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to, or liability under, any Environmental Law; or (f) has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, the liability of any other Person under any Environmental Law.

3.17 Intellectual Property; Privacy.

(a) Registered Intellectual Property; Proceedings. Section 3.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Company Registered Intellectual Property and material Internet domain name registrations registered by or in the name of the Company or any of its Subsidiaries. All material Company Registered Intellectual Property is subsisting, and, to the Knowledge of the Company, valid and enforceable.

(b) Ownership. The Company and its Subsidiaries solely and exclusively own all right, title, and interest, free and clear of all encumbrances other than Permitted Liens, in and to the Company Owned Intellectual Property and have a valid and enforceable written license or other legal right to use all other Intellectual Property that is used in or necessary for the operation of the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries (together with the Company Owned Intellectual Property, the “Company Intellectual Property”), except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. There are no restrictions on the Company or its Subsidiaries’ right to use, enforce, exploit, dispose, transfer or license any Company Owned Intellectual Property, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) No Order. No Company Owned Intellectual Property included in the Company Products is subject to any (i) pending or, to the Knowledge of the Company, threatened Legal Proceeding against the Company challenging the legality, validity, enforceability, or registrations thereof, except as would not have a Company Material Adverse Effect, or (ii) outstanding order against the Company, in effect as of the date of this Agreement, prohibiting or materially restricting the Company from using, enforcing, exploiting, disposing of, transferring, or licensing such Company Owned Intellectual Property, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect. The Company possesses all source code and other documentation and materials necessary for the Company and its Subsidiaries to offer, operate and support the Company Products in the manner in which such Company Products are currently offered, operated and supported by the Company and its Subsidiaries.

(d) IP Contracts. Section 3.17(d) of the Company Disclosure Letter sets forth a complete and accurate list of Contracts in effect as of the date of this Agreement pursuant to which (i) the Company or any of its Subsidiaries has granted a license to a third Person under any material Company Owned Intellectual Property, other than (a) any non-disclosure agreements entered into in the ordinary course of business; (b) Contracts with end users and other customers (including resellers, channel partners, managed service providers and distributors), or with potential end users and other customers (including potential resellers, channel partners, managed service providers and distributors), to the extent granting non-exclusive licenses in connection with the evaluation, provision, sale, resale, license, distribution, support or maintenance of a Company Product or service in the ordinary course of business; and (c) Contracts with consultants, contractors and vendors (including manufacturers and suppliers) to the extent granting licenses in connection with the counterparty’s provision of products or services to or for the Company or any of its Subsidiaries; (ii) a third Person has assigned or licensed any Intellectual Property to the Company or any of its Subsidiaries that is material to the operation of the business of the Company and its Subsidiaries taken as a whole, excluding, in each case, any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses or related services Contracts for commercially available software, technology or Intellectual Property entered into on standard terms; (c) any licenses to software and materials licensed as Open Source Software; (d) Contracts with employees or independent contractors entered into in the ordinary course of business for the assignment of any Intellectual Property; and (e) licenses authorizing limited use of brand materials, feedback, or other Intellectual Property that are incidental to the primary purpose of the Contract; (iii) the Company or its Subsidiaries are the beneficiary of the development of Intellectual Property that is material to the operation of the business of the Company and its Subsidiaries taken as a whole, excluding Contracts with employees or independent contractors entered into in the ordinary course of business on terms the same in all material respects to the Company’s standard form of such agreement (subject to variations made on a jurisdiction by jurisdiction basis); or (iv) the Company or its Subsidiaries are restricted in their ability to use, disclose, license, or enforce, or grant an exclusive right to use, any Intellectual Property, which restriction is material to the operation of the business of the Company and its Subsidiaries taken as a whole (all such Contracts that are, or are required to be, listed under clauses (i) through (iv) of this Section 3.17(d), the “IP Contracts”).

(e) No Infringement. Except as set forth on Section 3.17(d) of the Company Disclosure Letter, the Company Products and the operation of the businesses of the Company and its Subsidiaries, do not infringe, dilute, violate, or misappropriate, and since the Lookback Date have not infringed, diluted, violated, or misappropriated, the Intellectual Property of any third Person in a manner that has or would reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

(f) No Notice of Infringement. Except as set forth in Section 3.17(f) of the Company Disclosure Letter, since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any third Person alleging that the Company’s current products infringe, dilute, violate, or misappropriate the Intellectual Property of any third Person in a manner that has or could reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no third party is infringing, diluting, violating, or misappropriating the Company Owned Intellectual Property, except, in each case, where such infringement, dilution, violation, or misappropriation, has not been and would not be material to the Company and its Subsidiaries, taken as a whole. Since the Lookback Date, neither the Company nor its Subsidiaries have made or asserted any written notice alleging infringement or misappropriation of (i) any patents that are Company Owned Intellectual Property that at of the date of this Agreement is outstanding and unresolved, or (ii) except as has not been and would not be material to the businesses of Company or its Subsidiaries, any other Company Owned Intellectual Property that as of the date of this Agreement is outstanding and unresolved.

(g) Employee Agreements. All Persons engaged by the Company or its Subsidiaries, including current and former employees and contractors of the Company and its Subsidiaries, who have contributed to or participated in the conception or development of any material Company Intellectual Property on behalf of the Company or any of its Subsidiaries, have entered into valid and, to the Knowledge of the Company, enforceable written proprietary rights agreements with the Company or a Subsidiary pursuant to which such Persons, subject to limitations of applicable Law, assign ownership of all their rights in such Intellectual Property exclusively to the Company or the applicable Subsidiary and agree to maintain the confidentiality of such Intellectual Property. To the Knowledge of the Company, no such Person is in violation or breach of such agreements, except as has not had and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(h) Source Code Escrow. The Company has not disclosed, licensed, made available or delivered, and does not have a duty or obligation (whether present, contingent, or otherwise) to disclose or make accessible, to any third party, including any escrow agent, any source code for any Company Product (excluding items of Open Source Software or other code licensed by the Company from a third party as provided by a third party in unmodified form) other than pursuant to a valid, written, and, to the Knowledge of the Company, enforceable agreement, entered into in the ordinary course of business, pursuant to which such third party agrees to protect the confidentiality of such source code, and, as of the date of this Agreement, no event has occurred that would legally require the Company to do any of the foregoing. Neither this Agreement nor the consummation of the Merger will result in the disclosure to a third party of any source code included in the Company Product (including any release from escrow of any such source code).

(i) IP Protection. Except as has not been and would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have taken reasonable steps to maintain and protect the Company Owned Intellectual Property, including the secrecy, value, and confidentiality of all trade secrets included in the material Company Owned Intellectual Property, and other confidential information of the Company or its Subsidiaries or provided to the Company or any of its Subsidiaries by any other Person on a condition of confidentiality.

(j) Open Source Software. The Company and its Subsidiaries do not use and have not used Open Source Software or any modification or derivative thereof in any manner that, with respect to any Company Products, (i) requires the disclosure or distribution in source code form thereof; (ii) requires the licensing thereof for the purpose of making derivative works; (iii) imposes any restriction on the consideration to be charged for the distribution thereof, or (iv) grants or purports to grant to any Person any rights or immunities under any of the Company Product or Company Owned Intellectual Property, except, in each case, (x) as applicable to the item of Open Source Software as provided by a third party in unmodified form, or (y) as has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. With respect to any Open Source Software that is used by the Company or its Subsidiaries, the Company or the applicable Subsidiary is in compliance with all applicable agreements with respect thereto, except for any such non-compliance that has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(k) Business Systems. The Company or its Subsidiaries own, lease, license, or otherwise have the legal right to use all Business Systems, and such Business Systems are sufficient for the needs of the Company’s and its Subsidiaries’ business as it is currently conducted, except as would not be material to the business of the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have taken commercially reasonable actions to protect the security and integrity of the Business Systems and the data stored or contained therein or transmitted thereby. In the twelve (12) months prior to the date of this Agreement, there has not been any failure of the Business Systems that has not been remedied or replaced in all respects, except as has not been and would not be material to the Company and its Subsidiaries, taken as a whole.

(l) Malicious Code and Deficiencies. Except as has not been and would not be material to the Company and its Subsidiaries, taken as a whole, none of the Company Products currently offered by the Company and its Subsidiaries contains any material defect that adversely affects the use, functionality or performance of such Company Products (collectively, “Technical Deficiencies”). Except as has not been and would not be material to the Company and its Subsidiaries, taken as a whole, (i) there is no Malicious Code in any of the Company Products or other Business Systems, and (ii) since the Lookback Date the Company and its Subsidiaries have not received any written threats of Legal Proceedings against the Company or any of its Subsidiaries from any third party related to any such Malicious Code or any Technical Deficiencies.

(m) Privacy, Data Protection and Data Security. Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries have implemented, maintain, and enforce (i) commercially reasonable policies and procedures regarding its obligations under Data Security Requirements, as applicable (each, a “Company Privacy Policy”), with respect to its collection, use and disclosure of Personal Information, (ii) commercially reasonable systems and procedures designed to receive and effectively respond to complaints and valid individual rights requests under Data Security Requirements in connection with the Company’s or its Subsidiaries’ Processing of Protected Data, and the Company and its Subsidiaries has complied with all such individual rights requests, and (iii) commercially reasonable policies, and takes commercially reasonable steps, designed to protect Protected Data it collects or otherwise maintains from Security Breaches. Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries and the conduct by the Company and each of its Subsidiaries of their respective businesses is, and has at all times in since the Lookback Date been, in compliance with (a) each applicable Company Privacy Policy and (b) all Data Security Requirements. Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, (i) all third parties who have provided Personal Information to the Company and each of its Subsidiaries have, to the Knowledge of the Company, done so in compliance with applicable privacy and data security laws, including providing any notice and obtaining any consent required under applicable privacy and data security law and (ii) the Company and each of its Subsidiaries do not engage in the “sale,” as such term defined by applicable privacy and data security Law, of Personal Information in violation of any such Law. Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the consummation of the Merger will not result in any violation by the Company or any of its Subsidiaries of any Data Security Requirement.

(n) Security Breaches. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries and, to the Knowledge of the Company, any third party Processing Protected Data on behalf of the Company or its Subsidiaries (in the case of any third party, relating to such third party’s Processing of Protected Data on behalf of the Company or its Subsidiaries), have not at any time since the Lookback Date suffered any Security Breach of any of Business Systems, including any incident resulting in any unauthorized access to, or acquisition or disclosure of, any such Protected Data. Except as would not be material to the business of the Company and its Subsidiaries, taken as a whole, since the Lookback Date, the Company and its Subsidiaries have not (i) been subject to any Legal Proceedings, and (ii) have not received any written complaints or correspondence relating to, or written notices or correspondence alleging any violation of, any Data Security Requirement or any Security Breach (including any notices alleging any unauthorized Processing of Personal Information) by the Company or any of its Subsidiaries.

3.18 Tax Matters.

(a) Tax Returns, Payments and Reserves. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all Tax Returns required to be filed by any of them; and (ii) paid, or have reserved in accordance with GAAP for the payment of, all Taxes that are required to be paid. The most recent financial statements contained in the Company SEC Reports reflect a reserve in accordance with GAAP for all material Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements.

(b) No Waivers. Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired.

(c) Withholding Taxes. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) has withheld with respect to their employees and other third Persons all United States federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be withheld; and (ii) has timely paid over any amounts so withheld to the appropriate Tax authority.

(d) No Audits. Except as set forth in Section 3.18(d) of the Company Disclosure Letter, no audits or other examinations with respect to material Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing and have not been resolved. Since the Lookback Date, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction.

(e) No Spin-offs. During the two years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted (i) either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code or (ii) distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 361 of the Code.

(f) No Listed Transactions. Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(g) No Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Company and its Subsidiaries; or (ii) has any material liability for the Taxes of any Person other than the Company and its

Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, or otherwise by operation of law.

(h) COVID Relief. Each of the Company and its Subsidiaries have (i) not deferred any amount of the employer’s share of “applicable employment taxes” under Section 2302 of the CARES Act, which amount of such Taxes remain outstanding, (ii) not deferred any payroll tax obligations pursuant to any Payroll Tax Executive Order, and (iii) to the extent applicable, properly complied with all requirements of applicable Tax Law and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”).

(i) Liens. There are no liens for material Taxes on any assets of the Company or any of its Subsidiaries, other than liens for Taxes not yet delinquent.

3.19 Employee Plans.

(a) Company Benefit Plans. Section 3.19(a) of the Company Disclosure Letter sets forth a true, complete and correct list of each material Company Benefit Plan, by jurisdiction. With respect to each material Company Benefit Plan other than an International Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Benefit Plan; (ii) the most recent determination letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the current plan documents (including all amendments thereto) and summary plan descriptions; (iv) any related trust agreements; and (v) any notices or non-routine correspondence to or from the IRS, the United States Department of Labor or any Governmental Authority relating to any Company Benefit Plan dated within the past three years. With respect to each material International Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (1) the plan documents or summaries of all material terms, (2) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such International Employee Plan; (3) any document comparable to the determination letter referenced pursuant to clause (ii) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment and (4) any notices or non-routine correspondence to or from any Governmental Authority relating to International Employee Plan dated since the Lookback Date.

(b) Absence of Certain Plans. Neither the Company nor any of its ERISA Affiliates has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan (whether or not subject to ERISA) or any plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

(c) Compliance. Each Company Benefit Plan has been maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. Neither the Company nor any Subsidiary has incurred (whether or not assessed) any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist or events have occurred that could result in the imposition of any such penalties or Taxes. All contributions, premiums or other payments that are due have been paid on a timely basis with respect to each Company Benefit Plan or, to the extent not yet due, accrued in accordance with GAAP. Each Company Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that such Company Benefit Plan meets the requirements of Section 401(a) of the Code and no event has occurred and no condition exists with respect to the form or operation of such Company Benefit Plan which would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

(d) Company Benefit Plan Legal Proceedings. There are no claims, disputes or Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust pursuant to any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Prohibited Transactions. Except as could not result in a material liability to the Company or any of its Subsidiaries, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Benefit Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.

(f) No Welfare Benefit Plan. No Company Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides, nor does the Company or any Subsidiary have any current or potential obligation to provide post-employment or retiree life, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law for which the covered individuals pay the full premium cost of coverage.

(g) Section 280G. No payment or benefit that could be made to any Service Provider as a result of the execution of this Agreement or the transactions contemplated hereby (either alone or in combination with any other event) could be characterized as a parachute payment within the meaning of Section 280G(b)(2) of the Code.

(h) Gross-Ups. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is bound to provide a gross-up or otherwise reimburse any Service Provider or other person for excise taxes paid pursuant to Sections 409A or 4999 of the Code.

(i) Section 409A. Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in compliance with Section 409A of the Code.

(j) International Employee Plans. Each International Employee Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable Laws. Each International Employee Plan required by any applicable Law to be registered or approved by a Governmental Authority has been so registered or approved and has been maintained in good standing with the applicable Governmental Authority in each case, in all material respects. No International Employee Plan has material unfunded liabilities that as of the Effective Time will not be fully accrued for in its financial statements or fully offset by insurance.

(k) Consummation of the Transaction. Except as set forth on Section 3.19(k) of the Company Disclosure Letter, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or in conjunction with any other event, could (i) result in any payment (whether a payment of cash or payment of property) or benefit becoming due to any Service Provider, (ii) increase any compensation or benefits otherwise payable under any Company Benefit Plan or otherwise, (iii) accelerate the timing of vesting, funding, delivery of, or payment, or increase the amount or value, of any payment or benefits to any Service Provider, or (iv) require a contribution by the Company or any of its Subsidiaries to any Company Benefit Plan.

3.20 Labor Matters.

(a) Union Activities. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract with any labor union, works council, trade union, or other labor organization (collectively, “Labor Agreements”), and no employees of the Company or any of its Subsidiaries are represented by any labor union, works council, or other labor organization with respect to their employment with the Company or its Subsidiaries. To the Knowledge of the Company, there are, and in the past five years there have been, no activities or proceedings of any labor or trade union, works council, or other labor organization or group of employees to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No Labor Agreement is being negotiated by the Company or any of its Subsidiaries. There is, and for the past five years there has been, no pending or, to the Knowledge of the Company, threatened strike lockout, unfair labor practice charge, material labor grievance, material labor arbitration, work stoppage, slowdown, picketing, handbilling or other material labor dispute against or affecting the Company or any of its Subsidiaries. With respect to the transactions contemplated by this Agreement, the Company and its Subsidiaries have satisfied in all material respects all notice, bargaining, consent, consultation or bargaining obligations owed to their employees or their employees’ representatives under applicable Law, Labor Agreement or other Contract.

(b) Employment Law Compliance. The Company and its Subsidiaries are in compliance, and have complied, in all material respects with applicable Laws and orders with respect to labor, employment and employment practices (including applicable Laws, rules and regulations regarding terms and conditions of employment, wage and hour requirements (including the classification of independent contractors and exempt and non-exempt employees)), immigration status (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas, discrimination, harassment and retaliation in employment, employee health and safety, collective bargaining, labor relations, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, employee leave issues, COVID-19, affirmative action and unemployment insurance).

(c) Service Provider Payments. Except as would not result in material liability for the Company or any of its Subsidiaries: (i) the Company and each of its Subsidiaries have fully and timely paid all wages, salaries, overtime, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that have come due and payable to their Service Providers under applicable Law, Contract or company policy; and (ii) each individual who is providing, or since the Lookback Date has provided, services to the Company or any of its Subsidiaries and is or was classified and treated as an independent contractor, consultant, leased employee, or other non-employee service provider is and has been properly classified and treated as such for all applicable purposes.

(d) Sexual and Other Harassment. The Company and each of its Subsidiaries have promptly, thoroughly and impartially investigated all sexual harassment or other discrimination, retaliation or policy violation allegations of which they are or have been made aware. With respect to each such verified allegation, the Company and its Subsidiaries have taken prompt corrective action reasonably calculated to prevent further improper action. Neither the Company nor any of its Subsidiaries reasonably expect any material liabilities with respect to any such allegations. To the Company’s Knowledge, there are no allegations of harassment or discrimination relating to officers, directors, employees, contractors or agents of the Company or its Subsidiaries that, if known to the public, would bring the Company or its Subsidiaries into material disrepute.

(e) Restrictive Covenants. To the Knowledge of the Company, no Service Provider with annual compensation in excess of $150,000 is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company or its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or its Subsidiaries.

(f) Employment Terminations. To the Knowledge of the Company, no current employee of the Company or its Subsidiaries with annual compensation in excess of $150,000, intends to terminate his or her employment with the Company prior to the one-year anniversary of the Closing.

3.21 Permits. Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, the Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company and its Subsidiaries as currently conducted (such Permits, the “Required Permits”). Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, (a) the Company and its Subsidiaries are in compliance with the terms of the Required Permits; and (b) no suspension or cancellation of any of the Required Permits is pending or, to the Knowledge of the Company, threatened.

3.22 Compliance with Laws.

(a) General Compliance. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and since the Lookback Date, has been in compliance with all Laws that are applicable to the Company or its Subsidiaries or to the conduct of the business or operations of the Company or its Subsidiaries.

(b) Trade Controls. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or employees, nor, to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any Subsidiary is currently, or has been in the last five (5) years (i) a Sanctioned Person; (ii) engaging in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country during the period in which it was subject to Sanctions; or (iii) otherwise in violation of Sanctions, Ex-Im Laws, or U.S. anti-boycott Laws (“Trade Controls”).

(c) Anti-Bribery Laws. In the last five (5) years, the Company and each of its Subsidiaries, including each of their respective directors, officers or employees, and, to the Knowledge of the Company, each agent or other third party representative acting on behalf of the Company and each of its Subsidiaries, (i) have complied with all applicable U.S. and non-U.S. Laws relating to the prevention of bribery and corruption and money laundering, including the FCPA (collectively, “Anti-Bribery Laws”); and (ii) have not made, offered, promised, authorized, or received any payment or gift of any money or anything of value to any “foreign official” (as defined by the FCPA), foreign political party or official thereof, political campaign, or public international organization to unlawfully obtain business, direct business to any person, or secure an improper advantage, or otherwise in violation of any Anti-Bribery Laws.

(d) No Allegations, Investigations, or Claims. The Company has not, in connection with or relating to the business of the Company or any Subsidiary, received from any Governmental Authority or any Person any written notice, or to the Company’s Knowledge, oral inquiry or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Bribery Laws. There are no pending or, to the Company’s Knowledge, threatened claims against the Company or any Subsidiary with respect to Trade Controls or Anti-Bribery Laws.

3.23 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are, and since the Lookback Date, there have been, no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any present or former officer, executive or director of the Company or any of its Subsidiaries in such individual’s capacity as such.

(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any Order of any kind or nature that would (x) prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement or (y) reasonably be expected to have a Company Material Adverse Effect.

3.24 Insurance.

(a) Policies and Programs. The Company maintains insurance coverage in such amounts and covering such risks as are in accordance in all material respects with normal industry practice for companies of similar size and stage of development. Except as would not have a Company Material Adverse Effect, each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect.

(b) No Cancellation. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries have received any written notice regarding any cancellation, invalidation or material modification of any such insurance policy other than in connection with ordinary renewals, and there is no existing material default by any insured thereunder and there is no material claim pending under any of the Company’s insurance policies as to which coverage has been questioned, denied or disrupted by the underwriters of such policies.

3.25 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.26 Brokers. Except for the Company Special Committee Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger. The Company has made available to Parent a true, correct and complete copy of the engagement letter with the Company Special Committee Financial Advisor.

3.27 Support Agreements. Concurrently with the execution of this Agreement, the Company has delivered to Parent the duly executed Support Agreements. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach by the Company under any Support Agreement.

3.28 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV:

(i) none of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty has not been relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by Parent or Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub disclaims all implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied, by Parent or Merger Sub;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the date of this Agreement or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by the Transaction Documents or any agreements or arrangements entered into in connection with the Debt Financing. Parent is the sole record and beneficial stockholder of Merger Sub.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational documents.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations under this Agreement; and (c) subject to receiving the Merger Sub Stockholder Approval, consummate the Merger. The consummation of the Merger has been duly authorized by all necessary corporate or other action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, result in the loss of a benefit under, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained and, in the case of the consummation of the Merger, subject to obtaining the Merger Sub Stockholder Approval, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations, loss of benefits or liens that would not have a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, the DGCL and the applicable rules and regulations of the SEC and Nasdaq; (iii) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not have a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would have a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would have a Parent Material Adverse Effect.

4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates or, to the knowledge of Parent or any of its Affiliates, any employees of Parent, Merger Sub or any of their Affiliates has been an “interested stockholder” (as such term is defined in Article XII of the Charter) of the Company, in each case during the three years prior to the date of this Agreement. As of the date of this Agreement, Parent and its Affiliates, taken together, are the beneficial owners of 1,875,000 shares of Company Class A Common Stock and are the beneficial owners of 14,557,960 shares of Company Class B Common Stock. As of the date of this Agreement, neither Parent, Merger Sub or any of their respective directors, officers, general partners or Affiliates own any additional shares of Company Capital Stock.

4.7 Brokers. Except for Guggenheim Securities, LLC there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger

Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries would be liable.

4.8 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger.

4.9 Guarantees. Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Guarantees. Each Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of the respective Guarantor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity. No event has occurred that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, constitute a default on the part of any Guarantor pursuant to any Guarantee.

4.10 Financing.

(a) Commitment Letters. As of the date of this Agreement, Parent has delivered to the Company a true, correct and complete copy of (i) fully executed equity commitment letters, dated as of the date of this Agreement, between Parent and each of Guarantors and KKR (together with any exhibits, schedules, or annexes attached thereto, and as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of this Agreement, collectively, the “Equity Commitment Letters”) pursuant to which each of Guarantors and KKR has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (collectively, the “Equity Financing”), and (ii) a fully executed debt commitment letter, dated as of the date of this Agreement, by and among Parent and the Debt Financing Sources party thereto (together with all exhibits, schedules, or annexes attached thereto, and as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of this Agreement, the “Debt Commitment Letter” and together with the Equity Commitment Letters, each, a “Commitment Letter” and collectively, the “Commitment Letters”), pursuant to which the Debt Financing Sources party thereto have agreed, subject to the terms and conditions thereof, to provide or cause to be provided the debt amounts set forth therein (the “Debt Financing” and, together with the Equity Financing, the “Financing”) and (iii) fully executed fee letters relating to the Debt Financing (together with all exhibits, schedules, or annexes attached thereto, and as the same may be amended, modified, supplemented, extended or replaced, in each case in accordance with the terms of this Agreement, each a “Fee Letter” and, collectively, the “Fee Letters”) (except that the fee amounts, pricing caps and other economic terms in the Fee Letters may be redacted so long as no such redaction covers terms that would adversely affect the amount (other than OID and any other fees that will be netted against the funding of the purchase price discount), conditionality or availability of the Debt Financing). Each Equity Commitment Letter provides that (i) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.10(b); (ii) subject to Section 9.10(b), Parent and each Guarantor have waived any defenses to the enforceability of such third party beneficiary rights; and (iii) Parent and each Guarantor will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise by the Company of such third party beneficiary rights.

(b) No Amendments. As of the date of this Agreement, (i) the Commitment Letters and the terms of the Financing have not been amended or modified prior to the date of this Agreement; (ii) no amendment or modification to the Commitment Letters or the terms of the Financing is contemplated that would not be permitted pursuant to Section 6.5(a) hereof; and (iii) the commitments contained in the Commitment Letters have not been withdrawn, terminated, repudiated or rescinded in any respect, and, to the knowledge of Parent, no such withdrawal, termination, repudiation or rescission is contemplated. There are no Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding, investing or use, as applicable, of the Equity Financing, other than the Equity Commitment Letter. Other than Section 2 of the Support Agreement entered into with KKR, there are no other agreements, side letters or arrangements that would permit the parties to any Commitment Letter to reduce the amount of the Financing provided therein, impose additional conditions precedent or that would otherwise materially affect the availability of the Debt Financing or the Equity Financing on the Closing Date.

(c) Sufficiency of Financing. The aggregate amounts committed pursuant to the Commitment Letters, subject to the satisfaction of the terms and conditions thereunder will be sufficient, together with cash on hand at the Company on the Closing Date, to (i) satisfy all payment obligations of Parent and Merger Sub contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger (which does not include, for the avoidance of doubt, any payments with respect to any Rollover Shares or any Unvested Company Options, Unvested Company RSUs or Unvested Company PSUs)); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness outstanding pursuant to, the Credit Agreement; and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent, Merger Sub or any of their Affiliates in connection with the Merger and the Financing (collectively, but solely to the extent required to be paid by Parent on the Closing Date, the “Required Amount”).

(d) Validity; No Contrary Expectation. The Commitment Letters in the executed forms delivered by Parent to the Company are in full force and effect and constitute the legal, valid and binding obligations of Parent, Merger Sub and the other parties thereto, as applicable, enforceable against Parent, Merger Sub, and to the knowledge of Parent, the other parties thereto, as applicable, in accordance with their terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity. Other than as expressly set forth in the Commitment Letters, there are no conditions precedent or other contingencies related to the funding, investing or use of the full proceeds of the Financing pursuant to any agreements relating to the Financing to which each Guarantor, Parent, Merger Sub or any of their respective Affiliates is a party. As of the date hereof, neither Parent nor Merger Sub nor, to the knowledge of Parent, any other party to the Commitment Letters has committed any breach of any of its covenants or other obligations set forth in, or is in default under, any Commitment Letter. As of the date hereof, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of Parent or Merger Sub (or, to the knowledge of Parent, any other party to the Commitment Letters) under the Commitment Letters; (ii) constitute or result in a failure by Parent or Merger Sub (or, to the knowledge of Parent, any other party to the Commitment Letters) to satisfy any of the conditions set forth in any of the Commitment Letters; or (iii) otherwise result in any portion of the Financing not being available on the Closing Date. As of the date of this Agreement, assuming satisfaction of the conditions precedent set forth in Section 7.1 and Section 7.2, neither Parent nor Merger Sub have any reason to believe (both before and after giving effect to any “flex” provisions contained in the Fee Letters or the Debt Commitment Letter) that (A) it will be unable to satisfy on a timely basis any term or condition of the Financing to be satisfied by it, whether or not such condition is contained in the Commitment Letters or the Fee Letters; or (B) the full amounts committed pursuant to the Commitment Letters will not be available on the Closing Date. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all applicable fees, expenses, premiums and charges that are due and payable on or prior to the date of this Agreement in connection with the Financing.

(e) No Exclusive Arrangements. As of the date of this Agreement, none of Guarantors, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.

4.11 Absence of Stockholder and Management Arrangements. Except as between the Reinvestment Shareholders (including as set forth in the Support Agreements), as of the date of this Agreement, none of Parent,

Merger Sub or any of their respective Affiliates is a party to any Contract, or has entered into, or agreed to enter into, any legally binding arrangements with any stockholder, director, officer, manager, member, employee or Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person other than any Guarantor has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.12 No Foreign Person. Each of Parent and Merger Sub is not, and is not controlled by, a “foreign person” (as defined in the DPA). Neither Parent nor Merger Sub permits, or currently intends to, following the Closing permit, any foreign person affiliated with it, whether affiliated as a limited partner or otherwise, to obtain through Parent or Merger Sub (as applicable) any of the following with respect to the Company: (a) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (b) membership or observer rights on the Company Board or equivalent governing body of the Company or the right to nominate an individual to a position on the Company Board or equivalent governing body of the Company; (c) any involvement, other than through the voting of shares, in the substantive decision making of the Company regarding (i) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA); (ii) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company; or (iii) the management, operation, manufacture or supply of “covered investment critical infrastructure” (as defined in the DPA); or (d) “control” of the Company (as defined in the DPA).

4.13 Support Agreements. Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Support Agreements. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach by Parent or Vista under any Support Agreement.

4.14 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its respective Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that it has had reasonable access to, and has been afforded the opportunity to request and review, the books and records of the Company and its Subsidiaries (including in the possession of the Company’s Representatives). Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by the Company’s management; or (C) in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations.

(a) Ordinary Course Operation. During the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, use its reasonable best efforts to conduct its business and operations in the ordinary course of business and maintain its existence in good standing pursuant to applicable Law. The obligations of the Company and its Subsidiaries pursuant to the previous sentence are subject to the following exceptions: (i) as expressly contemplated by this Agreement; (ii) as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Company Disclosure Letter; (iii) as required by applicable Law; (iv) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed) (all such exceptions in clauses (i) through (iv), the “Covenant Exceptions”); or (v) for any actions taken reasonably and in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in reliance on this clause (v), the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult, with Parent (if reasonably practicable and legally permissible) prior to taking such actions).

(b) Additional Affirmative Obligations. During the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, subject to Covenant Exceptions, use its reasonable best efforts to (i) preserve intact in all material respects its material assets, properties, Material Contracts and business organizations; (ii) keep available the services of its current officers and key employees; and (iii) preserve in all material respects its relationships with its material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of its Subsidiaries has business relations.

(c) Clarification on Provision Interaction. It is agreed that no action by the Company or its Subsidiaries with respect to matters expressly permitted pursuant to Section 5.2 shall be deemed a breach of Section 5.1.

5.2 Forbearance Covenants. During the Pre-Closing Period and in each case subject to the Covenant Exceptions, the Company will not, and will not permit any of its Subsidiaries, to:

(a) amend or otherwise change the Charter, the Bylaws or any other similar organizational document or governing documents;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, grant, pledge, encumber, transfer or deliver, or agree or commit to issue, sell, grant, pledge, encumber, transfer or deliver, any of its equity securities (whether through the issuance or granting of options, equity-based awards, warrants, commitments, subscriptions, rights to purchase or otherwise), except, in each case, (i) for the issuance, delivery or sale of shares of Company Class A Common Stock or Company Class B Common Stock pursuant to Company Equity-Based Awards outstanding as of the date of this Agreement or pursuant to the ESPP, in each case in accordance with and required by their terms; or (ii) in connection with a conversion of shares of Company Class B Common Stock into Company Class A Common Stock pursuant to the terms of the Charter;

(d) directly or indirectly acquire, repurchase or redeem any of its equity securities, except, in each case, (i) as required pursuant to the terms and conditions of Company Equity-Based Awards outstanding as of the date of this Agreement in accordance with their terms or to otherwise satisfy Tax obligations with respect to Company Equity-Based Awards outstanding on the date of this Agreement or to pay the exercise price of Company Options outstanding on the date of this Agreement; (ii) in connection with a conversion of shares of Company Class B Common Stock into Company Class A Common Stock pursuant to the terms of the Charter; or (iii) for transactions between the Company and any of its Subsidiaries;

(e) (i) adjust, split, subdivide, combine or reclassify any of its capital stock or other equity or voting interests; (ii) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests, or make any other actual, constructive or deemed distribution in respect of its capital stock or other equity or voting interests, except for cash dividends made by any Subsidiary of the Company to the Company or one of its other Subsidiaries; (iii) pledge or encumber any of its capital stock or other equity or voting interests; or (iv) modify the terms of any of its capital stock or other equity or voting interests;

(f) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any third Person that is an entity or any equity interest in such Person, make any equity investment in any third Person that is an entity, enter into any joint venture, partnership, limited liability company or similar arrangement with any third Person (solely with respect to assets, other than in the ordinary course of business consistent with past practice);

(g) (i) sell, transfer, mortgage, lease, license, pledge, abandon, encumber or otherwise dispose of any of its tangible properties or tangible assets to any Person, other than sales of products or non-exclusive licenses in the ordinary course of business, (ii) waive, cancel, forgive, release, settle or assign any Indebtedness owed to the Company or any of its Subsidiaries or any material claims held by the Company or any of its Subsidiaries against any Person or (iii) grant any material refunds, credits, rebates or allowances to any customers, distributors, resellers or channel partners other than in the ordinary course of business consistent with past practice;

(h) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

(i) (i) incur or assume any Indebtedness or issue any debt securities, except, in each case, for loans or advances between wholly owned Subsidiaries of the Company or between the Company and its wholly owned Subsidiaries or ordinary course borrowed money debt (including, but not limited to, credit cards, capital leases, etc.) in an amount not to exceed $600,000 in the aggregate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third Person, except with respect to obligations of Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any third Person, except, in each case, for (A) extensions of credit to customers in the ordinary course of business consistent with past practice; (B) advances to directors, officers and other employees, in each case in the ordinary course of business consistent with past practice; and (C) for loans or advances between wholly owned Subsidiaries of the Company or between the Company and its wholly owned Subsidiaries and capital contributions in or to wholly owned Subsidiaries of the Company; or (iv) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any lien thereon (other than Permitted Liens);

(j) except as necessary to comply with applicable Law, (i) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any Company Benefit Plan or any other benefit or compensation plan, agreement, contract, program, policy or arrangement that would be a Company Benefit Plan if in existence on the date of this Agreement; (ii) grant to any Service Provider whose annual compensation, bonus and other benefits exceeds $150,000, in the aggregate, any increase in cash or equity or equity-based incentive awards, compensation, bonus, severance, or material fringe or other material benefits, and, in the case of any Service Provider whose annual compensation, bonus and other benefits are equal to or less than $150,000, grant any such increase in cash or equity or equity-based incentive awards outside of the ordinary course of business; (iii) grant to any Service Provider any increase in change in control, retention, severance or termination pay; (iv) hire, engage or otherwise enter into any employment, consulting, change in control, retention, severance or termination agreement with any Service Provider with an annual compensation, bonus and other benefits in excess of $150,000 in the aggregate; or (v) terminate, furlough or temporarily lay off any Service Provider whose annual compensation, bonus and other benefits would exceed $150,000 in the aggregate, other than terminations for cause;

(k) (i) negotiate, modify, extend, terminate, or enter into any Labor Agreement or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;

(l) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Service Provider;

(m) settle, release, waive or compromise any pending or threatened Legal Proceeding, including any claim that provides for any injunctive or other non-monetary relief, except for the settlement of any Legal Proceedings (i) solely for monetary damages in an amount not in excess of $250,000 individually or $500,000 in the aggregate and without an admission of any guilt; or (ii) settled in compliance with Section 6.15, in the case of each of clauses (i) through (iii), solely to the extent that prior written notice has been provided to Parent describing the material details of such settlement;

(n) except as required by applicable Law or GAAP make any change in any of its accounting principles or practices;

(o) (i) change or, except as consistent with past practices, make any material Tax election; (ii) settle or compromise any material Tax claim or assessment; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (iv) file an amended Tax Return that would materially increase the Taxes payable by the Company or its Subsidiaries; (v) surrender any right to claim a refund of a material amount of Taxes; or (vi) enter into a closing agreement with any Governmental Authority regarding any material Tax;

(p) sell, assign, abandon, or otherwise dispose of, allow to lapse, terminate or expire, or fail to enforce, maintain or protect, or license (except for non-exclusive licenses granted to customers in the ordinary course of business) or otherwise transfer any of the material Company Owned Intellectual Property, or any portion thereof;

(q) modify in any material respect (i) any of its policies related to Data Security Requirements, or (ii) any administrative, technical or physical safeguards related to privacy or data security, except, in each case of (i) and (ii), (A) to remediate any privacy or security issue, (B) to enhance data security or integrity, (C) to comply with Data Security Requirements, or (D) as otherwise directed or required by a Governmental Authority;

(r) incur, authorize or commit to incur any capital expenditures other than (i) as set forth in Section 5.2(r) of the Company Disclosure Letter, or (ii) expenditures that do not exceed $500,000 individually or $1,000,000 in the aggregate;

(s) (i) enter into any Contract that would constitute a Material Contract (other than Contracts that only constitute Material Contracts because they fall within clause (ii), (iii), (iv) or (v) of the definition of Material Contracts) if it were in effect as of the date of this Agreement, (ii) amend or modify in any material adverse respect, or waive any material rights under, any Material Contract, or (iii) terminate any Material Contract other than in the ordinary course of business;

(t) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

(u) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(v) implement, announce or effectuate a “plant closing” or “mass layoff” (each as defined in the WARN Act) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee; or

(w) enter into, or agree or commit to enter into, a Contract to take any of the actions prohibited by this Section 5.2.

5.3 Consents for Covenant Forbearance. Parent shall respond with reasonable promptness to any requests for consent pursuant to Section 5.2 (provided that Parent shall not be required to respond more than once with respect to requests for consent that cover the same activity), including at any time where one or more of the parties hereto has asserted that this Agreement has been terminated but the validity of such termination is disputed and such dispute has not been resolved by agreement of the parties or a final, non-appealable order of a court of competent jurisdiction.

5.4 No Solicitation of Acquisition Proposals.

(a) No Solicitation. Subject to Section5.4(b), immediately following execution of this Agreement and throughout the Pre-Closing Period, the Company will cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person and its Representatives relating to an Acquisition Transaction or Acquisition Proposal that would otherwise be prohibited by this Section 5.4(a). Unless the Company has already so requested, promptly following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has executed a confidentiality agreement with the Company or any of its Subsidiaries in connection with its consideration of an Acquisition Transaction or Acquisition Proposal promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement. Subject to this Section 5.4(a) and Section 5.4(b), during the Pre-Closing Period, the Company and its Subsidiaries, and their respective directors and officers, will not, and the Company will not authorize or direct, and will use its reasonable best efforts to cause its and its Subsidiaries’ other employees, consultants and other Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to any offer, indication of interest or proposal relating to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.4 or discussing any Acquisition Proposal made by any Person or Group with such Person or Group solely to the extent necessary to clarify the terms of the Acquisition Proposal); (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written, oral, binding or non-binding) relating to an Acquisition Proposal or Acquisition Transaction, other than, in each case, an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Proposal or Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. During the Pre-Closing Period, the Company will not be required to enforce, and, if requested, will be permitted to waive, any provision of any “standstill” or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof, including the Company Special Committee).

(b) Permitted Conduct Related to Certain Proposals. Notwithstanding anything to the contrary in this Section 5.4, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof, including the Company Special Committee) may, directly or indirectly through one or more of their respective Representatives (including the Company Special Committee Financial Advisor), following the execution and delivery of an Acceptable Confidentiality Agreement, (i) participate or engage in discussions or negotiations with; or (ii) (1) furnish any non-public information relating to the Company or any of its Subsidiaries to or (2) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to, in each case, any Person or Group or their respective Representatives that has made, renewed or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement that did not result from a breach in any material respect of Section 5.4(a). The Company and the Company Board (or a committee thereof, including the Company Special Committee) may only take the actions contemplated by the preceding sentence if the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (B) the failure to take the actions contemplated by this Section 5.4(b) would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law (such determination, a “Qualified Acquisition Proposal Determination”). During the Pre-Closing Period, the Company will promptly (and in any event within 24 hours following the disclosure thereof) make available to Parent and its Representatives any such non-public information concerning the Company and its Subsidiaries that was provided to any such Person or its representatives that was not previously made available to Parent.

(c) No Company Recommendation Change or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.4(d), at no time after the date of this Agreement may the Company Board (or a committee thereof, including the Company Special Committee):

(i) (A) fail to make in the Company’s press release publicly announcing the Merger and in the Proxy Statement, withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Recommendation in a manner adverse to Parent; (B) adopt, approve, endorse, declare advisable, recommend or publicly propose to adopt, approve, endorse or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Recommendation within 10 Business Days after

Parent so requests in writing (it being understood that the Company will not be obligated to affirm the Company Recommendation on more than three occasions); (D) make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the Company Board (or a committee thereof, including the Company Special Committee) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (E) fail to recommend against acceptance of any third party tender or exchange offer for the shares of Company Common Stock within 10 Business Days after commencement of such offer pursuant to Rule 14d-2 of the Exchange Act; (F) fail to include the Company Recommendation in the Proxy Statement; or (G) resolve or publicly propose to take any action described in the foregoing clauses (A) through (F) (any action described in clauses (A) through (G), a “Company Recommendation Change”), it being understood that none of (1) the determination in and of itself by the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee that an Acquisition Proposal constitutes, or is reasonably expected to lead to, a Superior Proposal; (2) the delivery, in and of itself, by the Company to Parent and its Representatives of any notice contemplated by Section 5.4(d); or (3) the public disclosure, in and of itself, of the items in clauses (1) and (2) if required by applicable Law, will constitute a Company Recommendation Change or violate this Section 5.4; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Permissible Company Recommendation Change and Entry into Alternative Acquisition Agreement.

(i) Intervening Events. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, other than in connection with an Acquisition Proposal, the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee may effect a Company Recommendation Change of the type described in clauses (A), (C), (F) and (G) (but clause (G) solely with respect to clauses (A) (C) and (F)) thereof, in response to an Intervening Event if and only if:

(1) the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company has provided prior written notice to Parent at least four (4) Business Days in advance to the effect that the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee has (A) so determined and (B) resolved to effect a Company Recommendation Change pursuant to this Section 5.4(d)(i), which notice will describe the Intervening Event in reasonable detail; and

(3) prior to effecting such Company Recommendation Change, the Company and its Representatives, until 5:00 p.m. at the end of such four (4) Business Day period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that the failure to make a Company Recommendation Change in response to such Intervening Event would no longer reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law, as determined in good faith by the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee (after consultation with its financial advisor and outside legal counsel); and (B) permitted Parent and its Representatives to make a presentation to the Company Special Committee regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that at the end of such four Business Day period, the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.

(ii) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, if the Company has received a bona fide written Acquisition Proposal that the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee may (A) effect a Company Recommendation Change with respect to such Superior Proposal or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:

(1) the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company has complied in all material respects with its obligations pursuant to this Section 5.4 with respect to such Acquisition Proposal;

(3) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Notice Period”) to the effect that the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee has (A) received a bona fide written Acquisition Proposal that has not been withdrawn; (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Recommendation Change or to terminate this Agreement pursuant to Section 8.1(h), which notice will describe the basis for such Company Recommendation Change or termination, including the identity of the Person or Group making such Acquisition Proposal, the material terms of such Acquisition Proposal and include copies of all relevant documents relating to such Acquisition Proposal (including any financing commitments); and

(4) prior to effecting such Company Recommendation Change or termination, the Company and its Representatives, until 5:00 p.m. on the last day of the Notice Period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (B) permitted Parent and its Representatives to make a presentation to the Company Special Committee regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (a) in the event of any change to the form or amount of consideration or any other material revision, amendment, update or supplement to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(d)(ii)(4) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being three (3) Business Days); and (b) at the end of the Notice Period, the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such bona fide written Acquisition Proposal is a Superior Proposal.

(e) Notice to Parent of Acquisition Proposals. During the Pre-Closing Period, the Company will promptly (and, in any event, by the earlier of (i) 24 hours from the receipt thereof or (ii) 5:00 p.m. on the next Business Day) notify Parent in writing if an Acquisition Proposal is received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives or, to the Knowledge of the Company, any of its other Representatives with respect to an Acquisition Proposal. Such notice must include (A) the identity of the Person or Group making such proposal (unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or Group that is in effect on the date of this Agreement); and (B) a summary of the material terms and conditions of such proposal and, if in writing, a copy thereof. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours), of the status and terms of, any developments regarding, any such Acquisition Proposal (including any amendments thereto) and the status of any such discussions or negotiations, including by providing copies of all written materials sent to or from the Company or any of its Representatives relating to such Acquisition Proposal.

(f) Permitted Disclosures by the Company and the Company Board. So long as the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee expressly reaffirms the Company Recommendation in such public disclosure (other than in a customary “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act), subject to compliance with Section 6.14, nothing in this Agreement will prohibit the Company Board or the Company Special Committee from (A) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company Board or the Company Special Committee to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (C) making any disclosure to the Company Stockholders (including factually accurate disclosure regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee, after consultation with its outside legal counsel, has determined in good faith is required by applicable Law (it being understood that any such action or disclosure that constitutes a Company Recommendation Change shall be made only in compliance with the applicable provisions of this Section 5.4).

(g) Breach of No-Solicitation Obligations by Representatives of the Company. The Company agrees that it (i) will not authorize, direct or permit any director, officer employee or other Representative of the Company or any of its Subsidiaries to breach this Section 5.4 and (ii) upon becoming aware of any breach or threatened breach of this Section 5.4 by any director, officer, employee or other Representative of the Company or any of its Subsidiaries, shall use its reasonable best efforts to stop such breach or threatened breach. The Company agrees that any breach of this Section 5.4 by any director, officer or other Representative (other than a consultant or an employee of the Company or any of its Subsidiaries who is not an officer of the Company) will be deemed to be a breach of this Section 5.4 by the Company.

5.5 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Efforts; Required Action and Forbearance.

(a) Reasonable Best Efforts. Subject to Section 6.2, upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, the Merger, including by using reasonable best efforts to:

(i) cause the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (1) seek to obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and

(iii) (1) seek to obtain all consents, waivers and approvals and (2) deliver all notifications, in each case pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger.

(b) No Failure to Take Necessary Action. Subject to the terms and conditions of this Agreement, Parent or Merger Sub, on the one hand, and the Company and its Subsidiaries, on the other hand, shall not, from the date of this Agreement to the Effective Time, take any action (or fail to take any action) that would reasonably be expected to prevent, materially delay or materially impair the ability of such Party to consummate the Merger. For the avoidance of doubt, (x) no action by either Party taken (or failed to be taken) in compliance with this Agreement will be considered a violation of this Section 6.1, (y) nothing in this Section 6.1(b) shall limit the rights of the Parties under any other provision of this Agreement (including Article VIII) and (z) this Section 6.1(b) shall not require any Party to take any action with respect to any Antitrust Filing that is not expressly required by Section 6.2.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company, Parent, Merger Sub nor any of their respective Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

6.2 Antitrust Filings.

(a) Filings Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand, will use (and will cause its respective Affiliates, if applicable, to use) their respective reasonable best efforts to (i) file a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act with the FTC and the Antitrust Division of the DOJ within 10 Business Days following the date of this Agreement (unless Parent and the Company agree to file such form at a later date); and (ii) promptly file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority pursuant to other applicable Antitrust Laws in connection with the Merger. Each of Parent and the Company will (and will cause each of its respective Representatives, as applicable, to) (A) cooperate and coordinate with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) any information that may be required in order to make such filings; (C) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction; and (D) use its respective reasonable best efforts to, as soon as reasonably practicable, (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger; and (2) obtain any required consents pursuant to any Antitrust Laws applicable to the Merger; provided, however, this clause (D) shall not be construed as binding Affiliates of Parent or Merger Sub. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made, if applicable), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(b) Divestitures; Litigation. Notwithstanding anything to the contrary in this Agreement, to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act, each of Parent and Merger Sub shall offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (i) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries and (ii) any other restrictions on the activities of the Company and its Subsidiaries; provided, however, that neither Parent nor Merger Sub shall have an obligation to offer, negotiate, commit to or effect any actions contemplated by clause (i) or (ii) of this Section 6.2(b), if such action would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole; provided, further, that Parent or Merger Sub shall not be obligated to obtain “prior approval” or other affirmative approval from a Governmental Authority to carry out any future transaction, and shall not be required to agree to make any notification or provide prior notice to any Governmental Authority regarding any proposed transaction.

(c) Cooperation. In furtherance and not in limitation of Section 6.2(a) and Section 6.2(b), the Company will (and will cause its Subsidiaries to), and Parent and Merger Sub will (and will cause their respective ultimate parent entity to, if applicable), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Law; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with the Representatives of the other Party without approval of the Party providing the non-public information. Each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis. Notwithstanding anything to the contrary herein, Parent shall determine the strategy to be pursued for obtaining and lead the effort to obtain all necessary waiting period expirations or terminations, actions or nonactions, or consents from Governmental Authorities in connection with the Merger and the other transactions contemplated by this Agreement and the Company shall take all reasonable actions to support Parent in connection therewith.

6.3 Proxy Statement; Schedule 13e-3 and Other Required SEC Filings.

(a) Preparation. Promptly (but in no event later than 20 Business Days) after the execution of this Agreement, the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company

Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the transactions contemplated by this Agreement. The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. The Company (i) provide Parent with a reasonable opportunity to review and comment on the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (ii) will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.4 and unless there has been a Company Recommendation Change, the Company will (i) include the Company Recommendation in the Proxy Statement; and (ii) use reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval and take all action necessary or advisable to secure the vote of the holders of shares of Company Common Stock required by applicable Law to effect the Merger. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement and the Schedule 13e-3 to be mailed to the Company Stockholders as promptly as reasonably practicable, and in no event more than three Business Days, following confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to have occurred if the SEC has not affirmatively notified the Company by 11:59 p.m., New York City time, on the tenth calendar day following such filing with the SEC that the SEC will or will not be reviewing the Proxy Statement.

(b) Mutual Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the Schedule 13e-3 and the resolution of any comments to either received from the SEC.

(c) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, the Schedule 13e-3 any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement and the Schedule 13e-3 as promptly as practicable after the receipt thereof.

(d) No Amendments to Proxy Statement. Except in connection with a Company Recommendation Change, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

(e) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement and the Schedule 13e-3 with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement, the Schedule 13e-3 and any Other Required Company Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Except in connection with a Company Recommendation Change, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel.

(f) Other Required Parent Filings. If Parent or Merger Sub determines that it is required to file any document with the SEC other than the Schedule 13e-3 as a result of the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause any Other Required Parent Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub may file any Other Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give good faith consideration to all reasonable additions, deletions or changes suggested by the Company or its counsel.

(g) Accuracy; Supplied Information.

(i) By the Company. On the date of filing with the SEC, the date of mailing to the Company Stockholders (if applicable) of the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing, and at the time of the Company Stockholder Meeting, neither the Proxy Statement, the Schedule 13e-3 nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Parent Filings will not, at the time that such Proxy Statement or Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii) By Parent. On the date of filing with the SEC, neither the Schedule 13e-3 nor any Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in the Schedule 13e-3 or any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing will not, at the time that the Proxy Statement, the Schedule 13e-3 or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for (including conducting, as promptly as practicable after the date hereof and in consultation with Parent, one or more “broker searches” in accordance with Rule 14a-13 of the Exchange Act to enable such record date to be so set), duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement and the Schedule 13e-3 to the Company Stockholders for the purpose of, among other things, (i) seeking the Requisite Stockholder Approval; and (ii) in accordance with Regulation 14A under the Exchange Act, seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. Unless the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee has made a Company Recommendation

Change, the Company will (A) submit this Agreement for adoption by a vote of the Company Stockholders at the Company Stockholder Meeting; and (B) use reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval and the vote of the holders of shares of Company Common Stock required by applicable Law to effect the Merger.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will be permitted to postpone or adjourn the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC; (iii) to ensure that any supplement or amendment to the Proxy Statement or Schedule 13e-3 required by applicable Law is provided to the holders of shares of Company Common Stock with a reasonable amount of time in advance of the Company Stockholder Meeting; (iv) Parent has so consented in writing; or (v) to allow additional time for the solicitation of votes in order to obtain the Requisite Stockholder Approval (provided that the Stockholder Meeting shall not be postponed or adjourned by more than 10 Business Days pursuant to this clause (v)). If requested by Parent in order to allow additional time for the solicitation of votes in order to obtain the Requisite Stockholder Approval, the Company shall postpone or adjourn the meeting for up to 10 Business Days. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned by more than 10 Business Days for each event giving rise to such a postponement or adjournment. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

6.5 Financing.

(a) No Amendments to Commitment Letters or Fee Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub (without the prior written consent of the Company) will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, any Commitment Letter or Fee Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing or the Debt Financing, as applicable; (ii) impose new or additional conditions to the receipt of the Equity Financing or the Debt Financing, as applicable, on or prior to Closing; (iii) otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or the Debt Financing, as applicable, or any other terms to the Equity Financing or the Debt Financing, as applicable, in a manner that, in each case with respect to this clause (iii), would reasonably be expected to (A) materially delay or prevent the occurrence of the Closing or (B) make the timely funding of the Equity Financing or the Debt Financing, or the satisfaction of the conditions to obtaining the Equity Financing or the Debt Financing, less likely to occur in any material respect; or (iv) adversely impact in any material respect the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to any Commitment Letter in accordance with the terms and conditions of such Commitment Letter. Parent shall promptly notify the Company upon becoming aware of any fact, event or circumstance that could be reasonably likely to make the funding of the Equity Financing or the Debt Financing, on the conditions set forth in the Equity Commitment Letters or the Debt Commitment Letter, as applicable, less likely to occur. It is understood and agreed that Parent may, without the consent of the Company amend the Debt Commitment Letter and the Debt Fee Letter to add lenders, arrangers, bookrunners, agents, managers or similar entities that have not executed the Debt Commitment Letter and Debt Fee Letter as of the date of this Agreement, provided that the commitments of the initial lenders under the Debt Commitment Letter shall not be reduced without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper and advisable to obtain the Financing on the terms and conditions described in the Commitment Letters (including after giving effect to any “flex” terms contained therein or in any Fee Letter), including (A) using its reasonable best efforts to maintain in effect the Commitment Letters in accordance with their respective terms and subject to the conditions thereof; (B) complying with its obligations under each Commitment Letter and Fee Letter; (C) satisfying on a timely basis the conditions to funding the Financing in each Commitment Letter and Fee Letter, if any, that are within its control; (D) using its reasonable best efforts to consummate the Financing at or prior to the Closing; (E) complying with its obligations pursuant to each Commitment Letter and Fee Letter; (F) negotiating, executing and delivering definitive agreements with respect to the Financing that reflect the terms and conditions contained in the Commitment Letters (including, without limitation after giving full effect to any “flex” provisions contained therein or in the Fee Letters); and (G) enforcing its rights pursuant to each Commitment Letter.

(c) Information from Parent. Parent will keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the Financing. Without limiting the generality of the foregoing, Parent and Merger Sub must give the Company prompt notice (A) of any breach (or breach that has been threatened in writing) or default (or any event or circumstance that, with or without notice or lapse of time, or both, could reasonably be expected to give rise to any breach or default) by Parent or Merger Sub or, to Parent or Merger Sub’s knowledge, any other party to any of the Commitment Letters or Fee Letters; (B) of the receipt by Parent or Merger Sub of any written notice or communication from any party to any of the Commitment Letters with respect to any (1) breach (or threatened breach), default, termination or repudiation by any party to a Commitment Letter, Fee Letter, or any definitive agreements related to the Financing or any provisions of such Commitment Letter, Fee Letter, or such definitive agreements or (2) dispute or disagreement between or among any parties to any Commitment Letter or Fee Letter with respect to this Agreement, any Commitment Letter, Fee Letter, the Merger or the other transactions contemplated by this Agreement, or the Financing, other than in disputes regarding the negotiation of the definitive documentation in respect thereof, but not with respect to the enforceability of any of the foregoing; and (C) if for any reason Parent or Merger Sub at any time believes that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Commitment Letters or any definitive agreements related to the Financing. Parent will provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event within two (2) Business Days) after the date that the Company delivers a written request therefor to Parent. Parent shall provide the Company with complete, correct and executed copies of any material amendment, modification or replacement (it being understood that any amendments, modifications or replacements shall only be as permitted herein) of any Commitment Letter (or any of the Fee Letters, subject to customary redactions as provided above) promptly following their execution.

(d) Enforcement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require Parent or Merger Sub to (i) bring any enforcement action against any source of Equity Financing or to enforce its rights pursuant to any Equity Commitment Letter, or (ii) seek the Equity Financing or Debt Financing (other than as provided in Section 6.6(b) and Section 6.6(e) below) from any source other than a counterparty to, or in any amount in excess of that contemplated by the applicable Commitment Letter.

6.6 Debt Financing Cooperation.

(a) Cooperation by the Company with the Debt Financing. Prior to the Effective Time, upon request by Parent, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries and their respective Representatives to use their reasonable best efforts, to provide all cooperation as may be customary and reasonably requested by Parent in connection with the Debt Financing, including, without limitation, to:

(i) participate (and cause senior management and Representatives of the Company to participate) in a reasonable and limited number of meetings, presentations, and due diligence sessions with the Debt Financing Sources in respect of the Debt Financing;

(ii) solely with respect to financial information and data derived from the Company’s historical books and records and maintained in the ordinary course of business, assist Parent with providing information reasonably required in connection with the preparation of pro forma financial information and pro forma financial statements to the extent required by the Debt Financing Sources, it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing; (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent;

(iii) assist Parent in connection with the preparation and registration of (but not execute) any credit agreements, guarantees, pledge and security documents, and certificates and other definitive financing documents (including all information relating to the Company and its Subsidiaries and their respective businesses that is required to be included in any disclosure schedules thereto), in each case, as may be reasonably requested by Parent or the Debt Financing Sources, and otherwise necessary to facilitate the preparation, negotiation, execution and delivery of such financing documents and the pledging of collateral and the granting of security interests and perfection thereof in respect of the Debt Financing, it being understood that such documents will not be recorded or take effect until the Effective Time;

(iv) upon request, furnish Parent, Merger Sub and the Debt Financing Sources, as promptly as practicable, with (A) audited financial statements of the Company and its Subsidiaries on a consolidated basis for the most recently completed fiscal year ended at least 90 days before the Closing Date; and (B) unaudited consolidated balance sheets and related unaudited statements of income and cash flows related to the Company and its Subsidiaries on a consolidated basis for each subsequent fiscal quarter (other than the fourth fiscal quarter) ended at least 45 days before the Closing Date;

(v) deliver notices of prepayment within the time periods required by the Credit Agreement, and give any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all obligations (other than contingent obligations for which no claim has been asserted) under the Credit Agreement;

(vi) obtain and deliver to Parent, at least two (2) Business Days prior to the Closing Date, (i) a customary payoff letter (which letter shall, for the avoidance of doubt, specify the aggregate non-contingent amount of Indebtedness owed by the Company and its Subsidiaries under the Credit Agreement as of the proposed payoff date together with any prepayment premiums, breakage costs, and other expenses and fees incurred in connection with the repayment thereof), and indicating that upon repayment of all such outstanding obligations (other than contingent and expense reimbursement obligations not yet due) arising under or relating to such Credit Agreement shall be repaid and extinguished in full, and that upon receipt of such amount, all security interests thereunder will be automatically terminated and all liens automatically released, along with (ii) customary lien releases relating to such liens; and

(vii) furnish Parent and the Debt Financing Sources no later than 3 Business Days prior to the Closing Date, with all documentation and other information about the Company and its Subsidiaries as is reasonably requested by Parent at least nine (9) Business Days prior to the Closing Date, in accordance with the requirements of the Debt Financing Sources, and that is required by regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the requirements of 31 C.F.R. §1010.230.

(b) Alternative Financing. In the event that all or any portion of the Debt Financing becomes unavailable on the terms and subject to the conditions (including any “flex” provisions) contemplated in the Debt Commitment Letter and the Fee Letters (other than as a result of a breach of any representation, warranty, covenant or other provision of this Agreement by the Company), to fund the Required Amount, Parent shall, to the extent permitted by the Debt Commitment Letter, use its reasonable best efforts to replace the unavailable portion of Debt Financing with alternative financing arrangements; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount, (ii) are not materially less favorable, in the aggregate, to Parent (as determined by Parent in good faith) than those set forth in the Debt Commitment Letter and Fee Letters (the “Alternate Debt Financing”), and (iii) obtain one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Debt Commitment Letters”), which New Debt Commitment Letters will replace the existing Debt Commitment Letter in whole or in part. Parent shall promptly provide the Company with a copy of any New Debt Commitment Letters (and any fee letters in connection therewith, subject to customary redaction as described above).

(c) References to Financing. To the extent Parent obtains Alternate Debt Financing pursuant to Section 6.6(b), or amends, restates, amends and restates, replaces, substitutes, supplements, waives or otherwise modifies any of the Financing, as applicable, pursuant to Section 6.5(a), references to the “Financing”, the “Debt Financing”, the “Equity Financing”, the “Debt Commitment Letter”, the “Equity Commitment Letters”, the “Commitment Letters”, the “Commitment Letter”, the “Fee Letters” and the “Fee Letter” (and other like terms in this agreement) shall be deemed to refer to such alternative financing, or the Financing as so amended, restated, amended and restated, replaced, substituted, supplemented, waived or otherwise modified.

(d) Limitation on Obligations of the Company. Nothing in this Section 6.5(d) or any other provision of this Agreement will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or any other Contract, provide any additional security or guaranties or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) prepare or provide any Excluded Information; or (v) take any action that, in the good faith determination of the Company, would (a) interfere with the conduct of the business of the Company and its Subsidiaries; (b) create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; (c) cause any representation or warranty or covenant contained in this Agreement to be breached; or (d) cause the Company or any of its Subsidiaries to violate or waive any attorney-client or other applicable privilege or breach any Contract, applicable Law or certificate of incorporation, bylaws or similar organizational document. In addition, (A) no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time; (B) neither the Company nor any of its Subsidiaries will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (C) any bank information memoranda required in relation to the Debt Financing will contain disclosure and financial statements reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.5(d) will require (1) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.5(d) that could reasonably be expected to result in personal liability to such Representative; (2) the Company Board to approve any financing or Contracts related thereto; (3) the Company and its Subsidiaries to take any action that would conflict with or violate its organizational documents or any applicable Laws, or result in a violation of, breach of, or default under, any agreement to which the Company or any of it is Subsidiaries is a party; and (4) the Company and its Subsidiaries to provide any information (a) the disclosure of which is prohibited or restricted under applicable Law or any agreement, contract or understanding binding on the Company or its Subsidiaries; or (b) where access to such information would (i) give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information; or (ii) violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate its rights pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound.

(e) Use of Logos. The Company consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos are used (i) solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries; (ii) solely in connection with a description of the Company, its business and products or the Merger; and (iii) in a manner consistent with the other terms and conditions that the Company reasonably imposes.

(f) Confidentiality. All non-public or other confidential information provided by the Company, any of its Subsidiaries or any of their respective Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Debt Financing Sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(g) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.6.

(h) Indemnification. The Company, its Subsidiaries and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging or obtaining the Debt Financing (including any cooperation pursuant to Section 6.6(a) pursuant to this Agreement or the provision of information utilized in connection therewith), provided that Parent shall not be liable to the extent such liabilities have resulted from the bad faith, gross negligence or willful misconduct of the Company, its Subsidiaries or any of their respective Representatives, or by information provided by the Company that is false or misleading in any material respect. Parent’s obligations pursuant to Section 6.6(g) and this Section 6.6(h) are referred to collectively as the “Reimbursement Obligations.”

(i) No Exclusive Arrangements. In no event will Parent or Merger Sub (and Parent and Merger Sub will each cause their respective Representatives (which for this purpose will be deemed to include the Debt Financing Sources, Guarantors and each direct investor in Parent or Merger Sub (pursuant to each Equity Commitment Letter or otherwise) or any other potential financing sources of Parent, Merger Sub and such investors not to)) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing debt financing to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

(j) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. If any Debt Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger. In furtherance of the foregoing, the Company will have the option, but not the obligation, of having an appropriate senior officer of the Company provide any solvency certificate required or requested to be provided by any of the Financing Sources in connection with the Closing or otherwise.

6.7 Anti-Takeover Laws. Neither Parent nor the Company will take any action that would cause any restrictions on business combinations set forth in the Charter or any “takeover” Law to become applicable to this Agreement, the Support Agreements, the transactions contemplated hereby or thereby or the Merger. Each of Parent, the Company and the Company Board will (a) take all actions within their power to ensure that any restrictions on business combinations set forth in the Charter or any “anti-takeover” Law are not or do not become applicable to this Agreement, the Support Agreements, the transactions contemplated hereby or thereby, or the Merger; and (b) if any restriction on business combinations set forth in the Charter or applicable “anti-takeover” Law is or becomes applicable to this Agreement, the Support Agreements, the transactions contemplated hereby or thereby, or the Merger, take all action within their power to ensure that this Agreement, the Support Agreements, the transactions contemplated hereby or thereby, and the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such restriction or Law on this Agreement, the Support Agreements, the transactions contemplated hereby or thereby, and the Merger.

6.8 Information Access During the Pre-Closing Period. During the Pre-Closing Period, the Company will, and will cause its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records, and personnel of the Company and its Subsidiaries as requested in connection with the consummation of the transactions contemplated by this Agreement or planning with respect to post-closing integration, operations or value creation and promptly provide Parent and its Representatives with all reasonably requested information regarding the business of the Company and such additional information regarding the Company as Parent may reasonably request, in each case, that are requested in connection with the consummation of the transactions contemplated by this Agreement or planning with respect to post-closing integration, operations or value creation. Notwithstanding the prior sentence, the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company or any of its Subsidiaries is a party or is otherwise bound would violate, or cause a default pursuant to, or give a third Person the right to terminate or accelerate rights pursuant to, such Contract; (d) such access would result in the disclosure of any Trade Secrets of any third Person; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, provided, however, that in such instances, the Company shall inform Parent of the general nature of the information being withheld and, upon Parent’s request, reasonably cooperate with Parent to provide such information, in whole or in part, in a manner that would not result in any of the outcomes described in the foregoing clauses (a) through (e). Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, health and safety measures, and insurance requirements, and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase II environmental assessments without the prior written consent of the Company. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth in this Section 6.8 by electronic means if physical access is not reasonably feasible or would not be permitted under applicable public health or similar Laws or measures.

6.9 Section 16(b) Exemption. Prior to the Effective Time, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b 3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.10(b), whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements with the Company or any of its Subsidiaries in effect as of the Effective Time, each Indemnified Person (in their capacity as such) from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); and (ii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent) (any such Legal Proceeding, an “Indemnified Party Proceeding”). Notwithstanding the foregoing, if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In connection with an Indemnified Party Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time; (B) upon receipt of an undertaking by or on behalf of such Indemnified Person to repay any amount if it is ultimately determined that such Indemnified Person is not entitled to indemnification, the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Indemnified Party Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Indemnified Party Proceeding; and (C) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation or any of their respective Affiliates will settle, compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Indemnified Party Proceeding. No Indemnified Person shall compromise, settle or consent to an arrangement regarding, or agree to compromise, settle or consent to an arrangement regarding, any Indemnified Party Proceeding for which indemnification is or will be sought under this Section 6.10(b) unless Parent has consented thereto in writing and Parent and the Surviving Corporation shall not have any liability for any such compromise, settlement or arrangement effected without Parent’s prior written consent. Notwithstanding the foregoing, the provisions of this Section 6.10(b) shall not modify, amend, remove or otherwise alter any indemnification obligations of the Company set forth in the Charter, Bylaws or any indemnification agreements.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay aggregate premiums in excess of 300 percent of the amount paid by the Company for coverage for its last full fiscal year (such 300 percent amount, the “Maximum Premium”). If the aggregate premiums of such insurance coverage exceed the Maximum Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 6.10(c), the Company may (and, at Parent’s request, shall) purchase a prepaid “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for the Tail Policy does not exceed the Maximum Premium, it being understood that if the aggregate cost would exceed that limit, the Company may (and, at Parent’s request, shall) purchase as much coverage as reasonably practicable up to such limit. If the Company does not purchase a Tail Policy prior to the Closing, Parent shall have the right, in lieu of maintaining the D&O Insurance pursuant to this Section 6.10(c), to purchase a Tail Policy. If the Company purchases the Tail Policy prior to the Effective Time, then the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.

(d) Successors and Assigns. Proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10 if Parent, the Surviving Corporation or any of their respective successors or assigns either (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person.

(e) No Impairment; Third-Party Beneficiary Rights. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and his or her heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or the Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy are intended to be third-party beneficiaries of this Section 6.10, with full rights of enforcement. The rights of the Indemnified Persons (and other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law.

(f) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans set forth on Section 3.19(a) of the Company Disclosure Letter in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from amending or terminating any such Company Benefit Plans in accordance with their terms or if otherwise required pursuant to applicable Law.

(b) Employment; Benefits. The Surviving Corporation or one of its Subsidiaries will (and Parent will cause the Surviving Corporation or one of its Subsidiaries to) continue the employment of all Continuing Employees immediately following the Effective Time by taking such actions, if any, as are required by applicable Law. After the Effective Time and until December 31, 2023, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) (i) provide the Continuing Employees with employee benefits (other than the opportunity to participate in employee stock purchase plans, equity or equity-based benefits, retention, change in control, nonqualified deferred compensation, incentive, bonus or transaction benefits, defined benefit pension, nonqualified deferred compensation or post-employment welfare benefit plans or arrangements (collectively, the “Excluded Arrangements”)) of the Surviving Corporation or any of its Subsidiaries on terms and conditions that are substantially comparable in the aggregate to those in effect at the Company or its Subsidiaries on the date of this Agreement under the Company Benefit Plans set forth under Section 3.19(a) of the Company Disclosure Letter; and (ii) provide annual base salary, base wages and short-term target cash incentive opportunities to each Continuing Employee that, taken as a whole, are no less favorable in the aggregate than the base salary, base wages and short-term target cash incentive opportunities provided to such Continuing Employee immediately prior to the Effective Time. In each case, base salary, base wages and short-term target cash incentive compensation opportunities (other than the Excluded Arrangements) will not be decreased following the Effective Time until December 31, 2023, for any Continuing Employee employed during that period. After the Effective Time and until December 31, 2023, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide to Continuing Employees who are terminated without cause severance benefits that are no less favorable than those provided by the Company and its Subsidiaries as of the date of this Agreement under the Company Benefit Plans set forth under Section 3.19(a) of the Company Disclosure Letter.

(c) New Plans. At or after the Effective Time, Parent will, or will cause the Surviving Corporation or any other Subsidiary of Parent to, cause to be granted to the Continuing Employees credit for all service with the Company and its Subsidiaries prior to the Effective Time and with Parent, the Surviving Corporation, and any of their Subsidiaries on or after the Effective Time, for purposes of eligibility to participate, vesting (other than vesting of future equity awards), for purposes of future vacation accrual under the Company’s current plan and for purposes of determining severance pay entitlement, to the same extent that such service was recognized for similar purposes under the Company Benefit Plans, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits, and shall not include the Excluded Arrangements. In addition, and without limiting the generality of the foregoing, Parent and the Surviving Corporation will use commercially reasonable efforts to cause (i) each Continuing Employee to be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by Parent and its Subsidiaries (other than the Company Benefit Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any New Plan replaces coverage pursuant to a comparable Company Benefit Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any Continuing Employee, all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents (to the same extent such conditions, limitations or requirements were met or otherwise not applicable to such Continuing Employee under the Old Plans as of the Effective Time), and any eligible expenses incurred by such Continuing Employee and his or her covered dependents under an Old Plan providing group health benefits during the portion of the plan year of the

Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee if participation under a New Plan flexible spending account plan occurs mid-year. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time.

(d) No Third Person Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.11 nor any provisions of this Agreement relating to Company Benefit Plans will be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to maintain or continue any Company Benefit Plan or prevent the amendment, modification, suspension or termination thereof or under any other compensation or benefit plan or arrangement after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) be treated as establishment of or an amendment of, or undertaking to amend, any Company Benefit Plan or other compensation or benefit plan or arrangement.

(e) Employee Communications and Consultations. From and after the date hereof until the Closing, the Company shall give Parent the opportunity to review and comment on any broad-based communications to be distributed to or shared with Service Providers relating to the transactions contemplated by this Agreement or terms of employment (and shall consider and incorporate in good faith any comments so provided by Parent).

6.12 Obligations. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. The Company will take all action necessary to cause its Subsidiaries to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement.

6.13 Notification of Certain Matters.

(a) Notification by the Company. During the Pre-Closing Period, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company that is set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.

(b) Notification by Parent. During the Pre-Closing Period, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub that is set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.

(c) Impact of Non-Compliance. Notwithstanding anything to the contrary in this Agreement, a breach of the obligations of the Company or Parent under this Section 6.13 will not be taken into account for purposes of determining whether any conditions set forth in Article VII have been satisfied.

6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, unless the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee has made a Company Recommendation Change, the Company and its Representatives, on the one hand, and Parent and Merger Sub and their respective Representatives, on the other hand, will consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Merger and neither party shall issue any press release or make any public announcement or statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed; provided, that to the extent such release or announcement is required by applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company are listed, the party required to make the release, announcement or statement shall use reasonable best efforts to consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release, announcement or statement in advance of such issuance. Notwithstanding the foregoing, neither Parent nor the Company will be obligated to engage in such consultation with respect to communications that are (i) principally directed to its employees, suppliers, customers, partners or vendors so long as such communications are consistent with prior communications previously agreed to by Parent and the Company and do not add additional material information not included in such previous communication (in which case such communications may be made consistent with such plan); (ii) related to a Superior Proposal or Company Recommendation Change or, in each case, any action taken pursuant thereto; (iii) with respect to any dispute or Legal Proceeding solely among the Parties or their respective Affiliates, or with parties to the Equity Commitment Letters or the Debt Financing Sources, related to this Agreement, the Transaction Documents, the Equity Financing or the Debt Financing; or (iv) substantively consistent with previous public disclosures made by the Parties in compliance with this Section 6.14 and which do not add additional material information not included in such previous disclosure. Parent will not be obligated to engage in such consultation with respect to communications that are principally directed to its existing or prospective general or limited partners, equity holders, members and investors of Parent or its Affiliates, so long as such communications are consistent with prior communications previously agreed to by Parent and the Company and do not add additional material information not included in such previous communication.

6.15 Transaction Litigation.

(a) Notice. During the Pre-Closing Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary in Section 9.2, the notice contemplated by the prior sentence will only be delivered to counsel to Parent and may be delivered by email.

(b) Cooperation. The Company (i) will (A) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (B) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (C) consider in good faith Parent’s advice with respect to any Transaction Litigation; and (ii) may not compromise or settle, or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15(b), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company, and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company shall consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Class A Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Class A Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.18 Payoff of Credit Agreement. At or prior to the Effective Time, Parent will provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding under the terms of the Credit Agreement. Promptly following the Effective Time, the Company will repay and discharge such indebtedness (other than any contingent obligations for which no claim has been asserted) in a manner reasonably acceptable to the parties to the Credit Agreement and Parent.

6.19 Parent Vote at Merger Sub. Promptly following the execution and delivery of this Agreement (but in any event within 24 hours of the date of this Agreement), Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement and approving the Merger in accordance with the DGCL (such adoption and approval, the “Merger Sub Stockholder Approval”).

6.20 Conduct of Business by Parent and Merger Sub. During the Pre-Closing Period, unless the Company otherwise consents, Parent and Merger Sub will not acquire or agree to acquire by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger, including by (i) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any consent of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) materially increasing the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger; or (iii) materially increasing the risk of not being able to remove any such order on appeal or otherwise. Other than filings made in connection with the transaction contemplated by this Agreement, Parent shall procure that none of Parent’s Affiliates (other than “portfolio companies” of Parent or such Affiliates as such term is customarily defined in the private equity industry) shall make any filing pursuant to the HSR Act that would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period or (ii) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise.

6.21 Prohibition on Certain Discussions. Except as approved by the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee, before the receipt of the Requisite Stockholder Approval, Parent will not, and will cause its Affiliates (including any Guarantor and any of Guarantors’ Affiliates) not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding), and solely with respect to (b) and (c), not to engage in any discussions (whether verbal or written) about, with any director, officer, employee or equityholder of the Company (other than KKR, Elephant and the Founder) (a) regarding any continuing employment or consulting relationship with the Parent, the Surviving Corporation or any of their respective Affiliates following the Effective Time; (b) pursuant to which any such Person would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; or (c) pursuant to which such Person or any of its Affiliates would agree to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company in connection with the Merger.

6.22 Promissory Note. Immediately prior to the Effective Time, to the extent requested by Parent, Parent shall issue a promissory note to the Company, the amount and terms of which shall be reasonably determined by Parent (the “Promissory Note”).

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law and except with respect to Section 7.1(a), which will not be waivable) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Requisite Stockholder Approval will have been obtained at the Company Stockholder Meeting.

(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents pursuant thereto will have been obtained.

(c) No Prohibitive Injunctions or Laws. No (i) temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other Order, legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, (ii) action will have been taken by any Governmental Authority of competent jurisdiction, and (iii) Law will have been enacted, entered, enforced or deemed applicable to the Merger, that, in the case of each of the foregoing clauses (i), (ii) or (iii), prevents, materially restrains or materially impairs the consummation of the Merger (any such Order, injunction, restraint, prohibition, action or Law, a “Restraint”). It is agreed that the receipt by any Party of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 7.1(c) to be satisfied.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) In General. Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Company Material Adverse Effect.

(ii) Specified Representations and Warranties. The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(a), Section 3.3(c), Section 3.4, Section 3.7(c), Section 3.8(c), Section 3.12(a) and Section 3.26 that (A) are not qualified by a Company Material Adverse Effect qualification will be true and correct in all material respects as of the Closing Date, as if made at and as of the Closing Date (without giving effect to any materiality qualification set forth therein) (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date) and (B) that are qualified by a Company Material Adverse Effect qualification will be true and correct in all respects (without disregarding such Company Material Adverse Effect qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii) Capitalization. The representations and warranties set forth in Section 3.7(a) and Section 3.7(b) will be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date, except for inaccuracies which would not result in an increase to the amount payable by Parent to consummate the Merger of more than $12,500,000 (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date, except for inaccuracies which would not result in an increase to the amount payable by Parent to consummate the Merger of more than $12,500,000, as of such earlier date).

(b) Performance of Covenants. The Company will have performed and complied in all material respects with all covenants in this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

(e) FIRPTA Certificate. Parent and Merger Sub will have received a notice to the IRS satisfying the requirements of Treasury Regulations Section 1.897-2(h)(2), dated as of the Effective Time and properly executed by the Company, and a properly executed certificate, dated as of the Effective Time, satisfying the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3).

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all obligations in this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

7.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s breach or other failure to comply with or perform its obligations under this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as provided in this Agreement), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company if any Restraint has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has materially breached its obligations in this Agreement and such breach has been the primary cause of or primarily resulted in the final nonappealable Restraint;

(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m. on August 11, 2023, (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement and approval of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting;

(e) by Parent if the Company has breached or failed to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.1 or Section 7.2, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the earlier of (A) 30 days after delivery by Parent to the Company of written notice of such breach or failure to perform, or (B) the Termination Date, it being understood that Parent will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to termination; and (ii) Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if Parent is then in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in this Agreement such that the Company would be entitled to terminate pursuant to Section 8.1(g) (disregarding for this purpose whether any applicable cure period required by Section 8.1(g) has been completed);

(f) by Parent if, prior to the Company obtaining the Requisite Stockholder Approval, the Company Board, acting upon the recommendation of the Company Special Committee, or the Company Special Committee has effected a Company Recommendation Change;

(g) by the Company if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the earlier of (A) 30 days after delivery by the Company to Parent of written notice of such breach or failure to perform, or (B) the Termination Date, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to termination; and (ii) the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if the Company is then in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in this Agreement such that Parent would be entitled to terminate pursuant to Section 8.1(e) (disregarding for this purpose whether any applicable cure period required by Section 8.1(e) has been completed);

(h) by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board, acting upon the recommendation of the Company Special Committee, has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.4 with respect to such Superior Proposal; and (iv) the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to and in accordance with Section 8.3(b)(iii); or

(i) by the Company, upon notice to Parent, if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which would be satisfied if the Closing were on such date), or, to the extent permitted by applicable Law or this Agreement, waived; (ii) the Company has (irrevocably for a period of five (5) Business Days) notified Parent in writing that the Company stands ready, willing and able to consummate, and will consummate, the Closing; (iii) the Company gives Parent written notice at least five Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) and (iv) Parent and Merger Sub fail to consummate the Merger within such five (5) Business Days after the delivery by the Company of such notice (or, if earlier, the Termination Date).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties, as applicable. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Parties, as applicable, except, and subject in all respects to this Section 8.2, that Section 6.6(i), Section 6.6(j), Section 6.14, Section 8.3, Article IX and this Section 8.2 will each survive the termination of this Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to Section 8.3(f), nothing in this Agreement will relieve any Party from any liability for any fraud or Willful Breach of this Agreement prior to the termination of this Agreement (provided that under no circumstances will the amount payable by Parent and Merger Sub under this Agreement (other than in the event the Merger is consummated) (including any payment of the Parent Termination Fee and any monetary damages for fraud or Willful Breach or for any other reason) exceed, in the aggregate, the amount of the Parent Termination Fee plus the Reimbursement Obligations plus any Enforcement

Expenses). No termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, the Guarantees or the Equity Commitment Letters, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(d), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with entering into this Agreement and the consummation of the Merger.

(b) Company Payments.

(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), a “bona fide” Acquisition Proposal has been publicly announced or publicly disclosed; and (C) within one year of the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will, concurrently with the earlier of the consummation of such Acquisition Transaction or the entry into a definitive agreement with respect to such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time). For purposes of this Section 8.3(b)(i) (other than with respect to clause (B) all references to “15 percent” and “85 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50 percent”, and with respect to clause (B) all references to “15 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “40 percent” and all references to “85 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “60 percent”).

(ii) Company Recommendation Change. If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must, within two Business Days following such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).

(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must, concurrently with such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).

(iv) Requisite Stockholder Approval. If the Company or Parent shall terminate this Agreement pursuant to Section 8.1(d), then the Company shall reimburse Parent for its reasonable and documented third party transaction expenses incurred in connection with the negotiation of the transactions contemplated hereby within two (2) Business Days after the later of such termination or Parent’s provision to the Company of documentation of all such expenses by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time); provided, however, in no event shall any such reimbursement of transaction expenses payable under this Section 8.3(b)(iv) exceed $15,000,000).

(c) Parent Payment. If this Agreement is validly terminated pursuant to Section 8.1(g) or Section 8.1(i), then Parent must, within two Business Days following such termination, pay or cause to be paid to the Company or its designee an amount equal to the Parent Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(c) (which Schedule may be updated by the Company from time to time).

(d) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee or the Parent Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee or the Parent Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.

(e) Payments; Default. The Parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amounts due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, then the non-paying party will pay or cause to be paid to the other party the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the other party in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal or other authoritative source on the date that such payment or portion thereof was required to be made) plus five percent through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”) (provided, however, in no event shall any Enforcement Expenses payable under this Section 8.3(e) exceed $2,500,000).

(f) Sole and Exclusive Remedy.

(i) For the Company Related Parties. If this Agreement is validly terminated pursuant to Section 8.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c), the Reimbursement Obligations, and any Enforcement Expenses to the extent owed pursuant to Section 8.3(e), in each case from Parent (or the Guarantors under the Guarantees), and the Company’s right to specific performance pursuant to Section 9.10(b) will be the sole and exclusive remedies of the Company Related Parties against the Parent Related Parties in respect of this Agreement, the Transaction Documents, the Merger and the transactions contemplated by this Agreement or the Transaction Documents or any other agreement executed in connection herewith, the termination of this Agreement, any matters forming the basis of such termination, the failure to consummate the Merger or any claims or actions under applicable Law arising therefrom (except as otherwise expressly contemplated by this Section 8.3(f)(i)). Upon payment of, in each case, to the extent required, the Parent Termination Fee, the Reimbursement Obligations and any Enforcement Expenses by Parent (or the Guarantors under the Guarantees), none of the Parent Related Parties will have any further liability or obligation to any of the Company Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents or any other agreement executed in connection herewith, the termination of this Agreement, any matters forming the basis of such termination, the failure to consummate the Merger or any claims or actions under applicable

Law arising therefrom, except that the Parties or their respective applicable Affiliates (or both) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement. Notwithstanding the foregoing, this Section 8.3(f)(i) will not relieve Parent or Merger Sub from any liability (1) for any fraud or Willful Breach of this Agreement, except that under no circumstances will the amount payable by Parent and Merger Sub under this Agreement (other than in the event the Merger is consummated) (including any payment of the Parent Termination Fee and any monetary damages including for fraud or Willful Breach) exceed, in the aggregate, the amount of the Parent Termination Fee plus the Reimbursement Obligations plus any Enforcement Expenses, or (2) for any breaches of the Confidentiality Agreement and in no event shall Parent be required to pay both damages under this Agreement and the Parent Termination Fee. In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award (other than (1) the Parent Termination Fee to the extent owed pursuant to Section 8.3(c), the Reimbursement Obligations, and any Enforcement Expenses, in each case from Parent (or the Guarantors under the Guarantees), (2) any monetary recovery or award for a breach of the Confidentiality Agreement or (3) subject to the limitations in this Section 8.3(f)(i), monetary recovery or award for fraud or Willful Breach of this Agreement) against any Parent Related Parties, and in no event will the Company be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages (other than (1) the Parent Termination Fee to the extent owed pursuant to Section 8.3(c), the Reimbursement Obligations, and any Enforcement Expenses, in each case from Parent (or the Guarantors under the Guarantees), (2) any monetary recovery or award for a breach of the Confidentiality Agreement, or (3) subject to the limitations in this Section 8.3(f)(i), monetary recovery or award for fraud or Willful Breach of this Agreement) against any Parent Related Parties for, or with respect to, this Agreement, the Transaction Documents, the Merger, the transactions contemplated by this Agreement or the Transaction Documents or any other agreement executed in connection herewith, the termination of this Agreement, any matters forming the basis of such termination, the failure to consummate the Merger or any claims or actions under applicable Law arising therefrom. Nothing in this Section 8.3(f)(i) will preclude any liability of the Debt Financing Sources to Parent or Merger Sub under the definitive agreements relating to the Debt Financing or limit Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Debt Financing Source pursuant to the definitive agreements relating to the Debt Financing.

(ii) For the Parent Related Parties. If this Agreement is validly terminated pursuant to Section 8.1 in a situation in which the Company Termination Fee is payable pursuant to Section 8.3(b) and paid, Parent’s receipt of the Company Termination Fee and any Enforcement Expenses to the extent owed pursuant to Section 8.3(f) will be the sole and exclusive remedies of the Parent Related Parties against the Company Related Parties in respect of this Agreement (except as otherwise expressly contemplated by this Section 8.3(f)(ii)), the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, any matters forming the basis of such termination, or the failure to consummate the Merger (except as otherwise expressly contemplated by this Section 8.3(f)(ii)). Following the valid termination of this Agreement pursuant to Section 8.1, including upon payment of the Company Termination Fee and any Enforcement Expenses in a situation in which the Company Termination Fee is payable and is paid, none of the Company Related Parties will have any further liability or obligation to any of the Parent Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents and the Confidentiality Agreement or the transactions contemplated by this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising therefrom. Notwithstanding the foregoing, this Section 8.3(f)(ii) will not relieve the Company from any liability for any fraud or Willful Breach of this Agreement or pursuant to Section 8.3(a), as applicable and in no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, any monetary recovery or award (except pursuant to the Confidentiality Agreement or pursuant to Section 8.3(a), as applicable) against the Company Related Parties (excluding the Company). If this Agreement is validly terminated pursuant to Section 8.1in a situation in which the Company Termination Fee is not payable, the Company’s liability shall be limited to liability arising from any fraud or Willful Breach of this Agreement. For the avoidance of doubt, other than the obligations of the Company provided in this Agreement, no Company

Related Party other than the Company will have any liability for monetary damages to any Parent Related Party or any other Person relating to or arising out of this Agreement or the Merger.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices.

(a) Addresses for Notice. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email (except that notice given by email will not be effective unless either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 9.2 or (B) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 9.2 (excluding “out of office” or other automated replies)). In each case, the intended recipient is set forth below:

if to Parent, Merger Sub or the Surviving Corporation to:

c/o Vista Equity Partners management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Attn:    Rod Aliabadi

     Nick Prickel

     Christina Lema

Email: [* * *]

     [* * *]

     [* * *]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Daniel E. Wolf, P.C.

         David M. Klein, P.C.

         Chelsea Darnell

Email:   [* * *]

    [* * *]

    [* * *]

if to the Company (prior to the Effective Time) to:

KnowBe4, Inc.

33 North Garden Avenue, Suite 12000

Clearwater, Florida 33755

Attn:   General Counsel

Email: [* * *]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019-6022

Attn: Megan J. Baier

         Catherine V. Riley Tzipori

Email: [* * *]

            [* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn:   Todd Cleary

Email: [* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attn:   Douglas K. Schnell

Email: [* * *]

if to the Company Special Committee (prior to the Effective Time) to:

Special Committee of the Bord of Directors of KnowBe4, Inc.

c/o KnowBe4, Inc

33 North Garden Avenue

Clearwater, FL 33755

Attn:   General Counsel

Email: [* * *]

with a copy (which will not constitute notice) to:

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, DE 19801

Attn:   Mark A. Morton

           Alyssa K. Ronan

Email: [* * *]

            [* * *]

(b) Additional Procedures Related to Notices. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 9.2 as of the date of rejection, refusal or inability to deliver. Any notice received by the addressee on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 9.2 through a notice given in accordance with this

Section 9.2, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) the Business Day after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval. The Company and the Company Board may not take or authorize any such action without the prior approval of the Company Special Committee. Notwithstanding the foregoing, the provisions of this Section 9.3 along with the provisions of Section 8.3(f), Section 9.5, Section 9.8, Section 9.10(b), Section 9.12(b), Section 9.13 and Section 9.16(b) (or any other provision of this Agreement, the amendment, modification or alteration of which has the effect of modifying such provisions) in each case solely as it related to any Debt Financing Source may not be amended in a manner adversely affecting any such Debt Financing Source without the written consent of such adversely affected Debt Financing Source.

9.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right. The Company and the Company Board may not take any of the actions contemplated by this Section 9.4 without the prior approval of the Company Special Committee.

9.5 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any source of Equity Financing or any Debt Financing Source pursuant to the terms of the Equity Financing or Debt Financing, respectively, for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Equity Financing or the Debt Financing. It is understood and agreed that, in each case, such assignment shall not (i) affect the obligations of the parties to any debt commitment letter (or definitive agreements) related to the Debt Financing, to the Equity Commitment Letters or to the Guarantees; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock or Company Equity-Based Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement. The Company and the Company Board may not take any of the actions contemplated by this Section 9.5 without the prior approval of the Company Special Committee.

9.6 Confidentiality. Parent, Merger Sub and the Company acknowledge that Vista Equity Partners Management, LLC and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent or Merger Sub in connection with the Merger or pursuant to this Agreement (including any information obtained pursuant to Section 6.8) in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by.

9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreement, the Support Agreements, the Company Disclosure Letter, the Guarantees and the Equity Commitment Letters, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the (i) Effective Time and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated.

9.8 No Third-Party Rights. Except as set forth in Section 6.10 and this Section 9.8, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement, except (a) as set forth in or contemplated by Section 6.10 and this Section 9.8; and (b) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and Company Equity-Based Awards to receive the merger consideration set forth in Article II. The provisions of Section 8.3(f), Section 9.3, Section 9.5, Section 9.10(b), Section 9.12(b), Section 9.13, Section 9.16(b) and this Section 9.8 will inure to the benefit of the Debt Financing Sources and their successors and assigns, each of whom is intended to be a third-party beneficiary thereof (it being understood and agreed that Section 8.3(f), Section 9.3, Section 9.5, Section 9.10(b), Section 9.12(b), Section 9.13, Section 9.16(b) and this Section 9.8 will be enforceable by the Debt Financing Sources and their respective successors and assigns). The provisions of Section 8.3(f) will inure to the benefit of the respective Related Parties, each of whom is intended to be a third-party beneficiary thereof with full rights of enforcement.

9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.10 Remedies.

(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding anything to the contrary in any Transaction Document or otherwise, although the Company may, subject in all respects to Section 8.2, Section 8.3, Section 9.16 and this Section 9.10 (and, in each case, the limitations set forth herein or therein), pursue both (i) a grant of specific performance, and (ii) payment of monetary damages pursuant to Section 8.3(c) or the Parent Termination Fee, under no circumstances will the Company, directly or indirectly, be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing, and receipt of the Parent Termination Fee or monetary damages of any kind.

(b) Specific Performance.

(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree unless and until this Agreement is validly terminated in accordance with Section 8.1, that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms of this Agreement (other than Parent and Merger Sub’s obligation to cause the Equity Financing to be funded (or, in the case of KKR, satisfied with Rollover Shares pursuant to the Support Agreement) and to effect the Closing, which shall be governed solely by the next sentence), (B) the Parties will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. Notwithstanding anything to the contrary in this Agreement, the parties hereto further agree that unless and until this Agreement is validly terminated in accordance with Section 8.1, the Company shall be entitled to an injunction, specific performance or other equitable remedy to specifically enforce Parent’s and Merger Sub’s obligations to cause the Equity Financing to be funded (or, in the case of KKR, satisfied with Rollover Shares pursuant to the Support Agreement) and effect the Closing on the terms and conditions set forth herein if and only if and for so long as (A) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing; provided that each such condition would be satisfied if the Closing were on such date) have been and continue to be satisfied or waived and Parent failed to consummate the Closing on the date required pursuant to the terms of Section 2.1, (B) the Debt Financing (or, as applicable, any alternative financing) is available to be funded in full at the Closing and has been funded in full or will be funded in full if the Equity Financing is funded and (C) the Company has confirmed (which confirmation must be irrevocable for a period of at least (5) five Business Days) in writing that if the Financing is funded, then the Company shall take such actions that are required of it by this Agreement to consummate the Closing pursuant to the terms of this Agreement and Parent and Merger Sub have failed to consummate the Closing within five (5) Business Days after receipt of such irrevocable confirmation (such clauses (A), (B) and (C), together, the “Specific Performance Conditions”). For the avoidance of doubt, (a) in no event shall the Company be entitled to specifically enforce (or to bring any action or proceeding in equity seeking to specifically enforce) Parent’s rights under the Equity Commitment Letter to cause the Equity Financing to be funded (or, in the case of KKR, satisfied with Rollover Shares pursuant to the Support Agreement) or to effect the Closing other than as expressly provided in the immediately preceding sentence and (b) in no event shall the Company, Parent or Merger Sub be entitled to specifically enforce the obligation of Parent and Merger Sub under this Agreement to consummate the Closing other than under the circumstances expressly set forth in this Section 9.10(b). Subject to the two preceding sentences, each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other of such parties has an adequate remedy at law or that any such injunction or award of specific performance or other equitable relief is not an appropriate remedy; provided that, for the avoidance of doubt, with respect to the equitable remedy to specifically enforce Parent’s or Merger Sub’s obligation to cause the Equity Financing to be funded (or, in the case of KKR, satisfied with Rollover Shares pursuant to the Support Agreement) and to effect the Closing, Parent and Merger Sub may oppose the granting of specific performance on the basis that one of the Specific Performance Conditions has not been satisfied.

(ii) No Objections; Cooperation. Subject in all respects to Section 9.10(b)(i), the Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance.

9.11 Governing Law. This Agreement and all actions, proceedings, causes of action, claims or counterclaims (whether based on contract, tort, statute or otherwise) based upon, arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement), is governed by and construed in accordance with the Laws of the State of Delaware including its statute of limitations without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws including any statute of limitations of any jurisdictions other than those of the State of Delaware.

9.12 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, the other Transaction Documents, the Merger and the other transactions contemplated by this Agreement or the actions of any Party in the negotiation, administration, performance and enforcement hereof and thereof (the “Transaction Matters”), for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to the Transaction Matters; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to the Transaction Matters will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to the Transaction Matters in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Parties acknowledges and irrevocably agrees (i) that subject to Section 9.16(b), any Legal Proceeding, whether at law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Financing, any debt commitment letter (or definitive agreements) related to the Debt Financing, or the performance of services thereunder, will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) subject to Section 9.16(b), not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any debt commitment letter (or definitive agreements) related to the Debt Financing will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed and enforced in accordance with the Laws of the State of New York. Notwithstanding anything to the contrary in this Agreement, (A) the interpretation of the definition of Company Material Adverse Effect and whether or not a Company Material Adverse Effect has occurred; (B) the determination of the accuracy of any representations and warranties of the Company set forth in this Agreement and whether as a result of any inaccuracy thereof Parent, Merger Sub or their respective Affiliates has the right to terminate its obligations under this Agreement, or to decline to consummate the Merger; and (C) the determination of whether the Merger has been consummated in accordance with the terms of this Agreement will, in each case, be governed and construed in accordance with the Laws of the State of Delaware.

9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE TRANSACTION MATTERS, INCLUDING THE FINANCING. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

9.14 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.

9.15 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.

9.16 Non-recourse.

(a) In no event will the Company, whether prior to or after termination of this Agreement, seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letters, which excludes, for the avoidance of doubt, each of the Guarantors, Parent, Merger Sub, the parties to the Equity Commitment Letters and the parties to the Support Agreements) or file or assert any claim with respect to this Agreement, the Equity Commitment Letters or the Guarantees or the transactions contemplated hereby and thereby (including any breach by any Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable Law arising out of or relating to any such breach, termination or failure, other than from Parent or Merger Sub to the extent expressly provided for in this Agreement or any Guarantor solely to the extent expressly provided for in the Guarantees and the Equity Commitment Letters.

(b) Each of the Parties (i) agrees that none of the Debt Financing Source Parties will have any liability to the Company or any Company Related Party, relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, and (ii) (A) waives any and all rights or claims against the Debt Financing Sources in connection with this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or equity, contract, tort or otherwise, and (B) agrees not to commence (and if commenced agrees to dismiss or otherwise terminate) any proceeding or legal or equitable action against any Debt Financing Source in connection with this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder Agreement (it being understood that nothing in this Section 9.16(b) shall limit (y) the rights of any of the parties to any Debt Commitment Letter, Debt Fee Letter or any other definitive agreement entered into in connection with the Debt Financing or (z) any of the Company’s rights or remedies under this Agreement against Parent and/or Merger Sub).

[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.

ORANJE HOLDCO, LLC

By:	/s/ Nicholas Prickel
Name:	Nicholas Prickel
Title:	Vice President

ORANJE MERGER SUB, INC.

By:	/s/ Nicholas Prickel
Name:	Nicholas Prickel
Title:	Vice President

KNOWBE4, INC.

By:	/s/ Sjoerd Sjouwerman
Name:	Sjoerd Sjouwerman
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KNOWBE4, INC.

ARTICLE ONE

The name of the corporation is KnowBe4, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the Corporation has authority to issue is one thousand (1,000) shares of common stock, with a par value of $0.001 per share.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation shall have the power to adopt, amend, make, alter or repeal the by-laws of the Corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director and an officer of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or as an officer. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

Subject to any provisions of the by-laws related to indemnification, the Corporation may indemnify, to the fullest extent permitted by applicable law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any proceeding mentioned in this ARTICLE TEN.

ARTICLE ELEVEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

Exhibit B

SECOND AMENDED AND RESTATED BY-LAWS

OF

KNOWBE4, INC.

A Delaware corporation

(Adopted as of                     )

ARTICLE I

OFFICES

Section 1    Registered Office. The registered office of KnowBe4, Inc. (the “Corporation”) in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.

Section 2    Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1    Annual Meetings. An annual meeting of the stockholders shall be held for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place, if any, and/or the means of remote communication, of the annual meeting shall be determined by the board of directors of the Corporation. No annual meeting of stockholders need be held if not required by the Corporation’s certificate of incorporation or by the General Corporation Law of the State of Delaware.

Section 2    Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board of director vacancies and newly created directorships) and may be held at such date, time and place, if any, and/or by means of remote communication, as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than a majority of the votes at the meeting, which written request shall state the purpose or purposes of the meeting and shall be delivered to the president. The date, time and place, if any, and/or remote communication, of any special meeting of stockholders shall be determined by the board of directors of the Corporation.

Section 3    Place of Meetings. The board of directors may designate any place, either within or without the State of Delaware, and/or by means of remote communication, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4    Notice. Whenever stockholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to the General Corporation Law of the State of Delaware, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Corporation’s certificate of incorporation, or the by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give a notice by electronic mail in accordance with this section without obtaining consent. Notice shall be deemed given (a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

Section 5    Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare, no later than ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting; provided, however, if the record date for determining the stokcholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholder entitled to vote as of the tenth day before the meeting date arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and/or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 6    Quorum. The holders of a majority of the issued and outstanding shares of capital stock, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute, or by the Corporation’s certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Section 7    Adjourned Meetings. When a meeting is adjourned to another time or place, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with the General Corporation Law of the State of Delaware. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with the General Corporation Law of the State of Delaware, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8    Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, the

Corporation’s certificate of incorporation or these by-laws (including Article III, Section 2) a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9    Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the Corporation’s certificate of incorporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 10    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11    Action by Written Consent. Unless otherwise provided in the Corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner required by the General Corporation Law of the State of Delaware. A consent must be set forth in writing or in an electronic transmission. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders or members to take action are delivered to the Corporation within sixty (60) days of the first date on which a consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such consent will be effective at a future time, including a time determined upon the happening of an event, occurring not later than sixty (60) days after such instruction is given or such provision is made, if evidence of the instruction or provision is provided to the Corporation. If the person is not a stockholder or member of record when the consent is executed, the consent shall not be valid unless the person is a stockholder or member of record as of the record date for determining stockholders or members entitled to consent to the action. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. The consent shall be delivered (i) to the principal place of business of the Corporation, (ii) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders or members are recorded; (iii) to the registered office of the Corporation in the State of Delaware by hand or by certified or registered mail, return receipt requested; or (iv) subject to the next sentence, in accordance with the General Corporation Law of the State of Delaware, to an information processing system, if any, designated by the Corporation for receiving such consents. In the case of delivery pursuant to the foregoing clause (iv), such consent must set forth or be delivered with information that enables the Corporation to determine the date of delivery of such consent and the identity of the person giving such consent. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. A consent may be documented and signed in accordance with the General Corporation Law of the State of Delaware, and when so documented or signed shall be deemed to be in writing; provided that if such consent is delivered pursuant to clause (i), (ii) or (iii) of this Section 11 of this Article II, such consent must be reproduced and delivered in paper form. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders or members who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation.

ARTICLE III

DIRECTORS

Section 1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

Section 2    Number, Election and Term of Office. The number of directors shall be established from time to time by resolution of the board of directors. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as otherwise provided in Section 4 of this Article III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3    Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote on the election of directors. Whenever the holders of any class or series are entitled to elect one (1) or more directors by the provisions of the Corporation’s certificate of incorporation, the provisions of this section shall apply, in respect of the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation.

Section 4    Vacancies. Except as otherwise provided in the Corporation’s certificate of incorporation, board of director vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5    Annual Meetings. The annual meeting of each newly elected board of directors shall be held without notice (other than notice under these by-laws) immediately after, and at the same place, if any, as the annual meeting of stockholders.

Section 6    Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place, if any, as shall from time to time be determined by resolution of the board of directors and promptly communicated to all directors then in office. Special meetings of the board of directors may be called by or at the request of the president or any director on at least twenty-four (24) hours notice to each director, either personally, by telephone, by mail or by electronic transmission.

Section 7    Quorum, Required Vote and Adjournment. A majority of the total number of directors then in office authorized shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise required by the Corporation’s certificate of incorporation, each director shall be entitled to one vote on exactly the matter presented to the board of directors for approval.

Section 8    Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the Corporation, except as otherwise limited by applicable law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 9    Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. Unless otherwise provided in such a resolution, the presence of a majority of the members of the committee then in office shall be necessary to constitute a quorum. In the event that a member and such member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 10    Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of the board of directors or committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11    Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting, except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12    Action by Written Consent. Unless otherwise restricted by the Corporation’s certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 1    Number. The officers of the Corporation shall be elected by the board of directors and may consist of a president, one or more vice presidents, secretary, treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

Section 2    Election and Term of Office. The officers of the Corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3    Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4    Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

Section 5    Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6    The President. The president, subject to the powers of the board of directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the board of directors or the chief executive officer or as may be provided in these by-laws.

Section 7    Vice-presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the board of directors, the president or these by-laws may, from time to time, prescribe.

Section 8    Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by applicable law, shall have such powers and perform such duties as the board of directors, the president or these by-laws may, from time to time, prescribe, and shall have custody of the corporate seal of the Corporation. The secretary shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, the president, or secretary may, from time to time, prescribe.

Section 9    The Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the board of directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer and the board of directors, at its regular meeting or when the board of directors so requires, an account of the Corporation; shall have such powers and perform such duties as the board of directors, the chief executive officer or these by-laws may, from time to time, prescribe. If required by the board of directors, the treasurer shall give the Corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the Corporation.

Section 10    Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.

Section 11    Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

INDEMNIFICATION

Section 1    Indemnification of Directors and Offiers in Third Party Proceedings. Subject to the other provisions of this Article V, the Corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2    Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article V, the Corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3    Successful Defense. To the extent that a present or former director or officer (for purposes of this Section 3 of this Article V only, as such term is defined in Section 145(c)(1) of the General Corporation Law of the State of Delaware) of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 1 or Section 2 of this Article V, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Corporation may indemnify any other person who is not a present or former director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any suit or proceeding described in Section 1 or Section 2 of this Article V, or in defense of any claim, issue or matter therein.

Section 4    Indemnification of Others. Subject to the other provisions of this Article V, the Corporation shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the General Corporation Law of the State of Delaware or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the General Corporation Law of the State of Delaware the determination of whether employees or agents shall be indemnified.

Section 5    Advaced Payment of Expenses. Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article V or the General Corporation Law of the State of Delaware. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Corporation or by persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these by-laws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in clause (b) and clause (c) of Section 6 of this Article V prior to a determination that the person is not entitled to be indemnified by the Corporation. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8 of this Article V, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

Section 6    Limitation on Indemnification. Subject to the requirements in Section 3 of this Article V and the General Corporation Law of the State of Delaware, the Corporation shall not be obligated to indemnify any person pursuant to this Article V in connection with any Proceeding (or any part of any Proceeding):

(a)

for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)

for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)

for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)

initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or

(e)	if prohibited by applicable law.

Section 7    Determination; Claim. If a claim for indemnification or advancement of expenses under this Article V is not paid in full within ninety (90) days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Corporation shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article V, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

Section 8    Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation’s certificate of incorporation or any statute, these by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the General Corporation Law of the State of Delaware or other applicable law.

Section 9    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

Section 10    Survival. The rights to indemnification and advancement of expenses conferred by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11    Effect or Repeal or Modification. A right to indemnification or to advancement of expenses arising under a provision of the Corporation’s certificate of incorporation or these by-laws shall not be eliminated or impaired by an amendment to or repeal or elimination of the Corporation’s certificate of incorporation or these by-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 12    Certain Definitions. For purposes of this Article V, references to the “Corporation” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation ” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1    Form. Shares of stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. If certificated, every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by any two (2) duly appointed officers of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (a) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (b) by a registrar, other than the Corporation or its employee, the signature of any two (2) duly appointed officers of the Corporation may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been placed upon, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The board of directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

Section 2    Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3    Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for the adjourned meeting.

Section 4    Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with the General Corporation Law of the State of Delaware, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the board of directors is required by this chapter, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with the General Corporation Law of the State of Delaware. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 5    Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 6    Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 7    Subscriptions for Stock. Unless otherwise provided for in any subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

ARTICLE VII

GENERAL PROVISIONS

Section 1    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Corporation’s certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Corporation’s certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2    Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.

Section 3    Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4    Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 5    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 6    Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7    Voting Securities Owned By the Corporation. Voting securities in any other corporation or other entity (such as a limited liability company, limited partnership or trust) held by the Corporation shall be voted as directed by the board of directors, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8    Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9    Exclusive Jurisdiction. Unless otherwise waived by resolution of the board of directors, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s certificate of incorporation or by-laws or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Section 10    Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 11    Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the Corporation’s certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VIII

AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the board of directors shall not divest the stockholders of the same powers.

*                *                 *                *                *

ANNEX B

October 11, 2022

Special Committee of the

Board of Directors of

KnowBe4, Inc.

33 N. Garden Ave., Suite 1200

Clearwater, Florida 33755

Members of the Special Committee of the Board of Directors:

We understand that KnowBe4, Inc. (the “Company”), Oranje Holdco, LLC, (“Parent”), and Oranje Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated October 11, 2022 (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”). At the effective time of the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of Class A Common Stock, par value $0.00001 per share, of the Company (the “Class A Company Common Stock”) and Class B Common Stock, par value $0.00001 per share, of the Company (the “Class B Company Common Stock” and, together with the Class A Company Common Stock, the “Company Common Stock”), other than shares of Company Common Stock that are, as of immediately prior to the effective time of the Merger, (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Sub (including any shares of Company Common Stock contributed to Parent (or any direct or indirect parent company thereof)), (iii) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, or (iv) held by holders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly demanded appraisal of such shares of Company Common Stock pursuant to, and in accordance with, Section 262 of the General Corporation Law of the State of Delaware, if any (clauses (i), (ii), (iii), and (iv) collectively, the “Excluded Shares”), will be automatically converted into the right to receive $24.90 per share in cash, without interest (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares and the Reinvestment Shareholders (as defined in the Merger Agreement)) in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)

Reviewed certain financial projections prepared by the management of the Company and certain extrapolations prepared with guidance from the management of the Company (which were reviewed and approved for our use by the management of the Company) (collectively, the “Financial Projections”);

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices for and trading activity of the Class A Company Common Stock;

6)

Compared the financial performance of the Company and the prices and trading activity of the Class A Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company, Vista Equity Partners Management, LLC (“Vista”) and their legal and other advisors;

9)

Participated in discussions with the Special Committee of the Board of Directors of the Company (the “Special Committee”), independent legal counsel to the Special Committee and the Company’s outside legal advisor;

10)

Reviewed the Merger Agreement, the support agreements by and among the Company, Parent and certain significant stockholders of the Company substantially in the form of the drafts dated October 11, 2022, the debt commitment letters from debt financing sources to Parent, substantially in the form of the drafts dated October 9, 2022 (the “Debt Commitment Letters”), the equity commitment letter from each of Vista and KKR & Co. Inc. (“KKR”) to Parent, substantially in the form of the draft dated October 10, 2022 (the “Equity Commitment Letter” and, together with the Debt Commitment Letters, the “Commitment Letters”), a guarantee made by each of Vista and KKR substantially in the form of the draft dated October 10, 2022 and certain related documents; and

11)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and formed a substantial basis for this opinion. With respect to the Financial Projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company regarding the future financial performance of the Company. We express no view as to such Financial Projections or the assumptions on which they were based. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions (the effect of which would be material to our analysis or this opinion), including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Commitment Letters, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares and the Reinvestment Shareholders) in the Merger pursuant to the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Special Committee in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In addition,

Morgan Stanley or an affiliate thereof is a lender to the Company and certain of the Vista Related Entities and KKR Related Entities (each as defined below) and has received, and may receive, fees in connection therewith. In the two years prior to the date hereof, we have provided financial advisory and financing services to Vista (which we understand is the ultimate controlling equity owner of Parent) and its majority-controlled affiliates and portfolio companies (collectively the “Vista Related Entities”), and KKR (which we understand is a co-investor or a party that may rollover certain amounts of its shares of Company Common Stock in this transaction) and its majority-controlled affiliates and portfolio companies (collectively, the “KKR Related Entities”) and, in each case, have received fees in connection with such services. In the two years prior to the date hereof, we have provided financing services to the Company and have received fees in connection with such services. In the two years prior to the date hereof, Morgan Stanley has not provided financial advisory and financing services to Elephant Partners (which we understand is a party that will rollover certain amounts of its shares of Company Common Stock in this transaction). Morgan Stanley may also seek to provide financial advisory and/or financing services to the Company, Parent, Vista, the Vista Related Entities, KKR, the KKR Related Parties and Elephant Partners in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of its customers, in debt or equity securities or loans of Vista, the Vista Related Entities, KKR, the KKR Related Entities, Elephant Partners, Parent, the Company and their respective affiliates, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Special Committee in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by Vista, the Vista Related Entities, KKR, the KKR Related Entities, Elephant Partners or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by Vista, the Vista Related Entities, KKR or the KKR Related Entities.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of, and use by, the Special Committee and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law; provided, however, that an informational copy of the opinion may be provided to the Board of Directors of the Company on a confidential and non-reliance basis. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares and the Reinvestment Shareholders) in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Taylor Henricks
Taylor Henricks
Managing Director

ANNEX C

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 11, 2022, is entered into by and among KnowBe4, Inc., a Delaware corporation (the “Company”), Sjouwerman Enterprises Limited Partnership (“Sjouwerman Enterprises”) and, except with respect to Sections 2, 4.5 and 4.6 herein, Sjoerd Sjouwerman (“Stockholder Investor” and, except with respect to Sections 2, 4.5 and 4.6 herein (in which case, “Stockholder” shall only refer to Sjouwerman Enterprises), together with Sjouwerman Enterprises, the “Stockholder”) and Oranje Holdco, LLC, a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Oranje Merger Sub, Inc. , a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Class A Common Stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”) and the number of shares of Class B Common Stock, par value $0.00001 per share, of the Company (the “Class B Common Stock”) (the Class A Common Stock and Class B Common Stock, collectively, the “Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”);

WHEREAS, it is anticipated that each Stockholder will contribute and transfer to an entity that indirectly owns 100% of the equity interests of Parent (“Topco”) the number of Owned Shares set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Rollover Shares” (such shares the “Rollover Shares”), with the specific Rollover Shares designated by such Stockholder, which Rollover Shares otherwise would be converted into the right to receive the Per Share Price in cash (the aggregate amount of the Per Share Price that would have been payable in respect of the Rollover Shares but for their classification as excluded shares as a result of the transactions contemplated hereby, the “Rollover Amount”) to Topco on the Closing Date and immediately prior to the Effective Time (the “Exchange Time”), in exchange for a number of newly issued equity interests of Topco (of the same class and series as the equity interests to be issued to Vista Equity Partners Fund VII, L.P. and Vista Equity Partners Fund VIII, L.P. (or their applicable affiliates) (collectively, the “Sponsor”) in connection with the Closing (the “Sponsor Shares”)) with an aggregate value (based on the same per share price paid by the Sponsor for the Sponsor Shares) equal to the Rollover Amount (the “Exchange Shares”); and

WHEREAS, it is intended that for U.S. federal (and applicable state and local) tax purposes, the contribution of Rollover Shares to Topco (which will be treated as a domestic corporation for U.S. federal income tax purposes as of the Effective Time) in exchange for Exchange Shares, in conjunction with Sponsor’s contributions of cash and or equity in exchange for the Sponsor Shares (the “Sponsor Contributions”) and any other contributions of cash or equity by the Reinvestment Shareholders other than the Stockholder (the “Other Investors”) in exchange for equity interests of Topco (the “Other Investor Contributions”), shall be treated for U.S. federal, and applicable state and local, income tax purposes as an exchange of property for stock under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholder, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder, the Company and Parent hereby agree as follows:

1. Agreement to Vote the Covered Shares; Proxy.

1.1 Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, (x) increases the Per Share Price or (y) other than amendments covered by clause (x), amendments that otherwise result in the Merger Agreement being more favorable to the Company Stockholders (solely in their capacity as such) than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any Adverse Amendment), (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion. Except as provided in Section 4.5 of this Agreement, from and after the date hereof until the Termination Date, the Stockholder shall not, without the prior written consent of Parent and the Company, take any action that would reasonably be expected to result in the conversion of its shares of Class B Common Stock into shares of Class A Common Stock.

1.2 Proxy. The Stockholder hereby irrevocably appoints, as its proxy and attorney-in-fact, Christina Lema and Gursimarjit Singh, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting

(including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that the Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

2. Rollover.

2.1 Contribution and Exchange. On the terms set forth herein and subject to Section 2.2, Section 2.3, Section 2.4 and Section 2.5:

(a) The Stockholder agrees and covenants to Parent that it will, at the Exchange Time, contribute, assign, transfer, convey and deliver (or cause to be contributed, assigned, transferred, conveyed and delivered) to Topco the Rollover Shares, free and clear of any and all liens (including any restriction on the right to vote, sell or otherwise dispose of the Rollover Shares), except as may exist by reason of this Agreement, the Merger Agreement and applicable securities laws, in exchange for the issuance by Topco to such Stockholder of, at the Exchange Time, the Exchange Shares (the “Exchange”).

(b) Each Stockholder acknowledges and agrees that, from and after the Exchange, except as set forth in Section 2.2, such Stockholder shall have no right, title or interest in or to the Rollover Shares.

(c) Notwithstanding anything herein to the contrary, the Stockholder may, upon written notice to Parent delivered at least 10 Business Days prior to the anticipated Closing Date, distribute all or a portion of the Rollover Shares to its equityholders prior to Closing (solely to the extent such equityholder (x) is a fund under common control with the Stockholder and (y) has executed prior to such distribution a joinder to this agreement in a form reasonably acceptable to Parent agreeing to be bound by all of the terms hereof applicable to the Stockholder).

2.2 Conditions to Exchange. The obligations of each Stockholder to consummate the Exchange is subject to the satisfaction (or waiver by such Stockholder in writing) of the following conditions:

(a) (i) The satisfaction, or written waiver by Parent, of all conditions to the obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver by Parent (to the extent permitted thereunder) of such conditions), (ii) the contemporaneous funding of the Equity Financing and the Debt Financing at the Closing and (iii) the contemporaneous consummation of the Merger;

(b) The representations and warranties made by Parent in Section 8.1 through Section 8.6 of this Agreement shall be true and correct as of the Exchange Time as if made at and as of the Exchange Time, except for such failures to be true and correct as would not reasonably be expected to prevent or materially impair or materially delay the consummation of the Exchange; and

(c) No Law enacted, entered, promulgated, enforced or issued by any Governmental Authority shall be in effect preventing the consummation of, or otherwise making illegal, the Exchange.

2.3 Failure to Consummate the Merger. In the event that after the Exchange the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, automatically and without any action of the parties hereto, Parent shall assign, transfer, convey and deliver to the Stockholders the Rollover Shares and the Stockholders shall assign, transfer, convey and deliver to Parent the Exchange Shares issued to the Stockholders. In such event, each party hereto shall, as promptly as practicable, provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has occurred and been made effective.

2.4 Tax Treatment. Topco, Parent and the Stockholder intend that, for U.S. federal (and applicable state and local) income tax purposes, (a) the Exchange, the Sponsor Contributions and the Other Investor Contributions be treated as a transaction described in Section 351(a) of the Code, pursuant to which the Stockholder, the Sponsors and the Other Investors will receive equity interests of Parent consisting “control,” within the meaning of Section 368(c) of the Code and (b) the Conversion (as defined below) be treated as a non-taxable recapitalization within the meaning of Section 368(a)(1)(E) of the Code (the “Intended Tax Treatment”). The Stockholder, the Company and Topco (including Parent on behalf of Topco) shall prepare and file (and shall cooperate in the preparation and filing of, as reasonably requested) all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any position inconsistent with the Intended Tax Treatment in connection with any tax matters, in each case, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code. The Stockholders shall have the right, in its sole discretion, to designate in writing on Exhibit B hereto to Parent at any time prior to the Exchange Time specific Owned Shares held by the Stockholder that are intended to treated as Rollover Shares.

2.5 Structure. References to Parent in the foregoing provisions of this Section 2 shall be deemed to refer to Topco, which receives the Rollover Shares and in turn contributes them, directly or indirectly, to Parent, as the context requires based on the holding company structure of Parent and the Sponsors; provided, that, as of the Effective Time, both Parent and Topco shall be treated as domestic corporations for U.S. federal income tax purposes.

2.6 Termination. Parent shall not be permitted terminate its obligations under this Section 2 without the written consent of the Stockholder and Parent other than in accordance with Sections 4.3(a), Section 4.4 and Section 4.6 herein (it being understood that this Section 2 shall also be terminated upon any termination of this Agreement, including pursuant to Section 3).

3. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any amendment of the Merger Agreement, without the prior written consent of Stockholder, that imposes any restriction on Stockholder’s right to receive the Per Share Price (other than immaterial restrictions), reduces the amount of the Per Share Price or changes the form of the Per Share Price (such amendment, an “Adverse Amendment”) (such date, the “Termination Date”); provided that the provisions set forth in Sections 15 through 28 shall survive the termination of this Agreement; and provided further that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means a material breach of this Agreement that is a consequence of an act or failure to act undertaken or omitted to be taken by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause or constitute a breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, Parent’s receipt of the Company Termination Fee (if received) from or on behalf of the Company shall be the sole and exclusive remedy against the Stockholder or any of its respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (excluding the Company and its Subsidiaries) for any breach or failure to perform the Stockholder’ obligations under Section 4.1 hereof. In addition, notwithstanding anything to the contrary in this Agreement, the aggregate liability of the Stockholder in connection with any Willful Breach of this Agreement shall not exceed $3,270,540.00; provided, however that the aggregate liability of the Stockholder under this Agreement shall be increased to (but shall not exceed) the amount of the Parent

Termination Fee that becomes payable to the Company by Parent, if and only if the Stockholder’s Willful Breach of the Stockholder’s obligations under this Agreement caused the Parent Termination Fee to become payable by Parent to the Company under the express terms of the Merger Agreement. The Stockholder, such Stockholder’s affiliated fund entities and its and their respective directors, officers and employees shall be deemed “Representatives” of the Company for purposes of Section 5.4 of the Merger Agreement and, for the avoidance of doubt, nothing herein (including in the preceding sentence) shall in any way limit the Company’s liability under the Merger Agreement with respect to any breach of the Merger Agreement (including Section 5.4 thereof).

4. Certain Covenants.

4.1 Acquisition Proposals.

(a) From and after the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, the Stockholder shall not, and shall cause its managers, directors, officers, employees, consultants, agents, attorneys, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that constitutes or is reasonably expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to any offer, indication of interest or proposal relating to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 4.1); (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written, oral, binding or non-binding) relating to an Acquisition Proposal or Acquisition Transaction; or (vi) authorize or commit to do any of the foregoing. Notwithstanding anything to the contrary in this Section 4.1, the Stockholder may, participate or engage in discussions or negotiations with, and furnish information and data to, any Person or Group or their respective Representatives that have delivered to the Company a bona fide written Acquisition Proposal, if and only if, the Company Board (acting upon the recommendation of the Company Special Committee) or the Company Special Committee has made a Qualified Acquisition Proposal Determination with respect to such Acquisition Proposal in accordance with Section 5.4(b) of the Merger Agreement.

(b) Until the Expiration Time, the Stockholder (solely in its capacity as a stockholder of the Company) shall notify Parent promptly and, in any event, within 24 hours following any discussion or negotiations with any person in connection with the last sentence of Section 4.1(a). Such notice must include (A) the identity of the Person or Group making such proposal and (B) a summary of the discussions or negotiations, including the material terms and conditions of any proposal (including with respect to the Stockholder’s potential ownership stake in the Company (or a successor entity) following such transaction) and, if in writing, a copy thereof. Thereafter, the Stockholder must keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours), of the status of any such discussions or negotiations, including by providing a summary of economic terms thereof (including with respect to the Stockholder’s potential ownership stake in the Company (or a successor entity) following such transaction) and copies of all written materials sent to or from the Stockholder or any of its Representatives relating thereto. Notwithstanding the foregoing, the

Stockholder shall not be required to notify Parent of any discussions or negotiations to the extent the Company has notified Parent thereof.

4.2 Transfers. Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, (a) the Stockholder shall not, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber, or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, (iv) take an action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement or (v) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 4.2 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable Law, to Stockholder’s Affiliates; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. In addition, any Transfer of Covered Shares shall be permitted from and after the Requisite Stockholder Approval is obtained under the Merger Agreement so long as, after giving effect to such Transfer, the Stockholders retain in the aggregate a number of Owned Shares at least equal to the Rollover Shares. Notwithstanding anything herein to the contrary, in no event shall the Sjouwerman Foundation, Inc. or any entity owned by it be treated as an Affiliate of Stockholder for any purpose of this Agreement or will the shares owned by the Sjouwerman Foundation, Inc. be treated as beneficially owned by the Stockholder.

4.3 Regulatory Matters.

(a) Subject to Section 4.4, the Stockholder shall, and shall use their reasonable best efforts to cause their Affiliates to, use their reasonable best efforts, consistent with the time frames set forth in Section 6.4 of the Merger Agreement, to supply and provide information that, to such Stockholder’s knowledge, is complete and accurate in all material respects to any Governmental Authority requesting such information in connection with filings or notifications under, or relating to, applicable laws that are required or advisable as a result of, or pursuant to, the Merger Agreement and the related financings and transactions, including, without limitation, information required or requested to be provided to any antitrust, financial or national security regulatory authorities in connection with any approvals reasonably sought in connection with the consummation of the Merger (collectively, the “Regulatory Filings” and the, “Regulatory Disclosures”, respectively). If any Governmental Authority seeks to prevent the consummation of the transactions contemplated by the Merger Agreement based on the HSR Act or any other Antitrust Laws or based on any other required approval, consent, notice or filing with a Governmental Authority and such actions by the Governmental Authority relate to the activities or investments of such Stockholder or its Affiliates (solely for purposes of this Section 4, an “Affiliate” of the Stockholder shall include any portfolio company in which such Stockholder or any of its Affiliates has made a debt or an equity investment), then if Parent in good faith reasonably determines that such actions by the Governmental Authority will not be resolved sufficiently in advance of the Termination Date, Parent may provide written notice of that determination to the Stockholder, and Parent may elect to terminate the obligations under Section 2 and Section 4.6 of this Agreement (in which case the Stockholder’s obligations under the Equity Commitment Letter shall also automatically terminate) and, in that context, the Stockholder shall be entitled to receive the Per Share Price under the Merger Agreement with respect to its shares of Common Stock; provided, however that Parent shall not terminate the Equity Commitment Letter or the obligations under Section 2 of this Agreement pursuant to this Section 4.3(a) without first obtaining alternative financing arrangements which provide Parent with funds in an amount equal to the Rollover Amount; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing, Debt

Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount and (ii) do not impose new or additional conditions to the receipt of such financing relative to the Commitment Letters that could impair or delay the Closing. Parent shall promptly provide the Company with a copy of any definitive commitment letter or other documentation providing for such alternative financing arrangement. Notwithstanding anything to the contrary herein, the Stockholder may designate any Regulatory Disclosures that contain sensitive, legally privileged, or confidential information in respect of the Stockholder or any of its Affiliates as exclusive to the Stockholder and the Stockholder may provide that any such sensitive, legally privileged, or confidential information may only be provided on a counsel-only basis or directly to the applicable Governmental Authority requesting such information. The Stockholder shall not make any filings, or notifications in connection with the Merger pursuant to any Antitrust Laws without Parent’s prior written consent (not to be unreasonably withheld, delayed or conditioned). Parent or the Company shall not file any Regulatory Filings that contain information with respect to the Stockholder or its affiliates without first providing the Stockholder and its counsel a reasonable opportunity to review and comment thereon, and will give good faith consideration to all reasonable additions, deletions or changes suggested by the Stockholder and its counsel.

(b) Each Stockholder hereto represent, warrant and covenant to Parent and to the Company that, to such Stockholder’s knowledge: (i) none of the information supplied in writing by such Stockholder specifically for inclusion or incorporation by reference in the Regulatory Disclosures will contain a material misstatement of fact or a material omission of fact necessary to make the information provided not misleading and (ii) it does not permit any entity under the “control” (defined in Section 721 of the Defense Production Act, as amended, including all implanting regulations thereof) of a People’s Republic of China national, or any entity under the control of a Russian Federation national, to obtain through any Affiliate, control with respect to the Company.

4.4 Limitations of Regulatory Disclosures. Notwithstanding the foregoing or anything to the contrary in this Agreement, none of the provisions of this Agreement shall be construed as requiring the Stockholder to (i) make available to Parent any of its internal investment committee materials or analyses or, other than Regulatory Disclosures, any information which the Stockholder considers to be commercially sensitive information or which is otherwise held subject to an obligation of confidentiality; and (ii) with respect to any Regulatory Disclosures, provide, or cause to be provided or agree or commit to provide information where the sharing of such information as contemplated would be prohibited by applicable laws applicable to the Stockholder or its Affiliates or any judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition applicable to or imposed upon it or its Affiliates. If the Stockholder fails to provide any information referred to in this Section 4.4, and as a result of such failure, the applicable Governmental Authority denies any regulatory approval or receipt of approval is reasonably expected, in Parent’s good faith determination after consultation with its Antitrust Law advisors, to be materially delayed, then Parent may elect to terminate the obligations under Section 2 and Section 4.6 of this Agreement (in which case the Stockholder’s obligations under the Equity Commitment Letter shall also automatically terminate) and, in that context, the Stockholder shall be entitled to receive the Per Share Price under Merger Agreement with respect to its shares of Common Stock; provided, however that Parent shall not terminate the Equity Commitment Letter or the obligations under Section 2 of this Agreement pursuant to this Section 4.4 without first obtaining alternative financing arrangements which provide Parent with funds in an amount equal to the Rollover Amount; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing, Debt Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount and (ii) do not impose new or additional conditions to the receipt of such financing relative to the Commitment Letters that could impair or delay the Closing. Parent shall promptly provide the Company with a copy of any definitive commitment letter or other documentation providing for such alternative financing arrangement.

4.5 Conversion. Not later than eleven (11) days prior to the record date for the stockholder vote to approve the transactions contemplated by the Merger Agreement, Sponsor shall deliver to the Company the notice contemplated by Article V, Section A of the Amended and Restated Certificate of Incorporation of the

Company to immediately convert all of their respective shares of Class B Common Stock into shares of Class A Common Stock. After the date on which Sponsor converts its Class B Common Stock into Class A Common Stock, and in any event not later than ten (10) days prior to the record date for the stockholder vote to approve the transactions contemplated by the Merger Agreement, the Stockholder shall deliver to the Company the notice contemplated by Article V, Section A of the Amended and Restated Certificate of Incorporation of the Company to immediately convert all of its Rollover Shares from shares of Class B Common Stock into shares of Class A Common Stock (the “Conversion”)

4.6 Consents. Parent agrees that it shall not enter into any amendment to the Merger Agreement that is materially adverse to the Reinvestment Shareholders, excluding Sponsor (such parties, the “Requisite Shareholders”) without the prior written consent of the Requisite Shareholders holding 66 % of the Rollover Shares held by all Requisite Shareholders (such consent not to be unreasonably withheld, conditioned or delayed); provided, that for purposes of this Section 4.6, “materially adverse” shall be measured with respect to the Requisite Shareholders solely in their capacities as investors with Parent in the transactions contemplated by the Merger Agreement and without regard to their existing ownership stake or employment or other role in the Company or any consideration they will receive in connection with the Merger; provided, further, that any increase to the Per Share Price that applies to all Stockholders shall not be considered materially adverse to the Requisite Shareholders and no consent shall be required under this Section 4.6 for any such increase to the Per Share Price. The Requisite Shareholders shall respond with reasonable promptness to any requests for consent pursuant to this Section 4.6, including at any time where one or more of the parties hereto has asserted that this Agreement has been terminated but the validity of such termination is disputed and such dispute has not been resolved by agreement of the parties or a final, non-appealable order of a court of competent jurisdiction. If any Requisite Shareholder engages in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to a potential Acquisition Proposal, in each case in breach of Section 5.4 of the Merger Agreement, then this Section 4.6 shall immediately terminate and no such consent shall be required. In the event that any Requisite Shareholder fails to consent to an amendment to the Merger Agreement pursuant to this Section 4.6, the parties hereto agree that Parent may (but is not required to) terminate this Agreement if it has first obtained alternative financing arrangements which provide Parent with funds in an amount equal to the Rollover Amount; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing, Debt Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount and (ii) do not impose new or additional conditions to the receipt of such financing relative to the Commitment Letters that could impair or delay the Closing. Parent shall promptly provide the Company with a copy of any definitive commitment letter or other documentation providing for such alternative financing arrangement.

5. Proxy Statement; Schedule 13e-3 and Schedule 13D.

(a) Promptly (but in no event later than 20 Business Days) after the execution of the Merger Agreement, the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company, Parent and the Stockholder shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13-e3”) relating to the transactions contemplated by the Merger Agreement. The Stockholder will provide information reasonably requested by the Company or Parent in connection with the preparation of the Schedule 13e-3. To the Knowledge of the Stockholder, the information supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Parent Filings will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution of this Agreement, Parent and the Stockholder shall cooperate to prepare and file with the SEC one or more disclosure statements on Schedule 13D or amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13Ds”) relating to the Merger Agreement and this Agreement and the transactions contemplated hereby and thereby. The Company will not file the Proxy Statement with the SEC without first providing the Stockholder and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by the Stockholder or its counsel. The Company and Parent shall (i) provide the Stockholder and its counsel a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholder, its outside counsel and its other Representatives. Parent and the Stockholder shall (i) provide each other, the Company and their respective counsel a reasonable opportunity to review drafts of the Schedule 13Ds prior to filing the Schedule 13Ds with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the other parties, the Company, their outside counsel and their other Representatives.

(b) Assistance. Parent, Sponsor and the Stockholder will use its reasonable best efforts to furnish all information concerning such Party and its controlled Affiliates to the other parties that is reasonably necessary for the preparation and filing of the Proxy Statement and the Schedule 13e-3, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the Schedule 13e-3 and the resolution of any comments to either received from the SEC.

6. Representations and Warranties of the Stockholder. Each of Sjouwerman Enterprises and, only where applicable, Stockholder Investor, hereby individually represent and warrant to Parent and the Company as follows:

6.1 Due Authority. Sjouwerman Enterprises is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Stockholder has the capacity and individual power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder. The Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of Sjouwerman Enterprises is necessary to authorize the execution and delivery of, compliance with and performance by the Stocckholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

6.2 No Conflict. The execution and delivery of, compliance with and performance of this Agreement by the Stockholder do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder (if applicable), (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (i), (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair in any material respect the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

6.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

6.4 Ownership of the Owned Shares.

(a) The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws or the Investors’ Rights Agreement (as defined herein). The Stockholder has the full legal right, power and authority to deliver the Rollover Shares to Parent pursuant to Section 2. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement and the Investors’ Rights Agreement. As of the date hereof, the Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.

(b) None of Stockholder or any of its respective directors, officers, general partners or Affiliates or, to the knowledge of Stockholder or any of its Affiliates, any employees of Stockholders or any of its Affiliates has been an “interested stockholder” (as such term is defined in Article XII of the Charter) of the Company, in each case during the three years prior to the date of this Agreement or, if Stockholder or any of its respective directors, officers, general partners or Affiliates does qualify as an “interested stockholder,” then such person was and has continued to be an “interested stockholder” since prior to April 26, 2021.

6.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent, materially or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

6.6 Investment. The Exchange Shares to be acquired by the Stockholders pursuant to this Agreement will be acquired for the Stockholders’ own account and not with a view to, or intention of, distribution thereof in violation of any applicable state securities laws. Each Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC. Each Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Exchange Shares. Each Stockholder is able to bear the economic risk of its investment in the Exchange Shares for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Exchange Shares and has had access to such other information concerning Parent as such Stockholder has requested.

6.7 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder and Parent as follows:

7.1 Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Company Special Committee)) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

7.2 No Conflict. The execution, delivery and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder and the Company as follows:

8.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

8.2 No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

8.3 Consents. No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or delay the consummation of the Merger or the performance by Parent of its obligations under this Agreement.

8.4 Absence of Litigation As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

8.5 Exchange Shares. The Exchange Shares, when issued to the Stockholders pursuant to the Exchange, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and issued free and clear of any liens, other than those created by Governance Documents or arising under applicable securities laws.

8.6 Transaction Documentation. As of the date of this Agreement, Parent has furnished to the Stockholder a true, correct and complete copy of (i) the executed Merger Agreement and (ii) the executed Commitment Letters.

9. Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of the Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its affiliates, including the exercise of fiduciary duties to the Company or its stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.

10. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 11 and Section 28, which shall survive, the representations, warranties and covenants contained herein shall not survive the Effective Time.

11. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.

12. Other Agreements. Acting upon the unanimous recommendation of the Company Special Committee and the approval of the Company Board, the Company hereby irrevocably waives, and shall not enforce, the obligations of the Stockholder and its Affiliates pursuant to Section 2.13 of the Amended and Restated Investors’ Rights Agreement dated as of July 2, 2019 by and among the Company and those investors party thereto (as amended, the “Investors’ Rights Agreement”) with respect to any actions taken by the Stockholder and/or their Affiliates in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Exchange (and all other transactions incidental and related thereto) and the exercise of any rights pursuant to this Agreement.

13. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, “Rollover Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

14. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent and the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

15. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to Stockholder to:

Sjouwerman Enterprises Limited Partnership

[* * *]

Attn:	Sjoerd Sjouwerman
Email:	[* * *]

with a copy (which will not constitute notice) to:

Moulton | Moore | Stella LLP

Frank Gehry Building | 2431 Main Street, Suite C

Santa Monica, California 90405

Attn:	Adam Stella
Jake Lloyd
Email:	[* * *]
[* * *]

if to Parent to:

c/o Vista Equity Partners management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Attn:	Rod Aliabadi
Nick Prickel
Christina Lema
Email:	[* * *]
[* * *]
[* * *]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Daniel Wolf, P.C.
David M. Klein, P.C.
Chelsea Darnell
Email:	[* * *]
[* * *]
[* * *]

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention:	Stuart E. Casillas, P.C.
Ari Levi
Email:	[* * *]
[* * *]

if to the Company (prior to the Effective Time) to:

KnowBe4, Inc.

33 North Garden Avenue, Suite 12000

Clearwater, Florida 33755

Attn:	General Counsel
Email:	[* * *]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019-6022

Attn:	Megan J. Baier
Catherine V. Riley Tzipori
Email:	[* * *]
[* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn:	Todd Cleary
Email:	[* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:	Douglas K. Schnell
Email:	[* * *]

with a copy (which will not constitute notice) to:

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, DE 19801

Attn:	Mark A. Morton
Alyssa K. Ronan
Email:	[* * *]
[* * *]

16. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

17. Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

18. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 15 or in such other manner as may be permitted by applicable Law, but nothing in this Section 19 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement (including those set forth in Section 2.1(a)) may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

21. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof, (b) the parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholder would have entered into this Agreement.

22. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to the Stockholder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

23. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

24. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

25. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

26. No Presumption Against Drafting Party. The Company, Parent and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

27. Company Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Company Special Committee. The Company Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholder.

28. Expenses. In the event the Merger is consummated, Parent or the Surviving Corporation will bear (a) all the reasonable fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants engaged by or on behalf of Vista Equity Partners Fund VII, L.P. (“Vista Fund VII”), Vista Equity Partners Fund VIII, L.P. or Parent (including, without limitation, Vista Consulting Group, LLC (“VCG”)) incurred in connection with the transactions contemplated by this Agreement and the Merger Agreement (collectively, “Third Party Advisor Fees and Expenses”), (b) all fees (including commitment fees and original issue discounts), costs and expenses of lenders, investment banks and other debt financing sources in connection with arranging debt financing (such fees and expenses, together with the Third Party Advisor Fees and Expenses, collectively, the “Fees and Expenses”) and (c) all reasonable fees, expenses and disbursements of legal or tax advisors engaged by or on behalf of the Stockholder, solely to the extent in connection with the separate representation of the Stockholder in connection with the transactions contemplated by this Agreement and the Merger Agreement which Parent or the Surviving Corporation shall pay or cause to be paid only at the Closing or the consummation of the Exchange, as applicable; provided that, notwithstanding anything to the contrary and for the avoidance of doubt, nothing in clause (c) shall be deemed to override or conflict with the terms and provisions of that certain Engagement Letter entered into as of September 28, 2022 by and among the Company, Sjoerd Sjouwerman and various other parties thereto (the “Engagement Letter”), including the Company’s covenant to pay, or commitment to cause one or more of its affiliates to pay, the Fees and Expenses (each as defined in the Engagement Letter) in full. In the event that the Merger is not consummated, each party to this Agreement will bear its own fees and expenses, including fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants.

29. No Agreement until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Amended and Restated Certificate of Incorporation of the Company, the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement, including the Merger.

30. No Ownership Interest. Except as expressly provided in Section 2 with respect to the Rollover Shares, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder.

[Signature pages follow]

Exhibit A

Owned Shares

Stockholder	Owned Shares	Rollover Shares (Details of Tax Lot Designation, If Applicable, on Exhibit B
Sjouwerman Enterprises Limited Partnership

4,482,058 (of which 4,378,242 shares of Class B Common Stock are owned directly by Sjouwerman Enterprises and of which 103,816 shares of Class A Common Stock are owned directly by Stockholder Investor)

2,189,121 shares of Class B Common Stock

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

SJOUWERMAN ENTERPRISES LIMITED PARTNERSHIP

By:	Sjouwerman Management, LLC, its General Partner

	By:	/s/ Sjoerd Sjouwerman
Sjoerd Sjouwerman, Manager

	By:	/s/ Rebecca Weiss
Rebecca Weiss, Manager

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

SJOERD SJOUWERMAN
/s/ Sjoerd Sjouwerman

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ORANJE HOLDCO, LLC

By:	/s/ Nicholas Prickel
Name: Nicholas Prickel
Title: Vice President

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

KNOWBE4, INC.

By:	/s/ Sjoerd Sjouwerman
Name: Sjoerd Sjouwerman
Title: Chief Executive Officer

[Signature Page to Support Agreement]

ANNEX D

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 11, 2022, is entered into by and among KnowBe4, Inc., a Delaware corporation (the “Company”), KKR Knowledge Investors L.P. (the “Stockholder”) and Oranje Holdco, LLC, a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Oranje Merger Sub, Inc. , a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Class A Common Stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”) and the number of shares of Class B Common Stock, par value $0.00001 per share, of the Company (the “Class B Common Stock”) (the Class A Common Stock and Class B Common Stock, collectively, the “Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”);

WHEREAS, in connection with the Closing, the Stockholder will either (i) contribute and transfer up to the number of Owned Shares set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Rollover Shares” (such shares the “Rollover Shares”), which Rollover Shares otherwise would be converted into the right to receive the Per Share Price in cash (the aggregate amount of the Per Share Price that would have been payable in respect of the Rollover Shares but for their classification as excluded shares as a result of the transactions contemplated hereby, the “Rollover Amount”) to an entity that indirectly owns 100% of the equity interests of Parent (“Topco”) on the Closing Date and immediately prior to the Effective Time (the “Exchange Time”), in exchange for a number of newly issued equity interests of Topco (of the same class and series as the equity interests to be issued to Vista Equity Partners Fund VII, L.P. and Vista Equity Partners Fund VIII, L.P. (or their applicable affiliates) (collectively, the “Sponsor”) in connection with the Closing (the “Sponsor Shares”)) with an aggregate value (based on the same per share price paid by the Sponsor for the Sponsor Shares) equal to the Rollover Amount (the “Exchange Shares”) or (ii) fund its obligations pursuant to and in accordance with that certain equity commitment letter entered into between the Stockholder and Parent of even date herewith (the “Equity Commitment Letter”);

WHEREAS, it is intended that for U.S. federal (and applicable state and local) tax purposes, the contribution of Rollover Shares to Topco (which will be treated as a domestic corporation for U.S. federal income tax purposes as of the Effective Time) in exchange for Exchange Shares, in conjunction with Sponsor’s contributions of cash and or equity in exchange for the Sponsor Shares (the “Sponsor Contributions”) and any other contributions of cash or equity by the Reinvestment Shareholders other than the Stockholder (the “Other Investors”) in exchange for equity interests of Topco (the “Other Investor Contributions”), shall be treated for U.S. federal, and applicable state and local, income tax purposes as an exchange of property for stock under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholder, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder, the Company and Parent hereby agree as follows:

1. Agreement to Vote the Covered Shares; Proxy.

1.1 Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, (x) increases the Per Share Price or (y) other than amendments covered by clause (x), amendments that otherwise result in the Merger Agreement being more favorable to the Company Stockholders (solely in their capacity as such) than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any Adverse Amendment), (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion. Except as provided in Section 4.5 of this Agreement, from and after the date hereof until the Termination Date, the Stockholder shall not, without the prior written consent of Parent and the Company, take any action that would reasonably be expected to result in the conversion of its shares of Class B Common Stock into shares of Class A Common Stock.

1.2 Proxy. The Stockholder hereby irrevocably appoints, as its proxy and attorney-in-fact, Christina Lema and Gursimarjit Singh, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that the Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

2. Rollover.

2.1 Contribution and Exchange. On the terms set forth herein and subject to Section 2.1(c), Section 2.2, Section 2.3, Section 2.4 and Section 2.5:

(a) The Stockholder agrees and covenants to Parent that it will, at the Exchange Time, contribute, assign, transfer, convey and deliver (or cause to be contributed, assigned, transferred, conveyed and delivered) to Topco the Rollover Shares, free and clear of any and all liens (including any restriction on the right to vote, sell or otherwise dispose of the Rollover Shares), except as may exist by reason of this Agreement, the Merger Agreement and applicable securities laws, in exchange for the issuance by Topco to such Stockholder of, at the Exchange Time, the Exchange Shares (the “Exchange”).

(b) Each Stockholder acknowledges and agrees that, from and after the Exchange, except as set forth in Section 2.2, such Stockholder shall have no right, title or interest in or to the Rollover Shares.

(c) Notwithstanding anything herein to the contrary, the Stockholder shall be entitled, in its sole discretion but subject to receipt of all necessary internal approvals (including any relevant LPAC approval), to reduce the number of Rollover Shares that are contributed in the Exchange pursuant to Section 2 by an amount equal to the quotient of (A) the amount of cash actually funded by the Stockholder to Topco prior to the Effective Time pursuant to the Equity Commitment Letter divided by (B) the Per Share Price (rounded down to the nearest whole share); provided, however, that if the Stockholder does not notify Parent at least 10 Business Days prior to the anticipated Closing Date of its intent to fund, or cause an Affiliate to fund, cash under the Equity Commitment Letter and the amount of such funding, the Stockholder shall consummate the Rollover for the maximum Rollover Amount set forth opposite such Stockholder’s name on Exhibit A.

(d) Notwithstanding anything herein to the contrary, the Stockholder may, upon written notice to Parent delivered at least 10 Business Days prior to the anticipated Closing Date, distribute all or a portion of the Rollover Shares to its equityholders prior to Closing (solely to the extent such equityholder (x) is a fund under common control with the Stockholder and (y) has executed prior to such distribution a joinder to this agreement in a form reasonably acceptable to Parent agreeing to be bound by all of the terms hereof applicable to the Stockholder).

2.2 Conditions to Exchange. The obligations of each Stockholder to consummate the Exchange is subject to the satisfaction (or waiver by such Stockholder in writing) of the following conditions:

(a) (i) The satisfaction, or written waiver by Parent, of all conditions to the obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver by Parent (to the extent permitted thereunder) of such conditions), (ii) the contemporaneous funding of the Equity Financing and the Debt Financing at the Closing and (iii) the contemporaneous consummation of the Merger;

(b) The representations and warranties made by Parent in Section 8.1 through Section 8.6 of this Agreement shall be true and correct as of the Exchange Time as if made at and as of the Exchange Time, except for such failures to be true and correct as would not reasonably be expected to prevent or materially impair or materially delay the consummation of the Exchange; and

(c) No Law enacted, entered, promulgated, enforced or issued by any Governmental Authority shall be in effect preventing the consummation of, or otherwise making illegal, the Exchange.

2.3 Failure to Consummate the Merger. In the event that after the Exchange the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, automatically and without any action of the parties hereto, Parent shall assign, transfer, convey and deliver to the Stockholders the Rollover Shares and the Stockholders shall assign, transfer, convey and deliver to Parent the Exchange Shares issued to the Stockholders. In such event, each party hereto shall, as promptly as practicable, provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has occurred and been made effective.

2.4 Tax Treatment. Topco, Parent and the Stockholder intend that, for U.S. federal (and applicable state and local) income tax purposes, (a) the Exchange, the Sponsor Contributions and the Other Investor Contributions be treated as a transaction described in Section 351(a) of the Code, pursuant to which the Stockholder, the Sponsors and the Other Investors will receive equity interests of Parent consisting “control,” within the meaning of Section 368(c) of the Code and (b) the Conversion (as defined below) be treated as a non-taxable recapitalization within the meaning of Section 368(a)(1)(E) of the Code (the “Intended Tax Treatment”). The Stockholder, the Company and Topco (including Parent on behalf of Topco) shall prepare and file (and shall cooperate in the preparation and filing of, as reasonably requested) all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any position inconsistent with the Intended Tax Treatment in connection with any tax matters, in each case, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code. The Stockholders shall have the right, in its sole discretion, to designate in writing on Exhibit B hereto to Parent at any time prior to the Exchange Time specific Owned Shares held by the Stockholder that are intended to treated as Rollover Shares.

2.5 Structure. References to Parent in the foregoing provisions of this Section 2 shall be deemed to refer to Topco, which receives the Rollover Shares and in turn contributes them, directly or indirectly, to Parent, as the context requires based on the holding company structure of Parent and the Sponsors; provided, that, as of the Effective Time, both Parent and Topco shall be treated as domestic corporations for U.S. federal income tax purposes.

2.6 Termination. Parent shall not be permitted terminate its obligations under this Section 2 without the written consent of the Stockholder and Parent other than in accordance with Sections 4.3(a), Section 4.4 and Section 4.6 herein (it being understood that this Section 2 shall also be terminated upon any termination of this Agreement, including pursuant to Section 3).

3. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any amendment of the Merger Agreement, without the prior written consent of Stockholder, that imposes any restriction on Stockholder’s right to receive the Per Share Price (other than immaterial restrictions), reduces the amount of the Per Share Price or changes the form of the Per Share Price (such amendment, an “Adverse Amendment”) (such date, the “Termination Date”); provided that the provisions set forth in Sections 15 through 28 shall survive the termination of this Agreement; and provided further that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means a material breach of this Agreement that is a consequence of an act or failure to act undertaken or omitted to be taken by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause or constitute a breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, Parent’s receipt of the Company Termination Fee (if received) from or on behalf of the Company shall be the sole and exclusive remedy against the Stockholder or any of its respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (excluding the Company and its Subsidiaries) for any breach or failure to perform the Stockholder’ obligations under Section 4.1 hereof. In addition, notwithstanding anything to the contrary in this Agreement, the aggregate liability of the Stockholder in connection with any Willful Breach of this Agreement shall not exceed $39,000,000; provided, however that the aggregate liability of the Stockholder under this Agreement shall be increased to (but shall not exceed) the amount of the Parent Termination Fee that becomes payable to the Company by Parent, if and only if the Stockholder’s Willful Breach of the Stockholder’s obligations under this Agreement caused the Parent Termination Fee to become payable by Parent to the Company under the express terms of the Merger Agreement. The Stockholder, such Stockholder’s affiliated fund entities and its and their respective directors, officers and employees shall be deemed “Representatives” of the Company for purposes of Section 5.4 of the Merger Agreement and, for the avoidance of doubt, nothing herein (including in the preceding sentence) shall in any way limit the Company’s liability under the Merger Agreement with respect to any breach of the Merger Agreement (including Section 5.4 thereof).

4. Certain Covenants.

4.1 Acquisition Proposals.

(a) From and after the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, the Stockholder shall not, and shall cause its managers, directors, officers, employees, consultants, agents, attorneys, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that constitutes or is reasonably expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to any offer, indication of interest or proposal relating to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 4.1); (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written, oral, binding or non-binding) relating to an Acquisition Proposal or Acquisition Transaction; or (vi) authorize or commit to do any of the foregoing. Notwithstanding anything to the contrary in this Section 4.1, the Stockholder may, participate or engage in discussions or negotiations with, and furnish information and data to, any Person or Group or their respective Representatives that have delivered to the Company a bona fide written Acquisition Proposal, if and only if, the Company Board (acting upon the recommendation of the Company Special Committee) or the Company Special Committee has made a Qualified Acquisition Proposal Determination with respect to such Acquisition Proposal in accordance with Section 5.4(b) of the Merger Agreement.

(b) Until the Expiration Time, the Stockholder (solely in its capacity as a stockholder of the Company) shall notify Parent promptly and, in any event, within 24 hours following any discussion or negotiations with any person in connection with the last sentence of Section 4.1(a). Such notice must include (A) the identity of the Person or Group making such proposal and (B) a summary of the discussions or negotiations, including the material terms and conditions of any proposal (including with respect to the Stockholder’s potential ownership stake in the Company (or a successor entity) following such transaction) and, if in writing, a copy thereof. Thereafter, the Stockholder must keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours), of the status of any such discussions or negotiations, including by providing a summary of economic terms thereof (including with respect to the Stockholder’s potential ownership stake in the Company (or a successor entity) following such transaction) and copies of all written materials sent to or from the Stockholder or any of its Representatives relating thereto. Notwithstanding the foregoing, the Stockholder shall not be required to notify Parent of any discussions or negotiations to the extent the Company has notified Parent thereof.

4.2 Transfers. Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, (a) the Stockholder shall not, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber, or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, (iv) take an action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement or (v) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 4.2 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable Law, to Stockholder’s Affiliates; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. In addition, any Transfer of Covered Shares shall be permitted from and after the Requisite Stockholder Approval is obtained under the Merger Agreement so long as, after giving effect to such Transfer, the Stockholders retain in the aggregate a number of Owned Shares at least equal to the Rollover Shares.

4.3 Regulatory Matters.

(a) Subject to Section 4.4, the Stockholder shall, and shall use their reasonable best efforts to cause their Affiliates to, use their reasonable best efforts, consistent with the time frames set forth in Section 6.4 of the Merger Agreement, to supply and provide information that, to such Stockholder’s knowledge, is complete and accurate in all material respects to any Governmental Authority requesting such information in connection with filings or notifications under, or relating to, applicable laws that are required or advisable as a result of, or pursuant to, the Merger Agreement and the related financings and transactions, including, without limitation, information required or requested to be provided to any antitrust, financial or national security regulatory authorities in connection with any approvals reasonably sought in connection with the consummation of the Merger (collectively, the “Regulatory Filings” and the, “Regulatory Disclosures”, respectively). If any Governmental Authority seeks to prevent the consummation of the transactions contemplated by the Merger Agreement based on the HSR Act or any other Antitrust Laws or based on any other required approval, consent, notice or filing with a Governmental Authority and such actions by the Governmental Authority relate to the activities or investments of such Stockholder or its Affiliates (solely for purposes of this Section 4, an “Affiliate” of the Stockholder shall include any portfolio company in which such Stockholder or any of its Affiliates has made a debt or an equity investment), then if Parent in good faith reasonably determines that such actions by the Governmental Authority will not be resolved sufficiently in advance of the Termination Date, Parent may provide written notice of that determination to the Stockholder, and Parent may elect to terminate the obligations under Section 2 and Section 4.6 of this Agreement (in which case the Stockholder’s obligations under the Equity Commitment Letter shall also automatically terminate) and, in that context, the Stockholder shall be entitled to receive the Per Share Price under the Merger Agreement with respect to its shares of Common Stock; provided, however that Parent shall not terminate the Equity Commitment Letter or the obligations under Section 2 of this Agreement pursuant to this Section 4.3(a) without first obtaining alternative financing arrangements which provide Parent with funds in an amount equal to the Rollover Amount; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing, Debt Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount and (ii) do not impose new or additional conditions to the receipt of such financing relative to the Commitment Letters that could impair or delay the Closing. Parent shall promptly provide the Company with a copy of any definitive commitment letter or other documentation providing for such alternative financing arrangement. Notwithstanding anything to the contrary herein, the Stockholder may designate any Regulatory Disclosures that contain sensitive, legally privileged, or confidential information in respect of the Stockholder or any of its Affiliates as exclusive to the Stockholder and the Stockholder may provide that any such sensitive, legally privileged, or confidential information may only be provided on a counsel-only basis or directly to the applicable Governmental Authority requesting such information. The Stockholder shall not make any filings, or notifications in connection with the Merger pursuant to any Antitrust Laws without Parent’s prior written consent (not to be unreasonably withheld, delayed or conditioned). Parent or the Company shall not file any Regulatory Filings that contain information with respect to the Stockholder or its affiliates without first providing the Stockholder and its counsel a reasonable opportunity to review and comment thereon, and will give good faith consideration to all reasonable additions, deletions or changes suggested by the Stockholder and its counsel.

(b) Each Stockholder hereto represent, warrant and covenant to Parent and to the Company that, to such Stockholder’s knowledge: (i) none of the information supplied in writing by such Stockholder specifically for inclusion or incorporation by reference in the Regulatory Disclosures will contain a material misstatement of fact or a material omission of fact necessary to make the information provided not misleading and (ii) it does not permit any entity under the “control” (defined in Section 721 of the Defense Production Act, as amended, including all implanting regulations thereof) of a People’s Republic of China national, or any entity under the control of a Russian Federation national, to obtain through any Affiliate, control with respect to the Company.

4.4 Limitations of Regulatory Disclosures. Notwithstanding the foregoing or anything to the contrary in this Agreement, none of the provisions of this Agreement shall be construed as requiring the Stockholder to (i) make available to Parent any of its internal investment committee materials or analyses or, other than Regulatory Disclosures, any information which the Stockholder considers to be commercially sensitive information or which is otherwise held subject to an obligation of confidentiality; and (ii) with respect to any Regulatory Disclosures, provide, or cause to be provided or agree or commit to provide information where the sharing of such information as contemplated would be prohibited by applicable laws applicable to the Stockholder or its Affiliates or any judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition applicable to or imposed upon it or its Affiliates. If the Stockholder fails to provide any information referred to in this Section 4.4, and as a result of such failure, the applicable Governmental Authority denies any regulatory approval or receipt of approval is reasonably expected, in Parent’s good faith determination after consultation with its Antitrust Law advisors, to be materially delayed, then Parent may elect to terminate the obligations under Section 2 and Section 4.6 of this Agreement (in which case the Stockholder’s obligations under the Equity Commitment Letter shall also automatically terminate) and, in that context, the Stockholder shall be entitled to receive the Per Share Price under Merger Agreement with respect to its shares of Common Stock; provided, however that Parent shall not terminate the Equity Commitment Letter or the obligations under Section 2 of this Agreement pursuant to this Section 4.4 without first obtaining alternative financing arrangements which provide Parent with funds in an amount equal to the Rollover Amount; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing, Debt Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount and (ii) do not impose new or additional conditions to the receipt of such financing relative to the Commitment Letters that could impair or delay the Closing. Parent shall promptly provide the Company with a copy of any definitive commitment letter or other documentation providing for such alternative financing arrangement.

4.5 Conversion. Not later than eleven (11) days prior to the record date for the stockholder vote to approve the transactions contemplated by the Merger Agreement, Sponsor shall deliver to the Company the notice contemplated by Article V, Section A of the Amended and Restated Certificate of Incorporation of the Company to immediately convert all of their respective shares of Class B Common Stock into shares of Class A Common Stock. After the date on which Sponsor converts its Class B Common Stock into Class A Common Stock, and in any event not later than ten (10) days prior to the record date for the stockholder vote to approve the transactions contemplated by the Merger Agreement, the Stockholder shall deliver to the Company the notice contemplated by Article V, Section A of the Amended and Restated Certificate of Incorporation of the Company to immediately convert all of its Rollover Shares (which, for the avoidance of doubt, shall include all of the Owned Shares set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Rollover Shares”, even if the Stockholder has reduced the number of Rollover Shares participating in the Exchange pursuant to Section 2) from shares of Class B Common Stock into shares of Class A Common Stock (the “Conversion”)

4.6 Consents. Parent agrees that it shall not enter into any amendment to the Merger Agreement that is materially adverse to the Reinvestment Shareholders, excluding Sponsor (such parties, the “Requisite Shareholders”) without the prior written consent of the Requisite Shareholders holding 66 % of the Rollover Shares held by all Requisite Shareholders (such consent not to be unreasonably withheld, conditioned or delayed); provided, that for purposes of this Section 4.6, “materially adverse” shall be measured with respect to the Requisite Shareholders solely in their capacities as investors with Parent in the transactions contemplated by the Merger Agreement and without regard to their existing ownership stake or employment or other role in the Company or any consideration they will receive in connection with the Merger; provided, further, that any increase to the Per Share Price that applies to all Stockholders shall not be considered materially adverse to the Requisite Shareholders and no consent shall be required under this Section 4.6 for any such increase to the Per Share Price. The Requisite Shareholders shall respond with reasonable promptness to any requests for consent pursuant to this Section 4.6, including at any time where one or more of the parties hereto has asserted that this Agreement has been terminated but the validity of such termination is disputed and such dispute has not been resolved by agreement of the parties or a final, non-appealable order of a court of competent jurisdiction. If any Requisite Shareholder engages in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to a potential Acquisition Proposal, in each case in breach of Section 5.4 of the Merger Agreement, then this Section 4.6 shall immediately terminate and no such consent shall be required. In the event that any Requisite Shareholder fails to consent to an amendment to the Merger Agreement pursuant to this Section 4.6, the parties hereto agree that Parent may (but is not required to) terminate this Agreement if it has first obtained alternative financing arrangements which provide Parent with funds in an amount equal to the Rollover Amount; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing, Debt Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount and (ii) do not impose new or additional conditions to the receipt of such financing relative to the Commitment Letters that could impair or delay the Closing. Parent shall promptly provide the Company with a copy of any definitive commitment letter or other documentation providing for such alternative financing arrangement.

5. Proxy Statement; Schedule 13e-3 and Schedule 13D.

(a) Promptly (but in no event later than 20 Business Days) after the execution of the Merger Agreement, the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company, Parent and the Stockholder shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13-e3”) relating to the transactions contemplated by the Merger Agreement. The Stockholder will provide information reasonably requested by the

Company or Parent in connection with the preparation of the Schedule 13e-3. To the Knowledge of the Stockholder, the information supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Parent Filings will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution of this Agreement, Parent and the Stockholder shall cooperate to prepare and file with the SEC one or more disclosure statements on Schedule 13D or amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13Ds”) relating to the Merger Agreement and this Agreement and the transactions contemplated hereby and thereby. The Company will not file the Proxy Statement with the SEC without first providing the Stockholder and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by the Stockholder or its counsel. The Company and Parent shall (i) provide the Stockholder and its counsel a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholder, its outside counsel and its other Representatives. Parent and the Stockholder shall (i) provide each other, the Company and their respective counsel a reasonable opportunity to review drafts of the Schedule 13Ds prior to filing the Schedule 13Ds with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the other parties, the Company, their outside counsel and their other Representatives.

(b) Assistance. Parent, Sponsor and the Stockholder will use its reasonable best efforts to furnish all information concerning such Party and its controlled Affiliates to the other parties that is reasonably necessary for the preparation and filing of the Proxy Statement and the Schedule 13e-3, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the Schedule 13e-3 and the resolution of any comments to either received from the SEC.

6. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Company as follows:

6.1 Due Authority. The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each of the Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

6.2 No Conflict. The execution and delivery of, compliance with and performance of this Agreement by the Stockholder do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (i), (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair in any material respect the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

6.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

6.4 Ownership of the Owned Shares.

(a) The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws or the Investors’ Rights Agreement (as defined herein). The Stockholder has the full legal right, power and authority to deliver the Rollover Shares to Parent pursuant to Section 2 and to enter into and fulfill all of its obligations under the Stockholder’s Equity Commitment Letter. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement and the Investors’ Rights Agreement. As of the date hereof, the Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.

(b) None of Stockholder or any of its respective directors, officers, general partners or Affiliates or, to the knowledge of Stockholder or any of its Affiliates, any employees of Stockholders or any of its Affiliates has been an “interested stockholder” (as such term is defined in Article XII of the Charter) of the Company, in each case during the three years prior to the date of this Agreement or, if Stockholder or any of its respective directors, officers, general partners or Affiliates does qualify as an “interested stockholder,” then such person was and has continued to be an “interested stockholder” since prior to April 26, 2021.

6.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent, materially or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

6.6 Investment. The Exchange Shares to be acquired by the Stockholders pursuant to this Agreement will be acquired for the Stockholders’ own account and not with a view to, or intention of, distribution thereof in violation of any applicable state securities laws. Each Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC. Each Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Exchange Shares. Each Stockholder is able to bear the economic risk of its investment in the Exchange Shares for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Exchange Shares and has had access to such other information concerning Parent as such Stockholder has requested.

6.7 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder and Parent as follows:

7.1 Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Company Special Committee)) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

7.2 No Conflict. The execution, delivery and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder and the Company as follows:

8.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

8.2 No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

8.3 Consents. No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or delay the consummation of the Merger or the performance by Parent of its obligations under this Agreement.

8.4 Absence of Litigation As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

8.5 Exchange Shares. The Exchange Shares, when issued to the Stockholders pursuant to the Exchange, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and issued free and clear of any liens, other than those created by Governance Documents or arising under applicable securities laws.

8.6 Transaction Documentation. As of the date of this Agreement, Parent has furnished to the Stockholder a true, correct and complete copy of (i) the executed Merger Agreement and (ii) the executed Commitment Letters.

9. Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of the Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its affiliates, including the exercise of fiduciary duties to the Company or its stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.

10. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 11 and Section 28, which shall survive, the representations, warranties and covenants contained herein shall not survive the Effective Time.

11. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.

12. Other Agreements. Acting upon the unanimous recommendation of the Company Special Committee and the approval of the Company Board, the Company hereby irrevocably waives, and shall not enforce, the obligations of the Stockholder and its Affiliates pursuant to Section 2.13 of the Amended and Restated Investors’ Rights Agreement dated as of July 2, 2019 by and among the Company and those investors party thereto (as amended, the “Investors’ Rights Agreement”) with respect to any actions taken by the Stockholder and/or their Affiliates in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Exchange (and all other transactions incidental and related thereto) and the exercise of any rights pursuant to this Agreement.

13. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, “Rollover Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

14. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent and the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

15. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to Stockholder to:

KKR Knowledge Investors L.P.

c/o Kohlberg Kravis Roberts & Co. L.P.

30 Hudson Yards

New York, NY 10001

Attention:	Stephen Shanley
Email:	[* * *]

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attn:	Saee Muzumdar
Email:	[* * *]

if to Parent to:

c/o Vista Equity Partners management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Attn:	Rod Aliabadi

Nick Prickel

Christina Lema

Email:	[* * *]

[* * *]

[* * *]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Daniel Wolf, P.C.

David M. Klein, P.C.

Chelsea Darnell

Email:	[* * *]

[* * *]

[* * *]

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention:	Stuart E. Casillas, P.C.

Ari Levi

Email:	[* * *]

[* * *]

if to the Company (prior to the Effective Time) to:

KnowBe4, Inc.

33 North Garden Avenue, Suite 12000

Clearwater, Florida 33755

Attn:	General Counsel

Email:	[* * *]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019-6022

Attn:	Megan J. Baier
Catherine V. Riley Tzipori
Email:	[* * *]
[* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn:	Todd Cleary

Email:	[* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:	Douglas K. Schnell

Email:	[* * *]

with a copy (which will not constitute notice) to:

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, DE 19801

Attn:	Mark A. Morton

Alyssa K. Ronan

Email:	[* * *]

[* * *]

16. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

17. Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

18. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 15 or in such other manner as may be permitted by applicable Law, but nothing in this Section 19 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement (including those set forth in Section 2.1(a)) may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

21. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof, (b) the parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholder would have entered into this Agreement.

22. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to the Stockholder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

23. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

24. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

25. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

26. No Presumption Against Drafting Party. The Company, Parent and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

27. Company Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Company Special Committee. The Company Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholder.

28. Expenses. In the event the Merger is consummated, Parent or the Surviving Corporation will bear (a) all the reasonable fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants engaged by or on behalf of Vista Equity Partners Fund VII, L.P. (“Vista Fund VII”), Vista Equity Partners Fund VIII, L.P. or Parent (including, without limitation, Vista Consulting Group, LLC (“VCG”)) incurred in connection with the transactions contemplated by this Agreement and the Merger Agreement (collectively, “Third Party Advisor Fees and Expenses”), (b) all fees (including commitment fees and original issue discounts), costs and expenses of lenders, investment banks and other debt financing sources in connection with arranging debt financing (such fees and expenses, together with the Third Party Advisor Fees and Expenses, collectively, the “Fees and Expenses”) and (c) all reasonable fees, expenses and disbursements of legal or tax advisors engaged by or on behalf of the Stockholder, solely to the extent in connection with the separate representation of the Stockholder in connection with the transactions contemplated by this Agreement and the Merger Agreement which Parent or the Surviving Corporation shall pay or cause to be paid only at the Closing upon the funding of the Stockholder’s Commitment under the Equity Commitment Letter or the consummation of the Exchange, as applicable. In the event that the Merger is not consummated, each party to this Agreement will bear its own fees and expenses, including fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants.

29. No Agreement until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Amended and Restated Certificate of Incorporation of the Company, the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement, including the Merger.

30. No Ownership Interest. Except as expressly provided in Section 2 with respect to the Rollover Shares, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

KKR KNOWLEDGE INVESTORS L.P.

By:	/s/ Stephen Shanley
Name: Stephen Shanley
Title: Vice President

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ORANJE HOLDCO, LLC

By:	/s/ Nicholas Prickel
Name: Nicholas Prickel
Title: Vice President

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

KNOWBE4, INC.

By:	/s/ Sjoerd Sjouwerman
Name: Sjoerd Sjouwerman
Title: Chief Executive Officer

[Signature Page to Support Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares	Rollover Shares (Details of Tax Lot Designation, If Applicable, on Exhibit B)
KKR Knowledge Investors LP	26,115,895	12,048,193

ANNEX E

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 11, 2022, is entered into by and among KnowBe4, Inc., a Delaware corporation (the “Company”), Elephant Partners I LP, Elephant Partners II LP for Elephant Partners II-B LP and Elephant Partners 2019 SPV-A LP (collectively the “Stockholder”) and Oranje Holdco, LLC, a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Oranje Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Class A Common Stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”) and the number of shares of Class B Common Stock, par value $0.00001 per share, of the Company (the “Class B Common Stock”) (the Class A Common Stock and Class B Common Stock, collectively, the “Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”);

WHEREAS, it is anticipated that each Stockholder will contribute and transfer to an entity that indirectly owns 100% of the equity interests of Parent (“Topco”) the number of Owned Shares set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Rollover Shares” (such shares the “Rollover Shares”), with the specific Rollover Shares designated by such Stockholder, which Rollover Shares otherwise would be converted into the right to receive the Per Share Price in cash (the aggregate amount of the Per Share Price that would have been payable in respect of the Rollover Shares but for their classification as excluded shares as a result of the transactions contemplated hereby, the “Rollover Amount”) to Topco on the Closing Date and immediately prior to the Effective Time (the “Exchange Time”), in exchange for a number of newly issued equity interests of Topco (of the same class and series as the equity interests to be issued to Vista Equity Partners Fund VII, L.P. and Vista Equity Partners Fund VIII, L.P. (or their applicable affiliates) (collectively, the “Sponsor”) in connection with the Closing (the “Sponsor Shares”)) with an aggregate value (based on the same per share price paid by the Sponsor for the Sponsor Shares) equal to the Rollover Amount (the “Exchange Shares”); and

WHEREAS, it is intended that for U.S. federal (and applicable state and local) tax purposes, the contribution of Rollover Shares to Topco (which will be treated as a domestic corporation for U.S. federal income tax purposes as of the Effective Time) in exchange for Exchange Shares, in conjunction with Sponsor’s contributions of cash and or equity in exchange for the Sponsor Shares (the “Sponsor Contributions”) and any other contributions of cash or equity by the Reinvestment Shareholders other than the Stockholder (the “Other Investors”) in exchange for equity interests of Topco (the “Other Investor Contributions”), shall be treated for U.S. federal, and applicable state and local, income tax purposes as an exchange of property for stock under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholder, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder, the Company and Parent hereby agree as follows:

1. Agreement to Vote the Covered Shares; Proxy.

1.1 Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, (x) increases the Per Share Price or (y) other than amendments covered by clause (x), amendments that otherwise result in the Merger Agreement being more favorable to the Company Stockholders (solely in their capacity as such) than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any Adverse Amendment), (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion. Except as provided in Section 4.5 of this Agreement, from and after the date hereof until the Termination Date, the Stockholder shall not, without the prior written consent of Parent and the Company, take any action that would reasonably be expected to result in the conversion of its shares of Class B Common Stock into shares of Class A Common Stock.

1.2 Proxy. The Stockholder hereby irrevocably appoints, as its proxy and attorney-in-fact, Christina Lema and Gursimarjit Singh, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that the Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

2. Rollover.

2.1 Contribution and Exchange. On the terms set forth herein and subject to Section 2.2, Section 2.3, Section 2.4 and Section 2.5:

(a) The Stockholder agrees and covenants to Parent that it will, at the Exchange Time, contribute, assign, transfer, convey and deliver (or cause to be contributed, assigned, transferred, conveyed and delivered) to Topco the Rollover Shares, free and clear of any and all liens (including any restriction on the right to vote, sell or otherwise dispose of the Rollover Shares), except as may exist by reason of this Agreement, the Merger Agreement and applicable securities laws, in exchange for the issuance by Topco to such Stockholder of, at the Exchange Time, the Exchange Shares (the “Exchange”).

(b) Each Stockholder acknowledges and agrees that, from and after the Exchange, except as set forth in Section 2.2, such Stockholder shall have no right, title or interest in or to the Rollover Shares.

(c) Notwithstanding anything herein to the contrary, the Stockholder may, upon written notice to Parent delivered at least 10 Business Days prior to the anticipated Closing Date, distribute all or a portion of the Rollover Shares to its equityholders prior to Closing (solely to the extent such equityholder (x) is a fund under common control with the Stockholder and (y) has executed prior to such distribution a joinder to this agreement in a form reasonably acceptable to Parent agreeing to be bound by all of the terms hereof applicable to the Stockholder).

2.2 Conditions to Exchange. The obligations of each Stockholder to consummate the Exchange is subject to the satisfaction (or waiver by such Stockholder in writing) of the following conditions:

(a) (i) The satisfaction, or written waiver by Parent, of all conditions to the obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver by Parent (to the extent permitted thereunder) of such conditions), (ii) the contemporaneous funding of the Equity Financing and the Debt Financing at the Closing and (iii) the contemporaneous consummation of the Merger;

(b) The representations and warranties made by Parent in Section 8.1 through Section 8.6 of this Agreement shall be true and correct as of the Exchange Time as if made at and as of the Exchange Time, except for such failures to be true and correct as would not reasonably be expected to prevent or materially impair or materially delay the consummation of the Exchange; and

(c) No Law enacted, entered, promulgated, enforced or issued by any Governmental Authority shall be in effect preventing the consummation of, or otherwise making illegal, the Exchange.

2.3 Failure to Consummate the Merger. In the event that after the Exchange the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated, the parties hereto agree that concurrently with the termination of the Merger Agreement, automatically and without any action of the parties hereto, Parent shall assign, transfer, convey and deliver to the Stockholders the Rollover Shares and the Stockholders shall assign, transfer, convey and deliver to Parent the Exchange Shares issued to the Stockholders. In such event, each party hereto shall, as promptly as practicable, provide all such cooperation as the other parties hereto may reasonably request in order to ensure that the foregoing has occurred and been made effective.

2.4 Tax Treatment. Topco, Parent and the Stockholder intend that, for U.S. federal (and applicable state and local) income tax purposes, (a) the Exchange, the Sponsor Contributions and the Other Investor Contributions be treated as a transaction described in Section 351(a) of the Code, pursuant to which the Stockholder, the Sponsors and the Other Investors will receive equity interests of Parent consisting “control,” within the meaning of Section 368(c) of the Code and (b) the Conversion (as defined below) be treated as a non-taxable recapitalization within the meaning of Section 368(a)(1)(E) of the Code (the “Intended Tax Treatment”). The Stockholder, the Company and Topco (including Parent on behalf of Topco) shall prepare and file (and shall cooperate in the preparation and filing of, as reasonably requested) all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any position inconsistent with the Intended Tax Treatment in connection with any tax matters, in each case, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code. The Stockholders shall have the right, in its sole discretion, to designate in writing on Exhibit B hereto to Parent at any time prior to the Exchange Time specific Owned Shares held by the Stockholder that are intended to treated as Rollover Shares.

2.5 Structure. References to Parent in the foregoing provisions of this Section 2 shall be deemed to refer to Topco, which receives the Rollover Shares and in turn contributes them, directly or indirectly, to Parent, as the context requires based on the holding company structure of Parent and the Sponsors; provided, that, as of the Effective Time, both Parent and Topco shall be treated as domestic corporations for U.S. federal income tax purposes.

2.6 Termination. Parent shall not be permitted terminate its obligations under this Section 2 without the written consent of the Stockholder and Parent other than in accordance with Sections 4.3(a), Section 4.4 and Section 4.6 herein (it being understood that this Section 2 shall also be terminated upon any termination of this Agreement, including pursuant to Section 3).

3. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any amendment of the Merger Agreement, without the prior written consent of Stockholder, that imposes any restriction on Stockholder’s right to receive the Per Share Price (other than immaterial restrictions), reduces the amount of the Per Share Price or changes the form of the Per Share Price (such amendment, an “Adverse Amendment”) (such date, the “Termination Date”); provided that the provisions set forth in Sections 15 through 28 shall survive the termination of this Agreement; and provided further that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means a material breach of this Agreement that is a consequence of an act or failure to act undertaken or omitted to be taken by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause or constitute a breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, Parent’s receipt of the Company Termination Fee (if received) from or on behalf of the Company shall be the sole and exclusive remedy against the Stockholder or any of its respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (excluding the Company and its Subsidiaries) for any breach or failure to perform the Stockholder’ obligations under Section 4.1 hereof. In addition, notwithstanding anything to the contrary in this Agreement, the aggregate liability of the Stockholder in connection with any Willful Breach of this Agreement shall not exceed $55,000,000; provided, however that the aggregate liability of the Stockholder under this Agreement shall be increased to (but shall not exceed) the amount of the Parent Termination Fee that becomes payable to the Company by Parent, if and only if the Stockholder’s Willful Breach of the Stockholder’s obligations under this Agreement caused the Parent Termination Fee to become payable by Parent to the Company under the express terms of the Merger Agreement. The Stockholder, such Stockholder’s affiliated fund entities and its and their respective directors, officers and employees shall be deemed “Representatives” of the Company for purposes of Section 5.4 of the Merger Agreement and, for the avoidance of doubt, nothing herein (including in the preceding sentence) shall in any way limit the Company’s liability under the Merger Agreement with respect to any breach of the Merger Agreement (including Section 5.4 thereof).

4. Certain Covenants.

4.1 Acquisition Proposals.

(a) From and after the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, the Stockholder shall not, and shall cause its managers, directors, officers, employees, consultants, agents, attorneys, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any offer, inquiry, indication of interest or proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any offer, inquiry, indication of interest or proposal that constitutes or is reasonably expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to any offer, indication of interest or proposal relating to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 4.1); (iv) approve, endorse or recommend any offer, inquiry, indication of interest or proposal that constitutes, or would reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract (whether written, oral, binding or non-binding) relating to an Acquisition Proposal or Acquisition Transaction; or (vi) authorize or commit to do any of the foregoing. Notwithstanding anything to the contrary in this Section 4.1, the Stockholder may, participate or engage in discussions or negotiations with, and furnish information and data to, any Person or Group or their respective Representatives that have delivered to the Company a bona fide written Acquisition Proposal, if and only if, the Company Board (acting upon the recommendation of the Company Special Committee) or the Company Special Committee has made a Qualified Acquisition Proposal Determination with respect to such Acquisition Proposal in accordance with Section 5.4(b) of the Merger Agreement.

(b) Until the Expiration Time, the Stockholder (solely in its capacity as a stockholder of the Company) shall notify Parent promptly and, in any event, within 24 hours following any discussion or negotiations with any person in connection with the last sentence of Section 4.1(a). Such notice must include (A) the identity of the Person or Group making such proposal and (B) a summary of the discussions or negotiations, including the material terms and conditions of any proposal (including with respect to the Stockholder’s potential ownership stake in the Company (or a successor entity) following such transaction) and, if in writing, a copy thereof. Thereafter, the Stockholder must keep Parent reasonably informed, on a prompt basis (and in any event within 24 hours), of the status of any such discussions or negotiations, including by providing a summary of economic terms thereof (including with respect to the Stockholder’s potential ownership stake in the Company (or a successor entity) following such transaction) and copies of all written materials sent to or from the Stockholder or any of its Representatives relating thereto. Notwithstanding the foregoing, the Stockholder shall not be required to notify Parent of any discussions or negotiations to the extent the Company has notified Parent thereof.

4.2 Transfers. Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, (a) the Stockholder shall not, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber, or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, (iv) take an action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement or (v) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 4.2 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable Law, to Stockholder’s Affiliates; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement. In addition, any Transfer of Covered Shares shall be permitted from and after the Requisite Stockholder Approval is obtained under the Merger Agreement so long as, after giving effect to such Transfer, the Stockholders retain in the aggregate a number of Owned Shares at least equal to the Rollover Shares.

4.3 Regulatory Matters.

(a) Subject to Section 4.4, the Stockholder shall, and shall use their reasonable best efforts to cause their Affiliates to, use their reasonable best efforts, consistent with the time frames set forth in Section 6.4 of the Merger Agreement, to supply and provide information that, to such Stockholder’s knowledge, is complete and accurate in all material respects to any Governmental Authority requesting such information in connection with filings or notifications under, or relating to, applicable laws that are required or advisable as a result of, or pursuant to, the Merger Agreement and the related financings and transactions, including, without limitation, information required or requested to be provided to any antitrust, financial or national security regulatory authorities in connection with any approvals reasonably sought in connection with the consummation of the Merger (collectively, the “Regulatory Filings” and the, “Regulatory Disclosures”, respectively). If any Governmental Authority seeks to prevent the consummation of the transactions contemplated by the Merger Agreement based on the HSR Act or any other Antitrust Laws or based on any other required approval, consent, notice or filing with a Governmental Authority and such actions by the Governmental Authority relate to the activities or investments of such Stockholder or its Affiliates (solely for purposes of this Section 4, an “Affiliate” of the Stockholder shall include any portfolio company in which such Stockholder or any of its Affiliates has made a debt or an equity investment), then if Parent in good faith reasonably determines that such actions by the Governmental Authority will not be resolved sufficiently in advance of the Termination Date, Parent may provide written notice of that determination to the Stockholder, and Parent may elect to terminate the obligations under Section 2 and Section 4.6 of this Agreement (in which case the Stockholder’s obligations under the Equity Commitment Letter shall also automatically terminate) and, in that context, the Stockholder shall be entitled to receive the Per Share Price under the Merger Agreement with respect to its shares of Common Stock; provided, however that Parent shall not terminate the Equity Commitment Letter or the obligations under Section 2 of this Agreement pursuant to this Section 4.3(a) without first obtaining alternative financing arrangements which provide Parent with funds in an amount equal to the Rollover Amount; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing, Debt Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount and (ii) do not impose new or additional conditions to the receipt of such financing relative to the Commitment Letters that could impair or delay the Closing. Parent shall promptly provide the Company with a copy of any definitive commitment letter or other documentation providing for such alternative financing arrangement. Notwithstanding anything to the contrary herein, the Stockholder may designate any Regulatory Disclosures that contain sensitive, legally privileged, or confidential information in respect of the Stockholder or any of its Affiliates as exclusive to the Stockholder and the Stockholder may provide that any such sensitive, legally privileged, or confidential information may only be provided on a counsel-only basis or directly to the applicable Governmental Authority requesting such information. The Stockholder shall not make any filings, or notifications in connection with the Merger pursuant to any Antitrust Laws without Parent’s prior written consent (not to be unreasonably withheld, delayed or conditioned). Parent or the Company shall not file any Regulatory Filings that contain information with respect to the Stockholder or its affiliates without first providing the Stockholder and its counsel a reasonable opportunity to review and comment thereon, and will give good faith consideration to all reasonable additions, deletions or changes suggested by the Stockholder and its counsel.

(b) Each Stockholder hereto represent, warrant and covenant to Parent and to the Company that, to such Stockholder’s knowledge: (i) none of the information supplied in writing by such Stockholder specifically for inclusion or incorporation by reference in the Regulatory Disclosures will contain a material misstatement of fact or a material omission of fact necessary to make the information provided not misleading and (ii) it does not permit any entity under the “control” (defined in Section 721 of the Defense Production Act, as amended, including all implanting regulations thereof) of a People’s Republic of China national, or any entity under the control of a Russian Federation national, to obtain through any Affiliate, control with respect to the Company.

4.4 Limitations of Regulatory Disclosures. Notwithstanding the foregoing or anything to the contrary in this Agreement, none of the provisions of this Agreement shall be construed as requiring the Stockholder to (i) make available to Parent any of its internal investment committee materials or analyses or, other than Regulatory Disclosures, any information which the Stockholder considers to be commercially sensitive information or which is otherwise held subject to an obligation of confidentiality; and (ii) with respect to any Regulatory Disclosures, provide, or cause to be provided or agree or commit to provide information where the sharing of such information as contemplated would be prohibited by applicable laws applicable to the Stockholder or its Affiliates or any judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition applicable to or imposed upon it or its Affiliates. If the Stockholder fails to provide any information referred to in this Section 4.4, and as a result of such failure, the applicable Governmental Authority denies any regulatory approval or receipt of approval is reasonably expected, in Parent’s good faith determination after consultation with its Antitrust Law advisors, to be materially delayed, then Parent may elect to terminate the obligations under Section 2 and Section 4.6 of this Agreement (in which case the Stockholder’s obligations under the Equity Commitment Letter shall also automatically terminate) and, in that context, the Stockholder shall be entitled to receive the Per Share Price under Merger Agreement with respect to its shares of Common Stock; provided, however that Parent shall not terminate the Equity Commitment Letter or the obligations under Section 2 of this Agreement pursuant to this Section 4.4 without first obtaining alternative financing arrangements which provide Parent with funds in an amount equal to the Rollover Amount; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing, Debt Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount and (ii) do not impose new or additional conditions to the receipt of such financing relative to the Commitment Letters that could impair or delay the Closing. Parent shall promptly provide the Company with a copy of any definitive commitment letter or other documentation providing for such alternative financing arrangement.

4.5 Conversion. Not later than eleven (11) days prior to the record date for the stockholder vote to approve the transactions contemplated by the Merger Agreement, Sponsor shall deliver to the Company the notice contemplated by Article V, Section A of the Amended and Restated Certificate of Incorporation of the Company to immediately convert all of their respective shares of Class B Common Stock into shares of Class A Common Stock. After the date on which Sponsor converts its Class B Common Stock into Class A Common Stock, and in any event not later than ten (10) days prior to the record date for the stockholder vote to approve the transactions contemplated by the Merger Agreement, the Stockholder shall deliver to the Company the notice contemplated by Article V, Section A of the Amended and Restated Certificate of Incorporation of the Company to immediately convert all of its Rollover Shares from shares of Class B Common Stock into shares of Class A Common Stock (the “Conversion”)

4.6 Consents. Parent agrees that it shall not enter into any amendment to the Merger Agreement that is materially adverse to the Reinvestment Shareholders, excluding Sponsor (such parties, the “Requisite

Shareholders”) without the prior written consent of the Requisite Shareholders holding 66 % of the Rollover Shares held by all Requisite Shareholders (such consent not to be unreasonably withheld, conditioned or delayed); provided, that for purposes of this Section 4.6, “materially adverse” shall be measured with respect to the Requisite Shareholders solely in their capacities as investors with Parent in the transactions contemplated by the Merger Agreement and without regard to their existing ownership stake or employment or other role in the Company or any consideration they will receive in connection with the Merger; provided, further, that any increase to the Per Share Price that applies to all Stockholders shall not be considered materially adverse to the Requisite Shareholders and no consent shall be required under this Section 4.6 for any such increase to the Per Share Price. The Requisite Shareholders shall respond with reasonable promptness to any requests for consent pursuant to this Section 4.6, including at any time where one or more of the parties hereto has asserted that this Agreement has been terminated but the validity of such termination is disputed and such dispute has not been resolved by agreement of the parties or a final, non-appealable order of a court of competent jurisdiction. If any Requisite Shareholder engages in discussions or negotiations with any Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to a potential Acquisition Proposal, in each case in breach of Section 5.4 of the Merger Agreement, then this Section 4.6 shall immediately terminate and no such consent shall be required. In the event that any Requisite Shareholder fails to consent to an amendment to the Merger Agreement pursuant to this Section 4.6, the parties hereto agree that Parent may (but is not required to) terminate this Agreement if it has first obtained alternative financing arrangements which provide Parent with funds in an amount equal to the Rollover Amount; provided that such alternative financing arrangements (i) provide Parent with sufficient funds, when added to the proceeds of the Equity Financing, Debt Financing and other sources of readily available liquidity of Parent, Merger Sub, the Company and the Company’s Subsidiaries on the Closing Date, to fund the Required Amount and (ii) do not impose new or additional conditions to the receipt of such financing relative to the Commitment Letters that could impair or delay the Closing. Parent shall promptly provide the Company with a copy of any definitive commitment letter or other documentation providing for such alternative financing arrangement.

5. Proxy Statement; Schedule 13e-3 and Schedule 13D.

(a) Promptly (but in no event later than 20 Business Days) after the execution of the Merger Agreement, the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company, Parent and the Stockholder shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13-e3”) relating to the transactions contemplated by the Merger Agreement. The Stockholder will provide information reasonably requested by the Company or Parent in connection with the preparation of the Schedule 13e-3. To the Knowledge of the Stockholder, the information supplied by the Stockholder for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Parent Filings will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution of this Agreement, Parent and the Stockholder shall cooperate to prepare and file with the SEC one or more disclosure statements on Schedule 13D or amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13Ds”) relating to the Merger Agreement and this Agreement and the transactions contemplated hereby and thereby. The Company will not file the Proxy Statement with the SEC without first providing the Stockholder and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by the Stockholder or its counsel. The Company and Parent shall (i) provide the Stockholder and its counsel a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholder, its outside counsel and its other Representatives. Parent and the Stockholder shall (i) provide each other, the Company and their respective counsel a reasonable opportunity to review drafts of the Schedule 13Ds prior to filing the Schedule 13Ds with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the other parties, the Company, their outside counsel and their other Representatives.

(b) Assistance. Parent, Sponsor and the Stockholder will use its reasonable best efforts to furnish all information concerning such Party and its controlled Affiliates to the other parties that is reasonably necessary for the preparation and filing of the Proxy Statement and the Schedule 13e-3, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the Schedule 13e-3 and the resolution of any comments to either received from the SEC.

6. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Company as follows:

6.1 Due Authority. The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Each of the Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

6.2 No Conflict. The execution and delivery of, compliance with and performance of this Agreement by the Stockholder do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (i), (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair in any material respect the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

6.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

6.4 Ownership of the Owned Shares.

(a) The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws or the Investors’ Rights Agreement (as defined herein). The Stockholder has the full legal right, power and authority to deliver the Rollover Shares to Parent pursuant to Section 2. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement and the Investors’ Rights Agreement. As of the date hereof, the Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.

(b) None of Stockholder or any of its respective directors, officers, general partners or Affiliates or, to the knowledge of Stockholder or any of its Affiliates, any employees of Stockholders or any of its Affiliates has been an “interested stockholder” (as such term is defined in Article XII of the Charter) of the Company, in each case during the three years prior to the date of this Agreement or, if Stockholder or any of its respective directors, officers, general partners or Affiliates does qualify as an “interested stockholder,” then such person was and has continued to be an “interested stockholder” since prior to April 26, 2021.

6.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent, materially or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

6.6 Investment. The Exchange Shares to be acquired by the Stockholders pursuant to this Agreement will be acquired for the Stockholders’ own account and not with a view to, or intention of, distribution thereof in violation of any applicable state securities laws. Each Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC. Each Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Exchange Shares. Each Stockholder is able to bear the economic risk of its investment in the Exchange Shares for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Each Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Exchange Shares and has had access to such other information concerning Parent as such Stockholder has requested.

6.7 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder and Parent as follows:

7.1 Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Company Special Committee)) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

7.2 No Conflict. The execution, delivery and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder and the Company as follows:

8.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

8.2 No Conflict. The execution, delivery and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

8.3 Consents. No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or delay the consummation of the Merger or the performance by Parent of its obligations under this Agreement.

8.4 Absence of Litigation As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

8.5 Exchange Shares. The Exchange Shares, when issued to the Stockholders pursuant to the Exchange, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and issued free and clear of any liens, other than those created by Governance Documents or arising under applicable securities laws.

8.6 Transaction Documentation. As of the date of this Agreement, Parent has furnished to the Stockholder a true, correct and complete copy of (i) the executed Merger Agreement and (ii) the executed Commitment Letters.

9. Stockholder Capacity. This Agreement is being entered into by the Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of the Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its affiliates, including the exercise of fiduciary duties to the Company or its stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.

10. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 11 and Section 28, which shall survive, the representations, warranties and covenants contained herein shall not survive the Effective Time.

11. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.

12. Other Agreements. Acting upon the unanimous recommendation of the Company Special Committee and the approval of the Company Board, the Company hereby irrevocably waives, and shall not enforce, the obligations of the Stockholder and its Affiliates pursuant to Section 2.13 of the Amended and Restated Investors’ Rights Agreement dated as of July 2, 2019 by and among the Company and those investors party thereto (as amended, the “Investors’ Rights Agreement”) with respect to any actions taken by the Stockholder and/or their Affiliates in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Exchange (and all other transactions incidental and related thereto) and the exercise of any rights pursuant to this Agreement.

13. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, “Rollover Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

14. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent and the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

15. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to Stockholder to:

Elephant Partners I, LP

Elephant Partners II, LP

Elephant Partners 2019 SPV-A, LP

c/o JAHD Management Company, LLC

8 Newbury Street, 6th Floor

Boston, MA 02116

Attn:	Patrick Cammarata
Email:	[* * *]

with a copy (which will not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Ave.

Chicago, IL 60611

Attn:	Bradley Faris and Hans Brigham
Email:	[* * *]
[* * *]

if to Parent to:

c/o Vista Equity Partners management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Attn:	Rod Aliabadi
Nick Prickel
Christina Lema
Email:	[* * *]
[* * *]
[* * *]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Daniel Wolf, P.C.
David M. Klein, P.C.
Chelsea Darnell
Email:	[* * *]
[* * *]
[* * *]

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention:	Stuart E. Casillas, P.C.
Ari Levi
Email:	[* * *]
[* * *]

if to the Company (prior to the Effective Time) to:

KnowBe4, Inc.

33 North Garden Avenue, Suite 12000

Clearwater, Florida 33755

Attn:	General Counsel
Email:	[* * *]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019-6022

Attn:	Megan J. Baier
Catherine V. Riley Tzipori
Email:	[* * *]
[* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn:	Todd Cleary
Email:	[* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:	Douglas K. Schnell
Email:	[* * *]

with a copy (which will not constitute notice) to:

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, DE 19801

Attn:	Mark A. Morton
Alyssa K. Ronan
Email:	[* * *]
[* * *]

16. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

17. Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

18. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 15 or in such other manner as may be permitted by applicable Law, but nothing in this Section 19 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement (including those set forth in Section 2.1(a)) may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

21. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof, (b) the parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholder would have entered into this Agreement.

22. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to the Stockholder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

23. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

24. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

25. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

26. No Presumption Against Drafting Party. The Company, Parent and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

27. Company Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Company Special Committee. The Company Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholder.

28. Expenses. In the event the Merger is consummated, Parent or the Surviving Corporation will bear (a) all the reasonable fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants engaged by or on behalf of Vista Equity Partners Fund VII, L.P. (“Vista Fund VII”), Vista Equity Partners Fund VIII, L.P. or Parent (including, without limitation, Vista Consulting Group, LLC (“VCG”)) incurred in connection with the transactions contemplated by this Agreement and the Merger Agreement (collectively, “Third Party Advisor Fees and Expenses”), (b) all fees (including commitment fees and original issue discounts), costs and expenses of lenders, investment banks and other debt financing sources in connection with arranging debt financing (such fees and expenses, together with the Third Party Advisor Fees and Expenses, collectively, the “Fees and Expenses”) and (c) all reasonable fees, expenses and disbursements of legal or tax advisors engaged by or on behalf of the Stockholder, solely to the extent in connection with the separate representation of the Stockholder in connection with the transactions contemplated by this Agreement and the Merger Agreement which Parent or the Surviving Corporation shall pay or cause to be paid only at the Closing or the consummation of the Exchange. In the event that the Merger is not consummated, each party to this Agreement will bear its own fees and expenses, including fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants.

29. No Agreement until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Amended and Restated Certificate of Incorporation of the Company, the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement, including the Merger.

30. No Ownership Interest. Except as expressly provided in Section 2 with respect to the Rollover Shares, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ELEPHANT PARTNERS I, LP

By:	/s/ Patrick Cammarata
Name: Patrick Cammarata
Title: Chief Operating Officer

ELEPHANT PARTNERS II, LP

By:	/s/ Patrick Cammarata
Name: Patrick Cammarata
Title: Chief Operating Officer

ELEPHANT PARTNERS 2019 SPV-A, LP

By:	/s/ Patrick Cammarata
Name: Patrick Cammarata
Title: Chief Operating Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ORANJE HOLDCO, LLC

By:	/s/ Nicholas Prickel
Name: Nicholas Prickel
Title: Vice President

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

KNOWBE4, INC.

By:	/s/ Sjoerd Sjouwerman
Name: Sjoerd Sjouwerman
Title: Chief Executive Officer

[Signature Page to Support Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares	Rollover Shares (Details of Tax Lot Designation, If Applicable, on Exhibit B)
Elephant Partners 2019 SPV-A LP	8,326,492	3,834,164
Elephant Partners I LP	26,426,861	12,168,977
Elephant Partners II LP (for itself and as nominee for Elephant Partners II-B, LP)	2,316,470	1,066,682
Total Elephant Shares	37,069,823	17,069,823

ANNEX F

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 11, 2022, is entered into by and among KnowBe4, Inc., a Delaware corporation (the “Company”) and VEPF VII SPV I, L.P. and VEPF VII SPV I Holdings, L.P. (collectively, the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Oranje Holdco, LLC, a Delaware limited liability company (“Parent”) and (iii) Oranje Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), will enter into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Class A Common Stock, par value $0.00001 per share, of the Company (the “Class A Common Stock”) and the number of shares of Class B Common Stock, par value $0.00001 per share, of the Company (the “Class B Common Stock”) (the Class A Common Stock and Class B Common Stock, collectively, the “Common Stock”) set forth opposite such Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”); and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company has required that the Stockholder agrees, and the Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and the Company hereby agree as follows:

1. Agreement to Vote the Covered Shares; Proxy.

1.1 Agreement to Vote. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Per Share Price or otherwise results in the Merger Agreement being more favorable to the Company Stockholders than the Merger Agreement in effect as of the date of this Agreement (excluding, for avoidance of doubt, any Adverse Amendment), (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion.

1.2 Proxy. The Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact Gerhard Watzinger, Kevin Klausmeyer and Krish Venkataraman, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that the Stockholder shall retain at all times the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of the Company to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. The Company may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

2. [Reserved]

3. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, or (ii) the Effective Time (such date, the “Termination Date”); provided that the provisions set forth in Sections 16 through 26 shall survive the termination of this Agreement; and provided further that, subject to the provisions set forth in Section 8.3(f)(i) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means a material breach of this Agreement that is a consequence of an act or failure to act undertaken or omitted to be taken by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause or constitute a breach of this Agreement..

4. Certain Covenants of the Stockholder.

4.1 Transfers. Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, (a) the Stockholder shall not, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, (iv) take any action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement, or (v) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 4.1 shall be void ab initio.

4.2 Conversion. Not later than 11 days prior to the record date for the sctokholder vote to approve the transactions contemplated by the Merger Agreement, the Stockholder will deliver to the Company the notice contemplated by Article V, Section A of the Amended and Restated Certificate of Incorporation of the Company to immediately convert all of its Owned Shares from shares of Class B Common Stock into shares of Class A Common Stock.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

5.1 Due Authority. The Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

5.2 No Conflict. The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of the Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

5.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

5.4 Ownership of the Owned Shares. The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws or the Investors’ Rights Agreement (as defined herein). The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement and the Investors’ Rights Agreement. As of the date hereof, the Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.

5.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent, or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:

6.1 Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Company Special Committee)) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

6.2 No Conflict. The execution, delivery and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.

7. [Reserved]

8. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Effective Time.

9. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.

10. Other Agreements. Acting upon the unanimous recommendation of the Company Special Committee and the approval of the Company Board, the Company hereby irrevocably waives, and shall not enforce, the obligations of the Stockholder and its Affiliates pursuant to Section 2.13 of the Amended and Restated Investors’ Rights Agreement dated as of July 2, 2019 by and among the Company and those investors party thereto (as amended, the “Investors’ Rights Agreement”) with respect to any actions taken by the Stockholder and/or their Affiliates in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, including the Exchange (and all other transactions incidental and related thereto) and the exercise of any rights pursuant to this Agreement.

11. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

12. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

13. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand or by fax; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to Stockholder to:

c/o Vista Equity Partners management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, California 94111

Attn:	Rod Aliabadi
Nick Prickel
Christina Lema
Email:	[* * *]
[* * *]
[* * *]

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:	Daniel Wolf, P.C.
David M. Klein, P.C.
Chelsea Darnell
Email:	[* * *]
[* * *]
[* * *]

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attention:	Stuart E. Casillas, P.C.
Ari Levi

Email:	[* * *]
[* * *]

if to the Company (prior to the Effective Time) to:

KnowBe4, Inc.

33 North Garden Avenue, Suite 12000

Clearwater, Florida 33755

Attn:	General Counsel
Email:	[* * *]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019-6022

Attn:	Megan J. Baier
Catherine V. Riley Tzipori
Fax:	(650) 493-6811
Email:	[* * *]
[* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn:	Todd Cleary
Fax:	(650) 493-6811
Email:	[* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:	Douglas K. Schnell
Fax:	(650) 493-6811
Email:	[* * *]

with a copy (which will not constitute notice) to:

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, DE 19801

Attn:	Mark A. Morton
Alyssa K. Ronan
Fax:	(302) 658-1192
Email:	[* * *]
[* * *]

14. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

15. Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

16. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

17. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 15 or in such other manner as may be permitted by applicable Law, but nothing in this Section 17 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

19. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof, (b) the parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholder would have entered into this Agreement.

20. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to the Stockholder or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

21. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

22. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

23. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

24. No Presumption Against Drafting Party. The Company and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

25. Company Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Company Special Committee. The Company Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholder.

26. No Agreement until Executed. This Agreement shall not be effective unless and until the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Amended and Restated Certificate of Incorporation of the Company, the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement, including the Merger.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

KNOWBE4, INC.

By:	/s/ Sjoerd Sjouwerman
Name: Sjoerd Sjouwerman
Title: Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

STOCKHOLDER

VEPF VII SPV I, L.P.

By: Vista Equity Partners Fund VII GP, L.P.
Its: General Partner

By: VEPF VII GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

STOCKHOLDER

VEPF VII SPV I HOLDINGS, L.P.

By: Vista Equity Partners Fund VII GP, L.P.
Its: General Partner

By: VEPF VII GP, Ltd.
Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

[Signature Page to Support Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares

VEPF VII SPV I, L.P.	1,875,000

VEPF VII SPV I Holdings, L.P.	14,557,960

ANNEX G

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of December 8, 2022, is entered into by and among KnowBe4, Inc., a Delaware corporation (the “Company”), and Kevin Mitnick as trustee of the Kevin Mitnick Family Trust, by and on behalf of the Kevin Mitnick Family Trust dated 8/31/20 (the “Stockholder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on October 11, 2022, (i) the Company, (ii) Oranje Holdco, LLC, a Delaware limited liability company (“Parent”) and (iii) Oranje Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (substantially in the form attached hereto as Exhibit A, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent; and

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Class A Common Stock, par value $0.00001 per share, of the Company and Class B Common Stock, par value $0.00001 per share, of the Company (collectively, the “Common Stock”) set forth opposite such Stockholder’s name on Exhibit B hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and the Company hereby agree as follows:

1. Agreement to Vote the Covered Shares; Proxy.

1.1 Agreement to Vote. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Stockholder agrees to, and if applicable, to cause its Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by the Stockholder or its respective Affiliates after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Per Share Price or otherwise results in the Merger Agreement being objectively more economically favorable to the Company Stockholders than the Merger Agreement , (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal, (iii) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Stockholder agrees to, and agrees to cause its applicable Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion.

1.2 Proxy. The Stockholder hereby appoints as its proxy and attorney-in-fact Gerhard Watzinger, Kevin Klausmeyer and Krish Venkataraman, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that the Stockholder shall retain at all times and without limitation the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of the Company to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. The Company may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

2. [Reserved]

3. Termination. This Agreement shall terminate automatically and without further action upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) an election by the Stockholder to terminate this Agreement by delivering written notice in accordance with Section 13 hereof of such termination to the Company, provided that such election may only be made following the public announcement of a “bona fide” Acquisition Proposal (and provided, further, that for purposes of this clause (ii) all references to “15 percent” and “85 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50 percent”), (iii) the Effective Time, or (iv) December 31, 2023 (such date, the “Termination Date”); provided that the provisions set forth in Sections 16 through 26 shall survive the termination of this Agreement; and provided further that, subject to the provisions set forth in Section 8.3(f)(i) of the Merger Agreement, the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful Breach” means a material breach of this Agreement that is a consequence of an act or failure to act undertaken or omitted to be taken by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause or constitute a breach of this Agreement.

4. [Reserved]

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

5.1 Due Authority. The Stockholder is a legal trust duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Stockholder has all requisite trust or other similar power and authority and has taken all trust or other similar action necessary (including approval by the necessary trustees) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of trustees or beneficiaries is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

5.2 No Conflict. The execution and delivery of, compliance with and performance by the Stockholder of this Agreement do not and will not (i) conflict with or result in any violation or breach of any provision of the trust or similar organizational documents of the Stockholder, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Stockholder, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

5.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by the Stockholder of its obligations under this Agreement.

5.4 Ownership of the Owned Shares. The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, the Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.

5.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent, or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder as follows:

6.1 Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Company Special Committee)) to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the other party hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally.

6.2 No Conflict. The execution, delivery and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable Law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.

7. [Reserved]

8. Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Effective Time.

9. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. The Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of the Law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL with respect to all of the Owned Shares with respect to the Merger and the transactions contemplated by the Merger Agreement.

10. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

11. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

12. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand or by fax; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to Stockholder to:

The Kevin Mitnick Family Trust

[* * *]

Attn:    Kevin Mitnick

Email:  [* * *]

with a copy (which will not constitute notice) to:

Greenberg Glusker LLP

2049 Century Park East, Suite 2600

Los Angeles, CA 90067

Attention: Benjamin Alexander

Email:  [* * *]

if to the Company (prior to the Effective Time) to:

KnowBe4, Inc.

33 North Garden Avenue, Suite 12000

Clearwater, Florida 33755

Attn:    General Counsel

Email:  [* * *]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, NY 10019-6022

Attn:    Megan J. Baier

             Catherine V. Riley Tzipori

Fax:      (650) 493-6811

Email:   [* * *]

              [* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attn:    Todd Cleary

Fax:     (650) 493-6811

Email:  [* * *]

and

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:    Douglas K. Schnell

Fax:     (650) 493-6811

Email:  [* * *]

with a copy (which will not constitute notice) to:

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, DE 19801

Attn:    Mark A. Morton

            Alyssa K. Ronan

Fax:     (302) 658-1192

Email:  [* * *]

             [* * *]

13. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a Law shall include any rules and regulations promulgated thereunder, and any reference to any Law in this Agreement shall mean such Law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

14. Entire Agreement. This Agreement (along with the documents referenced herein) constitutes the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

15. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 12 or in such other manner as may be permitted by applicable Law, but nothing in this Section 16 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the

Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

17. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

18. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof, (b) the parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company or the Stockholder would have entered into this Agreement.

19. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing, shall have any liability to the Stockholder or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

20. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

21. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

22. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

23. No Presumption Against Drafting Party. The Company and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

24. Company Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Company Special Committee. The Company Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholder.

25. [Reserved]

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

KNOWBE4, INC.

By:	/s/ Sjoerd Sjouwerman
Name: Sjoerd Sjouwerman
Title: Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

STOCKHOLDER:

KEVIN MITNICK, AS TRUSTEE OF THE KEVIN MITNICK FAMILY TRUST DATED 8/31/20

/s/ Kevin Mitnick

[Signature Page to Support Agreement]

Exhibit A

Agreement and Plan of Merger

[Exhibit A to Support Agreement]

Exhibit B

Owned Shares

Stockholder	Owned Shares
Kevin Mitnick, as trustee of the Kevin Mitnick Family Trust dated 8/31/20	4,222,593 shares of Class A common stock and 4,902,647 shares of Class B common stock

[Exhibit B to Support Agreement]

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

KNOWBE4, INC. 33 N. GARDEN AVE, STE 1200 CLEARWATER, FL 33755

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on                    . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/KNBE2023SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on                    . Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D92854-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNOWBE4, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1.	To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) dated as of October 11, 2022, by and among KnowBe4, Inc. (“KnowBe4”), Oranje Holdco, LLC (“Parent”) and Oranje Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into KnowBe4, with KnowBe4 surviving as a wholly owned subsidiary of Parent (the “Merger”).	☐	☐	☐

2.	To approve, on a non-binding, advisory basis, the compensation that will or may become payable by KnowBe4 to its named executive officers in connection with the Merger.	☐	☐	☐

3.	To approve any proposal to adjourn the special meeting of stockholders (the “Special Meeting”), from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.	☐	☐	☐

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the Special Meeting. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

D92855-TBD

KNOWBE4, INC.

Special Meeting of Stockholders

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sjoerd Sjouwerman and Robert Reich, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of KNOWBE4, INC. (“KnowBe4”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at         , Eastern time, on          (together with any postponements, adjournments or other delays there, the “Special Meeting”). The Special Meeting will be held virtually at: www.virtualshareholdermeeting.com/KNBE2023SM.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side